SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Marriott International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Corporate Headquarters:	Mailing Address:
10400 Fernwood Road	Marriott Drive
Bethesda, Maryland 20817	Washington, D.C. 20058

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, MAY 1, 2009

To our Shareholders:

March 27, 2009

The 2009 annual meeting of shareholders of Marriott International, Inc. (the “Company”) will be held at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004 on Friday, May 1, 2009, beginning at 10:30 a.m. Doors to the meeting will open at 9:30 a.m. At the meeting, shareholders will act on the following matters:

1.	Election of 11 directors;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009;

3	Approval of an amendment to the Marriott International, Inc. Stock and Cash Incentive Plan to increase the number of shares of the Company’s Class A common stock authorized for issuance by 15 million; and

4.	Any other matters that may properly be presented at the meeting.

Shareholders of record at the close of business on March 10, 2009, are entitled to notice of and to vote at this meeting.

For the convenience of our shareholders, proxies may be given either by telephone, electronically through the Internet, or by completing, signing, and returning the enclosed proxy card. In addition, shareholders may elect to receive future shareholder communications, including proxy materials, through the Internet. Instructions for each of these options can be found in the enclosed materials.

By order of the Board of Directors,

Bancroft S. Gordon
Secretary

PLEASE REFER TO THE OUTSIDE BACK COVER FOR DIRECTIONS TO THE MEETING AND INFORMATION ON PARKING, PUBLIC TRANSPORTATION AND LODGING.

i

MARRIOTT INTERNATIONAL, INC.

10400 FERNWOOD ROAD, BETHESDA, MARYLAND 20817

PROXY STATEMENT

Our Board of Directors (the “Board”) solicits your proxy for the 2009 annual meeting of shareholders of Marriott International, Inc. (“we,” “us,” or the “Company”) to be held on Friday, May 1, 2009, beginning at 10:30 a.m., at the JW Marriott Hotel, 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004, and at any postponements or adjournments of the meeting. This proxy statement is first being released to shareholders by the Company on or about March 27, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2009:

THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://bnymellon.mobular.net/bnymellon/mar

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters described in the accompanying notice of meeting. These actions include the election of 11 directors, ratification of the appointment of the independent registered public accounting firm (sometimes referred to as the “independent auditor”), approval of an amendment to the Marriott International, Inc. Stock and Cash Incentive Plan (the “Stock Plan”) to increase the number of shares of the Company’s Class A common stock authorized for issuance by 15 million; and any other matters that may be properly presented at the meeting. In addition, our management will report on the Company’s performance during fiscal 2008 and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, March 10, 2009, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of the Company’s Class A common stock entitles its holder to cast ten votes on each matter to be voted upon.

Who can attend the meeting?

All shareholders of record at the close of business on the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

You will find directions to the meeting, and information on parking, public transportation and lodging, on the back cover of this proxy statement.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A common stock of the Company outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the meeting. As of the March 10, 2009 record date, 351,480,456 shares of our Class A common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Similarly, “broker non-votes” (described below) will be counted in determining whether there is a quorum.

How do I vote?

You may vote either by casting your vote in person at the meeting, or by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

What does the Board recommend?

The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the 11 director nominees (see Item 1 on page 5); and

•	FOR ratification of the appointment of the independent auditor (see Item 2 on page 6).

•	FOR approval of an amendment to the Stock Plan to increase the number of shares of the Company’s Class A common stock authorized for issuance by 15 million (see Item 3 on page 6).

Unless you give other instructions, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendations.

How will my shares be voted?

Your shares will be voted as you indicate on the proxy card. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR the election of the 11 director nominees listed below, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for 2009 and FOR approval of an increase of 15 million shares of Class A common stock authorized for issuance under the Stock Plan.

Can I change my vote or revoke my proxy after I return my proxy card, or after I vote by telephone or electronically?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

(1)	Returning a later-dated signed proxy card;

(2)	Delivering a written notice of revocation to BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015;

(3)	Voting by telephone or the Internet; or

(4)	Voting in person at the meeting.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

How do I vote my 401(k) shares?

If you participate in the Company’s Employees’ Profit Sharing, Retirement and Savings Plan and Trust (the “401(k) Plan”) or the Sodexho Employee Savings Plan, you may give voting instructions as to the number of share equivalents allocated to your account as of the record date. You may provide voting instructions to the trustee under the applicable plan by completing and returning the proxy card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time, Tuesday, April 28, 2009. If you do not send instructions by this deadline or if you do not vote by proxy or return your proxy card with an unclear voting designation or no voting designation at all, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

What vote is required to approve each item?

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion on some of the items to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items and will not be counted in determining the number of shares necessary for approval for each item.

In the election of directors, each nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. Instructions to “ABSTAIN” and broker non-votes will have no effect on the election of directors.

For ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares of Class A common stock represented in person or by proxy and entitled to vote on the item will be required for approval. Instructions to “ABSTAIN” with respect to this item will not be treated as votes cast, although they will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an abstention will have the effect of a vote “AGAINST” this item. Broker non-votes will not have any effect on the outcome of votes for this item.

For approval of the increase of 15 million shares of Class A common stock authorized for issuance under the Stock Plan, the affirmative vote of the holders of a majority of the shares of Class A common stock represented in person or by proxy and entitled to vote on the item will be required for approval, provided that shareholders holding a majority of the shares outstanding on the record date actually cast votes on this item. Accordingly, an abstention will have the effect of a vote “AGAINST” this item. Broker non-votes will not have any effect on the outcome of votes for this item.

Who will count the vote?

Representatives of BNY Mellon Shareowner Services, our independent stock transfer agent, will count the votes and act as the inspector of election.

What shares are included on my proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of Class A common stock that the Company’s stock transfer records indicate that you hold, including (i) any shares you may hold through the BNY Mellon Shareowner Services Program for Marriott International, Inc. Shareholders administered by The Bank of New York Mellon; (ii) if you are a current or former Marriott employee, any shares that may be held for your account by The Northern Trust Company as custodian for the 401(k) Plan; and (iii) if you are a current or former Sodexho Inc. employee, any shares that may be held for your account by State Street Bank and Trust Company as trustee for the Sodexho Employee Savings Plan. If you have shares in the 401(k) Plan or the Sodexho Employee Savings Plan and do not vote by proxy, or return your proxy card with an unclear voting designation or no voting designation at all, then Northern Trust or State Street, as applicable, will vote your shares in proportion to the way the other 401(k) Plan participants or Sodexho Employee Savings Plan participants, as applicable, voted their shares. Shares that are held in “street name” through a broker or other nominee are not included on the proxy card(s) furnished by the Company, but the institution will provide you with a voting instruction form.

What does it mean if I receive more than one proxy card?

If your shares are registered under different names or are held in more than one account, you may receive more than one proxy card. To ensure that all your shares are voted, please sign and return all proxy cards, or if you choose, vote by telephone or through the Internet using the personal identification number printed on each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, BNY Mellon Shareowner Services, at (800) 311-4816.

How will voting on any other business be conducted?

Although we currently do not know of any business to be considered at the 2009 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to J.W. Marriott, Jr. and/or William J. Shaw to vote on such matters at their discretion.

When are shareholder proposals for the 2010 annual meeting of shareholders due?

To be considered for inclusion in our proxy statement for the 2010 annual meeting of shareholders, shareholder proposals must be received at our offices no later than the close of business November 27, 2009. Proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, and must be submitted in writing to the Corporate Secretary, Marriott International, Inc., Department 52/862, Marriott Drive, Washington, D.C. 20058.

In addition, our bylaws require that, if a shareholder desires to introduce a shareholder proposal or nominate a director candidate from the floor of the 2010 annual meeting of shareholders, the shareholder must submit such proposal or nomination in writing to the Company’s Secretary at the above address after January 1, 2010 and no later than January 31, 2010. The written proposal or nomination must comply with our bylaws. The Chairman of the meeting may refuse to acknowledge or introduce any shareholder proposal or the nomination of any person made after January 31, 2010, or that does not comply with our bylaws. If a shareholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the proxies we solicit allow us to vote on such proposals as we deem appropriate. You can find a copy of our bylaws in the Investor Relations section of the Company’s website (www.marriott.com/investor) by clicking on “Corporate Governance” and then “Governance Documents” or you may obtain a copy by submitting a request to the Corporate Secretary, Marriott International, Inc., Department 52/862, Marriott Drive, Washington, D.C. 20058.

How much did this proxy solicitation cost and who paid that cost?

The Company paid for this proxy solicitation. We hired MacKenzie Partners, Inc. to assist in the distribution of proxy materials and solicitation of votes for an estimated fee of $6,500, plus reimbursement of certain out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Proxies will be solicited by mail, telephone, or other means of communication. Our directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities may also solicit proxies.

Can I receive future shareholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. To consent to electronic delivery:

•

If your shares are registered in your own name, and not in “street name” through a broker or other nominee, simply log in to the Internet site maintained by our transfer agent, BNY Mellon Shareowner Services, at www.bnymellon.com/shareowner/isd and the step-by-step instructions will prompt you through enrollment.

•

If your shares are registered in “street name” through a broker or other nominee, you must first vote your shares using the Internet, at www.proxyvote.com, and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

You may withdraw this consent at any time and resume receiving shareholder communications in print form.

PROPOSALS TO BE VOTED ON

ITEM 1—Election of Directors

All of our directors are standing for election at the 2009 annual meeting, and each director elected will hold office for a term expiring at the 2010 annual meeting of shareholders or until his or her successor is elected or appointed.

The following current directors of the Company have been nominated for re-election as a director:

J.W. Marriott, Jr.	John W. Marriott III	W. Mitt Romney
Mary K. Bush	George Muñoz	William J. Shaw
Lawrence W. Kellner	Harry J. Pearce	Lawrence M. Small
Debra L. Lee	Steven S Reinemund

You can find information on the director nominees beginning on page 14.

We do not know of any reason why any of the nominees would be unable to serve. However, if any of the nominees should become unable to serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

The Company’s bylaws prescribe the voting standard for election of directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes in order to be elected as a director. In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the 2009 annual meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. Under the Company’s Governance Principles, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation.

The Board recommends a vote FOR each of the 11 director nominees.

ITEM 2—	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009. Ernst & Young LLP, a firm of registered public accountants, has served as the Company’s independent registered public accounting firm since May 3, 2002. Ernst & Young LLP will examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries.

Representatives of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. You can find information on pre-approval of independent auditor fees and Ernst & Young LLP’s 2008 and 2007 fees beginning on page 25.

The Board has put this proposal before the shareholders because the Board believes that seeking shareholder ratification of the appointment of the independent auditor is good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2009.

ITEM 3—	Approval of an Amendment to the Stock Plan to increase the Number of Shares of the Company’s Class A Common Stock Authorized for Issuance by 15 Million

The Board is seeking shareholder approval to increase by 15 million the number of shares authorized for issuance under the Stock Plan. The Board approved the increase by amendment of the Stock Plan on February 5, 2009, subject to shareholder approval. Shareholder approval of this amendment to the Stock Plan also will constitute re-approval of the Stock Plan for purposes of Section 162(m) of the Internal Revenue Code, as discussed below.

Background

The Stock Plan is an amendment and restatement of the Marriott International, Inc. Cash and Stock Incentive Plan, which the shareholders initially approved at the 2002 annual shareholders’ meeting. The Stock Plan’s purpose is to promote and enhance the long-term growth of the Company by providing for stock and cash awards designed to align the interests of officers and directors with those of the Company’s shareholders.

Reason for Management’s Request

Historically, management has requested shareholder approval every two or three years for additional share authorization under the Stock Plan, based on projected utilization. Since the last such approval on May 6, 2005, which was for an additional 10 million shares, management has taken several steps to reduce the rate of share usage under the plan. As a result of these measures, it has now been four years since the last request for additional shares.

Based on the current value of the Company’s Class A common stock, management believes that the 15 million additional shares being requested will be sufficient for awards expected to be granted under the Stock Plan through 2011 or 2012.

The table below sets forth information on share utilization under the Stock Plan.

Equity Plan Share Reservation

Shares currently authorized under the Stock Plan	170 million
Shares issued under the Stock Plan through January 2, 2009	(111.6 million	)
Shares subject to outstanding awards as of January 2, 2009	(50.1 million	)
Estimated shares awarded from January 3, 2009 through May 2009	(1 million	)
Estimated shares available to be granted as of May 2009	7.3 million
Additional shares requested under this amendment	15 million

Description of the Amendment to the Stock Plan

If the proposed amendment is approved, Section 4.1 of the Stock Plan would read as follows (new language is in italics):

4.1    Number of Shares. Subject to Articles 4.2 and 4.3 herein, (a) no more than 185,000,000 shares of Class A Common Stock of the Company may be issued pursuant to Awards granted under the Plan, and (b) the maximum aggregate number of Shares that may be subject to any Awards (other than 1998 Conversion Awards) granted in any one fiscal year to any single employee shall be 1,500,000.

Section 162(m) of the Internal Revenue Code

The Stock Plan is designed so that equity-based compensation awards and cash-based performance awards made under it will qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code, and thus be tax deductible by the Company.

In general, under Section 162(m), compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), must qualify as “performance-based” in order to be tax deductible. One of the requirements for compensation to qualify as “performance-based” is that the material terms of the performance goals used under a plan must be disclosed to and approved by the Company’s shareholders. These material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects is described below for awards under the Stock Plan. Shareholder approval of the Stock Plan, as amended, will be deemed to constitute re-approval of each of these aspects of the Stock Plan for purposes of the approval requirements of Section 162(m).

Why You Should Vote For the Proposal

The Board recommends shareholder approval of the amendment to the Stock Plan because the Company’s continued ability to grant an appropriate number of equity-based awards is crucial to permit the Company to effectively compete for key employee talent.

The Board believes that it is in the long-term interest of the Company and its shareholders to strengthen the ability to attract, motivate and retain employees, officers, and directors, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s shareholders. Except as described above, no other amendments are being made to the Stock Plan. A description of the material features of the Stock Plan is set forth below.

The Board recommends a vote FOR approval of the Stock Plan, as amended.

Description of the Stock Plan

The principal terms of the Stock Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Stock Plan. The Stock Plan was filed as an exhibit to a Current Report on Form 8-K that we filed on November 12, 2008, and is available through the Securities and Exchange Commission (“SEC”) Filings link on the Investor Relations page of our website (www.marriott.com/investors) and upon written request to the Company’s Corporate Secretary. In the case of any inconsistency between this summary and the terms of the Stock Plan, the Stock Plan will govern.

Shares Available under the Plan

The Stock Plan currently provides for the issuance of 170 million shares of the Company’s Class A common stock. Under the proposed amendment, 15 million shares would be added to the number of shares available for issuance under the Stock Plan, resulting in a total of 185 million authorized shares. As of January 2, 2009, approximately 50.1 million shares of the Company’s Class A common stock were subject to outstanding awards granted under the Stock Plan, 111.6 million shares have been issued under the Stock Plan, and approximately 8.3 million shares remained available for future issuance.

The Stock Plan prohibits any employee from receiving awards of more than 1,500,000 shares of Class A common stock in any fiscal year (excluding for this purpose any conversion awards in connection with the 1998 Spin-Off described below).

The Stock Plan allows the Compensation Policy Committee to appropriately adjust the number of shares available for issuance and subject to outstanding awards, as well as this one-year share limitation, if certain events occur. These events include a change in capitalization of the Company, such as a stock split, reverse stock split, stock dividend, share combination or recapitalization, or a corporate transaction, such as a merger, consolidation, separation, acquisition of property or shares, stock rights offering, spinoff or other distribution of stock or property of the Company, any reorganization (whether or not taxable) or any partial or complete liquidation of the Company or any similar event affecting the Company. These adjustments are permitted to ensure that the then-current “value” of the shares subject to such awards or limits is not affected by any such event.

In 2008, 5.6 million restricted stock units were granted (2.6 million, most of which were granted in February, and 3.0 million were granted in August). The grants made in August would ordinarily have been made in February 2009, but were accelerated to encourage associate retention in a difficult economic climate. Awards for the most senior executives were not accelerated. As a result, the company expects fewer overall grants in 2009.

Administration

The Stock Plan is administered by the Compensation Policy Committee appointed by the Board. All members of this committee are non-employee directors of the Company.

The Compensation Policy Committee has broad discretion to determine the employees and directors eligible for awards and the size and type of awards to be granted and to interpret the provisions of the Stock Plan. The Stock Plan provides that, upon a change in control of the Company, the Compensation Policy Committee or the Board may provide for the substitution of awards (or, where no such substitute awards are available, crediting an equivalent value to the awardee’s account in the Company’s nonqualified deferred compensation plan), or the distribution, exercise, cash-out, exchange for value, or the waiver of any existing terms and conditions of the outstanding awards.

Eligibility

Approximately 3,700 management employees, and nine of the Company’s non-employee directors, are currently eligible to participate in the Stock Plan. The Compensation Policy Committee has discretion to determine which employees will receive awards. Non-employee directors of the Company are eligible solely for purposes of receiving certain director stock awards and making deferral elections with respect to director fees. In addition, employees and non-employee directors of the Company, and certain individuals who are former employees of the Company and its predecessors, received certain conversion awards in connection with the 1998 Spin-Off.

Type of Awards

The Stock Plan provides for a number of different types of stock awards. These include Stock Appreciation Rights (“SARs”), Option awards; Restricted Stock awards (“RS”); Deferred Stock awards consisting of Deferred Stock Bonus Awards (“DSBs”) and Deferred Stock Agreements (“DSAs”); Special Recognition Stock Awards; Restricted Stock Unit awards (“RSUs”), also known as “MI Share” awards; and other awards. Each type of award is summarized below.

SARs and Option Awards. SARs, which were first awarded under the Stock Plan in 2006, give the recipient the right to receive a number of shares based on the appreciation in the Company’s share price above the grant price of the SAR, when vested. SARs typically vest 25% each year, over a four-year period following grant. The exercise price of SARs cannot be less than the fair market value of Class A common stock on the date of grant. Each SAR has been issued with a 10-year term, although the Stock Plan allows for terms of up to 15 years. SARs have been increasingly used by the Company in part because they utilize fewer shares of stock than Option awards.

Option awards entitle the recipient to purchase shares upon the payment of the exercise price, in cash or stock, when vested. Like SARs, Options vest 25% each year, over a four-year period following grant. The exercise price of Options cannot be less than the fair market value of Class A common stock on the date of grant. Since February 2001, all Options have been issued with a 10-year term; Options issued prior to February 2001 have a 15-year term. While all outstanding Options are “non-qualified,” the Stock Plan also permits “incentive stock options” under section 422 of the Code. Other than in connection with a change in capitalization or similar event referred to above, the Stock Plan prohibits amending SARs and Option awards to change the exercise price.

The Stock Plan provides for special vesting and exercise rules in certain circumstances. If an awardee ceases to be an employee or goes on leave of absence for more than 12 months (except in the case of a leave approved by the Compensation Policy Committee) while holding an exercisable SAR or Option, the SAR or Option will terminate if not exercised within the following three months, or, if earlier, the expiration of the original term of the SAR or Option. However, SARs and Options granted to awardees who subsequently become “approved retirees” (as defined below) will continue to vest and will not expire until the earlier of (i) the expiration of the SAR or Option in accordance with its original term or (ii) five years from the date of termination of employment, with the exception that, depending on the terms of the award, a portion of the awards granted to the approved retiree in his last year of employment may be forfeited upon termination in proportion to the number of months the awardee was not employed during the period from the grant date to the first vesting date under the award. If an awardee dies while employed by the Company, or while an approved retiree, all the awardee’s SARs or Options become fully vested and may be exercised until the earlier of the expiration date for such SARs or Options or one year after the awardee’s death. If an awardee who is not an approved retiree dies within three months after termination of employment, the awardee’s remaining SARs or Options may be exercised to the same extent and during the same period that the awardee could have exercised the SARs or Options if the awardee had not died. For purposes of the Stock Plan, an approved retiree is an employee who terminates employment by reason of permanent disability or retirement with approval from the Compensation Policy Committee after attaining age 55 with 10 years of service or, for awards granted prior to 2006, after 20 years of service, and while a noncompetition agreement is honored.

RS Awards.    Although permitted under the Stock Plan, the Company has not issued RS awards since 2003. Under a RS award, delivery of shares is subject to the lapse of a restriction period, continued employment with the Company and satisfaction of such other requirements as may be imposed by the Compensation Policy Committee, such as achievement of specific performance objectives of the Company, the business unit or the individual.

A percentage of the shares subject to a RS award, as determined by the Compensation Policy Committee, may be released from restriction following an employee’s retirement with the Committee’s approval at or beyond age 55 with 10 years of service or with 20 years of service. Shares are also released from restriction upon the employee’s death or permanent disability.

Deferred Stock Awards.    Deferred Stock awards, consisting of DSBs and DSAs, have not been made since 2001 and 2003, respectively, and the Compensation Policy Committee has decided to suspend the issuance of such awards indefinitely.

DSBs were granted as part of the annual performance bonus awards to employees. Eligible award recipients were able to elect either a current award or a deferred award.

A current award is distributed in 10 annual installments commencing one year after the award is granted. Any undistributed shares subject to a current award are forfeited and the award terminated if the employee’s employment with the Company is terminated for any reason other than permanent disability, death or termination of employment with retirement approval from the Compensation Policy Committee at or beyond age 55 with 10 years of service or after 20 years of service. Any undistributed shares not subject to forfeiture continue to be paid to the employee or the employee’s beneficiary under the distribution schedule that would have applied to those shares if the employee had not terminated employment, or over such shorter period as the Compensation Policy Committee may determine.

A deferred award is distributed to the recipient, as elected by such recipient, either in a lump sum or in up to 10 installments beginning the January following termination of employment. Deferred award shares contingently vest pro rata in annual installments commencing one year after the award is granted to the employee, and continuing on each January 2 thereafter until the expiration of a 10-year period from the commencement date. All shares subject to the deferred award will vest upon permanent disability, death or termination of employment with retirement approval from the Compensation Policy Committee after reaching age 55 with 10 years of service or after 20 years of service. Vesting will stop when employment terminates for any other reason.

DSAs generally provide that vested deferred shares are distributed in 10 consecutive annual installments beginning in the January following the date the employee retires or becomes permanently disabled or otherwise ceases to be an employee of the Company. Under some awards, distribution is deferred to age 65 following cessation of employment. Shares vest contingently over a specified term or in pro rata annual installments until age 65. A percentage of the shares subject to a DSA, as determined by the Compensation Policy Committee, will vest following an employee’s retirement with the Committee’s approval at or beyond age 55 with 10 years of service or with 20 years of service. Shares also vest upon the employee’s death or permanent disability.

Special Recognition Stock Awards.    Special Recognition Stock Awards are special one-time awards granted in recognition of employee performance for special efforts on behalf of the Company. While all full-time, nonunion employees are eligible, the grant of actual awards is subject to the discretion of the Compensation Policy Committee.

RSU awards.    RSUs, known as “MI Share” awards, give the awardee a contractual right to receive shares of Class A common stock of the Company under a specified vesting schedule, provided the awardee satisfies certain other conditions. The vesting schedule typically provides that 25% of the shares subject to an MI Share award will vest each year over four years, with adjustments for off-cycle grants. The Company began issuing MI Share awards in part because it could deliver the same value as it could with Options while utilizing fewer shares of Company stock.

If an awardee retires with special approval from the Committee following age 55 with 10 years of service (and, for MI Share awards granted before February 2006, with 20 years of service) or terminates employment due to permanent disability, the MI Shares shall continue to vest over the vesting period specified in the MI Share award agreement as if the awardee continued employment, subject to certain conditions. However, depending on the terms of the award, a portion of the awards granted to a retiree in his or her last year of employment may be forfeited upon termination in proportion to the number of months the awardee was not employed during the period from the grant date to the first vesting date under the award. Subject to certain conditions, upon an awardee’s death, unvested MI Shares shall immediately vest in full.

Shares are transferred to the awardee upon vesting, provided that the awardee has been continuously employed, has refrained from competing with the Company and has not committed any criminal offense or malicious tort relating to or against the Company or, as determined by the Committee in its discretion, engaged in willful or grossly negligent acts that are, or potentially could be, harmful to the Company’s operations, financial condition or reputation. Failure to meet the vesting or other conditions will result in forfeiture of the MI Shares. MI Share awards do not entitle the holder to vote the Shares or receive dividends until and unless such Shares are transferred to the recipient.

Other Awards.    The Compensation Policy Committee may grant to employees any other awards denominated or payable in cash, Class A common stock, a Class A common stock equivalent or appreciation unit or security convertible into Class A common stock or in any combination of these forms. These other share-based awards may be issued alone or in tandem with other awards and may be made subject to any terms and conditions as determined by the Compensation Policy Committee and specified in the award agreements. Commencing in 2003, the Company issued SARs and RSUs under this provision of the Stock Plan, which are substantially the same as the SAR and MI Share awards described above.

The Compensation Policy Committee also may grant cash performance-based awards not based on Class A common stock on such terms and conditions as the Committee shall determine. No individual may receive a payment with respect to a cash performance-based award in excess of $4 million in any calendar year.

Performance Measures

To ensure the tax deductibility to the Company of awards made under the Stock Plan, the Compensation Policy Committee may condition the grant or payment of awards to employees on the attainment of performance objectives. Under the Stock Plan, the performance objectives are measured by one or more of the following factors regarding the Company or the applicable business unit: (i) consolidated cash flows, (ii) consolidated financial reported earnings, (iii) consolidated economic earnings, (iv) earnings per share of Class A common stock, (v) business unit financial reported earnings, (vi) business unit economic earnings, (vii) business unit cash flow, (viii) return on invested capital, (ix) consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), (x) business unit EBITDA, and (xi) appreciation in the price of the Company’s Class A common stock, considered alone or as measured against the performance of a group of companies approved by the Compensation Policy Committee.

Change in Control Provision

Effective November 7, 2008, the Stock Plan was amended to provide that, upon the occurrence of a “change in control” of the Company as defined in the Stock Plan, certain executives of the Company are eligible for the following treatment if their employment is terminated by the Company other than for the executive’s misconduct (or by the executive for Good Reason, as defined under the Stock Plan) within three months before or twelve months following a change in control: (i) their Deferred Stock awards, MI Shares and similar Other Share-Based Awards vest and are distributed; (ii) their SARs and Options vest and remain exercisable until the earlier of their scheduled expiration or twelve months (or 5 years for an approved retiree as defined above) following termination of employment; and (iii) their cash performance-based awards are paid out based on the target level of performance, pro rated for the days worked during the relevant fiscal year. However, each of these benefits are subject to a cut-back, so that no such benefits will be provided to the extent it would result in the loss of a deduction or imposition of excise taxes under the “golden parachute” excess parachute payment provisions of the Internal Revenue Code.

Directors’ Stock Awards and Fee Deferral Elections

After each annual meeting of the shareholders, the Board may designate non-employee directors who will receive awards of deferred shares of Class A common stock, known as Non-Employee Director Share Awards. The awards are fully vested when granted, but the Compensation Policy Committee has provided that the awards will be distributed in shares of Class A common stock either in a lump sum in the year following the date the award is made or over a period of one to ten years following retirement from the Board, as elected by the director. Non-employee directors are directors who are not full-time, salaried employees of the Company.

The Stock Plan provides for the deferral of fees for non-employee directors at their election. The election must be made prior to an Annual Meeting and remains in effect until the next Annual Meeting. The amounts deferred are credited, as of the date of deferral, to a bookkeeping account as stock units. The number of stock units credited to the account is equal to the fee amount divided by the per share value of Class A common stock on the date the fee amount would have been paid. The stock units are fully vested when credited to the accounts. The accounts are credited with additional stock units as of each dividend payment date on the Class A common stock, to reflect the dividend payment payable on shares of Class A common stock. Upon a non-employee director’s resignation, retirement or death (or if the non-employee director is not re-elected), the stock units in the director’s account will be paid in an equal number of shares of Class A common stock in a lump sum or in equal annual installments over a period, not to exceed 10 years, as elected by the director.

The Stock Plan also provides that non-employee directors may elect to receive all or any part of his or her annual retainer in the form of Director SARs or Options. The Director SARs or Options, if elected, have a value, determined by the Compensation Policy Committee based on a binomial pricing model, equal to the amount of the annual retainer the non-employee director elects to receive in the form of Director SARs or Options. The election is made on or before each Annual Meeting and the valuation is made as of the first full trading day following the Annual Meeting (the date of the grant). The Director SARs or Options become fully vested upon grant and become fully exercisable on the first anniversary of the grant date of the award, or if earlier, upon the recipient’s termination due to death or permanent disability. The exercise price is the fair market value of a share of Class A common stock on the date of grant.

Non-employee directors are not eligible for other stock awards.

Conversion Awards

In connection with the 1998 spinoff of the Company from its former parent company (Old Marriott), certain “conversion awards” were made under the 1998 Plan in shares of Class A common stock. These awards were made in replacement of certain awards denominated in shares of Class A common stock of Old Marriott outstanding on the effective date of the 1998 Spin-Off and held by individuals who were not employees of Old Marriott after the 1998 Spin-Off. These conversion awards are administered under the Stock Plan. The awards are subject to the terms and conditions substantially similar to those governing the awards as they were in effect before the 1998 Spin-Off.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to the awards granted under the Stock Plan. The discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Stock Plan.

To the extent that any Option does not satisfy the requirements for an incentive stock option, it will be treated as a nonqualified stock option. A nonqualified stock option holder generally will not recognize income for federal income tax purposes at the time the option is granted and generally will recognize ordinary income upon exercise of a nonqualified stock option in an amount equal to the difference between the fair market value of the Class A common stock on the exercise date and the exercise price. When shares acquired upon exercise of a nonqualified stock option are sold or otherwise disposed of, the option holder will recognize gain (or loss) equal to the difference between the amount realized and the option holder’s tax basis in the shares. A nonqualified stock option holder’s tax basis in shares of Class A common stock received upon exercise of the option generally is the sum of the exercise price paid and the ordinary income recognized as a result of exercising the nonqualified stock option. The Company will be entitled to a deduction for federal income tax purposes with respect to the exercise of a nonqualified stock option at the same time and in the same amount as ordinary income is recognized by the option holder. SARs receive the same income tax treatment as nonqualified stock options with respect to the appreciation in the underlying shares from the date of grant to the date of exercise.

An option holder will not recognize ordinary taxable income upon the grant or exercise of an incentive stock option. However, the option holder may be subject to the alternative minimum tax upon exercise of an Option that qualifies as an incentive stock option. Upon sale of the shares acquired upon exercise of an incentive stock option, any gain recognized will be taxed as capital gain if such shares have been held for at least two years from the date the option was granted and at least one year from the date the shares were transferred to the option holder. Any sale or other disposition of the shares acquired upon exercise of an incentive stock option prior to the expiration of the holding period described in this paragraph is deemed a “disqualifying disposition” unless the option is exercised after the option holder’s death by the option holder’s estate or by the person who acquired the right to exercise the option by reason of the option holder’s death. Upon a disqualifying disposition, an incentive stock option holder will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of shares on the date the option was exercised over the exercise price or (b) the excess of the amount realized upon such disposition over the exercise price. If the amount realized exceeds the fair market value of the shares on the date of the exercise, the excess will be treated as capital gain. An incentive stock option holder’s tax basis in shares of Class A common stock received upon exercise of the option is equal to the exercise price paid. The Company will not be entitled to a deduction for federal income tax purposes at the time an incentive stock option is granted or exercised or, unless a disqualifying disposition has occurred, at the time the shares acquired upon exercise of the option are sold. If an incentive stock option holder makes a disqualifying disposition, the Company will be entitled to take a deduction at the same time and in the same amount as the ordinary income recognized by the option holder.

The holder of MI Share and Deferred Stock awards recognize income to the extent the underlying shares are vested (or, in the case of deferred distribution, when they are distributed) based on the value of the shares at the time of vesting (or distribution, as applicable). The holder of such awards generally will acquire basis in the awards equal to the ordinary income recognized. The Company is entitled to take a deduction at the same time and in the same amount as the ordinary income recognized by the holder of these awards.

CORPORATE GOVERNANCE

Our Board of Directors

Each of the following individuals presently serves on our Board and has a term of office expiring at the 2009 annual meeting. The age shown below for each director is as of May 1, 2009, which is the date of the annual meeting. Each director has been nominated for a one-year term ending at the 2010 annual meeting of shareholders or the election or appointment of his or her successor:

J.W. Marriott, Jr. (Chairman of the Board), age: 77. Mr. Marriott is Chairman of the Board of Directors and our Chief Executive Officer. He joined Marriott Corporation in 1956, became President and a director in 1964, Chief Executive Officer in 1972 and Chairman of the Board in 1985. He serves on the board of trustees of The J. Willard & Alice S. Marriott Foundation, is a member of the executive committee of the World Travel & Tourism Council, and is a member of the National Business Council. Mr. Marriott has served as our Chairman and Chief Executive Officer since the Company’s inception in 1997, and served as
Chairman and Chief Executive Officer of the Company’s predecessors since 1985. He is the father of John W. Marriott III, the Vice Chairman of the Company’s Board of Directors. Mr. Marriott has been a director of the Company or its predecessors since 1964.

John W. Marriott III (Vice Chairman of the Board), age: 47. Mr. Marriott is Chief Executive Officer of JWM Family Enterprises, L.P., a private partnership which develops and owns hotels. He was appointed Vice Chairman of the Company’s Board of Directors in October 2005. Until December 30, 2005, Mr. Marriott was the Company’s Executive Vice President-Lodging and President of North American Lodging. Over the past 30 years, Mr. Marriott also served in a number of other positions with the Company and its predecessors, including Executive Vice President of Sales & Marketing, Brand Management, and Operations Planning and Support, Senior Vice President for Marriott’s Mid-
Atlantic Region, Vice President of Development, Director of Finance, General Manager, Director of Food & Beverage, restaurant manager and cook. In April 2002, Mr. Marriott was named by the U.S. Department of Commerce and the Japanese government to co-chair a special task force to promote travel between the United States and Japan. In January 2004, he was named one of the most influential executives by Business Travel News. Mr. Marriott serves as a director on the boards of the National Zoo and the Washington Airport Task Force. He is the son of J.W. Marriott, Jr. Mr. Marriott has been a director of the Company since 2002.

Mary K. Bush, age: 61. The Honorable Mary K. Bush has served as the President of Bush International, LLC, which advises U.S. corporations and foreign governments on international financial markets, banking and economic matters, since 1991. She has served as the U.S. Government’s representative on the IMF Board, head of the Federal Home Loan Bank System and a board member of Sallie Mae. She led the International Finance Department at Fannie Mae and was advisor to the Deputy Secretary of the Treasury. Earlier in her career, she managed corporate banking and advisory relationships in New York at Citibank, Bankers
Trust and Chase. In 2006, President Bush appointed her Chairman of the HELP Commission on reforming foreign aid and she now serves on the U.S. Treasury Advisory Committee on the Auditing Profession. She is a member of the board of directors of the following publicly traded companies: Briggs & Stratton, Discover Financial Services, ManTech International Corporation, United Airlines Corporation and The Pioneer Family of Mutual Funds. Ms. Bush has been a director of the Company since May 2008.

Lawrence W. Kellner, age: 50. Mr. Kellner is Chairman of the Board and Chief Executive Officer of Continental Airlines, Inc. He served as President and Chief Operating Officer of Continental Airlines from March 2003 to December 30, 2004, as President from May 2001 to March 2003 and has been a member of Continental Airlines’ board of directors since 2001. He joined the airline in 1995 as Senior Vice President and Chief Financial Officer. Mr. Kellner is also a director of the Air Transport Association. On the civic front, he is a member of the board of directors for the Greater Houston Partnership, Houston Minority Business Council, Central
Houston, Inc., the Methodist Hospital and the Spring Branch Education Foundation, and is a member of the Boy Scouts of America National Executive Board. Mr. Kellner also serves on the advisory board of the March of Dimes and Teach for America. Mr. Kellner has been a director of the Company since 2002.

Debra L. Lee, age: 54. Ms. Lee is Chairman and Chief Executive Officer of BET Networks, a media and entertainment subsidiary of Viacom, Inc. that owns and operates Black Entertainment Television and several other ventures. She joined BET in 1986 and served in a number of executive posts before ascending to her present position in January 2006, including President and Chief Executive Officer from June 2005, President and Chief Operating Officer from 1995 to May 2005, Executive Vice President and General Counsel, and Vice President and General Counsel. Prior to joining BET, Ms. Lee was an attorney with Washington, D.C.-
based law firm Steptoe & Johnson. She serves on the boards of directors of the following publicly traded companies: Eastman Kodak Company, WGL Holdings, Inc., and Revlon, Inc. She is also a director of the following professional and civic organizations: the National Cable & Telecommunications Association, Center for Communication, Girls, Inc., the Kennedy Center’s Community & Friends, the National Symphony Orchestra, and the Alvin Ailey Dance Theater. She is a Trustee at Brown University. Ms. Lee has been a director of the Company since 2004.

George Muñoz, age: 57. Mr. Muñoz has been a principal in the Washington, D.C.-based firm Muñoz Investment Banking Group, LLC since 2001. He has also been a partner in the Chicago-based law firm Tobin, Petkus & Muñoz LLC since 2001. He served as President and Chief Executive Officer of Overseas Private Investment Corporation from 1997 to January 2001. Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the U.S. Treasury Department from 1993 until 1997. Mr. Muñoz is a certified public accountant and an attorney. He is a director of the following publicly traded companies: Altria Group, Inc., Anixter International, Inc., and Esmark, Inc. He also serves on the board of trustees of the National Geographic Society. Mr. Muñoz has been a director of the Company since 2002.

Harry J. Pearce, age: 66. Mr. Pearce has been Non-executive Chairman of Nortel Networks Corporation since 2005 and Chairman of MDU Resources Group, Inc. since 2006. He was Chairman of Hughes Electronics Corporation, a subsidiary of General Motors Corporation, from May 2001 until the sale by General Motors of its interest in Hughes in December 2003. He had served on the Hughes board since November 1992. Mr. Pearce is a member of the board of directors of the New York Bone Marrow Foundation, The National Defense University Foundation, Lauri Strauss Leukemia Foundation, Stewart Franke Leukemia Foundation and the
National Bone Marrow Transplant Link. He also serves on the board of trustees of Northwestern University and the advisory board of the University of Michigan Cancer Center. Mr. Pearce has been a director of the Company or its predecessors since 1995.

W. Mitt Romney, age: 62. Governor Romney most recently served as the Governor of the Commonwealth of Massachusetts from 2003 through 2007. He was also a candidate for the 2008 Republican presidential nomination. Prior to his time as Governor, he was President and Chief Executive Officer of the 2002 Winter Olympic Games in Salt Lake City. Gov. Romney started his career in business in 1978 as a Vice President of Bain & Company, Inc., a management consulting firm based in Boston, Massachusetts. In 1984, he left Bain & Company, Inc. to co-found a spin-off private equity investment company, Bain Capital, where he worked until 1998. Gov. Romney served as a director of the Company or its predecessors from
1993 through 2002 and rejoined the Board in January 2009. Gov. Romney was suggested to the Nominating and Corporate Governance Committee as a potential director candidate by the Chairman of the Board and Chief Executive Officer, J.W. Marriott, Jr.

Steven S Reinemund, age: 61. Mr. Reinemund has served as the Dean of Business and Professor of Leadership Strategy at Wake Forest University since July 2008. In 2007, Mr. Reinemund retired from Pepsico where he served as Chairman and Chief Executive Officer from 2001 until 2006 and Chairman until May 2007. He joined Pepsico in 1984 and held the positions of President and Chief Executive Officer Pizza Hut, Chairman and Chief Executive Officer Frito-Lay and President and Chief Operating Officer Pepsico. He was a director of Pepsico from 1996 until May 2007. He is a director of the following publicly traded companies: American Express Company and Exxon Mobil Corp. He is also a member of the board of directors of the United States Naval Academy Foundation and the Cooper Institute. Mr. Reinemund has been a director of the Company since 2007.

William J. Shaw, age: 63. Mr. Shaw has served as President and Chief Operating Officer of the Company or its predecessors since 1997. On May 1, 2009, Mr. Shaw will become Vice Chairman of the Company and will no longer act as President and Chief Operating Officer. He joined Marriott Corporation in 1974, was appointed Corporate Controller in 1979 and a Vice President in 1982. In 1986, Mr. Shaw was appointed Senior Vice President-Finance and Treasurer of Marriott Corporation. He was appointed Chief Financial Officer and Executive Vice President of Marriott Corporation in April 1988. In 1992, he was appointed
President of the Marriott Service Group. Mr. Shaw serves on the board of trustees of the University of Notre Dame. He also serves on the board of directors of Washington Mutual Investors Fund and is a member of the NCAA Leadership Advisory Board. Mr. Shaw has been a director of the Company or its predecessors since 1997.

Lawrence M. Small, age: 67. Mr. Small is the former Secretary of the Smithsonian Institution, a position he held from January 2000 to March 2007. Mr. Small previously had been President and Chief Operating Officer of Fannie Mae, the nation’s largest source of financing for home mortgages, from 1991 to 2000. Before joining Fannie Mae, he served as Vice Chairman and Chairman of the executive committee of the boards of directors of Citicorp and Citibank, N.A. He currently also serves on the board of directors of The Chubb Corporation and New York City’s Spanish Repertory Theater. Mr. Small has served as a director of the Company or its predecessors since 1995.

Sterling D. Colton, a former director of the Company’s predecessors, holds the title of director emeritus, but does not vote at or attend Board meetings and is not a nominee for election.

The Board met four times in person in 2008. The Company encourages all directors to attend the annual meeting of shareholders. All directors attended the Company’s annual shareholders meeting in 2008. No director attended fewer than 75% of the total number of meetings of the Board and Committees on which such director served.

Governance Principles

The Board has adopted Governance Principles that meet or exceed the New York Stock Exchange (“NYSE”) Listing Standards. The portion of our Governance Principles addressing director independence appears below, and the full text of the Governance Principles can be found in the Investor Relations section of the Company’s website (www.marriott.com/investor) by clicking on “Corporate Governance” and then “Governance Documents.” A copy may also be obtained upon request from the Company’s Corporate Secretary. Our Governance Principles establish the limit on the number of board memberships for the Company’s directors at three, including Marriott, for directors who are chief executive officers of public companies and five for other directors. In recommending Ms. Bush as a nominee for election, the Board noted her resignation, effective April 15, 2009, from one of the other five public companies at which she is a director.

Director Independence

Our Governance Principles include the following standards for director independence:

5. Independence of Directors. At least two-thirds of the directors shall be independent, provided that having fewer independent directors due to the departure, addition or change in independent status of one or more directors is permissible temporarily, so long as the two-thirds requirement is again satisfied by the later of the next annual meeting of shareholders or nine months. To be considered “independent,” the board must determine that a director has no direct or indirect material relationship with Marriott. The board has established the guidelines set forth below to assist it in determining director independence. For the purpose of this section 5, references to “Marriott” include any of Marriott’s consolidated subsidiaries:

a. A director is not independent if (i) the director is, or has been within the preceding three years, employed by Marriott; (ii) the director is a current partner or employee of Marriott’s independent auditor, or was within the preceding three years a partner or employee of Marriott’s independent auditor and personally worked on the audit of Marriott within that time; (iii) an immediate family member of the director is, or has been within the preceding three years, employed by Marriott as an executive officer; (iv) an immediate family member of the director is a current partner of Marriott’s independent auditor, or is a current employee of Marriott’s independent auditor and personally works on the audit of Marriott; (v) an immediate family member of the director was within the preceding three years a partner or employee of Marriott’s independent auditor and personally worked on the audit of Marriott within that time; (vi) the director or an immediate family member is, or has been within the preceding three years, part of an interlocking directorate in which the director or an immediate family member is employed as an executive officer of another company for which a present executive officer of Marriott at the same time serves on the compensation committee of that other company; (vii) the director has received, or an immediate family member has received, during any 12-month period within the preceding three years, more than $120,000 in direct compensation from Marriott, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (viii) the director is a current employee, or an immediate family member is a current executive officer, of another company that does business with Marriott where the annual sales to, or purchases from, Marriott are in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of the consolidated gross annual revenues of that other company.

b. The following commercial or charitable relationships are not material relationships that would impair a Marriott director’s independence: (i) service as an executive officer of another company which is indebted to Marriott, or to which Marriott is indebted, where the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the other company; and (ii) service by a Marriott director or his or her immediate family member as an officer, director or trustee of a charitable organization, where Marriott’s discretionary charitable contributions to that organization are in an amount equal to or less than the greater of $1 million or two percent of that organization’s consolidated gross annual revenues. The board annually reviews all commercial and charitable relationships of directors, and publishes whether directors previously identified as independent continue to satisfy the foregoing tests.

c. For relationships not covered by the guidelines in paragraph (b) above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs (a) and (b) above.

The Board undertook its annual review of director independence in February 2009. As provided in the Governance Principles, the purpose of these reviews was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee is independent.

During these reviews, the Board recognized the current or recent employment of J.W. Marriott, Jr., John W. Marriott III, and William J. Shaw and the family relationships of J.W. Marriott, Jr. and John W. Marriott III with other Company executives. The Board considered that the remaining director nominees each serve as directors or executive officers of companies that do business with Marriott and that in each case the payments to and from Marriott were significantly less than the two percent threshold in Marriott’s Governance Principles. The Board further considered that some of the remaining nominees are also affiliated with charitable organizations that received contributions from Marriott and/or the J. Willard and Alice S. Marriott Foundation and that the contribution amounts were significantly below the charitable contribution threshold in Marriott’s Governance Principles.

Based on the standards set forth in the Governance Principles and after reviewing the relationships described above, the Board affirmatively determined that Mary K. Bush, Lawrence W. Kellner, Debra L. Lee, George Muñoz, Harry J. Pearce, Steven S Reinemund, W. Mitt Romney, and Lawrence M. Small are each independent of the Company and its management. J.W. Marriott, Jr., John W. Marriott III, and William J. Shaw are considered not independent as a result of their employment with the Company and/or family relationships.

Committees of the Board

The Board has six standing committees: Audit, Compensation Policy, Finance, Nominating and Corporate Governance, Committee for Excellence, and Executive. The Board has adopted a written charter for each committee, and those charters are available on the Investor Relations section of our website (www.marriott.com/investor) by clicking on “Corporate Governance” and then “Committee Charters.” Copies of the committee charters also may be obtained upon request from the Company’s Corporate Secretary.

Audit Committee

Members:	George Muñoz (Chair), Mary K. Bush, and Harry J. Pearce. Lawrence W. Kellner was a member of the Committee until January 7, 2009.

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The members of the Committee are not employees of the Company. The Board has determined that the members of the Committee are independent as defined under our Governance Principles, the NYSE Listing Standards and applicable U.S. SEC rules.

•	The Audit Committee met four times in person and three times telephonically in 2008.

•	There is unrestricted access between the Audit Committee and the independent auditors and internal auditors.

•	The Board has determined that the following Audit Committee members are financial experts as defined in SEC rules:

George Muñoz

Mary K. Bush

Harry J. Pearce

Responsibilities include:

•	Appointing, retaining, overseeing, and determining the compensation and services of the Company’s independent auditors.

•	Pre-approving the terms of all audit services, and any permissible non-audit services, to be provided by the Company’s independent auditors.

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Overseeing the independent auditors’ qualifications and independence, including considering whether any circumstance, including the performance of any permissible non-audit services, would impair the independence of the Company’s independent registered public accounting firm.

•	Overseeing the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements.

•	Overseeing the Company’s internal control environment and compliance with legal and regulatory requirements.

•	Overseeing the performance of the Company’s internal audit function and independent auditors.

Compensation Policy Committee

Members:	Steven S Reinemund (Chair), Mary K. Bush (beginning after her election to the Board at the 2008 annual meeting of shareholders), and Lawrence M. Small.

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The members of the Committee are not employees of the Company. The Board has determined that the members of the Committee are independent as defined under our Governance Principles and the NYSE Listing Standards.

•	The Compensation Policy Committee met four times in 2008.

Responsibilities include:

•	Establishing the principles related to the compensation programs of the Company.

•	Designing and recommending to the Board policies and procedures relating to senior officers’ compensation and employee benefit plans.

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Setting the annual compensation for the Chairman of the Board and Chief Executive Officer and the President, including salary, bonus and incentive and equity compensation, subject to approval by the Board.

•	Approving executive officer and senior management salary adjustments, bonus payments and stock awards.

•	Designing and recommending to the Board the annual compensation of non-employee directors’ compensation.

Finance Committee

Members:	W. Mitt Romney (Chair), Lawrence W. Kellner, John W. Marriott III, and Lawrence M. Small.

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The members of the Committee are not employees of the Company. The Board has determined that the members of the Committee other than John W. Marriott III are independent as defined under our Governance Principles and the NYSE Listing Standards.

•	The Finance Committee was established on January 7, 2009.

Responsibilities include:

•	Making recommendations to the Board for approval of an Annual Consolidated Budget and review the Company’s performance against such budget.

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Providing guidance to the full Board and management on proposed mergers, acquisitions, divestitures and other significant transactions and investments that are required to be submitted for Board approval.

•	Providing guidance to the full Board and management on the Company’s capital adequacy, credit rating, borrowing needs and proposed debt and equity programs.

•	Providing guidance to the full Board and management on the Company’s shareholder distribution activities including dividend payments, share repurchases and similar activities.

•	Providing guidance to the full Board and management on the Company’s corporate insurance coverage.

Nominating and Corporate Governance Committee

Members:	Lawrence W. Kellner (Chair), Debra L. Lee, and Steven S Reinemund.

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The members of the Committee are not employees of the Company. The Board has determined that the members of the Committee are independent as defined under our Governance Principles and the NYSE Listing Standards.

•	The Nominating and Corporate Governance Committee met three times in person and once telephonically in 2008.

Responsibilities include:

•	Making recommendations to the Board regarding corporate governance matters and updates to the Governance Principles.

•	Reviewing qualifications of candidates for Board membership.

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Advising the Board on a range of matters affecting the Board and its committees, including making recommendations with respect to qualifications of director candidates, selection of committee chairs, committee assignments and related matters affecting the functioning of the Board.

•	Reviewing the Company’s conflict of interest and related party transactions policies, and approving certain related party transactions as provided for in those policies.

•	Resolving conflict of interest questions involving directors and senior executive officers.

Committee for Excellence

Members:	Board members include Debra L. Lee (Chair), George Muñoz, Harry J. Pearce, and William J. Shaw. Company officer members include Amy McPherson, Executive Vice President-Global Sales & Marketing; Kathleen Matthews, Executive Vice President-Global Communications and Public Affairs; and David A. Rodriguez, Executive Vice President-Global Human Resources. Lawrence M. Small was a member of the Committee until January 7, 2009 and Norman K. Jenkins, the former Senior Vice President-North American Lodging Development was a member of the Committee until December 31, 2008.

•

The members of the Committee consist of at least three members of the Board. The Committee may also consist of officers and employees of the Company who are not directors. At least one member of the Committee is independent as defined under our Corporate Governance Principles and the NYSE Listing Standards. The Committee’s charter provides that an independent director will always be the Chairman of the Committee.

•	The Committee for Excellence met three times in 2008.

Responsibilities include:

•	Identifying and encouraging efforts undertaken by the Company to promote and leverage the recruitment, retention, and advancement of women and minorities as employees of the Company.

•	Identifying and evaluating efforts undertaken by the Company to promote and leverage an increasingly diverse ownership, franchisee, customer, and vendor base.

•

Enhancing the public’s recognition of the Company’s efforts and successes to promote diversity and value people of different backgrounds, experiences, and cultures to benefit Marriott’s strategic competitive advantage.

Executive Committee

Members:	J.W. Marriott, Jr. (Chair) and Lawrence W. Kellner.

•	The Executive Committee did not meet in 2008.

Responsibilities include:

•

Exercises the powers of the Board when the Board is not in session, subject to specific restrictions as to powers retained by the full Board. Powers retained by the full Board include those relating to amendments to the certificate of incorporation and bylaws, mergers, consolidations, sales or exchanges involving substantially all of the Company’s assets, dissolution and, unless specifically delegated by the Board to the Executive Committee, those powers relating to declarations of dividends and issuances of stock.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Policy Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Meetings of Independent Directors

Company policy requires that the independent directors meet without management present at least twice a year. In 2008, the independent directors met without management present three times. The Chairman of the Nominating and Corporate Governance Committee, currently Mr. Kellner, presides at the meetings of the independent directors.

Selection of Director Nominees

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. As a shareholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Marriott International, Inc., Marriott Drive, Department 52/862, Washington, D.C. 20058. Recommendations must include the name and address of the shareholder making the recommendation, a representation that the shareholder is a holder of record of Class A common stock, biographical information about the individual recommended and any other information the shareholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the individual recommended.

Once the Nominating and Corporate Governance Committee has identified a candidate, the Committee evaluates the candidate against the qualifications set out in the Governance Principles, including:

•	character, judgment, personal and professional ethics, integrity, values, and familiarity with national and international issues affecting business;

•	depth of experience, skills, and knowledge complementary to the Board and the Company’s business; and

•	willingness to devote sufficient time to carry out the duties and responsibilities effectively.

The Committee also considers such other relevant factors as it deems appropriate. The Committee makes a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee. The procedures for considering candidates recommended by a shareholder for Board membership are consistent with the procedures for candidates recommended by members of the Nominating and Corporate Governance Committee, other members of the Board or management.

Shareholder Communications with the Board

Shareholders and others interested in communicating with the Chair of the Nominating and Corporate Governance Committee, the Audit Committee, the non-employee directors, or any of the employee directors may do so by e-mail to business.ethics@marriott.com or in writing to the Business Ethics Department, Marriott Drive, Department 52/924.09, Washington, D.C. 20058. All communications are forwarded to the appropriate directors for their review, except that the Board has instructed the Company not to forward solicitations, bulk mail or communications that do not address Company-related issues. The Company reports to the directors on the status of all outstanding concerns addressed to the non-employee directors, the Chair of the Nominating and Corporate Governance Committee, or the Audit Committee on a quarterly basis. The non-employee directors, the Chair of the Nominating and Corporate Governance Committee, or the Audit Committee may direct special procedures, including the retention of outside advisors or counsel, for any concern addressed to them.

Code of Ethics and Business Conduct Guide

The Company has long maintained and enforced an Ethical Conduct Policy that applies to all Marriott associates, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and to each member of the Board. The Ethical Conduct Policy is available in the Investor Relations section of our website (www.marriott.com/investor) by clicking on “Corporate Governance” and then “Governance Documents.” Any future changes or amendments to our Ethical Conduct Policy, and any waiver of our Ethical Conduct Policy that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or a member of our Board, will promptly be posted to our Investor Relations website. The Company also maintains a Business Conduct Guide that is available at the same location on our Investor Relations website. A copy of both the Ethical Conduct Policy and the Business Conduct Guide may also be obtained upon request from the Company’s Corporate Secretary.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles (“GAAP”) and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of the internal controls over financial reporting with management and the Company’s independent auditor. The Audit Committee also discussed with the independent auditors those matters required to be discussed by the independent auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by the PCAOB Rules.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2009, which was filed with the SEC on February 12, 2009.

Members of the Audit Committee:

George Muñoz, Chair

Mary K. Bush

Harry J. Pearce

Pre-Approval of Independent Auditor Fees and Services Policy

The Audit Committee’s Pre-Approval of Independent Auditor Fees and Services Policy provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent auditor on an annual basis and additional services as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chair to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the Audit Committee Chair must report to the full Audit Committee on any pre-approval determinations).

Independent Registered Public Accounting Firm Fee Disclosure

The following table presents fees for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements for fiscal 2008 and fiscal 2007 and fees billed for audit-related services, tax services and all other services rendered by our independent registered public accounting firm for fiscal 2008 and fiscal 2007. The Audit Committee approved all of the fees presented in the table below.

	Independent Registered Public Accounting Firm Fees Paid Related to Fiscal 2008	Independent Registered Public Accounting Firm Fees Paid Related to Fiscal 2007
	Ernst & Young LLP	Ernst & Young LLP
Audit Fees:
Consolidated Audit(1)	$4,880,735	$5,210,814
International Statutory Audits(2)	2,914,980	2,413,066

	7,795,715	7,623,880

Audit-Related Fees(3)	906,100	1,110,284
Tax Fees (primarily compliance work)(4)	1,473,067	963,172

Total Fees	$10,174,882	$9,697,336

(1)	Principally fees for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the auditors’ review of the Company’s quarterly financial statements, and services provided in connection with the Company’s regulatory filings.
(2)	Fees for statutory audits of our international subsidiaries.
(3)	Principally audits as required under our agreements with our hotel owners as well as audits of our employee benefits plans.
(4)	Principally tax compliance services related to our international entities.

EXECUTIVE AND DIRECTOR COMPENSATION

Report of the Compensation Policy Committee

The Compensation Policy Committee (the “Committee”), which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities relating to executive compensation. The Committee is responsible for overseeing compensation programs that enable the Company to attract, retain and motivate executives capable of establishing and implementing business plans in the best interests of the shareholders. The Committee, on behalf of and in certain instances subject to the approval of the Board, reviews and approves compensation programs for certain senior officer positions. In this context, the Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Following the reviews and discussions referred to above, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

Members of the Compensation Policy Committee:

Steven S Reinemund, Chair

Mary K. Bush

Lawrence M. Small

Compensation Discussion and Analysis

This section explains the Company’s executive compensation program for the following “Named Executive Officers:”

J.W. Marriott, Jr.	Chairman and Chief Executive Officer
William J. Shaw	President and Chief Operating Officer
Arne M. Sorenson	Executive Vice President, Chief Financial Officer and President–Continental European Lodging Operations
James M. Sullivan	Executive Vice President, Lodging Development
Robert J. McCarthy	President, North American Lodging Operations and Global Brand Management

Overview of 2008 Compensation

For 2008, annual incentive compensation was down from 2007, reflecting the fact that the Company did not achieve earnings per share (“EPS”) and other financial goals, but balanced by strong individual performance by our Named Executive Officers in meeting operational goals. Salaries were increased by less than 5% early in 2008, and to date no salary increases have been recommended for 2009. Equity awards to our Named Executive Officers, our sole form of long-term compensation and, for 2008, consisting solely of SARs, were awarded early in the year and currently are out-of-the-money, reflecting the alignment of our compensation programs with the declines our shareholders have experienced in the current economic environment. In view of the current economic climate and its impact on the Company, Mr. Marriott has declined to accept the equity compensation that the Board approved for him in February 2009.

Philosophy

The Company believes that strong and consistent leadership are the keys to long-term success within the hospitality industry. Marriott has a long history of delivering results for shareholders by relying on talented, hard-working employees (“associates”) who uphold the Company’s ideals and unique culture.

The Company believes that the Named Executive Officers should be paid in a manner that contributes to shareholder value. Therefore, compensation is designed to motivate the Named Executive Officers to perform their duties in ways that will help the Company achieve its short- and long-term objectives. In addition, each element of compensation is designed to provide the Company with the ability to attract and retain important talent both within and outside of our industry at costs consistent with market practice.

This pay philosophy extends from senior management to front-line operations. The Named Executive Officers participate in the same retirement and health and welfare benefit plans and programs that are available to other Company associates throughout the organization. The Company does not provide the Named Executive Officers with a pension plan, single-trigger change in control payments or related tax gross-ups, nor does it have employment agreements with the Named Executive Officers.

The Company believes that providing consistent and competitive levels of compensation over the long term is necessary to sustain this culture and continuity of leadership. Therefore, recognizing that the Company’s annual financial results can fluctuate dramatically given the cyclical nature of the hospitality business and its sensitivity to the global economy, the Committee emphasizes a long-term perspective when determining the appropriate pay level and mix of pay, and may make adjustments to Named Executive Officer pay in its subjective discretion to reflect one-time market events which otherwise could unduly enrich or penalize the Named Executive Officers.

In particular, the Company believes it is appropriate to emphasize equity (i.e., Marriott stock awards) as the primary long-term executive compensation vehicle. The Committee believes that the opportunity to receive a combination of SARs and time-based RSUs provides the right mix of performance-based compensation and long-term retention to reward executives for business results.

In following this compensation philosophy, Named Executive Officer total compensation consists of the following elements:

Base Salary

Annual Bonuses

Annual and Supplemental Stock Awards

Other Benefits

Compensation Consultant

The Compensation Policy Committee selected and retained a compensation consultant, Pearl Meyer & Partners, to assist the Committee in establishing and implementing executive and director compensation strategy. The consultant reports to and was instructed in its duties by the Committee. In carrying out its responsibilities, the consultant worked with the Executive Vice President, Global Human Resources. The consultant receives no other compensation from the Company outside its role as advisor to the Committee, other than fees paid by the Company for the CHiPS Executive & Senior Management Survey (see “Market Data” below). The compensation consultant reviewed and concurred with the compensation recommendations for the Named Executive Officers that were presented to the Committee as discussed below.

Total Compensation

The Committee sets total compensation and each element of pay for the Named Executive Officers, subject to approval by the full Board for Mr. Marriott and Mr. Shaw. The Committee refers to the total compensation of executives between the 50th and 75th percentiles of a broad-based and select group of companies (as described below) as a guideline for setting Named Executive Officer compensation. In our experience, this range of total compensation opportunity typically is sufficient to attract and retain key executive talent. However, the Committee retains discretion to deviate from this range in the event of superior Company or individual performance or competitive recruiting pressures.

For 2008, total compensation for Messrs. Marriott, Shaw, Sorenson and McCarthy in all cases fell below the 75th percentile and was within or approximately within the 50th to 75th percentile range. In reviewing the data, management may utilize discretion in determining the relevance of each survey. For example, the surveys do not reflect a relevant position match for Mr. Sullivan, our Executive Vice President, Lodging Development. In addition, when reviewing the survey results for Chief Financial Officers, the Committee considered adjustments for the fact that the survey data do not reflect Mr. Sorenson’s additional responsibilities as President – Continental European Lodging Operations.

The Committee set the 2008 total compensation level for Mr. Sullivan by reviewing publicly-disclosed compensation data for development and real estate executives at other hotel companies. It also considered his historical contributions to the Company and experience in the Marriott development organization. In addition, Mr. Sullivan’s compensation reflects his responsibilities for leading the Owner and Franchise Services and Mergers and Acquisitions departments. Mr. Sullivan will retire from the Company on April 10, 2009.

Prior to each fiscal year, the Company’s Human Resources Department collects and analyzes external market data for the Named Executive Officer positions and assesses how the Named Executive Officers’ compensation compares to the 50th to 75th percentile range. Based on this review, the Executive Vice President, Global Human Resources presents to the Committee a summary of the market data and recommendations for total compensation and each element of compensation. For annual stock awards, he recommends a dollar value for the awards which is later converted into a number of shares based on the value of a share of Company stock on the grant date of the award. In addition, he recommends plan ‘threshold,’ ‘target,’ and ‘maximum’ payout targets for the next fiscal year’s annual bonus plans, stated as a percentage of base salary.

Prior to making his recommendations to the Committee, the Executive Vice President, Global Human Resources consults with the Chief Executive Officer about the analysis regarding all elements of executive pay to take into consideration Mr. Marriott’s extensive knowledge and historical perspective of the business community, the Company and the hotel industry. For example, Mr. Marriott historically has provided valuable insight on issues such as pay equity among executives, share usage and industry practice. Mr. Marriott also reviews the achievements of each Named Executive Officer for the fiscal year and presents these reviews to the Committee.

The Committee reviews the above recommendations, obtains further input and counsel from Pearl Meyer & Partners, considers any appropriate changes, and in its discretion, determines payouts and awards of compensation for each Named Executive Officer for the fiscal year. For Mr. Marriott’s and Mr. Shaw’s compensation, the Committee reports its recommendations for full Board approval. The Committee does not follow a specific formula for allocating the amount of compensation among each element of pay, but reviews the value delivered through each element and the mix of total compensation against the market data for the Named Executive Officers and makes adjustments in its discretion. For example, the Company does not offer a traditional pension plan. The Committee believes that this is an appropriate departure from market practice because the Company allocates a higher portion of compensation to equity pay, which provides long-term income potential that is linked to shareholder value.

In its final determination, the Committee is not constrained by rigid, categorical guidelines or formulae to determine the elements and levels of compensation for the Named Executive Officers. It relies upon its collective judgment as applied to the challenges confronting the Company as well as subjective factors such as leadership ability, individual performance, retention needs and future potential.

Market Data

The external market data includes several revenue-based surveys as well as a custom survey of companies specifically selected by the Committee. The Committee believes that, based on the recommendation of the compensation consultant, the companies participating in the revenue-based and custom surveys represent the broad pool of executive talent for which the Company competes.

In general, the revenue-based surveys used for establishing Named Executive Officer pay include companies with median annual revenue ranging from $10 to $20 billion. For 2008, the surveys were the CHiPS Executive & Senior Management Survey, the Hewitt Total Compensation Measurement: Executive Survey, the Towers Perrin CDB Executive Database, and the Fred Cook Survey of Long-Term Incentives. The Committee did not consider the individual companies in the revenue-based surveys when making compensation decisions.

The custom survey consists of consumer product and service companies selected by the Committee on the basis of their similarity to the Company on a number of financial metrics and based on their shared emphasis on customer service and brand image. The financial metrics used for 2008 included annual revenue, annual net income, assets, EBITDA (earnings before interest, taxes, depreciation, and amortization), total capital (sum of long-term debt, total shareholders’ equity, and minority interest, excluding deferred income tax reserve and investment credit) and total market value. Other factors considered were performance measures such as return on equity, return on net assets, cash flow return and five-year growth rate for EPS, sales and total shareholder return. The Committee does not apply specific weights to these factors. For 2008, the companies in the custom survey included:

American Express	FedEx	Kellogg	Target
AMR	General Mills	Kimberly-Clark	Walt Disney
Anheuser-Busch	H.J. Heinz	McDonalds	Yum! Brands
Colgate-Palmolive	Hilton Hotels	Nordstrom
Darden Restaurants	J.C. Penney	Starwood Hotels & Resorts

This list of companies remained unchanged from the prior year with the following exceptions:

•	Removed Cendant because they spun off Wyndham, their hotel business, and full year data for Wyndham was not available.

•	Removed Limited Brands because they ceased to provide relevant survey information.

•	Added Nordstrom and Target because of their emphasis on customer service and brand image and because their financial and performance results aligned with the other companies in the custom survey.

Each year the compensation consultant reviews a summary of the survey results and advises the Committee as to whether the survey results are credible based on its analysis of other surveys and its general analysis of current compensation practices. For 2008, the compensation consultant advised the Committee that the survey results were an appropriate market data reference point.

Base Salary

The Committee reviews individual base salaries for the Named Executive Officers (subject to Board approval for Mr. Marriott’s and Mr. Shaw’s salary adjustments) each February for the current fiscal year, with any adjustments being retroactive to the first day of the fiscal year. For 2008, the Human Resources Department compiled and presented data to the Committee demonstrating that the average annual base salary increase for the overall market for senior executives in recent years has ranged from 3% to 5%. The Human Resources Department recommended increases for 2008 of approximately 4.7% for each of the Named Executive Officers because the Company had strong results for 2007 and because the Named Executive Officer leadership team was recognized to have contributed significantly to those results. The compensation consultant reviewed and supported the recommendations. Based on these recommendations and its subjective assessment of the executives’ individual contributions and internal pay equity among the executives, the Committee approved, for 2008, a 4.64% annual increase in base salary for Mr. Marriott and a 4.7% annual increase for Messrs. Shaw, Sorenson and Sullivan. Mr. McCarthy’s base pay was increased by 4.5%.

Annual Bonuses

To promote growth and profitability, the Company maintains two annual cash bonus plans: the Marriott International, Inc. Executive Officer Incentive Plan (“Incentive Plan”), which focuses primarily on an annual EPS objective, and the Marriott International, Inc. Executive Officer Individual Performance Plan (“Individual Plan”), which targets several other financial, operational and human capital objectives for the year. Together, the plans are designed to provide executives with appropriate compensation incentives to achieve identified annual corporate objectives.

In February, the Committee approved individual performance objectives for the current fiscal year under each bonus plan. In the following February or March after the release of the fiscal year audited financial results, the Committee reviews each individual’s performance against the stated performance objectives to determine the actual bonus payments. The bonus payments are made as a percentage of salary within a range that corresponds to a threshold (if applicable), target (expressed as “norm”) or maximum level of performance determined to have been achieved for the year. All of the Committee decisions regarding annual bonuses for Mr. Marriott and Mr. Shaw were subject to Board approval.

Incentive Plan

The Incentive Plan rewards executives for the Company’s achievement of pre-established Company financial objectives. The Incentive Plan payout represents 50-60% of the executive’s total annual bonus opportunity under the combined Incentive Plan and Individual Plan. In recent years including 2008, the Incentive Plan has focused entirely on earnings per share performance, except that Mr. McCarthy’s objectives include a combination of EPS and operating profit from the North American Lodging Operations division (“NALO”), his primary area of responsibility.

The Company puts heavy emphasis on EPS as a performance measure because EPS is an important indicator of Company profitability and aligns the interests of management with that of shareholders. For the purpose of the Incentive Plan, the Company uses EPS as reported under U.S. GAAP, as may be modified during the goal setting process for items that are not expected to have a direct impact on the business going forward. For 2008, the company established the EPS and NALO Profit goals primarily through an extensive annual budgeting process whereby each hotel, timeshare property and individual corporate unit developed and submitted a budget. The Company consolidated the individual budgets and considered the external market factors such as global and domestic economic forecasts and lodging industry outlook, as well as internal factors such as current revenue from group bookings, expected unit growth for the year, and expected capital needs. The budget was reviewed and approved by the Board. Considering these factors, the Committee set the EPS goal for 2008 at a level that the Committee believed was achievable but not certain to be met. For 2008, the Incentive Plan’s EPS performance goal was $2.07. Mr. McCarthy’s NALO Operating Profit goal was $964.6 million.

For 2008, each Named Executive Officer was entitled to receive a bonus based on his achieved level of performance and its corresponding bonus level for the relevant performance goal, as follows:

EPS Achievement vs. Goal	NALO Operating Profit Achievement vs. Goal	Bonus Award	Payout as % of Norm
Below 85%	Below 85%	No Bonus	0%
85%	85%	Threshold Bonus	25%
95%	97.5%	Norm Bonus	100%
102%	102%	Maximum Bonus	150 to 155%

Under the Incentive Plan, if the achievement falls between two of the stated performance achievement levels, the bonus payment is interpolated between the corresponding bonus levels. The specific performance level percentages were set by the Committee in consultation with the compensation consultant based on competitive market data as well as the Committee’s subjective judgment. For 2008, the Company’s EPS as reported under GAAP was $.99, which did not meet the minimum achievement level. Consequently for 2008, none of the Named Executive Officers received a bonus for the EPS portion of the Incentive Plan. In addition, NALO operating profit was $814 million. This amount is the sum of the segment results for North American Full-Service and North American Limited-Service reported in the Company’s 2008 Form 10-K. Therefore, Mr. McCarthy did not receive a payout for the NALO Operating Profit portion of the Incentive Plan.

Individual Plan

The Individual Plan emphasizes individual executive performance as well as measures of business/operating unit financial and operational performance such as revenue growth relating to newly developed rooms and customer, owner/franchisee and associate satisfaction. The Company believes that these factors are the key to our success within the hospitality and service industry. The Individual Plan payout represents either 40% or 50% of the executives’ total annual bonus opportunity. As indicated in the chart below, the weighting of each performance factor varies slightly among the eligible executives by position due to differences in accountability and responsibility. These performance factors reflect subjective assessment by the Committee and, like the EPS goal, are intended to establish high standards consistent with the Company’s quality goals which are achievable but not certain to be met. The Committee assesses each individual’s achievement of Individual Plan components, and determines a payout at or in between the threshold, norm or maximum award levels. The Committee’s recommendation regarding each Individual Plan component for Mr. Marriott and Mr. Shaw were approved by the Board.

The awards potential under the Incentive Plan and Individual Plan for 2008 are reported in dollars in the Grants of Plan-Based Awards for Fiscal 2008 table, following this Compensation Discussion and Analysis. The actual payments for 2008 (paid in 2009) are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The respective weightings of the relevant performance measures and the aggregate target and actual payments for 2008 under the combined Incentive Plan and Individual Plan are displayed in the table below. As reflected in the table, target awards range from 125% of salary for Mr. Marriott to 60% of salary for Mr. McCarthy. The Committee determined the differences in the target award percentages by reviewing market data for each position. The threshold award for each component is equal to 25% of the target award. The maximum award for each component is between 150% and 155% of the target award.

Name		Incentive Plan		Individual Plan
		Earnings Per Share	Operating Profit-NALO	Individual Achievement	Room Growth	Owner/ Franchisee Satisfaction	Guest Satisfaction	Human Capital	Total
J.W. Marriott, Jr.	Weight of Total Award (%)	60	n/a	20	10	5	5	n/a	100
	Target Award as % of Salary	75	n/a	25	12.5	6.25	6.25	n/a	125
	Actual Payout as % of Salary	0	n/a	38	19	7.13	8.04	n/a	72.17
William J. Shaw	Weight of Total Award (%)	60	n/a	20	10	5	5	n/a	100
	Target Award as % of Salary	54	n/a	18	9	4.5	4.5	n/a	90
	Actual Payout as % of Salary	0	n/a	27	13.5	5.06	5.74	n/a	51.30
Arne M. Sorenson	Weight of Total Award (%)	60	n/a	20	10	5	5	n/a	100
	Target Award as % of Salary	45	n/a	15	7.5	3.75	3.75	n/a	75
	Actual Payout as % of Salary	0	n/a	23	11.5	4.31	4.85	n/a	43.66
James M. Sullivan	Weight of Total Award (%)	50	n/a	15	25	5	5	n/a	100
	Target Award as % of Salary	37.5	n/a	11.25	18.75	3.75	3.75	n/a	75
	Actual Payout as % of Salary	0	n/a	17.25	28.75	4.31	4.85	n/a	55.16
Robert J. McCarthy	Weight of Total Award (%)	20	30	20	10	5	5	10	100
	Target Award as % of Salary	12	18	12	6	3	3	6	60
	Actual Payout as % of Salary	0	0	18	9	3.38	3.6	9	42.98

The performance components for each Named Executive Officer under the Individual Plan for 2008 were:

•

Individual Achievement: Each year the Company sets specific management objectives for the Named Executive Officers. Each Named Executive Officer has a different set of objectives that is aligned to his unique responsibilities and role within the Company. The objectives are developed by Mr. Marriott and members of his executive team, and reviewed, modified as necessary and approved by the Committee (or the Board in the cases of Mr. Marriott’s and Mr. Shaw’s management objectives). The management objectives in some cases are difficult to accomplish and in some cases are among the core duties of the positions. Examples of the types of management objectives are:

–	Implement brand initiatives such as “Great Room” concept and “Courtyard Redefinition”

–	Achieve human capital goals

–	Promote lodging industry interests on public policy issues such as global tourism and immigration reform

The Committee’s evaluation of management objectives is a rigorous and largely subjective assessment of the Named Executive Officers’ qualitative performance. The management objectives are not assigned specific weightings and may be modified by the Committee if a change in business circumstances warrants. The actual payments relating to management objectives are determined by the Committee based on its subjective assessment of each Named Executive Officer’s job performance for the year. Maximum or above norm payouts occur if the Committee views the Named Executive Officer’s overall performance to have been superior after its review of the achievement levels for each of the objectives. For each of the five years preceding 2008, the Named Executive Officers received award levels varying from above norm to a maximum payout for the individual achievement portion of the Individual Plan. For 2008, each of Named Executive Officers obtained a maximum payout for the individual achievement portion of the Individual Plan. In determining this level of payout for 2008, the Committee took into consideration that each Named Executive Officer achieved key individual objectives, including operational objectives such as the brand initiatives identified above, despite the substantially increased difficulty of attaining other goals due to the declining economy.

•

Room Growth: Assessment of room growth was based on the number of rooms developed and a net present value estimate/calculation utilized by our management and Board in evaluating the potential performance of completed development projects. For 2008, the Company established the room growth goal primarily through an extensive annual budgeting process whereby a budget was developed and submitted for each geographic region that was identified for potential growth. The Company’s Lodging Development Department consolidated the individual budgets and considered external market factors such as global and domestic economic forecasts and lodging industry outlook, as well as miscellaneous internal factors such as existing development resources. The room growth goal for 2008 was 51,100 rooms and $685 million net present value. Achievement of the goal results in a maximum component bonus payout; achievement of 85% of the goal results in a threshold/norm component bonus payout; and achievement of less than 85% of the goal results in no component bonus payout. For 2008, the Company exceeded the above goals for the number and net present value of rooms developed. Consequently, for 2008 each Named Executive Officer received a maximum payout of the room growth portion of the Individual Plan.

•

Owner/Franchisee Satisfaction: Assessment of owner and franchisee overall satisfaction is based on satisfaction survey results compared to the prior year. The Company retains a third party to survey the owners and franchisees of our North America hotels on various aspects of their relationship with the Company. Annual goals for certain key metrics are established at a level which generally exceeds the prior year’s results. However the goals may be lower in some instances such as when prior year results are unusually high and are unlikely to be repeated, or when economic conditions make it highly unlikely to achieve. Public disclosure of the target and results would reveal confidential information about the Company’s relationships with its owners and franchisees which would cause competitive or economic harm to the Company. Over the five years preceding 2008, the Named Executive Officers received a norm payout in one year and a maximum payout in four years. For 2008, each of the Named Executive Officers received an above norm, but below maximum payout for the owner/franchisee satisfaction portion of the Individual Plan.

•

Guest Satisfaction: Guest satisfaction is assessed based on Company survey results for the year compared to pre-established goals. The Company retains a third party to conduct the survey. Similar to the owner/franchisee satisfaction objective, the guest satisfaction objective typically is set at a level which exceeds the prior year’s results. Disclosure of the target and results would reveal confidential information about the Company’s guest satisfaction strategies which would cause competitive or economic harm to the Company. The annual goals are difficult to accomplish and not certain to be met. Over the five years preceding 2008, the Named Executive Officers received an above threshold but below norm payout in three years and an above norm but below maximum payout performance in two years. For 2008, each of the Named Executive Officers received an above norm but below maximum payout for the guest satisfaction portion of the Individual Plan. The target and results for Mr. McCarthy consisted solely of guest satisfaction results from NALO, his primary area of responsibility.

•

Human Capital: As the leader of the Company’s largest operations division, Mr. McCarthy has a separately weighted human capital goal. Human capital is measured by the results of the Company’s annual associate opinion survey (conducted by a third party) as compared against survey results for the consumer services industry. For 2008, the target for a norm payout was to exceed the survey score of the consumer services industry, and the target for a maximum payout was to exceed the survey score of the consumer services industry by 10%. For 2008, Mr. McCarthy received a maximum payout for the human capital portion of the Individual Plan. For Mr. Marriott and Mr. Shaw, human capital objectives were evaluated as part of the Individual Achievement component described above.

Annual and Supplemental Stock Awards

Annual Stock Awards

The Company grants equity compensation awards to the Named Executive Officers under the Stock Plan on an annual basis. By imposing four-year vesting conditions and offering the opportunity for long-term capital appreciation, the equity awards help the Company achieve its primary objectives of executive retention and linking Named Executive Officer pay to long-term Company performance. The Committee also believes that it is appropriate to emphasize equity awards as a significant component of total pay for the Named Executive Officers because the Company does not offer its executives a pension plan, severance plan, or substantial fringe benefits.

For 2008, the Named Executive Officers were permitted to choose to receive their equity awards as all stock settled SARs or an equal mix (based on grand date fair value) of RSUs and SARs. Similar to Options, which the Company offered to Named Executive Officers prior to 2006, SARs deliver the appreciation in Company stock over a period of time from the grant date until they are exercised. RSUs are a promise to deliver shares of Company stock at stated future vesting dates. Both SARs and RSUs use fewer shares than Options use, which was a factor the Committee considered when approving these types of awards starting in 2006. The Committee believes that giving the executives this choice of awards has provided significant reward potential and flexibility to meet the executives’ individual financial planning profiles and needs.

The target values (stated in dollars) for the annual equity awards for each Named Executive Officer for 2008 were:

Name	Target Value($)
J.W. Marriott, Jr.	$5,770,600
William J. Shaw	$2,366,800
Arne M. Sorenson	$1,857,000
James M. Sullivan	$1,857,000
Robert J. McCarthy	$1,207,700

For Messrs. Marriott, Shaw, Sorenson and McCarthy, the target values for the annual awards were set at the 50th percentile of the external market data described in the Market Data section above. The target value for Mr. Sullivan was determined based on a subjective evaluation of publicly disclosed compensation data for development and real estate executives at other hotel companies as well as his tenure in the Company and experience in the hotel industry. These targets were recommended by the Human Resources Department, validated by the compensation consultant and approved by the Committee (with Board approval for

Mr. Marriott’s and Mr. Shaw’s targets). The target values increased for Messrs. Marriott, Sorenson and Sullivan and decreased for Messrs. Shaw and McCarthy, when compared with prior year award values, based on external market data for both long-term incentive and total compensation.

Supplemental Stock Awards

Supplemental stock awards (typically RSUs) tend to be infrequent and are presented for approval at quarterly Board meetings in recognition of special performance, to retain key talent or as a sign-on employment inducement. The Company considers a number of factors when determining supplemental stock grants such as individual performance, the size of competitive long-term awards, key contributions and retention needs. In order to maintain total compensation consistent with the above-described guidelines, the Committee may adjust the components of total compensation in future years to account for current year supplemental awards. Supplemental stock awards may have different vesting schedules depending upon the Company’s retention objectives for the individual recipient. None of the Named Executive Officers received a supplemental stock award in 2008.

Grant Timing and Pricing

The Company typically grants annual stock awards in February each year on the second business day following the release of its prior fiscal year annual earnings. This timing is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

Executives derive value from their Options and stock-settled SARs based on the appreciation in the value of the underlying shares of Company stock. For purposes of measuring this appreciation, the Company sets the exercise or base price as the average of the high and low prices of the Company stock on the NYSE on the date the awards are granted. This average price valuation is common practice and offers no inherent pricing advantage to the executive or the Company.

Nonqualified Deferred Compensation Plan

In addition to a qualified 401(k) plan, the Company offers senior management the opportunity to defer payment and income taxation of a portion of their salary/commissions, bonus and/or annual cash incentives under the Marriott International, Inc. Executive Deferred Compensation Plan. The plan also provides participants the opportunity for long-term capital appreciation by crediting their accounts with notional earnings (or losses) based on the performance of benchmark investment funds selected by participants. The Committee believes that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because the Company does not offer a defined benefit pension plan. The Company makes a discretionary matching contribution to the Named Executive Officers’ deferred compensation accounts following each fiscal year. The rate of match is determined as an estimate of the matching contributions that the Named Executive Officers would receive in the Company’s 401(k) plan but for limitations imposed under the Internal Revenue Code. Throughout the year, the Company accrues for a matching contribution of 75% of deferrals up to 6% of cash compensation. The Committee has discretion to adjust the actual match allocation based on fiscal year financial results but no such adjustment was made for 2008. The Company also may make an additional discretionary contribution to the Named Executive Officers’ deferred compensation accounts based on subjective factors such as individual performance, key contributions and retention needs. There were no additional discretionary contributions for the Named Executive Officers in 2008.

Other Compensation

The Company offers certain other perquisites and personal benefits to its executives. One benefit is complimentary rooms, food and beverages at Company-owned, operated or franchised hotels and the use of hotel related services such as Marriott-managed golf and spa facilities while on personal travel. These benefits are offered to encourage executive officers to visit and personally evaluate our properties. The value of these benefits is included in the executives’ wages for tax purposes, and the Company does not provide tax gross-ups to the executives with respect to these benefits.

In addition, the executives may participate in Company-wide plans and programs. Some of these benefits are paid for by the executives such as 401(k) plan elective deferrals, vision coverage, long- and short-term disability, group life and accidental death and dismemberment insurance, health care and dependent care spending accounts, retiree medical coverage and tuition reimbursement. Other benefits are paid for or subsidized by the Company such as the 401(k) Company match, certain group medical and dental benefits and business travel accident insurance.

The Company does not have employment agreements or severance plans for its Named Executive Officers. The Committee believes that the combination of the compensation and benefit programs discussed above currently is adequate to attract and retain executive talent, but the Committee continuously monitors the market for development in executive compensation practices to ensure that the Company remains competitive.

Change in Control

During 2008, the Committee reviewed market practices, the Company’s policy of providing no pension or severance plan and the overall executive compensation structure, and based on that review recommended to the Board that the Company provide limited “double trigger” change in control benefits. The Committee believes that, with these carefully structured benefits, the Named Executive Officers would be better able to perform their duties with respect to any potential proposed corporate transaction without the influence of or distraction by concerns about how their personal employment or financial status will be affected, while shareholder interests would be protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, the Board approved amendments to the Stock Plan and Executive Deferred Compensation Plan providing that, in the event that a Named Executive Officer is terminated by the Company other than for the executive’s misconduct (or by the executive for Good Reason, as defined under the Stock Plan) during the period beginning three months before and ending twelve months following a change in control of the Company, the Named Executive Officer will immediately vest in all unvested equity awards and Executive Deferred Compensation Plan balances. In those circumstances, all Options and SARs will be exercisable no later than the earlier of the original expiration date of the awards or twelve months (or in the case of an approved retiree, five years) following the termination of employment, and all other stock awards shall be immediately distributed following the later of the termination of employment or the change in control event. In addition, any cash incentive payments under the Incentive Plan will be made immediately based on the target performance level, pro-rated based on the days worked during the year until the Named Executive Officer’s termination of employment. The Company did not provide for any tax gross-ups on these benefits, and instead, specifically limited the benefits to avoid adverse tax consequences to the Company. Specifically, each of these benefits are subject to a cut-back, so that no such benefits will be provided to the extent it would result in the loss of a deduction or imposition or excise taxes under the “golden parachute” excess parachute payment provision of the Internal Revenue Code. The section, “Payments Upon Termination or Change in Control” below, includes a table that reflects the intrinsic value of unvested stock awards and unvested Executive Deferred Compensation accounts that each Named Executive Officer would receive due to an involuntary termination of employment in connection with a change in control.

Tax Considerations

Internal Revenue Code Section 162(m) limits the Company’s federal income tax deduction for compensation in excess of one million dollars paid to Named Executive Officers except for the Chief Financial Officer. However, performance-based compensation can be excluded from the limitation so long as it meets certain requirements. The Committee believes that compensation under the Incentive Plan as well as SARs and Options satisfy the requirements for exemption under Section 162(m).

For 2008, the compensation under the Individual Plan and RSUs did not meet the requirements for exemption as performance-based compensation under Section 162(m). However, the Committee believes that the value of preserving the ability to structure compensation programs to meet a variety of corporate objectives, such as workforce planning, customer satisfaction and other non-financial business requirements, justifies the cost of being unable to deduct a portion of the executives’ compensation.

Executive Compensation Tables and Discussion

Summary Compensation Table

The following Summary Compensation Table shows the compensation we paid in fiscal years 2006, 2007 and 2008 to our Chief Executive Officer, our Chief Financial Officer, and to our other three most highly compensated executive officers as of January 2, 2009.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option/Stock Appreciation Right Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
J.W. Marriott, Jr.	2008	1,253,654	1,184,855	6,240,289	904,700	405,770	9,989,268
Chairman and Chief Executive Officer	2007	1,175,500	6,161,719	2,279,108	2,166,916	364,897	12,148,140
	2006	1,119,506	6,000,429	3,770,912	1,376,096	329,865	12,596,808
William J. Shaw	2008	1,019,231	1,242,541	2,727,026	522,891	153,798	5,665,487
President and Chief Operating Officer	2007	955,000	3,851,855	1,024,156	1,239,018	115,925	7,185,954
	2006	908,800	3,778,694	1,683,065	982,867	398,500	7,751,926
Arne M. Sorenson	2008	682,885	983,378	2,650,803	298,165	71,886	4,687,117
Executive Vice President, Chief Financial Officer and President — Continental European Lodging	2007 2006	640,000 609,000	944,174 895,548	2,481,182 2,213,468	698,624 536,834	74,638 237,109	4,838,618 4,491,959
James M. Sullivan	2008	682,885	1,078,830	1,959,050	376,696	72,750	4,170,211
Executive Vice President Lodging Development	2007	640,000	2,119,974	1,519,986	717,824	63,029	5,060,813
	2006	609,000	2,086,124	1,937,498	536,834	221,732	5,391,188
Robert J. McCarthy	2008	585,803	872,564	1,107,939	251,749	207,587	3,025,642
President North American Lodging Operations and Global Brand Management	2007 2006	550,000 500,000	889,916 600,304	1,068,510 683,229	475,915 319,350	199,159 205,570	3,183,500 2,308,453

(1)	These columns report all amounts earned as salary or under the Company’s Incentive Plan and Individual Plan during the fiscal year, whether paid or deferred under certain Company employee benefit plans. The Company’s 2008 fiscal year included 53 weeks resulting in an additional week of salary.
(2)	The value reported for Stock Awards and Option/SAR awards is the aggregate cost recognized in the Company’s financial statements for such awards for the fiscal year including awards granted in prior years. The costs for awards made during 2006, 2007 and 2008 are determined in accordance with Financial Accounting Standard (“FAS”) No. 123(R), disregarding adjustments for forfeiture assumptions, and the costs for awards made prior to 2006 are determined in accordance with the modified prospective transition method under FAS No. 123(R). In accordance with FAS No. 123(R), the Company recognizes, in the year of grant, over 90% of the grant-date value of awards granted in 2006, 2007 and 2008 to executives who are eligible for retirement based on attaining 10 or more years of service at or after age 55. All of the Named Executive Officers except Mr. Sorenson meet the retirement eligibility requirements. The assumptions for making the valuation determinations are set forth in the footnotes captioned “Share-Based Compensation” or “Employee Stock Plans” to our financial statements in each of the Company’s Forms 10-K for the fiscal years 2002 through 2008. For additional information on these awards, see the Grants of Plan Based Awards for Fiscal 2008 table, below.
(3)	All Other Compensation consists of the following:
•	Company contributions to the Company’s qualified 401(k) plan
•	Company match allocation under the Company’s non-qualified Executive Deferred Compensation Plan
•	Perquisites and personal benefits including:
–	Personal financial services
–	Tax return preparation and advisory services
–	Personal use of the Company jet
–	Spousal accompaniment while on business travel
–	Rooms, food, beverages and use of other hotel related services such as golf and spa facilities at Company-owned, operated or franchised hotels while on personal travel
–	Other miscellaneous benefits

The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for the fiscal year. The following table identifies the total amount the Company contributed to each Named Executive Officer’s qualified 401(k) plan and non-qualified Executive Deferred Compensation Plan for fiscal year 2008. It also specifies values for perquisites and personal benefits for each Named Executive Officer that comprise more than the greater of 10% of his aggregate perquisites or personal benefits or $25,000.

Name	Company Contributions to the 401(k) Plan ($)	Company Contributions to the Executive Deferred Compensation Plan ($)	Personal Use of the Company Jet ($)	Spousal Accompaniment on Business Travel ($)	Executive Life Insurance ($)	Executive Tax and Financial Services ($)	Other ($)
Mr. Marriott	10,350	152,767	80,098	—	68,185	94,370	—
Mr. Shaw	10,350	102,409	—	32,703	—	—	8,337
Mr. Sorenson	10,350	61,536	—	—	—	—	—
Mr. Sullivan	10,350	62,400	—	—	—	—	—
Mr. McCarthy	10,350	197,237	—	—	—	—	—

The value of the personal use of the Company jet is the sum of:

•	allocable flight-specific costs of the personal flights (including, where applicable, return flights with no passengers) such as landing fees, crew costs and other related items, and
•

the product of (i) all other costs of maintaining and flying the jet for the billable year other than certain fixed expenses such as pilot compensation, management fee and hangar rental costs, multiplied by (ii) a fraction the numerator of which is the individual’s personal flight hours on the jet for the billable year and the denominator of which is the total flight hours of the jet for the billable year.

Although amounts are reported for aircraft use during the Company’s fiscal year, incremental cost is calculated on the basis of a December 1 through November 30 billable year, which reflects the contract service period used for billing by a third party aircraft management company.

The value reported as executive life insurance for Mr. Marriott is the economic benefit (increase in cash surrender value) from certain life insurance policies held by a trust for the benefit of the Marriott family to which the Company contributed premiums from 1996 through 2002. The value reported as executive tax and financial services for Mr. Marriott is the pro rata cost for compensation of the Company employee who delivered the tax and financial services.

Cash Compensation

Amounts reported under the Non-Equity Incentive Plan Compensation column include all amounts earned under the Company’s Incentive Plan and Individual Plan, which for the 2008 fiscal year were as follows:

Name	Amounts earned under the Executive Officer Incentive Plan ($)	Amounts earned under the Executive Officer Individual Performance Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
Mr. Marriott	—	904,700	904,700
Mr. Shaw	—	522,891	522,891
Mr. Sorenson	—	298,165	298,165
Mr. Sullivan	—	376,696	376,696
Mr. McCarthy	—	251,749	251,749

Equity Compensation

As explained in the Compensation Discussion and Analysis, the Company gave executives the choice to receive the value of their annual stock grant in one of two forms: (1) 100% stock-settled SARs, or (2) 50% SARs and 50% RSUs. For 2008, all of the Named Executive Officers elected 100% SARs.

Deferred Compensation

Elective deferrals for salary and non-equity incentive compensation under the Company’s Executive Deferred Compensation Plan are included in the Summary Compensation Table above in the columns that are associated with the type of compensation (i.e., Salary or Non-Equity Incentive Plan Compensation) that is deferred. Company match allocations are included in the values reported in the All Other Compensation column. Elective deferrals and Company allocations also are separately disclosed in the Nonqualified Deferred Compensation table below.

Grants of Plan-Based Awards for Fiscal 2008

The following table shows the plan-based awards granted to the Named Executive Officers in 2008.

Name	Award Type	Approval Date(1)	Grant Date(1)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: (Number of Shares of Stock or Units) (#)	All Other Option/SAR Awards: (Number of Securities Underlying Options/ SARs) (#)	Closing price on Grant Date ($/sh)(3)	Exercise or Base Price ($/sh)	Grant Date Fair Value of All Other Stock/Option/ SAR Award ($)(4)
				Threshold ($)	Target ($)	Maximum ($)
Mr. Marriott	Incentive Plan			235,060	940,241	1,429,166
	Individual Plan			156,707	626,827	952,777
	SAR	2/7/08	2/19/08					447,304	35.29	35.54	5,750,012

Mr. Shaw	Incentive Plan			137,596	550,385	825,577
	Individual Plan			91,731	366,923	550,385
	SAR	2/7/08	2/19/08					194,480	35.29	35.54	2,500,005

Mr. Sorenson	Incentive Plan			76,825	307,298	471,191
	Individual Plan			51,216	204,865	314,127
	SAR	2/7/08	2/19/08					143,916	35.29	35.54	1,850,014

Mr. Sullivan	Incentive Plan			64,020	256,082	392,659
	Individual Plan			64,020	256,082	392,659
	SAR	2/7/08	2/19/08					136,136	35.29	35.54	1,750,004

Mr. McCarthy	Incentive Plan			43,935	175,741	263,611
	Individual Plan			43,935	175,741	263,611
	SAR	2/7/08	2/19/08					62,236	35.29	35.54	800,032

(1)	“Grant Date” applies to equity awards reported in the All Other Stock Awards column. The Board approved the SARs at the February 7, 2008 meeting. Pursuant to the Company’s equity compensation grant procedures described in the Compensation Discussion and Analysis, the grant date of these awards was February 19, 2008, the second trading day following the release of the Company’s 2007 earnings.
(2)	The amounts reported in these columns include potential payouts corresponding to the achievement of the threshold, target, and maximum performance objectives under the Company’s annual cash incentive plans.
(3)	This column represents the final closing price of the Company’s Class A common stock on the NYSE on the date of grant. However, pursuant to the Company’s equity compensation grant procedures, the awards were granted with an exercise or base price equal to the average of the high and low stock price of the Company’s Class A common stock on the NYSE on the date of grant. In 2008, the exercise price was higher than the closing price.
(4)	The grant date fair value is the value of awards granted in 2008 as determined in accordance with FAS No. 123(R) disregarding that the Company recognizes the value of the awards for financial reporting purposes over the service period of the awards.

The Grants of Plan-Based Awards table reports the dollar value of cash incentive plan awards (at their threshold, target and maximum achievement levels) and the number and grant date fair value of stock awards granted to each Named Executive Officer during the 2008 fiscal year. With regard to cash incentives, this table reports the estimated potential value that could have been obtained by the executive, whereas the Summary Compensation Table reports the actual value realized for 2008 (paid in February 2009).

Annual SAR and RSU grants under the Stock Plan typically vest 25% on each of the first four anniversaries of their grant date, contingent on continued employment with the Company. Even when vested, an executive may lose the right to exercise or receive a distribution of any outstanding stock awards if the executive terminates employment due to serious misconduct as defined in the Stock Plan, or if the Committee determines that the executive has engaged in competition with the Company or has engaged in criminal conduct or other behavior that is actually or potentially harmful to the Company. The Company believes that these provisions serve its objectives of retention and aligning the executives’ long-term interests to those of the Company. These awards do not offer dividend or voting rights until they vest or are exercised and shares are issued to the grantee.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table shows information about outstanding Options, SARs, and RS, RSU, DSB, and DSA awards at January 2, 2009, our fiscal year-end. The Intrinsic Value and Market Value are based on the closing price of the Company’s Class A common stock on the NYSE on January 2, 2009, which was $20.06.

	Option/SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs Exercisable/Unexercisable (#)				Option/ SAR Exercise Price ($)	Option/SAR Expiration Date	Option/SAR Intrinsic Value ($) Exercisable/ Unexercisable		Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Share/Units That Have Not Vested ($)
Mr. Marriott	Options	198,146	—		6.6681	11/3/09	2,653,551	—
	Options	198,146	—		6.5607	11/3/09	2,674,832	—
	Options	220,162	—		8.514	11/2/10	2,541,990	—
	Options	220,162	—		8.3769	11/2/10	2,572,175	—
	Options	700,000	—		22.8675	2/1/11	—	—
	Options	156,316	—		12.5492	11/7/11	1,174,058	—
	Options	156,316	—		12.3472	11/7/11	1,205,634	—
	Options	800,000	—		18.84	2/19/12	976,000	—
	Options	137,602	—		15.5184	11/6/12	624,933	—
	Options	137,600	—		15.2685	11/6/12	659,310	—
	Options	1,130,000	—		15.105	2/6/13	5,599,150	—
	Options	384,000	—		14.1094	11/5/13	2,285,030	—
	Options	658,800	—		22.81	2/5/14	—	—
	Options	600,000	—		16.5782	11/4/14	2,089,080	—
	Options	184,500	61,500	(1)	32.16	2/10/15	—	—
	SARs	—	447,304	(2)	35.54	2/19/18	—	—
	RSUs								189,028	(3)	3,791,902
Mr. Shaw	Options	123,292	—		6.6681	11/3/09	1,651,114	—
	Options	123,292	—		6.5607	11/3/09	1,664,356	—
	Options	114,486	—		8.514	11/2/10	1,321,855	—
	Options	114,486	—		8.3769	11/2/10	1,337,551	—
	Options	250,000	—		22.8675	2/1/11	—	—
	Options	101,274	—		12.5492	11/7/11	760,649	—
	Options	101,276	—		12.3472	11/7/11	781,122	—
	Options	350,000	—		18.84	2/19/12	427,000	—
	Options	99,074	—		15.5184	11/6/12	449,954	—
	Options	99,074	—		15.2685	11/6/12	474,713	—
	Options	500,000	—		15.105	2/6/13	2,477,500	—
	Options	264,000	—		14.1094	11/5/13	1,570,958	—
	Options	296,480	—		22.81	2/5/14	—	—
	Options	250,000	—		16.5782	11/4/14	870,450	—
	Options	82,950	27,650	(1)	32.16	2/10/15	—	—
	SARs	—	194,480	(4)	35.54	2/19/18	—	—
	DSB								2,048	(5)	41,083
	RSU								105,220	(6)	2,110,713
Mr. Sorenson	Options	160,000	—		22.8675	2/1/11	—	—
	Options	22,018	—		11.3757	3/19/11	191,211	—
	Options	22,018	—		11.5619	3/19/11	187,111	—
	Options	7,926	—		12.5492	11/7/11	59,531	—
	Options	7,926	—		12.3472	11/7/11	61,132	—
	Options	220,000	—		18.84	2/19/12	268,400	—

	Option/SAR Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs Exercisable/ Unexercisable (#)				Option/ SAR Exercise Price ($)	Option/SAR Expiration Date	Option/SAR Intrinsic Value ($) Exercisable/ Unexercisable		Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Share/Units That Have Not Vested ($)
	Options	14,312	—		15.5184	11/6/12	64,999	—
	Options	14,312	—		15.2685	11/6/12	68,576	—
	Options	320,000	—		15.105	2/6/13	1,585,600	—
	Options	90,000	—		14.1094	11/5/13	535,554	—
	Options	197,640	—		22.81	2/5/14	—	—
	Options	210,000	90,000	(7)	23.80	4/29/14	—	—
	Options	150,000	—		16.5782	11/4/14	522,270	—
	Options	110,700	36,900	(1)	32.16	2/10/15	—	—
	SARs	66,800	66,800	(8)	34.465	2/13/16	—	—
	SARs	22,100	66,300	(9)	49.03	2/12/17	—	—
	SARs	—	143,916	(10)	35.54	2/19/18	—	—
	DSB								958	(11)	19,217
	RS								22,500	(12)	451,350
	RSUs								42,000	(13)	842,520
Mr. Sullivan	Options	220,000	—		18.84	2/19/12	268,400	—
	Options	44,034	—		15.5184	11/6/12	199,985	—
	Options	44,032	—		15.2685	11/6/12	210,979	—
	Options	320,000	—		15.105	2/6/13	1,585,600	—
	Options	132,000	—		14.1094	11/5/13	785,479	—
	Options	197,640	—		22.81	2/5/14	—	—
	Options	150,000	—		16.5782	11/4/14	522,270	—
	Options	55,350	18,450	(1)	32.16	2/10/15	—	—
	SARs	33,400	33,400	(14)	34.465	2/13/16	—	—
	SARs	11,050	33,150	(15)	49.03	2/12/17	—	—
	SARs	—	136,136	(16)	35.54	2/19/18	—	—
	RSUs								63,864	(17)	1,281,112
Mr. McCarthy	Options	2	—		6.6681	11/3/09	27	—
	Options	27,500	—		22.8675	2/1/11	—	—
	Options	18,750	—		15.91	11/1/11	77,813	—
	Options	120,600	—		15.105	2/6/13	597,573	—
	Options	65,880	—		22.81	2/5/14	—	—
	Options	19,290	6,430	(1)	32.16	2/10/15	—	—
	SARs	28,596	28,596	(18)	34.465	2/13/16	—	—
	SARs	9,325	27,975	(19)	49.03	2/12/17	—	—
	SARs	—	62,236	(20)	35.54	2/19/18	—	—
	DSB								989	(21)	19,839
	DSA								8,000	(22)	160,480
	RSUs								50,236	(23)	1,007,734

(1)	Vests on February 10, 2009.
(2)	111,826 SARs vest on each of February 19, 2009, February 19, 2010, February 19, 2011 and February 19, 2012.
(3)	91,178 RSUs vest on February 15, 2009. 69,800 RSUs vest on February 15, 2010. 28,050 RSUs vest on February 15, 2011.
(4)	48,620 SARs vest on each of February 19, 2009, February 19, 2010, February 19, 2011 and February 19, 2012.
(5)	1,370 DSB units vest on January 2, 2010. 678 DSB units vest on January 2, 2011.
(6)	61,120 RSUs vest on February 15, 2009. 31,500 RSUs vest on February 15, 2010. 12,600 RSUs vest on February 15, 2011.
(7)	Vests on April 29, 2009.
(8)	33,400 SARs vest on each of February 13, 2009 and February 13, 2010.

(9)	22,100 SARs vest on each of February 12, 2009, February 12, 2010 and February 12, 2011.
(10)	35,979 SARs vest on each of February 19, 2009, February 19, 2010, February 19, 2011 and February 19, 2012.
(11)	622 DSB units vest on January 2, 2010. 336 DSB units vest on January 2, 2011.
(12)	7,500 RS awards vest on each of February 6, 2009, February 6, 2010 and February 6, 2011.
(13)	4,000 RSUs vest on each of February 15, 2009, February 15, 2010 and February 15, 2011. 30,000 RSUs vest on May 15, 2009.
(14)	16,700 SARs vest on each of February 13, 2009 and February 13, 2010.
(15)	11,050 SARs vest on each of February 12, 2009, February 12, 2010 and February 12, 2011.
(16)	34,034 SARs vest on each of February 19, 2009, February 19, 2010, February 19, 2011 and February 19, 2012.
(17)	RSUs vest as follows:

•	41,014 on February 15, 2009
•	14,600 on February 15, 2010
•	8,250 on February 15, 2011

(18)	14,298 SARs vest on each of February 13, 2009 and February 13, 2010.
(19)	9,325 SARs vest on each of February 12, 2009, February 12, 2010 and February 12, 2011.
(20)	15,559 SARs vest on each of February 19, 2009, February 19, 2010, February 19, 2011 and February 19, 2012.
(21)	DSB units vest as follows:

•	414 on January 2, 2010
•	232 on January 2, 2011
•	38 on January 2, 2012
•	39 on January 2, 2013
•	37 on January 2, 2014
•	38 on each of January 2, 2015, January 2, 2016, January 2, 2017, January 2, 2018 and January 20, 2019
•	39 on January 2, 2020

(22)	Vests on February 5, 2009.
(23)	RSUs vest as follows:

•	7,236 on February 15, 2009
•	14,000 on each of December 15, 2009 and December 15, 2010
•	5,000 on each of February 15, 2010, February 15, 2011 and February 15, 2012

The Outstanding Equity Awards at Fiscal Year-End table reflects the potential value, based on the Company’s year-end stock price, of all outstanding unvested or vested but unexercised equity awards held by the Named Executive Officers as of the last day of the fiscal year. These include RSUs and SARs granted in 2007, as well as RSU, RS, DSB and DSA awards, and Options granted prior to 2008. Options/SARs and RSUs are described above. The following describes the RS, DSB and DSA awards:

RS	RS awards were last granted in 2003. RS awards were grants of stock that were subject to general restrictions such as continued employment and non-competition. Holders of RS awards receive dividends and may exercise voting rights on their restricted shares. Shares are released from restrictions over a 5-, 8- or 10-year period.

DSB	DSBs were last granted in 2001. There are two types of DSBs: (1) a current award, which is distributed in ten annual installments beginning one year after the award is granted, or (2) a deferred award, which is distributed in one or up to ten annual installments beginning the January following termination of employment. Both types of DSBs contingently vest in ten equal annual installments beginning one year after the award was made.

DSA	DSAs were last granted in 2003. DSAs are similar to DSBs except that they typically vest in five or ten equal annual installments and generally are distributable in ten annual installments following termination of employment.

Option Exercises and Stock Vested During Fiscal 2008

The following table shows information about Option exercises and vesting of RSU, RS, DSB and DSA awards during fiscal year 2008.

	Option Awards				Stock Awards
Name	Award Type	Exercise Date	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Award Type	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(2)
Mr. Marriott	Options	2/27/08	209,154	6,358,909	RSU	2/15/08	91,178	3,217,672
	Options	5/6/08	80,000	2,432,406
	Options	5/7/08	30,000	920,391
	Options	5/12/08	99,154	3,035,050
Mr. Shaw					DSB	1/2/08	2,870	95,858
					RS	2/6/08	26,000	923,260
					RSU	2/15/08	61,120	2,156,925
					DSB	1/2/09	2,154	42,951
Mr. Sorenson					DSB	1/2/08	1,124	37,542
					RS	2/6/08	7,500	266,325
					RSU	2/15/08	4,000	141,160
					RSU	5/15/08	30,000	1,063,500
					RS	11/5/08	4,000	82,440
					DSB	1/2/09	894	17,826
Mr. Sullivan					RS	2/6/08	12,000	426,120
					RSU	2/15/08	45,014	1,588,544
Mr. McCarthy					DSB	1/2/08	782	26,119
					DSA	2/5/08	8,000	287,120
					RSU	2/15/08	7,236	255,358
					RSU	12/15/08	12,000	197,040
					DSB	1/2/09	596	11,884

(1)	The value realized upon exercise is based on the current trading price at the time of exercise.
(2)	The value realized upon vesting is based on the average of the high and low stock price on the vesting date.

Pension Benefits for Fiscal Year 2008

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation for Fiscal Year 2008

The following table discloses contributions, earnings, balances and distributions under the Company’s nonqualified Executive Deferred Compensation Plan for the 2008 fiscal year.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE($)(3)
Mr. Marriott	831,692	152,767		501,792	—	14,583,427
Mr. Shaw	135,495	102,409		1,061,378	—	9,065,985
Mr. Sorenson	82,890	61,536		488,591	—	1,801,356
Mr. Sullivan	775,259	62,400		697,119	—	8,957,285
Mr. McCarthy	496,787	197,237	(4)	736,939	—	1,488,463

(1)	The amounts in this column consist of elective deferrals by the Named Executive Officers of salary for the 2008 fiscal year and non-equity incentive plan compensation for 2007 (otherwise payable in 2008) under the Company’s nonqualified Executive Deferred Compensation Plan. The following table indicates the portion of each executive’s 2008 elective contributions that were attributable to 2008 salary which is reported in the Summary Compensation Table. The portion relating to non-equity incentive plan compensation relates to amounts earned and reported as compensation in 2007 (although payable in 2008).

Name	Amounts that relate to the contribution of Salary ($)
Mr. Marriott	615,000
Mr. Shaw	61,154
Mr. Sorenson	40,973
Mr. Sullivan	201,000
Mr. McCarthy	116,055

(2)	The amounts in this column reflect aggregate notional earnings during 2008 of each Named Executive Officer’s account in the Executive Deferred Compensation Plan. Aggregate notional earnings in this table are not reported in the Summary Compensation Table because they are based on market rates that are determined by reference to mutual funds.
(3)	This column includes amounts in each Named Executive Officer’s total Executive Deferred Compensation account balance as of the last day of the fiscal year. The following table reports the portion of the Aggregate Balance that was reported as compensation in the Summary Compensation Table in each of the Company’s prior year proxy statements since we became a public company on March 27, 1998.

Name	Amounts that were reported as compensation in prior year proxy statements ($)
Mr. Marriott	10,182,856
Mr. Shaw	3,153,647
Mr. Sorenson	1,252,850
Mr. Sullivan	5,757,447
Mr. McCarthy	1,148,046

(4)	Of this reported amount, $150,000 represents one of four equal installments beginning in 2006. The decision to make these contributions was made by the Company in 2005, before Mr. McCarthy was a Named Executive Officer.

Under the Company’s Executive Deferred Compensation Plan, participants are eligible to defer the receipt of up to 80% of their salary, bonus, non-equity incentive plan compensation and/or commissions. Such amounts are immediately vested. In addition, the Named Executive Officers may receive a discretionary match which vests 25% per year for each year that the executive remains employed by the Company following the date the Company match is allocated to the executive’s plan account, or if sooner, which vests in full upon approved retirement, death or disability. For 2008, the Company matched 75% on deferrals of the first 6% of compensation for each of the Named Executive Officers.

Accounts in the Executive Deferred Compensation Plan are credited with notional earnings based on the market rate of return of the available benchmark investment alternatives offered under the plan. The benchmark investment alternatives are indexed to traded mutual funds, and each Named Executive Officer may elect among the investment alternatives in increments of 1% of his or her account. The executive may make daily changes in his or her investment election for future deferrals, and may make monthly transfers of balances between the available investment alternatives. If no investment election is made, a default investment alternative is selected by the plan administrator. In 2008, the benchmark investments and their respective notional annual rates of return in the Executive Deferred Compensation Plan were as follows:

Benchmark Investment	2008 Rate of Return (1)
Vanguard Money Market	2.8%
PIMCO Total Return	4.8%
Vanguard Balanced	-22.6%
Fidelity VIP Index 500	-37.0%
Fidelity VIP Contrafund	-42.5%
GE Premier Growth Equity	-12.3	%(2)
Vanguard Capital Growth	-21.6	%(3)
Vanguard Mid-Cap Index	-41.8%
Vanguard Diversified Value	-36.1%
Royce Small Cap	-27.2%
Franklin Templeton International	-25.6	%(2)
Vanguard International	-23.3	%(3)

(1)	Rate of return is for the period January 1, 2008 through December 31, 2008.
(2)	The GE Premier Growth Equity and Franklin Templeton International benchmark investments were no longer offered after September 30, 2008. The rate of return shown is for the period January 1, 2008 through September 30, 2008.
(3)	The Vanguard Capital Growth and Vanguard International benchmark investments were first offered on October 1, 2008. The rate of return shown is for the period October 1, 2008 through December 31, 2008.

Executives may receive a distribution of the vested portion of their Executive Deferred Compensation Plan accounts upon termination of employment (including retirement or disability) or, in the case of deferrals by the executive (and related notional earnings), upon a specified future date while still employed (an “in-service distribution”), as elected by the executive. Each year’s deferrals may have a separate distribution election. Distributions payable upon termination of employment may be elected as (i) a lump sum cash payment; (ii) a series of annual cash installments payable over a designated term not to exceed twenty years; or (iii) five annual cash payments beginning on the sixth January following termination of employment. In-service distributions may be elected by the executive as a single lump sum cash payment or in annual cash payments over a term of one to five years, in either case beginning not earlier than the third calendar year following the calendar year of the deferral. However, in the case of amounts of $10,000 or less, or when no election regarding the form of distribution is made, the distribution will be made in a lump sum. When the executive is a “key employee” for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment will not occur during the six months following termination of employment. Typically, the Named Executive Officers are key employees.

Potential Payments Upon Termination or Change in Control

The Company does not have employment agreements or severance agreements with any of the Named Executive Officers.

Upon retirement or permanent disability (as defined in the pertinent plan), a Named Executive Officer may continue to vest in outstanding stock awards (with the exception of certain supplemental RSU awards granted after 2005); may exercise Options and SARs for up to 5 years in accordance with the awards’ original terms; and immediately vests in the unvested portion of his Executive Deferred Compensation account. However, some stock awards granted after 2005, provide that if the executive retires within one year after the grant date, the executive forfeits a portion of the stock award proportional to the number of days remaining within that one year period. For these purposes, retirement is a termination of employment with retirement approval of the Committee by an executive who has attained age 55 with 10 years of service with the Company, or, for the Executive Deferred Compensation Plan and for Stock Plan equity awards granted before 2006, has attained 20 years of service with the Company. In all cases, however, the Committee or its designee has the authority to revoke approved retiree status if an executive terminates employment for serious misconduct or is subsequently found to have engaged in competition with the Company or engaged in criminal conduct or other behavior that is actually or potentially harmful to the Company. A Named Executive Officer who dies as an employee or approved retiree immediately vests in his Executive Deferred Compensation account, Options/SARs and other stock awards. These provisions were developed based on an analysis of external market data. As of January 2, 2009, J.W. Marriott, Jr., William J. Shaw, James M. Sullivan, and Robert J. McCarthy met the age and service conditions for retirement eligibility. Arne M. Sorenson would meet such conditions if he remains employed until October 13, 2013.

Under the Stock Plan, in the event of a change in control of the Company, the Company or its successor will in its discretion provide substitute equity awards under the Stock Plan or, if in the event no similar equity awards are available, an equivalent value as determined at that time will be credited to each Named Executive Officer’s account in the Executive Deferred Compensation Plan. If the Company or its successor does not substitute equity awards or credit the Executive Deferred Compensation Plan accounts, the Company or its successor will provide for the awards to be exercised, distributed, canceled or exchanged for value. The vested and unvested values of the equity awards as of the last day of the fiscal year are indicated for each Named Executive Officer in the Outstanding Equity Awards at 2008 Fiscal Year-End table.

In addition, effective November 7, 2008, in the event that any Named Executive Officer’s employment is terminated by the Company other than for the executive’s misconduct (or by the executive for Good Reason, as defined under the Stock Plan) beginning three months before and ending twelve months following a change in control of the Company, the Named Executive Officer will become fully vested in all unvested equity awards under the Stock Plan and unvested balances in the Executive Deferred Compensation Plan. In those circumstances, all Options and SARs will be exercisable no later than the later of the original expiration date of the awards or twelve months following the termination of employment, and all other stock awards shall be immediately distributed following the later of the termination of employment or the change in control event. In addition, any cash incentive payments under the Incentive Plan will be made immediately based on the target performance level, pro-rated based on the days worked during the year until the Named Executive Officer’s termination of employment. The Company did not provide for any tax gross-ups on these benefits, and instead specifically limited the benefits to avoid adverse tax consequences to the Company. Specifically, each of these benefits are subject to a cut-back, so that no such benefits will be provided to the extent it would result in the loss of a deduction or imposition of excise taxes under the “golden parachute” excess parachute payment provisions of the Internal Revenue Code.

The table below reflects the intrinsic value of unvested stock awards and unvested Executive Deferred Compensation accounts that each Named Executive Officer would receive upon retirement, disability, death, or involuntary termination of employment in connection with a change in control as of January 2, 2009 (based on the Company’s fiscal year-end closing stock price of $20.06).

Name	Plan	Retirement ($)	Disability ($)	Death ($)	Change in Control and Involuntary Termination($)
Mr. Marriott	EDC	295,264	295,264	295,264	295,264
	Stock Plan	3,791,902	3,791,902	3,791,902	3,791,902
Mr. Shaw	EDC	198,774	198,774	198,774	198,774
	Stock Plan	1,750,596	2,151,796	2,151,796	2,151,796
Mr. Sorenson	EDC	—	106,636	106,636	106,636
	Stock Plan	—	1,313,087	1,313,087	1,313,087
Mr. Sullivan	EDC	124,853	124,853	124,853	124,853
	Stock Plan	1,040,392	1,281,112	1,281,112	1,281,112
Mr. McCarthy	EDC	63,519	63,519	63,519	63,519
	Stock Plan	786,854	1,188,054	1,188,054	1,188,054

The benefits reported in the table above are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available under then-exercisable SARs and Options, and vested Executive Deferred Compensation Plan balances, and benefits available generally to salaried employees such as benefits under the company’s 401(k) plan, group medical and dental plans, life and accidental death insurance plans, disability programs, health and dependent care spending accounts, and accrued paid time off. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be higher or lower than reported above. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. In addition, in connection with any actual termination of employment or change in control transaction, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described above, as the Committee determines appropriate.

Director Compensation

For 2008, non-employee directors received compensation in the form of meeting attendance fees and annual cash retainer fees, as well as annual Non-Employee Director Share Awards under the Stock Plan. The Vice Chairman of the Board receives fees and stock awards at 125% of the amount of the other directors. The chairs of each Committee of the Board receive an additional retainer fee to compensate for the responsibilities of those positions.

Attendance and retainer fees are paid on a quarterly basis. However, in accordance with established Company procedures, a director may elect to defer payment of all or a portion of his or her director fees pursuant to the Company’s Executive Deferred Compensation Plan and/or the Stock Plan. As elected by the director, fees that are deferred pursuant to the Stock Plan are credited to the director’s stock unit account in that plan, or are replaced with Director SARs having equivalent grant-date value, except that only the annual retainer may be replaced with Director SARs. Director SARs are granted at fair market value, have a 10-year term, and are immediately vested but cannot be exercised until one year following grant. As elected by the director, retainer and meeting fees that are credited to the director’s stock unit account may be distributed in a lump sum or in one to 10 annual installments following termination of service as a Board member. Retainer and meeting fees that are deferred to the director’s stock unit account accrue dividend equivalents but do not provide voting rights until the stock is distributed.

The Company grants the Non-Employee Director Share Awards following the Company’s annual meeting of shareholders. The Non-Employee Director Share Award is valued at $80,000 except for the Vice Chairman of the Board whose award is valued at $100,000. In the year prior to the grant of the award, the recipient may choose to have his or her award distributed in a lump sum or in one to 10 annual installments following termination of service as a Board member. The annual Non-Employee Director Share Awards neither accrue dividend equivalents nor provide voting rights until the stock is distributed to them. The pricing practices for executive stock awards discussed in the Compensation Discussion and Analysis above are followed for director stock awards.

The Company reimburses directors for travel expenses, other out-of-pocket costs they incur when attending meetings and, for one meeting per year, attendance by spouses. To encourage our directors to visit and personally evaluate our properties, the directors also receive complimentary rooms, food and beverages at Company-owned, operated or franchised hotels, as well as the use of hotel-related services such as Marriott-managed golf and spa facilities, when on personal travel. The value of these benefits is reported to the directors as taxable compensation.

Director Compensation for Fiscal Year 2008

The following Director Compensation Table shows the compensation we paid in 2008 to our non-employee directors. As officers, J.W. Marriott, Jr. and William J. Shaw are not paid for their service as directors.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)(6)	Total ($)
Richard S. Braddock	5,833	—	—	5,833
Mary Bush	52,500	80,010	—	132,510
Lawrence W. Kellner	88,750	80,010	—	168,760
Debra L. Lee	85,000	80,010	3,825	168,835
John W. Marriott III	82,813	100,003	—	182,816
Floretta Dukes McKenzie	27,500	—	1,238	28,738
George Muñoz	98,750	80,010	4,444	183,204
Harry J. Pearce	78,750	80,010	3,544	162,304
Steven S Reinemund	85,417	80,010	20,792	186,219
Lawrence M. Small	75,008	80,010	16,195	171,213

(1)	For 2008, each non-employee director received a retainer fee of $60,000 and an attendance fee of $1,250 for each Board, committee or shareholder meeting attended. Steven S Reinemund received an additional annual retainer of $9,167 for his services as chair of the Compensation Policy Committee beginning in February 2008. George Muñoz received an additional annual retainer of $20,000 for his services as chair of the Audit Committee. Lawrence W. Kellner and Debra L. Lee each received an additional annual retainer of $10,000 each for their service as chairs of the Nominating and Corporate Governance Committee and Committee for Excellence, respectively. Mary Bush was elected to the Board as a new member at the 2008 annual meeting of shareholders on May 2, 2008. Richard S. Braddock resigned from the Board on February 5, 2008. Floretta Dukes McKenzie retired from the Board at the 2008 annual meeting of shareholders on May 2, 2008. John W. Marriott III serves as the non-employee Vice Chairman of the Company’s Board of Directors. Relating to his services as a non-employee Vice Chairman, he receives 125 percent of the ordinary annual cash retainer (disregarding committee chair retainers), attendance fees and annual stock award of the non-employee directors.
(2)	This column includes any cash retainer and meeting fee amounts that the directors elected to be deferred to their stock unit accounts in the Stock Plan, annual cash retainers that the directors elected to receive as SARs, as well as fees that were deferred pursuant to the Executive Deferred Compensation Plan as follows:

Name	Fees Credited to Stock Unit Account in the Stock Plan ($)	Fees Elected as a Director SAR Award ($)	Fees Deferred to the Executive Deferred Compensation Plan ($)
Ms. Lee	—	—	5,100
Dr. McKenzie	6,875	—	6,875
Mr. Muñoz	75,200	—	5,925
Mr. Pearce	74,025	—	4,725
Mr. Reinemund	—	—	3,550
Mr. Small	14,100	56,408	4,500

Because cash retainers and meeting fees otherwise are paid quarterly, fees were credited to the directors’ stock unit accounts in the Stock Plan on April 10, 2008, July 10, 2008, October 10, 2008, and January 9, 2009. The number of shares credited to each director’s stock unit account was determined by dividing the dollar amount that the director elected to defer by the average of the high and low trading prices of the Company’s Class A common stock on the respective credit dates, which were $34.22, $24.79, $17.50, and $20.12, respectively. The Director SARs were granted on the first business day after the annual shareholders meeting. The number of Director SARs received was determined by dividing the dollar amount of the cash retainer elected by the estimated value of a Director SAR at the time of grant. The per-share value of each Director SAR as reported in this column was $15.03, determined in accordance with FAS No. 123(R). In 2008, each award was granted on May 5, 2008, at a trading price of $36.22.

(3)	In 2008, each director was granted a Non-Employee Director Share Award on May 5, 2008 for 2,209 shares, except that the Vice Chairman received 2,761 shares. In accordance with the Company’s equity compensation grant procedures, the awards were determined by dividing each director’s annual retainer fee for the year by the average of the high and low prices of a share of the Company’s Class A common stock on the date the awards were granted, which was $36.22 per share.
(4)	The following table indicates the number of outstanding Director Options (“Options”), Director SARs (“SARs”), shares credited to director’ stock unit accounts in the Stock Plan and Non-Employee Director Share Awards (together, “DS”), as well as RSU and DSB awards held by each director at the end of 2008.

Name	Award Type	Number of Securities Underlying Unexercised Director Options/SARs		Number of Shares or Units of Stock Held That Have Not Vested (#)	Number of Shares or Units of Stock Held That Have Vested (#)(2)
		Exercisable (#)	Unexercisable (#)
Mr. Braddock	SARs	4,228	—
Ms. Bush	DS			—	2,209
Mr. Kellner	DS			—	12,421
Ms. Lee	DS			—	7,503
Mr. Marriott III(1)	Options	84,040	6,430
	DSB			552	—
	RSU			14,236	—
	DS			—	6,963
Dr. McKenzie	Options	876	—
	DS			—	41,420
Mr. Muñoz	Options	8,008	—
	DS			—	20,745
Mr. Pearce	DS			—	59,450
Mr. Reinemund	DS			—	3,939
Mr. Small	Options	38,452	—
	SARs	8,160	3,753
	DS			—	46,336

(1)	John W. Marriott III’s outstanding Options and unvested stock units/shares were granted when he was an employee of the Company.
(2)	This column represents fiscal year-end balances held in the director deferred stock plan.

(5)	This column includes Company allocations made by the Company under the Executive Deferred Compensation Plan for fiscal year 2008.

(6)	The directors receive complimentary rooms, food and beverages at Company-owned, operated or franchised hotels, as well as the use of hotel-related services such as Marriott-managed golf and spa facilities, when on personal travel. The values in this column do not include perquisites and personal benefits that were less than $10,000 in aggregate for the fiscal year.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information about the securities authorized for issuance under the Company’s equity compensation plans as of January 2, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	50,127,129	(1)	$17.45	18,513,401	(2)
Equity compensation plans not approved by shareholders(3)	—			—

Total	50,127,129			18,513,401

(1)	Includes 11,482,393 shares of outstanding DSB, DSA, RS and RSU awards, as well as DS awards to directors in the Stock Plan, that are not included in the calculation of the Weighted-Average Exercise Price column.
(2)	Consists of 8,303,667 securities available for issuance under the Stock Plan and 10,209,734 securities available for issuance under the Employee Stock Purchase Plan.
(3)	All of the Company’s equity compensation plans have been approved by shareholders.

STOCK OWNERSHIP

Stock Ownership of our Directors, Executive Officers and Certain Beneficial Owners

The table below sets forth the beneficial ownership of Class A common stock by our directors, director nominees and executive officers as of January 31, 2009 (unless otherwise noted), as well as additional information about beneficial owners of 5 percent or more of the Company’s Class A common stock. Ownership consists of sole voting and sole investment power, except as indicated in the notes below, and except for shares registered in the name of children sharing the same household or subject to any community property laws. Unless otherwise noted, the address for all greater than five percent beneficial owners is Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.

Note on Various Marriott Family Holdings: SEC rules require reporting of beneficial ownership of certain shares by multiple parties, resulting in multiple counting of some shares. After eliminating double-counting of shares beneficially owned, J.W. Marriott, Jr. and John W. Marriott III together have an aggregate beneficial ownership of 17% of Marriott’s outstanding shares. The aggregate total beneficial ownership of J.W. Marriott, Jr., John W. Marriott III, and each of the “Other 5% Beneficial Owners” shown below, except for Southeastern Asset Management, Inc. and T. Rowe Price Associates, Inc., is 25.2% of outstanding shares after removing the shares counted multiple times. These individuals and entities each disclaim beneficial ownership over shares owned by other members of the Marriott family and the entities named below except as specifically disclosed in the footnotes following the table below.

Name	Shares Beneficially Owned			Percent of Class(1)
Directors and Director Nominees:
J.W. Marriott, Jr.	59,406,687	(2	)(3)(4)(5)	16.7%
John W. Marriott III	25,091,946	(3	)(4)(6)(7)(8)	7.2%
Mary K. Bush	0	(8)		*
Lawrence W. Kellner	2,000	(8)		*
Debra L. Lee	2,640	(8)		*
George Muñoz	10,008	(8	)(9)	*
Harry J. Pearce	8,426	(8)		*
Steven S Reinemund	2,000	(8)		*
W. Mitt Romney	0			*
William J. Shaw	3,348,616	(9)		*
Lawrence M. Small	127,813	(8	)(9)(11)	*

Other Named Executive Officers:
Robert J. McCarthy	408,969	(9)		*
Arne M. Sorenson	2,026,546	(6	)(9)(10)	*
James M. Sullivan	1,633,044	(9)		*

All Directors, Nominees and Executive Officers as a Group (20 persons, including the foregoing)	69,582,971	(1	2)	19.1%

Other 5% Beneficial Owners:
Richard E. Marriott	47,784,170	(2	)(13)	13.7%
Stephen G. Marriott	36,096,278	(4	)(14)	10.3%
Deborah M. Harrison	24,999,156	(4	)(15)	7.1%
David S. Marriott	24,966,774	(4	)(6)(16)	7.1%
JWM Family Enterprises, Inc.	22,527,960	(4	)(6)	6.4%
JWM Family Enterprises, L.P.	22,527,960	(4	)(6)	6.4%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	25,485,685	(1	7)	7.3%
T. Rowe Price Associates, Inc.	39,388,347	(1	8)	11.3%
100 E. Pratt Street Baltimore, MD 21202

*	Less than 1 percent.
(1)	Based on the number of shares outstanding (349,860,166) on January 31, 2009, plus the number of shares acquirable by the specified person(s) within 60 days of January 31, 2009, as described below.

(2)	Includes the following 22,091,308 shares that both J.W. Marriott, Jr. and his brother Richard E. Marriott report as beneficially owned: (a) 5,736,864 shares held by 16 trusts for the benefit of their children, for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees; (b) 10,716,640 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which J.W. Marriott, Jr., Richard E. Marriott, and Stephen Garff Marriott serve as co-trustees; (c) 5,562,048 shares held by a charitable annuity trust created by the will of J. Willard Marriott, Sr., in which J.W. Marriott, Jr. and Richard E. Marriott have a remainder interest and for which they serve as co-trustees; and (d) 75,756 shares held by a trust established for the benefit of J.W. Marriott Jr., for which Richard E. Marriott serves as trustee.

(3)	Includes the following 808,764 shares that both J.W. Marriott, Jr. and his son John W. Marriott III report as beneficially owned: (a) 320,000 shares owned by JWM Associates Limited Partnership, in which J.W. Marriott, Jr. is a general partner and in which John W. Marriott III is a limited partner; (b) 439,720 shares held by a trust for the benefit of John W. Marriott III, for which J.W. Marriott, Jr.’s spouse serves as a co-trustee; and (c) 49,044 shares owned by three trusts for the benefit of John W. Marriott III’s children, for which the spouses of John W. Marriott III and J.W. Marriott, Jr. serve as co-trustees.

(4)	Includes the following 22,527,960 shares that J.W. Marriott, Jr., his children John W. Marriott III, Deborah M. Harrison, Stephen G. Marriott and David S. Marriott, and JWM Family Enterprises, Inc. and JWM Family Enterprises, L.P. each report as beneficially owned: (a) 11,700,000 shares owned by Thomas Point Ventures, L.P., and (b) 10,827,960 shares owned by JWM Family Enterprises, L.P. JWM Family Enterprises, Inc., a corporation in which J.W. Marriott, Jr. and each of his children is a director, is the sole general partner of JWM Family Enterprises, L.P., a limited partnership, which in turn is the sole general partner of Thomas Point Ventures, L.P., also a limited partnership. The address for the corporation and both limited partnerships is 6106 MacArthur Boulevard, Suite 110, Bethesda, Maryland 20816.

(5)	Includes the following 13,978,655 shares that J.W. Marriott, Jr. reports as beneficially owned, in addition to the shares referred to in footnotes (2), (3) and (4): (a) 5,544,017 shares directly held; (b) 6,146,254 shares subject to Options, SARs and RSUs currently exercisable or exercisable within 60 days after January 31, 2009; (c) 279,470 shares owned by J.W. Marriott, Jr.’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (d) 1,903,848 shares owned by separate trusts for the benefit of three of J.W. Marriott, Jr.’s children, in which his spouse serves as a co-trustee; (e) 48,412 shares owned by three trusts for the benefit of J.W. Marriott, Jr.’s grandchildren, for which the spouses of J.W. Marriott, Jr. and Stephen Garff Marriott serve as co-trustees; and (f) 56,654 shares owned by the J. Willard Marriott, Jr. Foundation, in which J.W. Marriott, Jr. and his spouse serve as trustees.

(6)	Includes the following shares that are pledged as security: (a) 7,763,960 shares owned by JWM Family Enterprises, L.P. that serve as collateral for obligations of JWM Family Enterprises, L.P. and its affiliates; (b) 648,000 shares owned by John W. Marriott III that serve as collateral security for a loan; (c) 842,068 shares owned by David S. Marriott that serve as collateral security for a loan; and (d) 206,771 shares owned by Mr. Sorenson that are held in two margin accounts.

(7)

Includes the following 1,755,222 shares that John W. Marriott III reports as beneficially owned, in addition to the shares referred to in footnote (3) and (4): (a) 763,641 shares directly held; (b) 98,706 shares subject to Options and RSUs currently exercisable or exercisable within 60 days after January 31, 2009; (c) 701,960 shares held in a trust for the benefit of John W. Marriott III (included in footnote (2)(a) above); (d) 31,210 shares owned by John W. Marriott III’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); and (e) 159,705 shares held by three trusts for the benefit of John W. Marriott III’s children, for which John W. Marriott III serves as a co-trustee.

(8)	Does not include non-employee director annual deferred share awards or stock units representing fees that non-employee directors have elected to defer under our Stock Plan. The combined numbers of shares (a) subject to deferred share awards, and (b) in stock unit accounts of non-employee directors as of January 31, 2009, were as follows: Ms. Bush: 2,209 shares; Mr. Kellner: 12,421 shares; Ms. Lee: 7,503 shares; John W. Marriott III: 6,963 shares; Mr. Muñoz: 21,716 shares; Mr. Pearce: 60,511 shares; Mr. Reinemund 3,939 shares, and Mr. Small: 46,580 shares. Share awards and stock units do not carry voting rights and are not transferable. Share awards and stock units are distributed following retirement as a director.

(9)	Includes shares subject to Options, SARs, RSUs and DSAs currently exercisable or exercisable within 60 days after January 31, 2009, as follows: Mr. Muñoz: 8,008 shares; Mr. Shaw: 3,007,074 shares; Mr. Small: 43,846 shares; Mr. McCarthy: 350,791; Mr. Sorenson: 1,768,131 shares; and Mr. Sullivan: 1,328,763 shares.

(10)	Includes 15,000 shares of unvested RS awarded to Mr. Sorenson under the Stock Plan. Holders of RS are entitled to vote their shares. See “Executive and Director Compensation: Summary Compensation Table” on page 29.

(11)	Includes 10,800 shares held by two trusts for the benefit of Mr. Small’s two children, for which Mr. Small serves as trustee.

(12)	The 808,764 shares described in footnote (3) and the 22,527,960 shares described in footnote (4) are reported as beneficially owned by each of J.W. Marriott, Jr. and John W. Marriott III, but are included only once in reporting the number of shares owned by all directors, nominees and executive officers as a group. All directors, nominees and executive officers as a group held 14,019,422 Options, SARs and RSUs currently exercisable or exercisable within 60 days after January 31, 2009. All directors, nominees and executive officers as a group, other than J.W. Marriott, Jr. and John W. Marriott III, beneficially owned an aggregate of 9,123,022 shares (including 7,774,462 Options, SARs and RSUs currently exercisable or exercisable within 60 days after January 31, 2009), or less than one percent of our Class A common stock outstanding as of January 31, 2009.

(13)	Includes the following 25,692,862 shares that Richard E. Marriott reports as beneficially owned, in addition to the 22,091,308 shares referred to in footnote (2): (a) 20,430,257 shares directly held; (b) 278,569 shares owned by Richard E. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of these shares); (c) 1,540,190 shares owned by four trusts for the benefit of Richard E. Marriott’s children, in which his spouse serves as a co-trustee; (d) 3,382,692 shares owned by First Media, L.P., a limited partnership whose general partner is a corporation in which Richard E. Marriott is the controlling voting shareholder; and (e) 61,154 shares owned by the Richard E. and Nancy P. Marriott Foundation, in which Richard E. Marriott and his spouse serve as directors and officers. Richard E. Marriott is the brother of J.W. Marriott, Jr. and is a former director and officer of the Company. His address is Host Hotels & Resorts, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817.

(14)

Includes the following 13,568,318 shares that Stephen G. Marriott reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 1,099,196 shares directly held; (b) 552,220 shares held by a trust for the benefit of Stephen G. Marriott, for which J.W. Marriott, Jr.’s spouse and an unrelated person serve as co-trustees (included in footnote 5(d) above); (c) 787,220 shares held by two trusts for the benefit of Stephen G. Marriott, for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees (included in footnote 2(a) above); (d) 43,230 shares held by Stephen G. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (e) 48,412 shares owned by three trusts for the benefit of Stephen G. Marriott’s children, for which the spouses of Stephen G. Marriott and J.W. Marriott, Jr. serve as co-trustees (Mr. Marriott disclaims beneficial ownership of such shares); (f) 213,265 shares owned by three trusts for the benefit of Stephen G. Marriott’s children, for which Stephen G. Marriott and the spouses of Stephen G. Marriott and J.W. Marriott, Jr. serve as co-trustees; (g) 108,135 shares subject to Options, SARs and RSUs currently exercisable or exercisable within 60 days after January 31, 2009; and (h) 10,716,640 shares owned by The J. Willard & Alice S. Marriott Foundation, a charitable foundation, for which Stephen G. Marriott serves as co-trustee with J.W. Marriott, Jr. and Richard E. Marriott (included in footnote 2(b) above).

(15)	Includes the following 2,471,196 shares that Deborah M. Harrison reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 421,528 shares directly held; (b) 688,340 shares held by a trust for the benefit of Deborah M. Harrison, for which J.W. Marriott, Jr.’s spouse and an unrelated person serve as co-trustees (included in footnote 5(d) above); (c) 798,940 shares held by two trusts for the benefit of Deborah M. Harrison, for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees (included in footnote 2(a) above); (d) 111,352 shares held directly by Deborah M. Harrison’s spouse (Mrs. Harrison disclaims beneficial ownership of such shares); (e) 37,995 shares held in four trusts for the benefit of Deborah M. Harrison’s children, for which Deborah M. Harrison, her spouse and another individual serve as co-trustees; (f) 333,684 shares held in five trusts for the benefit of Deborah M. Harrison’s children, for which Deborah M. Harrison, her spouse and another individual serve as co-trustees; (g) 1,200 shares owned by a trust for the benefit of Deborah M. Harrison’s grandchild, for which Deborah M. Harrison, her spouse and another individual serve as co-trustees; (h) 697 shares subject to RSUs held by Deborah M. Harrison currently exercisable or exercisable within 60 days after January 31, 2009; and (i) 77,460 shares subject to Options, SARs and RSUs held by Deborah M. Harrison’s spouse currently exercisable or exercisable within 60 days after January 31, 2009 (Mrs. Harrison disclaims beneficial ownership of such shares).

(16)	Includes the following 2,468,814 shares that David S. Marriott reports as beneficially owned in addition to the shares referred to in footnote (4): (a) 946,485 shares directly held; (b) 663,288 shares held by a trust for the benefit of David S. Marriott, for which J.W. Marriott, Jr.’s spouse and an unrelated person serve as co-trustees (included in footnote 5(d) above); (c) 786,960 shares held by a trust for the benefit of David S. Marriott, for which J.W. Marriott, Jr. and Richard E. Marriott serve as co-trustees (included in footnote 2(a) above); (d) 5,278 shares held by David S. Marriott’s spouse (Mr. Marriott disclaims beneficial ownership of such shares); (e) 50,150 shares held by three trusts for the benefit of David S. Marriott’s children, for which David S. Marriott, his spouse and John W. Marriott III serve as co-trustees; and (f) 16,653 shares subject to Options and RSUs currently exercisable or exercisable within 60 days after January 31, 2009.

(17)	Based on a review of a Schedule 13G report filed on February 6, 2009, Southeastern Asset Management, Inc. beneficially owned 25,485,685 shares as of December 31, 2008 with sole voting power as to 12,123,053 shares, shared voting power as to 10,459,632 shares, sole dispositive power as to 15,016,053 shares, and shared dispositive power as to 10,459,685 shares.

(18)	Based on a review of a Schedule 13G report filed on February 12, 2009, T. Rowe Price Associates, Inc. beneficially owned 39,388,347 shares as of December 31, 2008 with sole voting power as to 12,014,002 shares and sole dispositive power as to 39,267,947 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements during fiscal 2008 except for amended Form 5 reports filed by J.W. Marriott, Jr. and Richard E. Marriott of: (i) a single charitable gift by a trust of which J.W. Marriott, Jr. and Richard E. Marriott are co-trustees; (ii) a sale by a trust for the benefit of John W. Marriott III, of which J.W. Marriott, Jr. and Richard E. Marriott are co-trustees; and (iii) a sale by a trust for the benefit of John W. Marriott III, of which the spouse of J.W. Marriott, Jr. is a co-trustee. Each untimely report was due to an administrative error.

TRANSACTIONS WITH RELATED PERSONS

JWM Family Enterprises, L.P. (“Family Enterprises”) is a Delaware limited partnership which is beneficially owned and controlled by members of the family of J.W. Marriott, Jr., the Company’s Chairman and Chief Executive Officer, including John W. Marriott III, the Company’s Vice Chairman, who is Chief Executive Officer of Family Enterprises, and J.W. Marriott, Jr. himself. Family Enterprises indirectly holds varying percentages of ownership in the following 16 hotels:

Location	Brand	Initial Year of Company Management
Long Beach, California	Courtyard	1994
San Antonio, Texas	Residence Inn	1994
Anaheim, California	Fairfield Inn	1996
Herndon, Virginia	SpringHill Suites	1999
Milpitas, California	Courtyard	1999
Milpitas, California	TownePlace Suites	1999
Novato, California	Courtyard	1999
Washington, D.C. (Thomas Circle)	Residence Inn	2001
West Palm Beach, Florida	Marriott	2003
Columbus, Ohio	Renaissance	2004
Charlotte, North Carolina	Marriott	2006
Dallas, Texas	Renaissance	2006
Trumbull, Connecticut	Marriott	2007
Charlotte, North Carolina	Renaissance	2007
Cleveland, Ohio	Marriott	2007
Newark, New Jersey	Renaissance	2007

Our subsidiaries operate each of these properties pursuant to management agreements with entities controlled by Family Enterprises, and provide procurement and/or renovation services for some of these properties pursuant to contracts entered into with the ownership entities. We expect such arrangements to continue in 2009. In fiscal 2008, we received management fees of approximately $7.8 million, plus reimbursement of certain expenses, and procurement and renovation services fees of approximately $584,666 from our operation of and provision of services for these hotels. The Company has no financial involvement in either the hotels listed above beyond the foregoing roles or in Family Enterprises.

Our Company was founded by J.W. Marriott, Jr.’s father, and the Board believes that the involvement of a number of Marriott family members in responsible positions of the Company makes a significant long-term contribution to the value of our corporate name and identity and to the maintenance of Marriott’s reputation for providing quality products and services. In addition to J.W. Marriott, Jr.’s service as Chairman and Chief Executive Officer and John W. Marriott III’s service as Vice Chairman, the Company employs a number of members of the Marriott family in management positions, including J.W. Marriott, Jr.’s children Stephen G. Marriott, David S. Marriott, and Deborah M. Harrison, and his son-in-law (and Mrs. Harrison’s husband) Ronald T. Harrison. The Company also employs family members of other executive officers (under SEC rules, family members include children, stepchildren, parents, stepparents, spouses, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and other persons sharing the household with a director or executive officer, other than as a tenant or employee). Family members of our directors and executive officers are compensated at levels comparable to the compensation paid to non-family members in similar positions. Employed family members with total compensation for 2008 in excess of $120,000, which includes base salary, bonus, the value of stock-based awards, and other compensation, are shown in the table below.

Director / Executive Officer	Family Member	Family Member Position	Total Compensation for 2008 ($)
J.W Marriott Jr. and John W. Marriott III	Stephen G. Marriott	Executive Vice President, Company Culture	524,958
	David S. Marriott	Regional Vice President, Market Management	715,703
	Deborah M. Harrison	Senior Vice President, Government Affairs	270,242
	Ronald T. Harrison	President, Marriott Lodging of Canada	770,473
Edwin D. Fuller	Marsha M. Scarbrough	Vice President, Springhill Suites	273,851
James M. Sullivan	Kathleen S. Tyson	Vice President, Residence Inn	261,790

J.W. Marriott, Jr. reimbursed the Company for the cost of non-business related services provided by Company employees in the amount of $235,589 for 2008.

Policy on Transactions and Arrangements with Related Persons

The Company has adopted a written policy for approval of transactions and arrangements between the Company and the Company’s current and recent former directors, director nominees, current and recent former executive officers, greater than five percent shareholders, and their immediate family members where the amount involved exceeds $120,000. Each of the related person transactions described above is subject to, and has been approved or ratified under, this policy.

The policy provides that the Nominating and Corporate Governance Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the committee takes into account, among other things, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under similar circumstances and the materiality of the related person’s interest in the transaction. The policy also provides that the Company’s Corporate Growth Committee, an internal management committee whose members include the Company’s President and Chief Operating Officer, Chief Financial Officer, Executive Vice President and General Counsel, and other executive officers responsible for lodging development, lodging operations and timeshare, reviews all such transactions that involve the management, operation, ownership, purchase, sale, or lease of a hotel, timeshare property, land and/or improvements.

The Nominating and Corporate Governance Committee and the Corporate Growth Committee have considered and adopted standing pre-approvals under the policy for certain limited transactions with related persons that meet specific criteria. Information on transactions subject to pre-approval is provided to the appropriate committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

•

certain lodging transactions with specified maximum dollar thresholds where the Corporate Growth Committee has both approved the transaction and determined that its terms are no less favorable to the Company than those of similar contemporaneous transactions with unrelated third parties and, in some cases, where the transaction is the result of an open auction process involving at least three unrelated third party bidders;

•

certain other lodging transactions with specified maximum dollar thresholds that are consistent with general terms and conditions that the Nominating and Corporate Governance Committee has previously approved;

•	ordinary course sales of timeshare, fractional or similar ownership interests at prices that are no lower than those available under Company-wide employee discount programs;

•

employment and compensation relationships that are subject to Compensation Policy Committee or other specified internal management approvals and which, in the case of executive officers, are subject to required proxy statement disclosure;

•

certain transactions with other companies and certain charitable contributions that satisfy the independence criteria under both the Company’s Corporate Governance Policies and the NYSE corporate governance listing standards; and

•	non-lodging transactions involving less than $500,000 that are approved by at least two disinterested members of the Corporate Growth Committee.

HOUSEHOLDING

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, Marriott International, Inc., Dept. 52/862, Marriott Drive, Washington, D.C. 20058 or by calling (301) 380-6601. You may also obtain a copy of the proxy statement and annual report from the Company’s website (www.marriott.com/investor) by clicking on “SEC Filings.” Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

OTHER MATTERS

The Company’s management knows of no other matters that may be presented for consideration at the 2009 annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the proxy intend to vote such proxy in accordance with their judgment on such matters.

Any shareholder who would like a copy of our 2008 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, Marriott International, Inc., Dept. 52/862, Marriott Drive, Washington, D.C. 20058. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from the investor relations portion of our website (www.marriott.com/ investor) by clicking on “SEC Filings.”

BY ORDER OF THE BOARD OF DIRECTORS,

Bancroft S. Gordon
Secretary

2009 ANNUAL MEETING INFORMATION

Time and Location. The 2009 annual meeting of shareholders will begin at 10:30 a.m. on Friday, May 1, 2009 at the JW Marriott Hotel at 1331 Pennsylvania Avenue, N.W., Washington, D.C. 20004.

Parking. Due to anticipated needs of other hotel guests on May 1, 2009, we expect that minimal parking will be available to shareholders in the parking garage adjacent to the hotel. Several public lots are located within three blocks of the hotel.

Public Transportation. As parking is limited in the general area, we recommend that shareholders attending the annual meeting consider using public transportation. Two Metro subway stations, Federal Triangle and Metro Center, are located less than three blocks from the hotel, and the area is served by Metro buses.

Lodging. Two local Marriott hotels will offer a “Shareholder Annual Meeting” rate for Thursday, April 30, 2009, the night before the meeting. To receive these rates, call the number shown below and ask for the shareholder annual meeting rate for April 30, 2009. Please note that a limited number of rooms are offered at this rate and you must call by Monday, April 13. Applicable taxes and gratuities are extra and advance reservations are required. This discount may not be used in conjunction with other discounts, coupons, or group rates.

JW Marriott Hotel—$309 single/double 1331 Pennsylvania Avenue, N.W. Washington, D.C. 20004 202-393-2000 Near Metro Center Metro Station	Courtyard Washington Embassy Row—$149 single/double 1600 Rhode Island Avenue, N.W. Washington, D.C. 20036 1-800-321-2211 Near Farragut North Metro Station

Marriott®

MARRIOTT INTERNATIONAL, INC. 2008 ANNUAL REPORT

PEOPLE PLACES PURPOSE

Brand Differentiation

With 18 brands spanning multiple segments, Marriott International offers something for everyone. Are you traveling for business or pleasure? Staying for just one night or for an extended stay? Looking for a convention hotel or more of a boutique experience? Whatever it is, our more than 3,100 lodging properties in 66 countries and territories are ready to welcome you. And when you walk in the front door, you’ll like what you see: we are reinventing and refreshing our brands at an accelerated rate.

BVLGARI HOTELS & RESORTS THE RITZ-CARLTON® HOTEL COMPANY, LLC. EDITIONSM

Bulgari Hotels & Resorts®, developed in partnership with jeweler and luxury goods designer Bulgari SpA, currently features two sophisticated and intimate properties located in Milan and Bali. Each property showcases Bulgari’s striking contemporary interpretation of luxury design.

The Ritz-Carlton® Hotel Company, recognized worldwide as “the gold standard of hospitality,” manages nearly 100 award-winning hotels and resorts; private condominiums; fractional ownership properties; golf communities with exclusive private homes; elegant spas; and highly successful restaurants.

EditionSM, a collaboration between Ian Schrager and Marriott, will be the next generation of boutique hotels. The industry’s first truly global lifestyle hotel brand will combine outstanding innovation and design with the highest levels of service execution.

RENAISSANCE® HOTELS & RESORTS RENAISSANCE® ClubSport® HOTEL FITNESS SPA NICKELODEON® RESORTS Marriott®

Renaissance® Hotels & Resorts speaks to the modern discoverer in all of us, who lives to unearth life’s hidden gems, collecting new tastes, sights, sounds, and experiences along the journey. At nearly 140 properties worldwide, there’s always something wonderfully new to be found.

Renaissance ClubSport® combines the boutique-style ambience of Renaissance hotels with sleek, upscale, full-service fitness clubs. Renaissance ClubSport offers distinctive décor, imaginative dining, attentive service, and world-class fitness amenities. There are two properties in California: Walnut Creek and Aliso Viejo.

Nickelodeon® and Marriott team up to create family-friendly resorts. These upscale, self-contained resorts will provide something for every family member. The resorts will feature pools, water parks, entertainment starring Nickelodeon’s most famous characters, and spas for adults and kids.

Residence Inn® Marriott® TownePlace SUITES® Marriott® Marriott® EXECUSTAY® Marriott® EXECUTIVE APARTMENTS

Residence Inn by Marriott® helps guests thrive on long stays. At more than 570 hotels, spacious suites with full kitchens offer the comforts of the modern home, while associates provide intuitive service with a human touch. Residence Inn helps guests perform at their best.

TownePlace Suites by Marriott® provides guests a place to settle in and connect to the local area. With a casual, residential atmosphere and full kitchen in every suite, at more than 160 hotels, TownePlace Suites is designed for real living.

Marriott ExecuStay® offers temporary housing to travelers who prefer spacious apartments for extended stays of 30 days or longer. ExecuStay finds the solution for each traveler and delivers a fully furnished, accessorized apartment with as little as one day’s notice.

Marriott Executive Apartments® provides upscale accommodations for guests on extended stays of 30 days or longer outside the United States. Offering studios to three-bedroom apartments, they combine comfort of residential living and services of a Marriott hotel. Each property features state-of-the-art technology.

JW MARRIOTT® HOTELS & RESORTS Marriott® HOTELS & RESORTS

JW Marriott® Hotels & Resorts appeals to guests seeking a luxury experience that pairs elegance with informality, crafted to reflect their own sophistication and desire to excel. At over 40 properties worldwide, guests can experience world-class restaurants and extraordinary spa and fitness facilities.

Marriott® Hotels & Resorts inspires your best performance during travel, delivering an experience that helps you work and relax in your own way. Marriott’s nearly 490 properties provide genuine care coupled with fresh, classic design, making it a leading choice for travelers.

COURTYARD® Marriott® FAIRFIELD INN® Marriott® SPRINGHILL SUITES® Marriott®

Courtyard by Marriott® offers a refreshing environment that helps guests stay connected, productive and balanced. Intuitive services and design accommodate guests’ needs for choice and control in more than 800 locations.

Fairfield Inn by Marriott® provides guests with award-winning service at a great value so travel is uncomplicated and productive. There are nearly 570 Fairfield Inn and Fairfield Inn & Suites® properties throughout the United States, Canada and Mexico.

SpringHill Suites by Marriott® offers a fresh perspective in the upper-moderate lifestyle tier. With more than 200 hotels in North America, SpringHill Suites blends substance and style through spacious suites, relaxing ambience and inspired service and guest amenities.

Marriott VACATION CLUB® THE RITZ-CARLTON CLUB® GRAND RESIDENCES Marriott®

Marriott Vacation Club® (“MVC”) is the recognized worldwide leader in the vacation ownership industry. One- to three-bedroom villas feature living/dining areas, master bedroom, balcony, kitchen and washer/dryer. Ownership includes exchange to other MVC resorts or trade for Marriott Rewards® points.

The Ritz-Carlton Club® is a deeded, fractional ownership real estate offering combining the benefits of second home ownership with renowned Ritz-Carlton service. Designed as a private residence club, Members may access their home Club or other Ritz-Carlton Clubs.

Grand Residences by Marriott® provides second home options through fractional real estate offerings and select private ownership opportunities. Designed for regional second home destinations, the brand is dedicated to providing carefree property ownership through Marriott management expertise, amenities and services.

PEOPLE PLACES PURPOSE

Our business is all about people. That’s why we view our “spirit to serve®” culture of more than 80 years as a source of strength that our competitors can’t easily replicate. We strive to create an inclusive environment where the talents and unique ideas of 300,000 employees at our managed and franchised properties worldwide can flourish. When our employees feel respected and valued, we know that they’ll make our guests, suppliers, owners and franchisees feel the same way too. This is more than a philosophy — it’s a strategy that works: FORTUNE® magazine named Marriott International one of “America’s Most Admired Companies.”

Courtyard hotels with the new lobby design, like this one in Newport News, Virginia, show a 23 percent jump in intent to return, ensuring its position as the leading hotel brand for business travelers.

Marriott International, Inc. 2008 1

PEOPLE PLACES PURPOSE

Everyone has a memory made at Marriott. It might have been the business trip where you gave a “breakthrough” presentation. Or your first visit to a country where you embraced a new culture and its traditions.

2 Marriott International, Inc. 2008

Maybe you honeymooned with Marriott or saw your child work up the courage to proudly jump into one of our pools. Through a lifetime of journeys at our hotels across the globe, you can fulfill your deepest aspirations — and keep building cherished memories.

The Renaissance New York Hotel Times Square features a stunning makeover, making it the epitome of urban sophistication and a popular place to socialize, do business or just relax.

Marriott International, Inc. 2008 3

PEOPLE PLACES PURPOSE

We’ve always believed that in addition to operating our company profitably, we must do it responsibly. We are focused on these key issues that are aligned with our business: shelter and food, environment, readiness for hotel careers, vitality of children, and embracing diversity and inclusion.

PHOTO ABOVE: In 2008, Marriott celebrated a 25-year partnership with Children’s Miracle Network, which supports children’s hospitals.

4 Marriott International, Inc. 2008

MARRIOTT SPIRIT TO PRESERVESM

Last year, we announced Spirit To PreserveSM, our strategy to reduce our environmental footprint and combat climate change. The plan calls for reducing waste, water and energy; greening our supply chain; building greener hotels; engaging employees and guests to take action; and helping to protect the rainforest.

To learn more, visit Marriott.com/socialresponsibility and Marriott.com/spirittopreserve.

With hotels and resorts in pristine locations worldwide, including the Los Sueños Marriott Ocean & Golf Resort in Costa Rica, Marriott is working toward a cleaner, healthier planet.

PHOTO ABOVE: Children from the Juma rainforest reserve in the State of Amazonas, which Marriott is helping to protect.

Marriott International, Inc. 2008 5

TO OUR SHAREHOLDERS

William J. Shaw President and Chief Operating Officer

J.W. Marriott, Jr. Chairman and Chief Executive Officer

It’s official — the credit crisis and eroded consumer confidence are both contributing to a global recession and a tough economic environment. Just about every business has been impacted, and Marriott International is no exception.

But while 2008 was a difficult year, it also demonstrated Marriott’s strength. We responded quickly to the downturn, remaining focused on profitability as well as “People, Places and Purpose,” which are highlighted in this annual report.

Despite the tough business environment, particularly late in the year, revenue totaled $12.9 billion; income from continuing operations totaled $359 million; and diluted earnings per share from continuing operations were $0.98. Our earnings reflected restructuring costs and other charges totaling $124 million after-tax or $0.34 per diluted share. These charges were largely due to the downturn in the economy and difficult credit environment.

Our balance sheet is in good shape, which is especially important given the state of the capital markets. At year-end, we are appropriately leveraged with long-term debt totaling $3 billion. We have minimal debt maturing through 2011 and substantial additional liquidity available under our credit facility. Coupled with modest investment spending this year, we expect our debt levels will decline in 2009 despite the business climate.

We acted quickly in 2008 to control costs throughout the organization. We reduced centralized cost allocations and staff expenses, often by adjusting employee hours and delaying filling open positions. We closed less productive timeshare sales offices and deferred new business initiatives. Throughout this effort, we paid careful attention to hotel owner returns while maintaining strong guest satisfaction and preserving jobs where possible.

Since 1980, Marriott’s core business model has been to manage and franchise hotels, rather than own them. With long-term agreements, this strategy has allowed tremendous growth while minimizing leverage and risk in a cyclical industry. It has facilitated a growing market share, rising brand equity, substantial revenue per available room (RevPAR) premiums and decades of strong returns to owners and franchisees. By minimizing our capital investments and recycling those investments we do make, we maximize our financial flexibility and cash flow. This strategy allows us to operate a steady ship when times are tough and thrive when the business climate improves.

In 2008, our revenues from base management and franchise fees rose 3 percent despite a 1.5 percent decline (in constant dollars) in systemwide worldwide RevPAR. We also benefited from new fee revenue generated by the addition of more than 33,000 rooms and residential units.

At year-end 2008, we operated or franchised 3,178 lodging properties across 18 brands in 66 countries and territories. Looking forward, we’re building tomorrow’s foundation with a deep pipeline of new managed and franchised hotels worldwide. More than 800 hotels, totaling over 125,000 rooms, are under construction, awaiting conversion or approved for development. Sixty percent of these are already under construction or conversion, and another 10 percent are financed. About a third of these new rooms are full-service, and more than a quarter are outside North America. We expect to open more than 30,000 rooms in 2009 alone.

We anticipate that the credit crunch and a weak demand environment will reduce new hotel construction this year and new hotel

6 Marriott International, Inc. 2008

openings beyond 2009. However, similar to previous downturns, we also believe we will see more hotels converting to our brands as owners seek to improve their returns.

The year 2009 marks the 25th anniversary of our timeshare business. Starting with one resort in 1984, we operated 67 resorts including 42 in active sales at year-end 2008. Timeshare owner satisfaction remained strong in 2008 and 53 percent of sales came from owners purchasing additional weeks or referrals of friends and family. Occupancy rates at our timeshare resorts remained above 90 percent as our owners continued to enjoy their vacations.

However, with weak consumer confidence and a more difficult financing environment, contract sales declined 23 percent in 2008 and we completed fewer than expected note sales. Our fractional and residential products were particularly impacted by the weak demand environment. In response, we dramatically slowed new development, increased marketing and purchase incentives, and substantially reduced costs. While the timeshare business faces a challenging environment, we expect it to be both profitable and a net cash generator in 2009.

Revenue Generation

Responding to the challenging lodging demand environment in 2008, we deployed a range of promotions to maintain loyalty among existing customers while also attracting new ones. Our new Sales Force One strategy enabled us to cast a wider net for valuable business customers in 2008. In the leisure transient segment, quick-to-market promotions such as “RejuveNation” offered discounts for weekend stays. And with “No Blackout Dates,” more than 30 million members of Marriott Rewards®, our award-winning guest loyalty program, can redeem points every day of the year.

Technology remains one of our strongest competitive advantages. Marriott.com, the seventh largest consumer retail Web site in the world, accounts for 20 percent of Marriott’s gross property-level sales. The site generated $6.2 billion in gross property-level revenues in 2008, up nearly 19 percent from a year ago. Property-level sales from our international Web sites increased 66 percent, and guests booked over $2 million via our new Marriott Mobile booking engine in the last part of 2008.

As more of our customers use social media, we’ve connected with more than 400,000 of them on YouTube, Twitter, Facebook, Marriott Rewards Insiders, and through our blog “Marriott on the Move.” And we’re especially pleased that blog visitors have gone on to book $2.7 million in gross property-level sales on Marriott.com.

2008 MARRIOTT INTERNATIONAL, INC. AWARDS

100 Best Global Brands (BusinessWeek)

Marriott Rewards Named Best Frequent Guest Program — Americas (Freddie Awards)

100 Best Companies to Work for and one of America’s Most Admired Companies (FORTUNE®)

Best Places to Launch a Career (BusinessWeek)

Working Mother 100 Best Companies Hall of Fame (Working Mother)

2008 Best Places to Work in IT (Computerworld)

Top Companies for Executive Women (National Association for Female Executives)

Top 50 Companies for Diversity (DiversityInc)

40 Best Companies for Diversity (Black Enterprise)

50 Best Companies for Supplier Diversity (Hispanic Enterprise)

100% Score on Corporate Equality Index Report (Human Rights Campaign)

Best Corporate Reputation in Services Industry (Global Pulse 2008)

Company Member (FTSE4Good Index)

A World’s Most Ethical Company (Ethisphere)

2008 ENERGY STAR® Sustained Excellence Award (The U.S. Environmental Protection Agency)

Green/Eco Hotel — Global Vision Award (Travel + Leisure)

Tops in Travel & Leisure (Ceres Investor Coalition)

Marriott International, Inc. 2008 7

Reinvention and Innovation

While we are focused on operating as efficiently as possible, we remain committed to investing in our brands for the long term. By reinventing them to be relevant and fresh, we drive customer and owner preference and higher RevPAR.

In cities worldwide, many of your favorite Marriott hotels have been transformed. The owners of the Atlanta Marriott Marquis completed a $138 million renovation this year. The hotel’s stunning lobby — m.i.greatroom™, a prototype for the Marriott Hotels & Resorts brand — has become a popular meeting spot for Atlantans and visitors alike.

Renaissance Hotels & Resorts is nearing completion of a three-year $2 billion makeover by owners and franchisees, including two milestones in 2008: a $24 million renovation of the Renaissance New York Hotel Times Square and a $128 million restoration of The Blackstone, A Renaissance Hotel, in Chicago.

Building on its reputation for offering unrivaled experiences, Ritz-Carlton opened hotels in Sanya and Guangzhou in China in 2008.

Our Courtyard brand, which celebrated its 25th anniversary in 2008, just opened its 800th hotel in Shanghai, China. In North America, Courtyard is undergoing a $500 million makeover by owners and franchisees over the next three years. By the end of 2009, nearly 150 hotels will feature a new, exciting lobby experience where guests can socialize, relax, work or entertain. These redefined Courtyards are making a significant impact with customers, whose overall perceptions of the brand have improved by 15 percent.

While we continue to refresh our existing portfolio, we’re also exploring new brand development opportunities. By the end of 2011, we expect to open four Edition hotels, a new lifestyle boutique brand developed in partnership with visionary Ian Schrager.

Social Responsibility

We’ve always believed that in addition to operating our company profitably, we must do it responsibly. We are focused on five signature issues that leverage our expertise and resources to sustain communities where we do business: shelter and food, the environment, readiness for hotel careers, vitality of children and embracing diversity and inclusion.

In April, we announced our strategy to reduce our environmental footprint and combat climate change, which we developed in partnership with Conservation International. The plan calls for reducing waste, water and energy; greening our supply chain; building greener hotels; engaging employees and guests to take action; and helping to protect the rainforest. Several groups have recognized us for taking these steps, including Ceres, an alliance of investors and environmentalists, and Climate Counts.

We are broadening how we think about global diversity and inclusion, reaching across cultural borders to compete for customers and talent worldwide. In this competitive marketplace, we must continue to embrace the unique talents and experiences of our employees — who speak more than 50 languages in 66 countries and territories — to help us meet the changing needs of our customers.

Optimism for the Future

Although the near-term business outlook remains uncertain, we are confident in the future of our industry, and our company. With more than 80 years in business, 50 of those focused on the hotel industry, we have been through many difficult economic cycles. Each time, we have emerged a stronger and better company. With the best people, great places worldwide and a strong sense of purpose, we are excited to continue building economic prosperity in the communities we call home.

J.W. Marriott, Jr. Chairman and Chief Executive Officer

William J. Shaw President and Chief Operating Officer

8 Marriott International, Inc. 2008

FINANCIAL REVIEW

Risk Factors 9

Management’s Discussion and Analysis of Financial Condition and Results of Operations 13

Financial Statements 43

Notes to Financial Statements 47

Shareholder Return Performance Graph 73

Quarterly Financial Data 74

Selected Historical Financial Data 75

Non-GAAP Financial Measure Reconciliation 76

Management’s Reports 77

Reports of Independent Registered Public Accounting Firm 78

Directors and Officers 80

Corporate Information 81

RISK FACTORS

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this report based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements include information about our possible or assumed future results of operations, which follow under the headings “Business and Overview,” “Liquidity and Capital Resources,” and other statements throughout this report preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements, including the risks and uncertainties described below and other factors we describe from time to time in our periodic filings with the SEC. We therefore caution you not to rely unduly on any forward-looking statements. The forward-looking statements in this report speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

RISKS AND UNCERTAINTIES

We are subject to various risks that could have a negative effect on the Company and its financial condition. You should understand that these risks could cause results to differ materially from those expressed in forward-looking statements contained in this report and in other Company communications. Because there is no way to determine in advance whether, or to what extent, any present uncertainty will ultimately impact our business, you should give equal weight to each of the following:

Lodging Industry Risks

The lodging industry is highly competitive, which may impact our ability to compete successfully with other hotel and timeshare properties for customers. We generally operate in markets that contain numerous competitors. Each of our hotel and timeshare brands competes with major hotel chains in national and international venues and with independent companies in regional markets. Our ability to remain competitive and to attract and retain business and leisure travelers depends on our success in distinguishing the quality, value, and efficiency of our lodging products and services from those offered by others. If we are unable to compete successfully in these areas, this could limit our operating margins, diminish our market share, and reduce our earnings.

We are subject to the range of operating risks common to the hotel, timeshare, and corporate apartment industries.

The profitability of the hotels, vacation timeshare resorts, and corporate apartments that we operate or franchise may be adversely affected by a number of factors, including:

(1) the availability of and demand for hotel rooms, timeshare interval, fractional ownership, and residential products, and apartments;

(2) international, national, and regional economic and geopolitical conditions;

(3) the impact of war, actual or threatened terrorist activity and heightened travel security measures instituted in response to war, terrorist activity or threats;

(4) the desirability of particular locations and changes in travel patterns;

(5) travelers’ fears of exposure to contagious diseases, such as Avian Flu and Severe Acute Respiratory Syndrome (“SARS”);

(6) the occurrence of natural disasters, such as earthquakes, tsunamis, and hurricanes;

(7) taxes and government regulations that influence or determine wages, prices, interest rates, construction procedures, and costs;

(8) the costs and administrative burdens associated with compliance with applicable laws and regulations, including, among others, franchising, timeshare, lending, privacy, marketing and sales, licensing, labor, employment, immigration and environmental laws, and regulations applicable under the Office of Foreign Asset Control and the Foreign Corrupt Practices Act;

(9) the availability and cost of capital to allow us and potential hotel owners and joint venture partners to fund investments;

(10) regional and national development of competing properties;

(11) increases in wages and other labor costs, energy, healthcare, insurance, transportation and fuel, and other expenses central to the conduct of our business or the cost of travel for our customers, including recent increases in energy costs and any resulting increase in travel costs or decrease in airline capacity;

(12) organized labor activities, which could cause the diversion of business from hotels involved in labor negotiations, loss of group business, and/or increased labor costs; and

(13) foreign currency exchange fluctuations.

Marriott International, Inc. 2008 9

Any one or more of these factors could limit or reduce the demand or the prices our hotels are able to obtain for hotel rooms, timeshare units, residential units, and corporate apartments or could increase our costs and therefore reduce the profit of our lodging businesses. Reduced demand for hotels could also give rise to losses under loans, guarantees, and minority equity investments that we have made in connection with hotels that we manage. Even where such factors do not reduce demand, property-level profit margins may suffer if we are unable to fully recover increased operating costs from our guests. Similarly, our fee revenue could be impacted by weak property-level revenue or profitability.

Our hotel management and franchise agreements may also be subject to premature termination in certain circumstances, such as the bankruptcy of a hotel owner or franchisee, or a failure under some agreements to meet specified financial or performance criteria that are subject to the risks described in this section, which the Company fails or elects not to cure. A significant loss of agreements due to premature terminations could hurt our financial performance or our ability to grow our business.

The current general economic recession and the slowdown in the lodging and timeshare industries will continue to impact our financial results and growth. The present economic recession and the uncertainty over its depth and duration will continue to have a negative impact on the lodging and timeshare industries. There is now general consensus among economists that the economies of the U.S., Europe and much of the rest of the world are now in a recession, and we are experiencing reduced demand for our hotel rooms and timeshare products. Accordingly, our financial results have been impacted by the economic slowdown and we expect that our future financial results and growth will be further harmed while the recession continues.

Operational Risks

Our lodging operations are subject to international, national, and regional conditions. Because we conduct our business on a national and international platform, our activities are susceptible to changes in the performance of regional and global economies. In recent years, our business has been hurt by decreases in travel resulting from recent economic conditions, the military action in Iraq, and the heightened travel security measures that have resulted from the threat of further terrorism. Our future economic performance is similarly subject to the economic environment in the United States and other regions, which has become increasingly uncertain with recent failures and near failures of a number of large financial service companies, the current worldwide recession, the resulting unknown pace of business travel, and the occurrence of any future incidents in the countries where we operate.

New branded hotel products that we launch in the future may not be successful. We may in the future launch additional branded hotel products. We cannot assure that these brands will be accepted by hotel owners, potential franchisees, or the traveling public, that we will recover the costs we incurred in developing the brands, or that the brands will be successful. In addition, each of these new brands involves cooperation and/or consultation with a third party, including some shared control over product design and development, sales and marketing, and brand standards. Disagreements with these third parties regarding areas of consultation or shared control could slow the development of these new brands and/or impair our ability to take actions we believe to be advisable for the success and profitability of such brands.

Risks relating to natural disasters, contagious disease, terrorist activity, and war could reduce the demand for lodging, which may adversely affect our revenues. So called “Acts of God,” such as hurricanes, earthquakes, and other natural disasters and the spread of contagious diseases, such as Avian Flu and SARS, in locations where we own, manage or franchise significant properties, and areas of the world from which we draw a large number of customers can cause a decline in the level of business and leisure travel and reduce the demand for lodging. Actual or threatened war, terrorist activity, political unrest, civil strife, and other geopolitical uncertainty can have a similar effect. Any one or more of these events may reduce the overall demand for hotel rooms, timeshare units, and corporate apartments or limit the prices that we are able to obtain for them, both of which could adversely affect our profits.

We may have disputes with the owners of the hotels that we manage or franchise. Consistent with our focus on management and franchising, we own very few of our lodging properties. The nature of our responsibilities under our management agreements to manage each hotel and enforce the standards required for our brands under both management and franchise agreements may be subject to interpretation and may give rise to disagreements in some instances. Such disagreements may be more likely as hotel returns are depressed as a result of the current economic recession. We seek to resolve any disagreements in order to develop and maintain positive relations with current and potential hotel owners and joint venture partners but have not always been able to do so. Failure to resolve such disagreements has in the past resulted in litigation, and could do so in the future.

Damage to, or other potential losses involving, properties that we own, manage or franchise may not be covered by insurance. We have comprehensive property and liability insurance policies with coverage features and insured limits that we believe are customary. Market forces beyond our control may nonetheless limit the scope of insurance coverage that we can obtain and our ability to obtain coverage at reasonable rates. Certain types of losses, generally of a catastrophic nature, such as earthquakes, hurricanes and floods, or terrorist acts, may be uninsurable or too expensive to justify obtaining insurance. As a result, we may not be successful in obtaining insurance without increases in cost or decreases in coverage levels. In addition, in the event of a substantial loss, the insurance coverage we carry may not be sufficient to pay the full market value or replacement cost of our lost investment or that of hotel owners or in some cases could result in certain losses being totally uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenue from the property, and we could remain obligated for guarantees, debt, or other financial obligations related to the property.

Development and Financing Risks

While we are predominantly a manager and franchisor of hotel properties, we depend on capital to buy, develop and improve hotels and to develop timeshare properties, and we or our hotel owners may be unable to access capital when necessary. In order to fund new hotel investments, as well as refurbish and improve existing hotels, both the Company and

10 Marriott International, Inc. 2008

current and potential hotel owners must periodically spend money. The availability of funds for new investments and improvement of existing hotels depends in large measure on capital markets and liquidity factors over which we can exert little control. Events over the past several months, including recent failures and near failures of a number of large financial service companies and the contraction of available liquidity and leverage have impaired the capital markets for hotel and real estate investments. As a result, many current and prospective hotel owners are finding hotel financing on commercially viable terms to be difficult or impossible to obtain. In addition, the bankruptcy of Lehman Brothers and the financial condition of other lenders has prevented some projects that are in construction or development, including a few in which the Company has minority equity investments, from drawing on existing financing commitments, and replacement financing may not be available or may only be available on less favorable terms. Delays, increased costs and other impediments to restructuring such projects will reduce our ability to realize fees, recover loans and guarantee advances, or realize equity investments from such projects. Our ability to recover loan and guarantee advances from hotel operations or from owners through the proceeds of hotel sales, refinancing of debt or otherwise may also affect our ability to recycle and raise new capital. In addition, any future downgrade of our credit ratings by Standard & Poor’s, Moody’s Investor Service or other rating agencies could reduce our availability of capital and increase our cost of capital.

Continued or increased volatility in the credit markets will likely continue to impair our ability to sell the loans that our Timeshare business generates. Our Timeshare business provides financing to purchasers of our timeshare and fractional properties, and we periodically sell interests in those loans in the securities markets. Recent declines in the credit markets will likely continue to impair the timing and volume of the timeshare loans that we sell. Market conditions during the first half of 2008 resulted in terms that were less favorable to us than they were historically, and further deterioration prevented a planned fourth quarter 2008 sale, may delay planned 2009 sales or sharply increase their cost to us until the markets stabilize, or prevent us from selling our timeshare notes entirely. Although we expect to realize the economic value of our timeshare note portfolio even if future note sales are temporarily or indefinitely delayed, such delays in note sales could reduce or postpone future gains, cause us to reduce spending in order to maintain our leverage and return targets, and could also result in increased borrowing to provide capital to replace proceeds from such sales.

Our growth strategy depends upon third-party owners/operators, and future arrangements with these third parties may be less favorable. Our present growth strategy for development of additional lodging facilities entails entering into and maintaining various arrangements with property owners. The terms of our management agreements, franchise agreements, and leases for each of our lodging facilities are influenced by contract terms offered by our competitors, among other things. We cannot assure you that any of our current arrangements will continue or that we will be able to enter into future collaborations, renew agreements, or enter into new agreements in the future on terms that are as favorable to us as those that exist today.

Our ability to grow our management and franchise systems is subject to the range of risks associated with real estate investments. Our ability to sustain continued growth through management or franchise agreements for new hotels and the conversion of existing facilities to managed or franchised Marriott brands is affected, and may potentially be limited, by a variety of factors influencing real estate development generally. These include site availability, financing, planning, zoning and other local approvals, and other limitations that may be imposed by market and submarket factors, such as projected room occupancy, changes in growth in demand compared to projected supply, territorial restrictions in our management and franchise agreements, costs of construction, and anticipated room rate structure.

Our development activities expose us to project cost, completion, and resale risks. We develop new hotel, timeshare interval, fractional ownership, and residential properties, both directly and through partnerships, joint ventures, and other business structures with third parties. Our involvement in the development of properties presents a number of risks, including that: (1) recent and continued declines in the capital markets may limit our ability, or that of third parties with whom we do business, to raise capital for completion of projects that have commenced or development of future properties; (2) properties that we develop could become less attractive due to increases in mortgage rates and/or decreases in mortgage availability, market absorption or oversupply, with the result that we may not be able to sell such properties for a profit or at the prices or selling pace we anticipate; (3) construction delays, cost overruns, lender financial defaults, or so called “Acts of God” such as earthquakes, hurricanes, floods or fires may increase overall project costs or result in project cancellations; and (4) we may be unable to recover development costs we incur for projects that are not pursued to completion.

Development activities that involve our co-investment with third parties may result in disputes that could increase project costs, impair project operations, or increase project completion risks. Partnerships, joint ventures, and other business structures involving our co-investment with third parties generally include some form of shared control over the operations of the business and create additional risks, including the possibility that other investors in such ventures could become bankrupt or otherwise lack the financial resources to meet their obligations, or could have or develop business interests, policies or objectives that are inconsistent with ours. Although we actively seek to minimize such risks before investing in partnerships, joint ventures or similar structures, actions by another investor may present additional risks of project delay, increased project costs, or operational difficulties following project completion. Such disputes may also be more likely in the current difficult investment environment.

Risks associated with development and sale of residential properties that are associated with our lodging and timeshare properties or brands may reduce our profits. In certain hotel and timeshare projects we participate, through minority interests and/or licensing fees, in the development and sale of residential properties associated with our brands, including luxury residences, and condominiums under our Ritz-Carlton and Marriott brands. Such projects pose additional risks beyond those generally associated with our lodging and timeshare businesses, which may reduce our profits or compromise our brand equity, including the following:

Recent decreases in residential real estate, vacation home prices, and demand generally, will reduce our

Marriott International, Inc. 2008 11

profits and could even result in losses on residential sales, increase our carrying costs due to a slower pace of sales than we anticipated, and could make it more difficult to convince future hotel development partners of the value added by our brands;

Increases in interest rates, reductions in mortgage availability, or increases in the costs of residential ownership could prevent potential customers from buying residential products or reduce the prices they are willing to pay; and

Residential construction may be subject to warranty and liability claims, and the costs of resolving such claims may be significant.

Technology, Information Protection, and Privacy Risks

A failure to keep pace with developments in technology could impair our operations or competitive position. The lodging and timeshare industries continue to demand the use of sophisticated technology and systems, including those used for our reservation, revenue management and property management systems, our Marriott Rewards program, and technologies we make available to our guests. These technologies and systems must be refined, updated, and/or replaced with more advanced systems on a regular basis. If we are unable to do so as quickly as our competitors or within budgeted costs and time frames, our business could suffer. We also may not achieve the benefits that we anticipate from any new technology or system, and a failure to do so could result in higher than anticipated costs or could impair our operating results.

An increase in the use of third-party Internet services to book online hotel reservations could adversely impact our revenues. Some of our hotel rooms are booked through Internet travel intermediaries, such as Expedia.com®, Travelocity.com®, and Orbitz.com®, as well as lesser-known online travel service providers. These intermediaries initially focused on leisure travel, but now also provide offerings for corporate travel and group meetings. Although Marriott’s Look No Further® Best Rate Guarantee has greatly reduced the ability of intermediaries to undercut the published rates at our hotels, intermediaries continue to use a variety of aggressive online marketing methods to attract customers, including the purchase, by certain companies, of trademarked online keywords such as “Marriott” from Internet search engines such as Google® and Yahoo® to steer customers toward their Web sites (a practice currently being challenged by various trademark owners in federal court). Although Marriott has successfully limited these practices through contracts with key online intermediaries, the number of intermediaries and related companies that drive traffic to intermediaries’ Web sites is too large to permit us to eliminate this risk entirely. Our business and profitability could be harmed if online intermediaries succeed in significantly shifting loyalties from our lodging brands to their travel services, diverting bookings away from Marriott.com, or through their fees increasing the overall cost of internet bookings for our hotels.

Failure to maintain the integrity of internal or customer data could result in faulty business decisions, damage of reputation and/or subject us to costs, fines or lawsuits. Our businesses require collection and retention of large volumes of internal and customer data, including credit card numbers and other personally identifiable information of our customers as they are entered into, processed by, summarized by, and reported by our various information systems and those of our service providers. We also maintain personally identifiable information about our employees. The integrity and protection of that customer, employee, and company data is critical to us. If that data is inaccurate or incomplete we could make faulty decisions. Our customers and employees also have a high expectation that we will adequately protect their personal information, and the regulatory environment surrounding information security and privacy is increasingly demanding, both in the United States and other jurisdictions in which we operate. A significant theft, loss or fraudulent use of customer, employee or company data could adversely impact our reputation and could result in remedial and other expenses, fines and litigation.

Changes in privacy law could adversely affect our ability to market our products effectively. Our Timeshare segment and, to a lesser extent, our other lodging segments, rely on a variety of direct marketing techniques, including telemarketing, email marketing, and postal mailings. Any further restrictions in laws such as the Telemarketing Sales Rule, CANSPAM Act, and various U.S. state laws, or new federal laws, regarding marketing and solicitation or international data protection laws that govern these activities could adversely affect the continuing effectiveness of telemarketing, email, and postal mailing techniques and could force further changes in our marketing strategy. If this occurs, we may not be able to develop adequate alternative marketing strategies, which could impact the amount and timing of our sales of timeshare units and other products. We also obtain access to potential customers from travel service providers or other companies with whom we have substantial relationships and market to some individuals on these lists directly or by including our marketing message in the other company’s marketing materials. If access to these lists was prohibited or otherwise restricted, our ability to develop new customers, and introduce them to our products could be impaired.

Other Risks

If we cannot attract and retain talented associates, our business could suffer. We compete with other companies both within and outside of our industry for talented personnel. If we are not able to recruit, train, develop and retain sufficient numbers of talented associates, we could experience increased associate turnover, decreased guest satisfaction, low morale, inefficiency or internal control failures. Insufficient numbers of talented associates could also limit our ability to grow and expand our businesses.

Delaware law and our governing corporate documents contain, and our board of directors could implement, anti-takeover provisions that could deter takeover attempts. Under the Delaware business combination statute, a stockholder holding 15 percent or more of our outstanding voting stock could not acquire us without board of director’s consent for at least three years after the date the stockholder first held 15 percent or more of the voting stock. Our governing corporate documents also, among other things, require supermajority votes in connection with mergers and similar transactions. In addition, our board of directors could, without stockholder approval, implement other anti-takeover defenses, such as a stockholder rights plan to replace the stockholder’s rights plan that expired in March 2008.

12 Marriott International, Inc. 2008

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS AND OVERVIEW

We are a worldwide operator and franchisor of 3,178 properties (560,681 rooms) and related facilities. The figures in the preceding sentence are as of year-end 2008 and include 27 home and condominium projects (2,482 units) for which we manage the related owners’ associations. In addition, we provided 2,332 furnished corporate housing rental units, which are not included in the totals.

Our operations are grouped into five business segments: North American Full-Service Lodging, North American Limited-Service Lodging, International Lodging, Luxury Lodging, and Timeshare. We operate, develop, and franchise under 18 separate brand names in 66 countries and territories.

We earn base, incentive, and franchise fees based upon the terms of our management and franchise agreements. We earn revenues from the limited number of hotels we own or lease. Revenues are also generated from the following sources associated with our Timeshare segment: (1) selling timeshare interval, fractional ownership, and residential properties; (2) operating the resorts and residential properties; and (3) financing customer purchases of timesharing intervals. Finally, we earn fees in association with affinity card endorsements and the sale of branded residential real estate.

We sell residential real estate either in conjunction with luxury hotel development or on a stand-alone basis under The Ritz-Carlton brand (Ritz-Carlton-Residential), and in conjunction with Timeshare segment projects (Ritz-Carlton Club-Residential and Grand Residences by Marriott-Residential). Our Timeshare segment residential projects are typically opened over time with limited inventory available at any one time. Other residences are typically constructed and sold by third-party developers with limited amounts, if any, of our capital at risk. While the worldwide residential market is very large, the luxurious nature of our residential properties, the quality and exclusivity associated with our brands, and the hospitality services that we provide, all serve to make our residential properties distinctive.

The economic recession, the global credit crisis and eroded consumer confidence all contributed to a difficult business environment in 2008. U.S. lodging demand declined throughout 2008, but especially in the fourth quarter, as a result of slowing economic growth. Outside the United States, international lodging demand was generally stronger in most markets than in the United States, but also softened progressively throughout 2008 and declined markedly in the 2008 fourth quarter. Leisure transient demand in the United States weakened in the first quarter of 2008 and was joined by weakening business transient demand beginning in the second quarter of 2008. Additionally, demand associated with our luxury properties decreased dramatically in the 2008 fourth quarter. These factors were compounded in several markets in the United States where the supply of hotel rooms increased. Last minute new group meeting demand and attendance at group meetings softened considerably throughout 2008 as well, and group meeting cancellations increased significantly in the fourth quarter. While some business customers increased room nights in 2008, including professional services firms, defense contractors, and insurance companies, others declined, including companies associated with the financial services, automotive, and telecommunications industries. In general, for the properties in our system, international, and full-service properties experienced stronger demand worldwide than our limited-service and luxury properties.

U.S. demand for timeshare intervals also softened considerably in 2008, and especially in the fourth quarter, reflecting weak consumer confidence and a very difficult financing environment, while demand in Latin America and Asia for timeshare products was stronger compared to 2007. Demand for Ritz-Carlton fractional and residential units was particularly weak. Since the sale of timeshare and fractional intervals and condominiums follows the percentage-of-completion accounting method, soft demand is frequently not reflected in our Timeshare segment results until later accounting periods. Intentional and unintentional construction delays could also unfavorably impact nearer-term Timeshare segment results as percentage-of-completion revenue recognition may correspondingly be delayed as well.

Responding to the challenging demand environment in 2008 for hotel rooms, we initiated a range of new sales promotions with a focus on leisure and group business opportunities to increase property-level revenue. These promotions were designed to keep current customers loyal while also attracting new guests. In response to increased hesitancy to finalize group bookings, we have also implemented sales associate and customer incentives to close on business. As more customers use social media, we have also found new ways to connect, communicating with more than 300,000 of our customers on YouTube, Twitter, Facebook and through our blog, “Marriott on the Move.” We also continue to enhance our Marriott Rewards loyalty program offerings and specifically market to this large and growing customer base.

Given this slower demand environment, we worked aggressively to reduce costs and enhance property-level house profit margins by modifying menus and restaurant hours, reviewing and adjusting room amenities, and not filling some vacant positions. While varying by property, most properties in our system have instituted contingency plans with very tight cost controls. We have also reduced the above-property costs by scaling back systems, processing, and support areas that are allocated to the hotels. We have also eliminated certain positions, not filled some vacant positions, and will encourage, and where legally permitted, require employees to use their vacation time accrued during the 2009 fiscal year. Additionally, we canceled certain hotel development projects. For our Timeshare segment, we have slowed or canceled some development projects, closed less efficient timeshare sales offices and increased marketing efforts and purchase incentives. For additional information on our companywide restructuring efforts, see our “Restructuring Costs and Other Charges” caption later in this section.

Our lodging business model involves managing and franchising hotels, rather than owning them. At year-end 2008, 48 percent of the hotel rooms in our system were operated under management agreements, 50 percent were operated under franchise agreements, and 2 percent were owned or leased by us. Our emphasis on property management and franchising tends to provide more stable earnings in periods of economic softness while continued unit expansion, reflecting properties added to our system, generates ongoing growth. With long-term management and franchise agreements, this strategy has allowed substantial growth while reducing leverage and risk in a cyclical industry. Additionally, by reducing our capital investments and adopting a strategy of recycling those investments we do make, we increase our financial flexibility.

We calculate RevPAR by dividing room sales for comparable properties by room nights available to guests for the period.

Marriott International, Inc. 2008 13

RevPAR may not be comparable to similarly titled measures, such as revenues. We consider RevPAR to be a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. References to RevPAR throughout this report are in constant dollars unless otherwise noted.

For our North American comparable properties, RevPAR decreased in 2008, compared to the year-ago period, with moderately greater strength in Manhattan, New York, Houston, Texas, Orlando, Florida, and Los Angeles, California and weaker RevPAR in suburban markets near, among other areas, Orange County, California, Chicago, Illinois, and Detroit, Michigan. Outside North America, 2008 RevPAR increases versus the prior year period were stronger, particularly in the Middle East, Central and Southeast Asia, South America, and Central Europe.

Company-operated house profit margin is the ratio of property-level gross operating profit (also known as house profit) to total property-level revenue. We consider house profit margin to be a meaningful indicator of our performance because this ratio measures our overall ability as the operator to produce property-level profits by generating sales and controlling the operating expenses over which we have the most direct control. Gross operating profit includes room, food and beverage, and other revenue and the related expenses including payroll and benefits expenses, as well as repairs and maintenance, utility, general and administrative, and sales and marketing expenses. Gross operating profit does not include the impact of management fees, furniture, fixtures and equipment replacement reserves, insurance, taxes, or other fixed expenses.

Compared to 2007, worldwide comparable company-operated house profit margins for 2008 decreased by 70 basis points reflecting the impact of stronger year-over-year RevPAR associated with international properties and very strong cost control plans in 2008 at properties in our system. This impact was more than offset by the impact of RevPAR declines year-over-year associated with properties in North America reflecting weaker demand and higher expenses in 2008 in North America primarily due to increased utilities and payroll costs.

The Company’s fiscal year ends on the Friday nearest December 31 and while the 2006 and 2007 fiscal years included 52 weeks, the 2008 fiscal year included 53 weeks. As the 53rd week for 2008 included the New Year’s holiday and was seasonally slow, it had the effect of reducing year-over-year RevPAR performance. While worldwide comparable RevPAR for 2008 for company-operated properties decreased 1.1 percent compared to 2007, worldwide comparable RevPAR for 2008 for company-operated properties excluding the extra 53rd week decreased 0.4 percent compared to 2007.

Our brands remain strong as a result of superior customer service with an emphasis on guest and associate satisfaction, the worldwide presence and quality of our brands, our Marriott Rewards loyalty program, an information-rich and easy-to-use Web site, a multichannel central reservations system, and desirable property amenities. We, along with owners and franchisees, continue to invest in our brands by means of new, refreshed, and reinvented properties, new room and public space designs, and enhanced amenities and technology offerings. We continue to enhance the appeal of our proprietary Web site, www.Marriott.com, through functionality and service improvements, and we continue to capture an increasing proportion of property-level reservations via this cost-efficient channel. We have added other languages to Marriott.com and we have enabled guests to use handheld devices to make and confirm reservations and get directions.

See the “Risk Factors” of this report for important information regarding forward-looking statements made in this report and risks and uncertainties that the Company faces.

CONSOLIDATED RESULTS

The following discussion presents an analysis of results of our operations for 2008, 2007, and 2006.

Continuing Operations

Revenues

2008 COMPARED TO 2007

Revenues decreased by $111 million (1 percent) to $12,879 million in 2008 from $12,990 million in 2007, primarily as a result of lower Timeshare sales and service revenue and lower incentive management fees, partially offset by the impact of unit growth across the system. Base management and franchise fees increased by $27 million as a result of improved RevPAR in international markets and unit growth, partially offset by the impact of declines in North American RevPAR. The $27 million increase in combined base management and franchise fees also reflected the impact of both base management fees totaling $6 million in 2007 from business interruption insurance proceeds and $13 million of lower franchise relicensing fees in 2008. Incentive management fees decreased by $58 million primarily reflecting the recognition in the 2007 period of: (1) incentive management fees totaling $17 million that were calculated based on prior periods’ results, but not earned and due until 2007; and (2) $13 million of incentive management fees from business interruption proceeds associated with Hurricane Katrina. The decrease in incentive management fees also reflected lower property-level profitability due to lower occupancy and higher property-level wages and benefits costs and utilities costs, particularly in North America. Partially offsetting the decreases, incentive management fees from international properties increased, reflecting RevPAR and unit growth. See the “BUSINESS SEGMENTS” discussion later in this report for additional information.

The $15 million (1 percent) decrease in owned, leased, corporate housing, and other revenue largely reflected $10 million of lower revenue for owned and leased properties, $17 million of lower revenue associated with a services contract that terminated at the end of the 2007 fiscal year and the receipt in 2008 of $15 million in hotel management and franchise agreement termination fees, compared to $19 million in 2007 and flat branding fees associated with both affinity card endorsements and sale of branded residential real estate (totaling $64 million in both 2008 and 2007), partially offset by $17 million of higher corporate housing revenue. The $10 million decrease in owned and leased revenue primarily reflected the conversion of owned hotels to managed hotels.

Timeshare sales and services revenue in 2008 decreased by $324 million (19 percent) compared to the prior year. The decrease primarily reflected lower demand in 2008, revenue recognition of contract sales for several projects in 2007 that reached reportability thresholds, and lower revenue from several projects with limited available inventory in 2008, as well as a decrease of $65 million in note sale gains in 2008 compared to the prior year. Partially offsetting these decreases in revenue in 2008 compared to the prior year was higher revenue associated with the Asia Pacific points program, increased interest income, revenue associated with projects that became reportable subsequent to 2007, and increased services revenue. See “BUSINESS SEGMENTS: Timeshare,” later in this report for additional information on our Timeshare segment.

The $111 million decrease in total revenue includes $259 million (3 percent) of increased cost reimbursements revenue to $8,834 million in 2008 from $8,575 million in the prior year. This revenue represents reimbursements of costs incurred on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer. As we record cost reimbursements based upon the costs incurred with no added markup, this revenue and related expense has no impact on

14 Marriott International, Inc. 2008

either our operating income or net income. The increase in reimbursed costs is primarily attributable to sales growth and the growth in the number of properties we manage. We added six managed properties (3,100 rooms) and 157 franchised properties (19,836 rooms) to our system in 2008, net of properties exiting the system.

2007 COMPARED TO 2006

Revenues increased by $995 million (8 percent) to $12,990 million in 2007 from $11,995 million in 2006, as a result of stronger demand for hotel rooms worldwide, which allowed us to increase room rates and favorable exchange rates worldwide. Base management and franchise fees increased by $116 million as a result of stronger RevPAR and unit growth, as we opened 203 properties (29,200 rooms) throughout 2007. In 2006, we recognized $5 million of base management fees that were calculated based on prior periods’ results, but not earned and due until 2006, versus no similar fees in 2007. Incentive management fees increased by $88 million due to stronger RevPAR and property-level margin improvements associated with room rate increases and productivity improvements. Incentive management fees included $17 million and $10 million for 2007 and 2006, respectively, that were calculated based on prior periods’ results, but not earned and due until the periods in which they were recognized. Furthermore, incentive management fees for 2007 included $13 million and base management fees for 2007 included $6 million of business interruption insurance proceeds associated with hurricanes in prior years compared to $1 million of business interruption insurance proceeds received in 2006. Stronger catering, food and beverage, spa, and other profits also drove property-level margins higher. Year-over-year RevPAR increases were driven primarily by rate increases.

Timeshare sales and services revenue increased by $170 million (11 percent) in 2007 over the prior year. The increase largely reflected development revenue increases over the prior year as some newer projects reached revenue recognition thresholds. In 2006, some projects were in the early stages of development and did not reach revenue recognition thresholds until 2007. The increase in revenue also reflects increased services and financing revenue. See “BUSINESS SEGMENTS: Timeshare,” later in this report for additional information on our Timeshare segment.

Owned, leased, corporate housing and other revenue increased by $121 million (11 percent). The increase largely reflected stronger RevPAR and the mix of owned and leased properties in 2007, compared to 2006, and to a lesser extent, higher branding fees associated with both affinity card endorsements and the sale of branded residential real estate (totaling $64 million in 2007 and $52 million in 2006), offset by the recognition of $19 million of hotel management and franchise agreement termination fees in 2007, compared to the recognition of $26 million of such fees in 2006.

The $995 million increase in total revenue includes $500 million (6 percent) of increased cost reimbursements revenue, to $8,575 million in 2007 from $8,075 million in the prior year. The increase in reimbursed costs is primarily attributable to wage increases, sales growth, and the growth in the number of properties we manage. We added 15 managed properties (4,870 rooms) and 138 franchised properties (15,963 rooms) to our system in 2007, net of properties exiting the system.

Restructuring Costs and Other Charges

During the latter part of 2008, we experienced a significant decline in demand for hotel rooms both domestically and internationally as a result, in part, of the recent failures and near failures of a number of large financial service companies in the fourth quarter of 2008 and the dramatic downturn in the economy. Our capital-intensive Timeshare business was also hurt both domestically and internationally by the downturn in market conditions and, particularly the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, and anticipated losses under guarantees and loans. We responded by implementing certain companywide cost saving measures, with individual company segments and corporate departments implementing further cost-saving measures. Upper-level management responsible for the Timeshare segment, hotel operations, development, and above-property level management of the various corporate departments and brand teams individually led these decentralized management initiatives. The various initiatives resulted in aggregate restructuring costs of $55 million that we recorded in the fourth quarter of 2008. We also incurred other charges, including charges for guarantees and reserves for loan losses, and inventory write-downs on Timeshare inventory, reserves on accounts receivable, contract cancellation allowances, a charge related to the valuation of Timeshare residual interests, a charge associated with hedge ineffectiveness related to Timeshare note sale hedges, and asset impairments and other charges, detailed further in “Other Charges.”

As part of the restructuring efforts in our Timeshare segment, we reduced and consolidated sales channels in the United States and closed down certain operations in Europe. We recorded Timeshare restructuring costs of $28 million in the 2008 fourth quarter, including: (1) $14 million in severance costs; (2) $5 million in facilities exit costs, primarily associated with noncancelable lease costs in excess of estimated sublease income arising from the reduction in personnel; and (3) $9 million related to the write-off of capitalized costs relating to development projects no longer deemed viable. We expect to complete this restructuring by year-end 2009. We are projecting $55 million to $65 million ($35 million to $42 million after-tax) of annual cost savings beginning in 2009 as a result of the restructuring. These savings will likely be reflected in the “Timeshare-direct” and the “General, administrative, and other expenses” captions in our Consolidated Statements of Income.

As part of the hotel development restructuring efforts across several of our Lodging segments, we discontinued certain development projects that required our investment. We recorded restructuring costs in the 2008 fourth quarter of $24 million, including: (1) $2 million in severance costs; and (2) $22 million related to the write-off of capitalized costs relating to development projects that we discontinued, including capitalized costs related to owned development of Renaissance ClubSport. We expect to complete this restructuring by year-end 2009. We are projecting up to $6 million ($4 million after-tax) of annual cost savings beginning in 2009 as a result of the restructuring. These savings will likely be reflected in the “General, administrative, and other expenses” caption in our Consolidated Statements of Income.

We also implemented restructuring initiatives by reducing above-property level lodging management personnel and corporate overhead. We incurred 2008 fourth quarter restructuring costs of $3 million primarily reflecting severance costs. We expect to complete this restructuring by year-end 2009. We are projecting up to $4 million ($3 million after-tax) of annual cost savings beginning in 2009 as a result of the restructuring. These savings will likely be reflected in the “General, administrative, and other expenses” caption in our Consolidated Statements of Income.

We have provided detailed information related to these restructuring costs and other charges below.

Restructuring Costs

Severance

These various restructuring initiatives resulted in an overall reduction of 1,021 employees (the majority of whom were terminated by January 2, 2009) across the Company. We recorded a total workforce reduction charge of $19 million related primarily to severance and fringe benefits,

Marriott International, Inc. 2008 15

which consisted of $14 million for the Timeshare segment, $2 million related to hotel development, and $3 million related to above-property level lodging management and corporate overhead. The charge does not reflect amounts billed out separately to owners for property level severance costs. We also delayed filling vacant positions and reduced staff hours. In connection with these initiatives, we expect to incur an additional $3 million to $4 million related to severance and fringe benefits in 2009 for the Timeshare segment.

Facilities Exit Costs

As a result of workforce reductions and delays in filling vacant positions that were part of the Timeshare segment restructuring, we ceased using certain leased facilities. We recorded a restructuring charge of approximately $5 million associated with these facilities, primarily related to noncancelable lease costs in excess of estimated sublease income. In connection with these initiatives, in 2009, we expect to incur an additional $2 million to $3 million related to ceasing use of additional noncancelable leases.

Development Cancellations

We sometimes incur certain costs associated with the development of hotel and timeshare properties, including legal costs, the cost of land, and planning and design costs. We capitalize these costs as incurred and they become part of the cost basis of the property once it is developed. As a result of the sharp downturn in the economy, we decided to discontinue certain development projects that required our investment, including our Renaissance ClubSport real estate development activities. These cancellations do not impact the two Renaissance ClubSport properties that are currently open. As a result of these development cancellations, we expensed $31 million of previously capitalized costs, which consisted of $9 million of costs for the Timeshare segment and $22 million of costs related to hotel development. We do not currently expect to expense any additional capitalized costs in 2009 in connection with these restructuring initiatives.

Other Charges

Charges for Guarantees and Reserves for Loan Losses

We sometimes issue guarantees to lenders and other third parties in connection with some financing transactions and other obligations. We also advance loans to some owners of properties that we manage. As a result of the downturn in the economy, certain hotels have experienced significant declines in profitability and the owners may not be able to meet debt service obligations to us or, in some cases, to third-party lending institutions. In addition, we expect profit levels at a few hotels to drop below guaranteed levels. As a result, based on cash flow projections, we expect to fund under some of our guarantees, which we do not deem recoverable, and we expect that one of the loans made by us will not be repaid according to its original terms. Due to the expected fundings under guarantees that we deemed nonrecoverable, we recorded charges of $16 million in the fourth quarter of 2008 in the “General, administrative, and other expenses” caption in our Consolidated Statements of Income. Due to the expected loan loss, we recorded a charge of $22 million in the fourth quarter of 2008 in the “Provision for loan losses” caption in our Consolidated Statements of Income.

Timeshare Inventory Write-downs

As a result of terminating certain phases of timeshare development in Europe, we recorded an inventory write-down of $9 million in the fourth quarter of 2008. We recorded this charge in the “Timeshare-direct” caption of our Consolidated Statements of Income.

Accounts Receivable-Bad Debts

In the fourth quarter of 2008, we reserved $4 million of accounts receivable, which we deemed uncollectible, generally as a result of the unfavorable hotel operating environment, following an analysis of those accounts. We recorded this charge in the “General, administrative, and other expenses” caption in our Consolidated Statements of Income.

Timeshare Contract Cancellation Allowances

Our financial statements reflect net contract cancellation allowances totaling $12 million recorded in the fourth quarter of 2008 in anticipation that a portion of contract revenue and cost previously recorded for certain projects under the percentage-of-completion method will not be realized due to contract cancellations prior to closing. We have an equity method investment in one of these projects, and reflected $7 million of the $12 million in the “Equity in earnings” caption in our Consolidated Statements of Income. The remaining net $5 million of contract cancellation allowances consisted of a reduction in revenue, net of adjustments to product costs and other direct costs, and was recorded in Timeshare sales and services revenue, net of direct costs.

Timeshare Residual Interests Valuation

The fair market value of our residual interest in timeshare notes sold declined in the fourth quarter of 2008 primarily due to an increase in the market rate of interest at which we discount future cash flows to estimate the fair market value of the retained interests. The increase in the market rate of interest reflects deteriorating economic conditions and disruption in the credit markets, which significantly increased the borrowing costs to issuers. As a result of this change, we recorded a $32 million charge in the “Timeshare sales and services” caption in our Consolidated Statements of Income to reflect the decrease in the fair value of these residual interests.

Timeshare Hedge Ineffectiveness

Given the significant deterioration in the credit markets, we expect that any potential note sale transactions pursued by the Company in the near term will be materially different from arrangements originally contemplated, and accordingly the sensitivity of a hedge the Company previously entered into to manage interest rate risk associated with forecasted note sales no longer significantly corresponds to the sensitivity in expected note sale proceeds. Differences include expected legal structures, modifications to priority of cash flow, and higher costs. The change in terms (inputs) used to determine hedge effectiveness for Timeshare’s note sale hedges resulted in the recognition of $12 million in hedge ineffectiveness. We recorded this hedge ineffectiveness as a reduction in note sale gains in the “Timeshare sales and services” caption in our Consolidated Statements of Income.

Asset Impairments and Other Charges

One project that is in development and in which the Company has a joint venture investment was unable to draw on existing financing commitments as a result of the recent turmoil in the capital markets and the bankruptcy of the project’s major lender. As a result, based on our analysis of expected future cash flows, we determined that our investment in that joint venture was fully impaired, and we recorded an impairment charge of $9 million in the “Equity in earnings” caption in our Consolidated Statements of Income.

In addition, as a result of the economic downturn and the inability of certain developers to obtain financing, we also recorded write-offs of other assets ($12 million) related to development costs associated with projects we no longer deem probable in the “General, administrative, and other expenses” caption of our Consolidated Statements of Income.

We also deemed certain cost method tax investments to be other-than-temporarily impaired because we do not expect to receive any future economic benefit from these investments. Accordingly, we recorded an impairment charge of $9 million for those investments in the “Gains and other income” caption of our Consolidated Statements of Income.

16 Marriott International, Inc. 2008

Summary of Restructuring Costs and Other Charges

The following table is a summary of the restructuring costs and other charges we recorded in the fourth quarter of 2008, as well as our remaining liability at the end of the fourth quarter of 2008 and remaining restructuring costs expected to be incurred in 2009 as part of these restructuring initiatives:

($ in millions)	Total Charge	Non-Cash Charge	Cash Payments in the 2008 Fourth Quarter	Restructuring Costs and Other Charges Liability at January 2, 2009	Restructuring Costs Expected to be Incurred in 2009
Severance-Timeshare	$ 14	$ —	$3	$11	$3-4
Facilities exit costs-Timeshare	5	—	—	5	2-3
Development cancellations-Timeshare	9	9	—	—	—
Total restructuring costs-Timeshare	28	9	3	16	5-7
Severance-hotel development	2	—	—	2	—
Development cancellations-hotel development	22	22	—	—	—
Total restructuring costs-hotel development	24	22	—	2	—
Severance-above property-level management	3	—	1	2	—
Total restructuring costs-above property-level management	3	—	1	2	—
Total restructuring costs	$ 55	$ 31	$4	$20	$5-7
Reserves for guarantees and loan losses	38	22	—	16	
Inventory write-downs	9	9	—	—	
Accounts receivable-bad debts	4	4	—	—	
Contract cancellation allowances	12	12	—	—	
Residual interests valuation	32	32	—	—	
Hedge ineffectiveness	12	12	—	—	
Impairment of investments and other	30	30	—	—	
Total other charges	137	121	—	16	
Total restructuring and other charges	$192	$152	$4	$36	

We anticipate that the remaining liability related to the workforce reduction will be substantially paid by the end of 2009 for the Timeshare segment, by the end of 2009 for hotel development, and by the end of 2009 for above-property level management. The amounts related to the space reduction and resulting lease expense due to the consolidation of facilities in the Timeshare segment will be paid over the respective lease terms through 2012. The remaining liability related to expected fundings under guarantees will likely be substantially paid by year-end 2010. The following tables provide further detail on these charges, including a breakdown by segment:

2008 Operating Income Impact

($ in millions)	North American Full-Service Segment	North American Limited-Service Segment	International Segment	Luxury Segment	Timeshare Segment	Other Unallocated Corporate	Total
Severance	$—	$—	$—	$1	$14	$ 4	$ 19
Facilities exit costs	—	—	—	—	5	—	5
Development cancellations	—	—	—	—	9	22	31
Total restructuring costs	—	—	—	1	28	26	55
Charges related to guarantees	1	15	—	—	—	—	16
Inventory write-downs	—	—	—	—	9	—	9
Accounts receivable-bad debts	—	—	—	1	—	3	4
Contract cancellation allowances	—	—	—	—	5	—	5
Residual interests valuation	—	—	—	—	32	—	32
Hedge ineffectiveness	—	—	—	—	12	—	12
Impairment of investments and other	—	—	—	—	—	12	12
Total	$1	$15	$—	$2	$86	$41	$145

Marriott International, Inc. 2008 17

2008 Non-Operating Income Impact

($ in millions)	Gains and Other Income	Provision for Loan Losses	Equity in Earnings	Total
Impairment of investments	$9	$—	$ 9	$18
Contract cancellation allowances	—	—	7	7
Reserves for loan losses	—	22	—	22
Total	$9	$22	$16	$47

The following table provides further detail on restructuring costs we expect to incur in 2009, including breakdown by segment:

2009 Expected Operating Income Impact

($ in millions)	North American Full-Service Segment	North American Limited-Service Segment	International Segment	Luxury Segment	Timeshare Segment	Other Unallocated Corporate	Total
Severance	$—	$—	$—	$—	$3-4	$—	$3-4
Facilities exit costs	—	—	—	—	2-3	—	2-3
Development cancellations	—	—	—	—	—	—	—
Total restructuring costs	$—	$—	$—	$—	$5-7	$—	$5-7

Operating Income

2008 COMPARED TO 2007

Operating income decreased by $403 million (34 percent) to $785 million in 2008 from $1,188 million in 2007. The decrease in operating income reflected $261 million of lower Timeshare sales and services revenue net of direct expenses, $41 million of lower owned, leased, corporate housing, and other revenue net of direct expenses, $58 million of lower incentive management fees, $55 million of restructuring costs recorded in 2008, and a $15 million increase in general, administrative and other expenses, partially offset by an increase in combined base management and franchise fees of $27 million.

Timeshare sales and services revenue net of direct expenses for 2008 totaled $89 million. The decline of $261 million (75 percent) from the prior year primarily reflected $138 million of lower development revenue, net of product costs and marketing and selling costs, $95 million of lower financing revenue net of financing expenses, $34 million of lower reacquired and resales revenue net of expenses, partially offset by $4 million of higher services revenue net of expenses, and $2 million of lower joint venture related expenses. Lower development revenue, net of product costs and marketing and selling costs, primarily reflected lower demand for timeshare interval, fractional, and residential products, lower revenue from several projects with limited available inventory in 2008, a $22 million pretax impairment charge ($10 million net of minority interest benefit), start-up costs and low reportability in 2008 associated with newer projects that have not yet reached revenue recognition thresholds, as well as lower revenue recognition for several projects that reached reportability thresholds in 2007. The decrease in financing revenue net of financing costs primarily reflected lower note sale gains in 2008, compared to the prior year. See "BUSINESS SEGMENTS: Timeshare," later in this report for additional information regarding our Timeshare segment.

The $41 million (23 percent) decrease in owned, leased, corporate housing, and other revenue net of direct expenses primarily reflected $21 million of lower income, reflecting conversions from owned properties to managed properties, $4 million of lower termination fees, and $17 million of lower revenue associated with a services contract that terminated at the end of the 2007 fiscal year. Partially offsetting the decreases were lower depreciation charges totaling $6 million in 2008 associated with one property, compared to depreciation charges recorded in 2007 of $8 million associated with that same property that was reclassified from "held for sale" to "held and used."

General, administrative, and other expenses increased by $15 million (2 percent) to $783 million in 2008 from $768 million in 2007. This increase reflected the following items: $44 million of increased expenses associated with, among other things, our unit growth and development, systems improvements, and initiatives to enhance our brands globally; a $16 million charge for certain guarantees; an unfavorable $9 million variance for reserve reversals in 2007; $12 million in write-offs in 2008 of costs related to development cancellations; $4 million of increased foreign exchange losses; and $4 million of charges related to bad debt reserves on accounts receivable. See "Other Charges" section of Footnote No. 20, "Restructuring Costs and Other Charges," for additional information on the charge related to certain guarantees, development cancellation write-offs, and bad debt reserves. These unfavorable variances were partially offset by a favorable variance related to a 2007 charge of $35 million resulting from excise taxes associated with the settlement of issues raised during the examination by the Internal Revenue Service ("IRS") and Department of Labor of our employee stock ownership plan ("ESOP") feature of our Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Plan"). See Footnote No. 2, "Income Taxes," for additional information on the ESOP settlement. Additionally, 2008 included a $28 million favorable impact associated with deferred compensation expenses, compared to an $11 million unfavorable impact in the prior year, both of which reflected mark-to-market valuations. Of the $15 million increase in total general, administrative, and other expenses, an increase of $51 million was attributable to our Lodging and Timeshare segments and a decrease of $36 million, reflecting the 2007 ESOP settlement charge, was unallocated.

The reasons for the decrease of $58 million in incentive management fees as well as the combined base management and franchise fees increase of $27 million over the prior year are noted in the preceding "Revenues" section.

18 Marriott International, Inc. 2008

2007 COMPARED TO 2006

Operating income increased by $101 million (9 percent) to $1,188 million in 2007 from $1,087 million in the prior year. The increase in operating income reflects stronger combined base management, incentive management, and franchise fees of $204 million, partially offset by higher general, administrative, and other expenses of $91 million, lower Timeshare sales and services revenue net of direct expenses of $7 million, and lower owned, leased, corporate housing, and other revenue net of direct expenses of $5 million.

The combined base management, incentive management, and franchise fees increase of $204 million reflected strong RevPAR growth, unit growth, and property-level margin improvements and favorable exchange rates worldwide. In 2006, we recognized $5 million of base management fees that were calculated based on prior periods' results, but not earned and due until 2006, versus no similar fees in 2007. Incentive management fees included $17 million and $10 million for 2007 and 2006, respectively, that were calculated based on prior periods' results, but not earned and due until the periods in which they were recognized. Furthermore, incentive management fees for 2007 included $13 million and base management fees included $6 million of business interruption insurance proceeds associated with hurricanes in prior years compared to $1 million of business interruption insurance proceeds received in 2006.

Compared to the year-ago period, general, administrative, and other expenses increased by $91 million (13 percent) to $768 million in 2007 from $677 million in 2006. In 2007, we incurred a $35 million charge related to excise taxes associated with the settlement of issues raised during the IRS and Department of Labor examination of our ESOP feature of our Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Plan"). See Footnote No. 2, "Income Taxes," for additional information on the ESOP settlement. Additionally, the increase was attributable to, among other things, increased costs related to our unit growth, development and systems improvements, increased legal expenses, and increased other administrative costs. Also unfavorably impacting general, administrative, and other expenses, when compared to the prior year, were foreign exchange losses totaling $2 million in 2007 compared to foreign exchange gains of $6 million in 2006 and $1 million of guarantee charges in 2007 while the year-ago period reflected $6 million of guarantee reversals. Partially offsetting the aforementioned increases were $4 million of lower hotel operating agreement performance cure payments in 2007 compared to 2006 and a $9 million reversal in 2007 of reserves that were no longer required. Increased legal expenses in 2007 include charges associated with litigation and other legal matters. Of the $91 million increase in total general, administrative, and other expenses, an increase of $13 million was attributable to our Lodging and Timeshare segments and a $78 million increase was unallocated.

Timeshare sales and services revenue net of direct expenses of $350 million decreased by $7 million (2 percent), compared to the prior year, primarily reflecting flat development revenue net of product costs and marketing and selling costs and $12 million of increased financing revenue net of financing expenses, more than offset by the reversal in 2006 of $15 million of contingency reserves and $4 million of lower services revenue net of services expenses. Flat development revenue net of product costs and marketing and selling costs reflected newer projects that reached reportability thresholds in 2007, offset by several other projects that were approaching sell-out. The increase in financing revenue net of financing costs primarily reflects increased accretion, interest income, and higher note sale gains in 2007, compared to 2006.

The $5 million (3 percent) decrease in owned, leased, corporate housing, and other revenue net of direct expenses reflected $19 million in hotel management and franchise agreement termination fees received in 2007, compared to $26 million in 2006. Depreciation charges totaling $8 million were recorded in 2007 associated with one owned property that was reclassified from "held for sale" to "held and used" during 2007 compared to depreciation charges recorded in 2006 of $7 million associated with two properties that were reclassified from "held for sale" to "held and used." Partially offsetting the aforementioned decreases in owned, leased, corporate housing, and other revenue net of direct expenses was the favorable impact of $4 million associated with both the stronger demand environment in 2007 and the impact of the sale and purchase of several properties.

Gains and Other Income (Expense)

The table below shows our gains and other income for fiscal years 2008, 2007, and 2006:

($ in millions)	**2008**	2007	2006
Gain on debt extinguishment	**$28**	$—	$ —
Gains on sales of real estate and other	**14**	39	26
Loss on expected land sale	**—**	—	(37)
Other note sale/repayment gains	**—**	1	2
Gains on forgiveness of debt	**—**	12	—
(Loss)/gain on sale/income on redemption of joint venture and other investments	**(1)**	31	68
(Loss)/income from cost method joint ventures	**(3)**	14	15
	$38	$97	$ 74

2008 COMPARED TO 2007

The $28 million gain on debt extinguishment in 2008 represents the difference between the purchase price and net carrying amount of our Senior Notes we repurchased. For additional information on the debt extinguishment, see the "Liquidity and Capital Resources" section later in this report. The $25 million decrease in gains on sales of real estate and other primarily reflected a $23 million gain associated with sales of real estate in our International segment as well as other smaller gains on sale of real estate in 2007 that did not occur in 2008. The $12 million gain on forgiveness of debt in 2007 was associated with government incentives noted in the "2007 Compared to 2006" section below. Gain on sale/income on redemption of joint venture and other investments of $31 million in 2007 reflected an $18 million gain associated with the sale of stock we held and net gains totaling $13 million on the sale of joint venture investments. Income from cost method joint ventures decreased $17 million to a loss of $3 million in 2008 compared to the prior year primarily due to certain cost method tax investments that we deemed to be other-than-temporarily impaired (see the "Other Charges" section of Footnote No. 20, "Restructuring Costs and Other Charges," for more information).

2007 COMPARED TO 2006

The $12 million gain on forgiveness of debt for 2007 was associated with government incentives. The loans were forgiven in recognition of our contribution to job growth and economic development. Gain on sale/income on redemption of joint venture and other investments of $31 million in 2007 reflected an $18 million gain associated with the sale of stock we held and net gains totaling $13 million on the sale of joint venture investments. Gain on sale/income on redemption of joint venture and other investments of $68 million in 2006 was comprised of $43 million of net gains associated with the sale of joint venture investments and the redemption of preferred stock we held in one investee, which generated a gain of $25 million. Gains on sales of real estate and other increased $13 million in 2007, and primarily reflected a $23 million gain associated with sales of real estate by our International segment in 2007 that did not occur in 2006, partially offset by smaller gains in 2006 that did not occur in 2007.

Marriott International, Inc. 2008 19

Interest Expense

2008 COMPARED TO 2007

Interest expense decreased by $21 million (11 percent) to $163 million in 2008 compared to $184 million in 2007. The decrease in interest expense compared to the prior year reflected a charge of $13 million for interest on the excise taxes associated with the ESOP settlement in 2007. Interest expense associated with commercial paper and our Credit Facility decreased in 2008 reflecting a reduction in the amount of commercial paper outstanding, lower interest rates on commercial paper, and increased borrowings under the Credit Facility with a lower interest rate. As a result, year-over-year interest expense was lower by $7 million. We also benefitted from a $15 million decrease in interest costs associated with various programs that we operate on behalf of owners (including our Marriott Rewards, gift certificates, and self-insurance programs) as a result of lower interest rates, a $6 million favorable variance to the prior year for higher capitalized interest associated with construction projects, and the maturity of our Series E Senior Notes in early 2008 yielding a $6 million favorable variance to the prior year. The write-off of $2 million of deferred financing costs in 2007 related to the refinancing of our revolving credit agreement resulted in a favorable variance in 2008. These favorable variances to the prior year were partially offset by the impact of the Series I and Series J Senior Notes issuances, which occurred in the second half of 2007 that increased our interest expense in 2008 by $30 million.

2007 COMPARED TO 2006

Interest expense increased by $60 million (48 percent) to $184 million for 2007 from $124 million in 2006. Of the $60 million increase over 2006, $78 million was due to: $26 million of higher interest reflecting a higher outstanding commercial paper balance, primarily due to increased share repurchases and the ESOP settlement payments, and related interest rates; $25 million of interest associated with our Series H Senior Notes issuance, which occurred late in 2006 and our Series I and Series J Senior Notes issuances, which occurred in 2007; a charge of $13 million in 2007 related to the ESOP settlement; charges totaling $53 million and $46 million in 2007 and 2006, respectively, relating to interest on accumulated cash inflows in advance of our cash outflows for various programs that we operate on the owners’ behalf (including our Marriott Rewards, gift certificates, and self-insurance programs); interest totaling $5 million associated with other additional debt; and the write-off of $2 million of deferred financing costs associated with the refinancing of our revolving credit agreement in 2007. See Footnote No. 2, “Income Taxes,” for additional information on the ESOP settlement. The increase in interest on the programs we operate on behalf of the owners over the year-ago period is attributable to higher liability balances and higher interest rates. Partially offsetting the $78 million interest expense increases over 2006 was an $18 million favorable variance to last year for higher capitalized interest associated with construction projects.

Interest Income, Provision for Loan Losses, and Income Tax

2008 COMPARED TO 2007

Interest income, before the provision for loan losses, increased by $1 million (3 percent) to $39 million from $38 million in the prior year.

The provision for loan losses increased by $3 million (18 percent) to $20 million from $17 million in the prior year. The increase reflected provisions recorded in 2008 including a $22 million provision on a fully impaired loan (see the “Other Charges” section of Footnote No. 20, “Restructuring Costs and Other Charges,” for more information) and a $3 million loan loss provision associated with one property. The unfavorable variance associated with the 2008 provisions was mostly offset by favorable variances associated with a $12 million provision recorded in 2007, related to one property, a $5 million provision recorded in 2007 to write off the remaining exposure associated with our investment in a Delta Airlines lease, and the reversal of $5 million of provisions in 2008 related to two previously impaired loans that were repaid. For additional information regarding the Delta Airlines lease investment write-off, see the “Investment in Leveraged Lease” caption later in this report.

Our tax provision decreased by $91 million (21 percent) to $350 million in 2008 from a tax provision of $441 million in 2007 and reflected the impact associated with lower pretax income in 2008, a 2007 charge for a German legislative tax change, and $6 million of taxes in 2007 associated with additional interest on the ESOP settlement. This decrease was partially offset by $39 million in higher deferred compensation costs in 2008 and a higher tax rate in 2008. The higher 2008 tax rate reflected: (1) $29 million of income tax expense primarily related to an unfavorable U.S. Court of Federal Claims decision involving a refund claim associated with a 1994 tax planning transaction; (2) $19 million of income tax expense due primarily to prior years’ tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction; and (3) $24 million of income tax expense related to the tax treatment of funds received from certain foreign subsidiaries that is in ongoing discussions with the IRS.

2007 COMPARED TO 2006

Interest income, before the provision for loan losses, decreased by $11 million (22 percent) to $38 million in 2007 from $49 million in 2006, primarily reflecting lower interest income associated with loans that have been repaid to us, partially offset by the impact associated with new loan fundings.

Loan loss provisions increased by $20 million versus the prior year primarily reflecting a $12 million charge associated with one property and a $5 million charge to write off our remaining exposure associated with our investment in a Delta Airlines lease versus loan loss reversals of $3 million in 2006. For additional information regarding the Delta Airlines lease investment write-off, see the “Investment in Leveraged Lease” caption later in this report.

Our tax provision increased by $61 million (16 percent) to $441 million in 2007 from a tax provision of $380 million in 2006 and reflected higher pretax income from our Lodging and Timeshare segments as well as a higher tax rate in 2007, primarily reflecting both increased taxes associated with our international operations and a less favorable mix of taxable earnings between countries. Increased taxes also reflect a charge for a German legislative tax change in 2007, which had a one-time impact and $6 million of taxes in 2007 associated with additional interest on the ESOP settlement. See Footnote No. 2, “Income Taxes,” for additional information on the ESOP settlement.

Equity in Earnings (Losses)

2008 COMPARED TO 2007

Equity in earnings of $15 million in 2008 was unchanged from earnings of $15 million in 2007 and primarily reflected $14 million of increased earnings from a joint venture, which sold portfolio assets in 2008 and had significant associated gains, $10 million of favorable variances for three joint ventures that experienced losses due to startup costs in the prior year, and $5 million of increased earnings from an international segment joint venture primarily reflecting insurance proceeds received by that joint venture in 2008, partially offset by an unfavorable $11 million impact associated with tax law changes in a country in which two international joint ventures operate, an impairment charge of $9 million associated with one Luxury segment joint venture under development, and a $7 million impact related to contract cancellation allowances recorded at one Timeshare segment joint venture (see the “Other Charges” section of Footnote No. 20, “Restructuring Costs and Other Charges,” for more information on the impairment and contract cancellation allowances).

20 Marriott International, Inc. 2008

2007 COMPARED TO 2006

Equity in earnings increased by $12 million to earnings of $15 million from $3 million in 2006 and reflected the mix of investments, compared to 2006, and stronger results at several joint ventures reflecting the strong lodging demand environment in 2007, for one joint venture, the reopening of a hotel, late in 2006, in Mexico, which had been closed following a hurricane in 2005 and strong demand in 2007 for our timeshare products in Hawaii.

Minority Interest

2008 COMPARED TO 2007

Minority interest increased by $14 million in 2008 to a $15 million benefit. The minority interest benefit of $15 million is net of tax and reflected our partners’ share of losses totaling $24 million associated with joint ventures we consolidate net of our partners’ share of tax benefits of $9 million associated with the losses.

Income from Continuing Operations

2008 COMPARED TO 2007

Compared to the prior year, income from continuing operations decreased by $338 million (48 percent) to $359 million in 2008, and diluted earnings per share from continuing operations decreased by $0.77 (44 percent) to $0.98. As discussed in more detail in the preceding sections beginning with “Operating Income,” the decrease versus the prior year was due to lower Timeshare sales and services revenue net of direct expenses ($261 million), lower gains and other income ($59 million), lower incentive management fees ($58 million), restructuring costs recorded in 2008 ($55 million), lower owned, leased, corporate housing, and other revenue net of direct expenses ($41 million), higher general, administrative, and other expenses ($15 million), and higher provision for loan losses ($3 million). Partially offsetting these unfavorable variances were lower income taxes ($91 million), higher base management and franchise fees ($27 million), lower interest expense ($21 million), a higher minority interest benefit ($14 million), and higher interest income ($1 million).

2007 COMPARED TO 2006

Compared to 2006, income from continuing operations decreased by $15 million (2 percent) to $697 million in 2007, and diluted earnings per share from continuing operations increased by $0.10 (6 percent) to $1.75. As discussed in more detail in the preceding sections beginning with “Operating Income,” the decrease versus the prior year is due to higher general, administrative, and other expenses ($91 million), higher taxes ($61 million), higher interest expense ($60 million), higher loan loss provision ($20 million), lower interest income ($11 million), lower Timeshare sales and services revenue net of direct expenses ($7 million), and lower owned, leased, corporate housing, and other revenue net of direct expenses ($5 million). Partially offsetting these unfavorable variances were higher fee income ($204 million), higher gains and other income ($23 million), higher equity investment results ($12 million), and a higher minority interest benefit ($1 million).

Cumulative Effect of Change in Accounting Principle

2006

Statement of Position 04-2, “Accounting for Real Estate TimeSharing Transactions”

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standards (“FAS”) No. 152, “Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67,” and the American Institute of Certified Public Accountants issued SOP 04-2. Additionally, the FASB amended FAS No. 66, “Accounting for Sales of Real Estate,” and FAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” to exclude accounting for real estate time-sharing transactions from these statements. We adopted SOP 04-2 at the beginning of the 2006 first quarter.

Under SOP 04-2, we charge the majority of sales and marketing costs we incur to sell timeshares to expense when incurred. We also record an estimate of expected uncollectibility on notes receivable that we receive from timeshare purchasers as a reduction in revenue at the time that we recognize profit on a timeshare sale. We also account for rental and other operations during holding periods as incidental operations, which require us to record any excess of revenues over costs as a reduction of inventory costs.

The adoption of SOP 04-2 in 2006, which we reported as a cumulative effect of change in accounting principle in our Consolidated Statements of Income, resulted in a non-cash after-tax charge of $109 million ($0.25 per diluted share). The pretax charge totaled $173 million and comprised a $130 million inventory write-down, the establishment of a $25 million notes receivable reserve and an increase in current liabilities of $18 million.

We estimate that, for the 20-year period from 2009 through 2028, the cost of completing improvements and currently planned amenities for our owned timeshare properties will be approximately $3.5 billion.

Business Segments

We are a diversified hospitality company with operations in five business segments:

North American Full-Service Lodging, which includes the Marriott Hotels & Resorts, Marriott Conference Centers, JW Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Renaissance ClubSport properties located in the continental United States and Canada;

North American Limited-Service Lodging, which includes the Courtyard, Fairfield Inn, SpringHill Suites, Residence Inn, TownePlace Suites, and Marriott ExecuStay properties located in the continental United States and Canada;

International Lodging, which includes the Marriott Hotels & Resorts, JW Marriott Hotels & Resorts, Renaissance Hotels & Resorts, Courtyard, Fairfield Inn, Residence Inn, and Marriott Executive Apartments properties located outside the continental United States and Canada;

Luxury Lodging, which includes The Ritz-Carlton and Bulgari Hotels & Resorts properties worldwide (together with adjacent residential projects associated with some Ritz-Carlton hotels), as well as Edition, for which no properties are yet open; and

Timeshare, which includes the development, marketing, operation, and sale of Marriott Vacation Club, The Ritz-Carlton Club and Residences, Grand Residences by Marriott, and Horizons by Marriott Vacation Club timeshare, fractional ownership, and residential properties worldwide.

In addition to the segments above, in 2007 we exited the synthetic fuel business, which was formerly a separate segment but which we now report under discontinued operations.

We evaluate the performance of our segments based primarily on the results of the segment without allocating corporate expenses, interest expense, income taxes, or indirect general, administrative, and other expenses. With the exception of the Timeshare segment, we do not allocate interest income to our segments. Because note sales are an integral part of the Timeshare segment, we include note sale gains in our Timeshare segment results. We also include interest income associated with our Timeshare segment notes in our Timeshare segment results because financing sales are an integral part of that

Marriott International, Inc. 2008 21

segment's business. Additionally, we allocate other gains and losses, equity in earnings or losses from our joint ventures, divisional general, administrative, and other expenses, and minority interests in income or losses of consolidated subsidiaries to each of our segments. "Other unallocated corporate" represents that portion of our revenues, general, administrative, and other expenses, equity in earnings or losses, and other gains or losses that are not allocable to our segments.

We aggregate the brands presented within our North American Full-Service, North American Limited-Service, International, Luxury, and Timeshare segments considering their similar economic characteristics, types of customers, distribution channels, the regulatory business environment of the brands and operations within each segment and our organizational and management reporting structure.

Total Lodging and Timeshare Products by Segment

At year-end 2008, we operated or franchised the following properties by segment (excluding 2,332 corporate housing rental units associated with our ExecuStay brand):

	Total Lodging Products					
	Properties			Rooms		
	U.S.	Non-U.S.	Total	U.S.	Non-U.S.	Total
North American Full-Service Lodging Segment (1)						
Marriott Hotels & Resorts	317	12	329	124,425	4,558	128,983
Marriott Conference Centers	11	—	11	3,133	—	3,133
JW Marriott Hotels & Resorts	15	1	16	7,901	221	8,122
Renaissance Hotels & Resorts	74	3	77	27,425	1,034	28,459
Renaissance ClubSport	2	—	2	349	—	349
	419	16	435	163,233	5,813	169,046
North American Limited-Service Lodging Segment (1)						
Courtyard	728	16	744	101,743	2,847	104,590
Fairfield Inn	560	8	568	49,678	903	50,581
SpringHill Suites	207	1	208	24,027	124	24,151
Residence Inn	555	17	572	66,252	2,590	68,842
TownePlace Suites	163	—	163	16,328	—	16,328
	2,213	42	2,255	258,028	6,464	264,492
International Lodging Segment (1)						
Marriott Hotels & Resorts	4	145	149	2,767	40,851	43,618
JW Marriott Hotels & Resorts	1	25	26	387	8,987	9,374
Renaissance Hotels & Resorts	—	62	62	—	20,581	20,581
Courtyard	—	64	64	—	12,668	12,668
Fairfield Inn	—	1	1	—	206	206
Residence Inn	—	1	1	—	75	75
Marriott Executive Apartments	—	20	20	—	3,217	3,217
	5	318	323	3,154	86,585	89,739
Luxury Lodging Segment						
The Ritz-Carlton	37	33	70	11,629	10,204	21,833
Bulgari Hotels & Resorts	—	2	2	—	117	117
The Ritz-Carlton-Residential (2)	22	1	23	2,176	93	2,269
The Ritz-Carlton Serviced Apartments	—	3	3	—	478	478
	59	39	98	13,805	10,892	24,697
Timeshare Segment (3)						
Marriott Vacation Club	39	10	49	9,282	2,071	11,353
The Ritz-Carlton Club-Fractional	7	3	10	339	117	456
The Ritz-Carlton Club-Residential (2)	2	1	3	138	10	148
Grand Residences by Marriott-Fractional	1	1	2	199	42	241
Grand Residences by Marriott-Residential (1), (2)	1	—	1	65	—	65
Horizons by Marriott Vacation Club	2	—	2	444	—	444
	52	15	67	10,467	2,240	12,707
Total	2,748	430	3,178	448,687	111,994	560,681

(1) North American includes properties located in the continental United States and Canada. International includes properties located outside the continental United States and Canada.

(2) Represents projects where we manage the related owners' association. Residential products are included once they possess a certificate of occupancy.

(3) Includes resorts that are in active sales as well as those that are sold out. Products in active sales may not be ready for occupancy.

22 Marriott International, Inc. 2008

Revenues

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 5,631**	$ 5,476	$ 5,196
North American Limited-Service Segment	**2,233**	2,198	2,060
International Segment	**1,544**	1,594	1,411
Luxury Segment	**1,659**	1,576	1,423
Timeshare Segment	**1,750**	2,065	1,840
Total segment revenues	**12,817**	12,909	11,930
Other unallocated corporate	**62**	81	65
	$12,879	$12,990	$11,995

Income from Continuing Operations

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 419**	$ 478	$ 455
North American Limited-Service Segment	**395**	461	380
International Segment	**246**	271	237
Luxury Segment	**78**	72	63
Timeshare Segment	**28**	306	280
Total segment financial results	**1,166**	1,588	1,415
Other unallocated corporate	**(304)**	(287)	(251)
Interest income, provision for loan losses, and interest expense	**(144)**	(163)	(72)
Income taxes	**(359)**	(441)	(380)
	$ 359	$ 697	$ 712

We allocate net minority interest in losses of consolidated subsidiaries to our segments. Accordingly, as of year-end 2008, we allocated net minority interest in losses of consolidated subsidiaries as reflected in our Consolidated Statements of Income as shown in the following table:

Minority Interest

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$—**	$—	$ 1
International Segment	**(1)**	(1)	(1)
Luxury Segment	**—**	1	—
Timeshare Segment	**25**	1	—
Total segment minority interest	**24**	1	—
Provision for income taxes	**(9)**	—	—
	$15	$ 1	$—

Equity in Earnings (Losses) of Equity Method Investees

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 3**	$ 3	$ 2
North American Limited-Service Segment	**—**	2	—
International Segment	**(2)**	3	—
Luxury Segment	**(12)**	(4)	(2)
Timeshare Segment	**11**	10	(2)
Total segment equity in earnings (losses)	**—**	14	(2)
Other unallocated corporate	**15**	1	5
	$15	$15	$ 3

Our business includes our North American Full-Service, North American Limited-Service, International, Luxury, and Timeshare segments. We consider total segment revenues and total segment financial results to be meaningful indicators of our performance because they measure our growth in profitability and enable investors to compare the revenues and results of our operations to those of other lodging companies.

2008 COMPARED TO 2007

We added 215 properties (32,842 rooms) and 42 properties (7,525 rooms) exited the system in 2008, not including residential products. We also added six residential properties (567 units) in 2008.

Total segment financial results decreased by $422 million (27 percent) to $1,166 million in 2008 from $1,588 million in the prior year, and total segment revenues decreased by $92 million to $12,817 million in 2008, a 1 percent decrease from revenues of $12,909 million in 2007. While demand was weaker in 2008 compared to 2007, international and full-service properties experienced stronger demand than luxury and limited-service properties. The decrease in revenues included a $259 million increase in cost reimbursements revenue, which does not impact operating income or net income. The results, compared to the year-ago period, reflected a decrease of $261 million in Timeshare sales and services revenue net of direct expenses, $58 million of lower incentive management fees, $51 million of increased general, administrative, and other expenses, a decrease of $37 million in gains and other income, $29 million of restructuring costs recorded in 2008, a decrease of $22 million in owned, leased, corporate housing, and other revenue net of direct expenses, and $14 million of lower equity joint venture results. These unfavorable variances were partially offset by a $27 million (3 percent) increase in combined base management and franchise fees to $1,086 million in the 2008 period from $1,059 million in 2007 and a $23 million increase in minority interest benefit.

Higher RevPAR for comparable rooms, resulting from rate increases in international markets, and new unit growth drove the increase in base management and franchise fees. The $27 million increase in combined base management and franchise fees also reflected the impact of both base management fees totaling $6 million in 2007 from business interruption insurance proceeds and

Marriott International, Inc. 2008 23

$13 million of lower franchise relicensing fees in 2008. Compared to 2007, incentive management fees decreased by $58 million (16 percent) in 2008 and reflected the recognition in 2007 of $17 million of incentive management fees that were calculated based on prior periods’ results, but not earned and due until 2007. Furthermore, incentive management fees for 2007 also included $13 million of business interruption insurance proceeds, also associated with hurricanes in prior years. The decrease in incentive management fees also reflected lower property-level profitability due to lower RevPAR, higher property-level wages and benefits costs, and utilities costs, particularly in North America. In 2008, 56 percent of our managed properties paid incentive management fees to us versus 67 percent in 2007. In addition, in 2008, 49 percent of our incentive fees were derived from international hotels versus 35 percent in 2007.

Systemwide RevPAR, which includes data from our franchised properties, in addition to our owned, leased, and managed properties, for comparable North American properties decreased by 2.7 percent and RevPAR for our comparable North American company-operated properties decreased by 2.9 percent.

Systemwide RevPAR for comparable international properties increased by 3.6 percent, and RevPAR for comparable international company-operated properties increased by 3.3 percent. Worldwide RevPAR for comparable systemwide properties decreased by 1.5 percent (0.8 percent using actual dollars) while worldwide RevPAR for comparable company-operated properties decreased by 1.1 percent (0.2 percent using actual dollars).

Compared to the year-ago period, worldwide comparable company-operated house profit margins in 2008 decreased by 70 basis points, reflecting the impact of stronger year-over-year RevPAR associated with international properties and very tight cost control plans in 2008 at properties in our system, more than offset by the impact of year-over-year RevPAR decreases associated with properties in North America reflecting weaker demand and also higher expenses in North America primarily due to increased utilities and payroll costs. North American company-operated house profit margins declined by 140 basis points reflecting significant cost control plans at properties, more than offset by the impact of decreased demand and higher operating costs, including those associated with wages and benefits and utilities. For 2008, house profit per available room (“HP-PAR”) at our North American managed properties decreased by 5.8 percent. HP-PAR at our North American limited-service managed properties decreased by 8.0 percent, and worldwide HP-PAR for all our brands increased by 2.6 percent on a constant U.S. dollar basis.

2007 COMPARED TO 2006

We added 203 properties (29,200 rooms) and 55 properties (9,722 rooms) exited the system in 2007, not including residential products. We also added three residential properties (347 units) in 2007.

Total segment financial results increased by $173 million (12 percent) to $1,588 million in 2007 from $1,415 million in 2006, and total segment revenues increased by $979 million to $12,909 million in 2007, an 8 percent increase from revenues of $11,930 million in 2006. The results, compared to the prior year, reflect a $204 million (17 percent) increase in combined base management, franchise, and incentive management fees to $1,428 million in 2007 from $1,224 million in 2006, a $16 million increase in earnings associated with equity investments, and a $1 million minority interest benefit. Partially offsetting these favorable variances was a decrease of $18 million in owned, leased, corporate housing, and other revenue net of direct expenses, $13 million of increased general, administrative, and other expenses, a decrease of $10 million in gains and other income, and a decrease of $7 million in Timeshare sales and services revenue net of direct expenses.

Higher RevPAR for comparable rooms, resulting from both domestic and international rate increases, higher property-level food and beverage and other revenue, and new unit growth, drove the increase in base management and franchise fees. In 2006, we recognized $5 million of base management fees that were calculated based on prior periods’ results, but not earned and due until 2006, versus no similar fees in 2007. Incentive management fees increased by $88 million (31 percent) during 2007, reflecting the impact of strong room rate increases and property-level margin improvements associated with productivity improvements. Incentive management fees included $17 million and $10 million for 2007 and 2006, respectively, that were calculated based on prior periods’ earnings, but not earned and due until the periods in which they were recognized. Furthermore, incentive management fees for 2007 also included $13 million of business interruption insurance proceeds associated with hurricanes in prior years and base management fees included $6 million and $1 million of business interruption insurance proceeds, also associated with hurricanes in prior years, received in 2007 and 2006, respectively. In 2007, 67 percent of our managed properties paid incentive management fees to us versus 62 percent in 2006.

Systemwide RevPAR for comparable North American properties increased by 6.0 percent over 2006, and RevPAR for our comparable North American company-operated properties increased by 6.2 percent over 2006.

24 Marriott International, Inc. 2008

Systemwide RevPAR for comparable international properties increased by 8.4 percent, and RevPAR for comparable international company-operated properties increased by 8.9 percent. Worldwide RevPAR for comparable systemwide properties increased by 6.5 percent (7.6 percent using actual dollars) while worldwide RevPAR for comparable company-operated properties increased by 7.0 percent (8.8 percent using actual dollars).

Compared to 2006, 2007 worldwide comparable company-operated house profit margins increased by 150 basis points, while North American company-operated house profit margins improved by 160 basis points versus 2006. For 2007, compared to 2006, HP-PAR at our full-service managed properties in North America increased by 10.6 percent. HP-PAR at our North American limited-service managed properties increased by 8.9 percent, and worldwide HP-PAR for all our brands increased by 11.0 percent on a constant dollar basis.

Lodging Development

We opened 215 properties, totaling 32,842 rooms, across our brands in 2008 and 42 properties (7,525 rooms) left the system, not including residential products. We also added six residential properties (567 units). Highlights of the year included:

Converting 31 properties (6,439 rooms), or 19 percent of our gross room additions for the year, from other brands, and 12 percent of those rooms were located in international markets;

Opening approximately 24 percent of all the new rooms outside the United States;

Adding 168 properties (19,747 rooms) to our North American Limited-Service brands; and

Opening one new Marriott Vacation Club property in Asia on the island of Phuket, Thailand.

We currently have more than 125,000 hotel rooms under construction, awaiting conversion, or approved for development in our hotel development pipeline and we expect to add over 30,000 hotel rooms to our system in 2009.

Recent events, including failures and near failures of a number of large financial service companies, have made the capital markets increasingly volatile. Accordingly, given the difficult lending environment, the Company, owners or franchisees may decide to reevaluate continuing some of the projects included in the development pipeline. While the company has invested in few of its pipeline projects, possible delays, cancellations, or financial restructurings of projects under development could have a negative impact on our financial results.

We believe that we have access to sufficient financial resources to finance our growth, as well as to support our ongoing operations and meet debt service and other cash requirements. Nonetheless, our ability to sell properties that we develop and the ability of hotel developers to build or acquire new Marriott-branded properties, both of which are important parts of our growth plan, depend in part on capital access, availability and cost for other hotel developers and third-party owners. These growth plans are subject to numerous risks and uncertainties, many of which are outside of our control. See the “Forward-Looking Statements” and “Risks and Uncertainties” captions earlier in this report and the “Liquidity and Capital Resources” caption later in this report.

Statistics

The following tables show occupancy, average daily rate, and RevPAR for comparable properties, for each of the brands in our North American Full-Service and North American Limited-Service segments, for our International segment by region, and the principal brand in our Luxury segment, The Ritz-Carlton. We have not presented statistics for company-operated Fairfield Inn properties in these tables because we operate only a limited number of properties, as the brand is predominantly franchised, and such information would not be meaningful (identified as “nm” in the tables that follow). Systemwide statistics include data from our franchised properties, in addition to our owned, leased, and managed properties.

The occupancy, average daily rate, and RevPAR statistics used throughout this report for 2008 include the 53 weeks from December 29, 2007, through January 2, 2009, the statistics for 2007 include the 52 weeks from December 30, 2006, through December 28, 2007, and the statistics for 2006 include the period from December 31, 2005, through December 29, 2006 (except in each case, for The Ritz-Carlton brand properties and properties located outside of the continental United States and Canada, which for them includes the period from January 1 through December 31 for each year).

The adjacent graph shows RevPAR for North American Comparable Company-Operated “Composite North American” properties (which includes our Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands) for the last five fiscal years:

04 $95.04

05 $103.29

06 $110.74

07 $115.60

08 $112.31

REVPAR

Marriott International, Inc. 2008 25

	Comparable Company-Operated North American Properties [1]		Comparable Systemwide North American Properties [1]	
	2008	Change vs. 2007	2008	Change vs. 2007
MARRIOTT HOTELS & RESORTS [2]				
Occupancy	70.5%	−2.1% pts.	68.0%	−2.5% pts.
Average Daily Rate	$178.24	1.3%	$163.37	1.4%
RevPAR	$125.69	−1.6%	$111.02	−2.2%
RENAISSANCE HOTELS & RESORTS				
Occupancy	69.4%	−1.4% pts.	68.9%	−1.7% pts.
Average Daily Rate	$167.17	0.4%	$155.35	0.3%
RevPAR	$116.05	−1.5%	$107.08	−2.1%
COMPOSITE NORTH AMERICAN FULL-SERVICE [3]				
Occupancy	70.3%	−2.0% pts.	68.1%	−2.3% pts.
Average Daily Rate	$176.30	1.2%	$162.07	1.2%
RevPAR	$123.98	−1.6%	$110.38	−2.2%
THE RITZ-CARLTON NORTH AMERICA				
Occupancy	68.6%	−3.1% pts.	68.6%	−3.1% pts.
Average Daily Rate	$335.52	−0.4%	$335.52	−0.4%
RevPAR	$230.13	−4.7%	$230.13	−4.7%
COMPOSITE NORTH AMERICAN FULL-SERVICE AND LUXURY [4]				
Occupancy	70.2%	−2.1% pts.	68.1%	−2.4% pts.
Average Daily Rate	$190.29	0.7%	$171.24	0.9%
RevPAR	$133.52	−2.2%	$116.67	−2.5%
RESIDENCE INN				
Occupancy	74.8%	−2.2% pts.	75.4%	−2.0% pts.
Average Daily Rate	$126.06	0.2%	$125.62	1.5%
RevPAR	$ 94.32	−2.7%	$ 94.70	−1.1%
COURTYARD				
Occupancy	67.0%	−2.8% pts.	68.3%	−2.7% pts.
Average Daily Rate	$127.86	−1.0%	$126.01	0.4%
RevPAR	$ 85.71	−4.9%	$ 86.07	−3.4%
FAIRFIELD INN				
Occupancy	nm	nm	66.2%	−3.9% pts.
Average Daily Rate	nm	nm	$ 91.75	2.1%
RevPAR	nm	nm	$ 60.78	−3.5%
TOWNEPLACE SUITES				
Occupancy	68.7%	−4.7% pts.	69.4%	−3.4% pts.
Average Daily Rate	$ 87.46	1.0%	$ 89.22	1.3%
RevPAR	$ 60.12	−5.4%	$ 61.88	−3.4%
SPRINGHILL SUITES				
Occupancy	69.1%	−2.9% pts.	68.8%	−3.2% pts.
Average Daily Rate	$109.00	0.2%	$108.78	0.9%
RevPAR	$ 75.29	−3.8%	$ 74.85	−3.6%
COMPOSITE NORTH AMERICAN LIMITED-SERVICE [5]				
Occupancy	69.4%	−2.7% pts.	69.9%	−2.8% pts.
Average Daily Rate	$123.69	−0.5%	$116.29	1.2%
RevPAR	$ 85.83	−4.2%	$ 81.24	−2.8%
COMPOSITE NORTH AMERICAN [6]				
Occupancy	69.8%	−2.4% pts.	69.2%	−2.7% pts.
Average Daily Rate	$160.85	0.4%	$137.36	1.1%
RevPAR	$112.31	−2.9%	$ 95.04	−2.7%

(1) Statistics are for the fifty-three and fifty-two weeks ended January 2, 2009, and December 28, 2007, respectively, except for Ritz-Carlton for which the statistics are for the twelve months ended December 31, 2008, and December 31, 2007.

(2) Marriott Hotels & Resorts includes JW Marriott Hotels & Resorts.

(3) Composite North American Full-Service statistics include Marriott Hotels & Resorts and Renaissance Hotels & Resorts properties located in the continental United States and Canada.

(4) Composite North American Full-Service and Luxury includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Ritz-Carlton.

(5) Composite North American Limited-Service statistics include Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites properties located in the continental United States and Canada.

(6) Composite North American statistics include Marriott Hotels & Resorts, Renaissance Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, SpringHill Suites, and The Ritz-Carlton properties located in the continental United States and Canada.

	Comparable Company-Operated Properties [1]		Comparable Systemwide Properties [1]	
	2008	Change vs. 2007	2008	Change vs. 2007
CARIBBEAN AND LATIN AMERICA [2]				
Occupancy	74.1%	−0.9% pts.	70.4%	−1.6% pts.
Average Daily Rate	$195.63	11.6%	$179.94	9.8%
RevPAR	$145.05	10.2%	$126.71	7.4%
CONTINENTAL EUROPE [2]				
Occupancy	71.0%	−3.3% pts.	69.8%	−2.1% pts.
Average Daily Rate	$203.88	5.9%	$207.79	7.4%
RevPAR	$144.82	1.2%	$144.97	4.4%
UNITED KINGDOM [2]				
Occupancy	74.8%	−2.0% pts.	74.2%	−2.3% pts.
Average Daily Rate	$175.32	1.3%	$174.06	1.4%
RevPAR	$131.15	−1.4%	$129.09	−1.7%
MIDDLE EAST AND AFRICA [2]				
Occupancy	75.4%	2.5% pts.	75.4%	2.5% pts.
Average Daily Rate	$165.72	10.6%	$165.72	10.6%
RevPAR	$125.01	14.4%	$125.01	14.4%
ASIA PACIFIC [2, 3]				
Occupancy	70.6%	−4.0% pts.	71.0%	−3.9% pts.
Average Daily Rate	$155.27	5.5%	$157.13	4.7%
RevPAR	$109.65	−0.2%	$111.52	−0.8%
REGIONAL COMPOSITE [4, 5]				
Occupancy	72.5%	−2.4% pts.	71.4%	−2.2% pts.
Average Daily Rate	$180.81	6.0%	$181.02	6.3%
RevPAR	$131.00	2.6%	$129.21	3.1%
INTERNATIONAL LUXURY [6]				
Occupancy	69.8%	−0.5% pts.	69.8%	−0.5% pts.
Average Daily Rate	$315.83	7.4%	$315.83	7.4%
RevPAR	$220.60	6.6%	$220.60	6.6%
TOTAL INTERNATIONAL [7]				
Occupancy	72.2%	−2.2% pts.	71.2%	−2.1% pts.
Average Daily Rate	$195.65	6.5%	$193.29	6.7%
RevPAR	$141.18	3.3%	$137.69	3.6%

(1) We report financial results for all properties on a period-end basis, but report statistics for properties located outside the continental United States and Canada on a month-end basis. The statistics are for January through December. For the properties located in countries that use currencies other than the U.S. dollar, the comparison to 2007 was on a constant U.S. dollar basis.

(2) Regional information includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Courtyard properties located outside of the continental United States and Canada.

(3) Excludes Hawaii.

(4) Includes Hawaii.

(5) Regional Composite statistics include all properties located outside of the continental United States and Canada for Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Courtyard.

(6) Includes The Ritz-Carlton properties located outside of North America and Bulgari Hotels & Resorts.

(7) Total International includes Regional Composite statistics and statistics for The Ritz-Carlton International and Bulgari Hotels & Resorts.

	Comparable Company-Operated Properties [1]		Comparable Systemwide Properties [1]	
	2008	Change vs. 2007	2008	Change vs. 2007
COMPOSITE LUXURY [2]				
Occupancy	69.2%	−1.9% pts.	69.2%	−1.9% pts.
Average Daily Rate	$326.63	2.7%	$326.63	2.7%
RevPAR	$225.87	−0.1%	$225.87	−0.1%
TOTAL WORLDWIDE [3]				
Occupancy	70.4%	−2.3% pts.	69.5%	−2.6% pts.
Average Daily Rate	$170.20	2.1%	$146.02	2.2%
RevPAR	$119.88	−1.1%	$101.48	−1.5%

(1) We report financial results for all properties on a period-end basis, but report statistics for properties located outside the continental United States and Canada on a month-end basis. For the properties located in countries that use currencies other than the U.S. dollar, the comparison to 2007 was on a constant U.S. dollar basis.

(2) Composite Luxury includes worldwide properties for The Ritz-Carlton and Bulgari Hotels & Resorts.

(3) Total Worldwide statistics include all properties worldwide for Marriott Hotels & Resorts, Renaissance Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, SpringHill Suites, and The Ritz-Carlton. Statistics for properties located in the continental United States and Canada (except for The Ritz-Carlton) represent the fifty-three and fifty-two weeks ended January 2, 2009, and December 28, 2007, respectively. Statistics for all The Ritz-Carlton brand properties and properties located outside of the continental United States and Canada represent the twelve months ended December 31, 2008, and December 31, 2007.

26 Marriott International, Inc. 2008

	Comparable Company-Operated North American Properties [1]		Comparable Systemwide North American Properties [1]	
	2007	Change vs. 2006	2007	Change vs. 2006
MARRIOTT HOTELS & RESORTS [2]				
Occupancy	72.6%	1.0% pts.	70.8%	0.6% pts.
Average Daily Rate	$175.41	5.4%	$160.61	5.5%
RevPAR	$127.43	6.9%	$113.66	6.4%
RENAISSANCE HOTELS & RESORTS				
Occupancy	73.1%	0.4% pts.	71.8%	−0.4% pts.
Average Daily Rate	$169.93	5.4%	$157.29	5.8%
RevPAR	$124.17	5.9%	$112.96	5.1%
COMPOSITE NORTH AMERICAN FULL-SERVICE [3]				
Occupancy	72.7%	0.9% pts.	70.9%	0.5% pts.
Average Daily Rate	$174.54	5.4%	$160.10	5.5%
RevPAR	$126.92	6.8%	$113.56	6.2%
THE RITZ-CARLTON NORTH AMERICA				
Occupancy	72.3%	0.1% pts.	72.3%	0.1% pts.
Average Daily Rate	$331.48	7.3%	$331.48	7.3%
RevPAR	$239.67	7.5%	$239.67	7.5%
COMPOSITE NORTH AMERICAN FULL-SERVICE AND LUXURY [4]				
Occupancy	72.7%	0.8% pts.	71.0%	0.4% pts.
Average Daily Rate	$189.41	5.7%	$169.92	5.7%
RevPAR	$137.66	6.9%	$120.65	6.4%
RESIDENCE INN				
Occupancy	77.7%	−0.5% pts.	78.2%	−0.8% pts.
Average Daily Rate	$124.24	4.6%	$122.44	6.1%
RevPAR	$ 96.53	3.9%	$ 95.80	5.1%
COURTYARD				
Occupancy	70.4%	−0.4% pts.	72.1%	−0.2% pts.
Average Daily Rate	$127.34	5.6%	$124.12	5.9%
RevPAR	$ 89.69	4.9%	$ 89.53	5.6%
FAIRFIELD INN				
Occupancy	nm	nm	70.5%	−0.3% pts.
Average Daily Rate	nm	nm	$ 88.19	7.2%
RevPAR	nm	nm	$ 62.17	6.7%
TOWNEPLACE SUITES				
Occupancy	74.2%	−1.1% pts.	73.5%	−2.4% pts.
Average Daily Rate	$ 85.65	8.9%	$ 86.93	8.4%
RevPAR	$ 63.56	7.2%	$ 63.89	5.0%
SPRINGHILL SUITES				
Occupancy	72.6%	0.6% pts.	73.2%	−0.6% pts.
Average Daily Rate	$107.86	4.2%	$106.49	6.5%
RevPAR	$ 78.27	5.0%	$ 77.97	5.7%
COMPOSITE NORTH AMERICAN LIMITED-SERVICE [5]				
Occupancy	72.7%	−0.4% pts.	73.6%	−0.5% pts.
Average Daily Rate	$122.63	5.4%	$113.34	6.3%
RevPAR	$ 89.18	4.8%	$ 83.37	5.6%
COMPOSITE NORTH AMERICAN [6]				
Occupancy	72.7%	0.3% pts.	72.6%	−0.2% pts.
Average Daily Rate	$159.01	5.8%	$134.62	6.2%
RevPAR	$115.60	6.2%	$ 97.70	6.0%

(1) Statistics are for the fifty-two weeks ended December 28, 2007, and December 29, 2006, except for Ritz-Carlton for which the statistics are for the twelve months ended December 31, 2007, and December 31, 2006.

(2) Marriott Hotels & Resorts includes JW Marriott Hotels & Resorts.

(3) Composite North American Full-Service statistics include Marriott Hotels & Resorts and Renaissance Hotels & Resorts properties located in the continental United States and Canada.

(4) Composite North American Full-Service and Luxury includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Ritz-Carlton.

(5) Composite North American Limited-Service statistics include Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites properties located in the continental United States and Canada.

(6) Composite North American statistics include Marriott Hotels & Resorts, Renaissance Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, SpringHill Suites, and The Ritz-Carlton properties located in the continental United States and Canada.

	Comparable Company-Operated Properties [1]		Comparable Systemwide Properties [1]	
	2007	Change vs. 2006	2007	Change vs. 2006
CARIBBEAN AND LATIN AMERICA [2]				
Occupancy	76.5%	2.4% pts.	74.8%	2.8% pts.
Average Daily Rate	$167.56	9.2%	$156.76	7.5%
RevPAR	$128.25	12.7%	$117.20	11.7%
CONTINENTAL EUROPE [2]				
Occupancy	74.4%	1.3% pts.	72.0%	1.2% pts.
Average Daily Rate	$173.92	5.8%	$174.93	5.4%
RevPAR	$129.34	7.7%	$126.01	7.3%
UNITED KINGDOM [2]				
Occupancy	77.8%	0.1% pts.	77.4%	0.3% pts.
Average Daily Rate	$203.27	5.2%	$200.65	4.7%
RevPAR	$158.08	5.2%	$155.27	5.1%
MIDDLE EAST AND AFRICA [2]				
Occupancy	73.3%	4.8% pts.	72.4%	4.9% pts.
Average Daily Rate	$135.74	9.1%	$133.98	9.0%
RevPAR	$ 99.57	16.8%	$ 96.95	17.0%
ASIA PACIFIC [2, 3]				
Occupancy	75.2%	−0.8% pts.	75.3%	−0.5% pts.
Average Daily Rate	$147.79	8.9%	$148.67	7.7%
RevPAR	$111.15	7.8%	$111.92	7.0%
REGIONAL COMPOSITE [4, 5]				
Occupancy	75.7%	0.8% pts.	74.6%	1.0% pts.
Average Daily Rate	$168.30	7.0%	$166.03	6.3%
RevPAR	$127.44	8.2%	$123.78	7.8%
INTERNATIONAL LUXURY [6]				
Occupancy	72.7%	4.0% pts.	72.7%	4.0% pts.
Average Daily Rate	$292.24	6.1%	$292.24	6.1%
RevPAR	$212.54	12.2%	$212.54	12.2%
TOTAL INTERNATIONAL [7]				
Occupancy	75.4%	1.2% pts.	74.4%	1.3% pts.
Average Daily Rate	$180.73	7.2%	$176.57	6.6%
RevPAR	$136.29	8.9%	$131.36	8.4%

(1) We report financial results for all properties on a period-end basis, but report statistics for properties located outside the continental United States and Canada on a month-end basis. The statistics are for January through December. For the properties located in countries that use currencies other than the U.S. dollar, the comparison to 2006 was on a constant U.S. dollar basis.

(2) Regional information includes Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Courtyard properties located outside of the continental United States and Canada.

(3) Excludes Hawaii.

(4) Includes Hawaii.

(5) Regional Composite statistics include all properties located outside of the continental United States and Canada for Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Courtyard.

(6) Includes The Ritz-Carlton properties located outside of North America and Bulgari Hotels & Resorts.

(7) Total International includes Regional Composite statistics and statistics for The Ritz-Carlton International and Bulgari Hotels & Resorts.

	Comparable Company-Operated Properties [1]		Comparable Systemwide Properties [1]	
	2007	Change vs. 2006	2007	Change vs. 2006
COMPOSITE LUXURY [2]				
Occupancy	72.5%	1.8% pts.	72.5%	1.8% pts.
Average Daily Rate	$314.36	6.6%	$314.36	6.6%
RevPAR	$227.87	9.4%	$227.87	9.4%
TOTAL WORLDWIDE [3]				
Occupancy	73.5%	0.5% pts.	72.9%	0.1% pts.
Average Daily Rate	$165.19	6.2%	$141.60	6.4%
RevPAR	$121.34	7.0%	$103.19	6.5%

(1) We report financial results for all properties on a period-end basis, but report statistics for properties located outside the continental United States and Canada on a month-end basis. For the properties located in countries that use currencies other than the U.S. dollar, the comparison to 2006 was on a constant U.S. dollar basis.

(2) Composite Luxury includes worldwide properties for The Ritz-Carlton and Bulgari Hotels & Resorts.

(3) Total Worldwide statistics include all properties worldwide for Marriott Hotels & Resorts, Renaissance Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, SpringHill Suites, and The Ritz-Carlton. Statistics for properties located in the continental United States and Canada (except for The Ritz-Carlton) represent the fifty-two weeks ended December 28, 2007, and December 29, 2006. Statistics for all The Ritz-Carlton brand properties and properties located outside of the continental United States and Canada represent the twelve months ended December 31, 2007, and December 31, 2006.

Marriott International, Inc. 2008 27

North American Full-Service Lodging includes *Marriott Hotels & Resorts, Marriott Conference Centers, JW Marriott Hotels & Resorts, Renaissance Hotels & Resorts,* and *Renaissance ClubSport.*

				Annual Change	
($ in millions)	**2008**	2007	2006	2008/2007	2007/2006
Segment revenues	**$5,631**	$5,476	$5,196	3%	5%
Segment results	**$ 419**	$ 478	$ 455	−12%	5%

2008 COMPARED TO 2007

In 2008, across our North American Full-Service Lodging segment, we added 15 properties (4,611 rooms) and three properties (493 rooms) left the system.

In 2008, RevPAR for comparable company-operated North American full-service properties decreased by 1.6 percent to $123.98, occupancy decreased by 2.0 percentage points to 70.3 percent, and average daily rates increased by 1.2 percent to $176.30.

The $59 million decrease in segment results, compared to 2007, primarily reflected a $35 million decrease in incentive management fees and a $25 million decrease in owned, leased, and other revenue net of direct expenses, partially offset by a $2 million increase in base management and franchise fees.

The $35 million decrease in incentive management fees was in part due to the recognition, in 2007, of business interruption insurance proceeds totaling $12 million associated with Hurricane Katrina and also reflected lower demand and property-level margins in 2008 compared to 2007. The slight increase of $2 million in base management and franchise fees was a product of unit growth and an additional week of sales, mostly offset by lower RevPAR.

The decrease in owned, leased, and other revenue net of direct expenses of $25 million primarily reflected an unfavorable $7 million impact associated with two properties undergoing renovations in 2008, $8 million of losses associated with three properties, one of which was a new property that opened in 2008, $5 million of lower contract termination fees received, $2 million of lower land rent income, and an unfavorable $3 million impact associated with one property that was sold in 2007 and is now a managed property.

Cost reimbursements revenue and expenses associated with our North American Full-Service segment properties totaled $4,951 million in 2008, compared to $4,782 million in 2007.

2007 COMPARED TO 2006

In 2007, across our North American Full-Service Lodging segment, we added 13 properties (3,947 rooms) and six properties (2,853 rooms) left the system.

In 2007, RevPAR for comparable company-operated North American full-service properties increased by 6.8 percent to $126.92, occupancy increased by 0.9 percentage points to 72.7 percent, and average daily rates increased by 5.4 percent to $174.54.

The $23 million increase in segment results compared to 2006 reflects a $65 million increase in base management, incentive management, and franchise fees, partially offset by a $22 million decline in gains and other income and a $20 million decrease in owned, leased, and other revenue net of direct expenses.

The $65 million increase in fees was largely due to stronger RevPAR and property-level margins, driven primarily by rate increases and productivity improvements. Incentive management fees for 2007 reflect the receipt of $12 million and base management fees for 2007 reflect the receipt of $2 million, both of which were for business interruption insurance proceeds associated with Hurricane Katrina, and no similar fees in 2006. Additionally, 2006 reflected the recognition of $3 million of base management fees that were calculated based on prior periods' results, but not earned and due until 2006, compared to the recognition of no similar fees in 2007.

Gains and other income was $22 million lower in 2007, compared to 2006, and reflected a $37 million charge in 2006 associated with a straight-line rent receivable, partially offset by the redemption of preferred stock in a cost method investee that generated income of $25 million in 2006 and $34 million of lower other gains in 2007, compared to 2006. The $34 million decrease in other gains compared to the prior year reflects gains in 2006 associated with the sale of joint venture investments and real estate, while 2007 reflects limited similar activity. Owned, leased, and other revenue net of direct expenses decreased by $20 million and reflected properties sold and $10 million of hotel management and franchise agreement termination fees received in 2006, compared to $3 million of such fees received in 2007. General, administrative, and other expenses for 2007 were unchanged compared to 2006 primarily reflecting $5 million of hotel management agreement performance cure payments in 2006 offset by a guarantee charge in 2007 associated with one property and the write-off of a deferred contract acquisition cost associated with another property that left the system.

Cost reimbursements revenue and expenses associated with our North American Full-Service segment properties totaled $4,782 million in 2007, compared to $4,527 million in 2006.

North American Limited-Service Lodging includes *Courtyard, Fairfield Inn, SpringHill Suites, Residence Inn, TownePlace Suites,* and *Marriott ExecuStay.*

				Annual Change	
($ in millions)	**2008**	2007	2006	2008/2007	2007/2006
Segment revenues	**$2,233**	$2,198	$2,060	2%	7%
Segment results	**$ 395**	$ 461	$ 380	−14%	21%

2008 COMPARED TO 2007

In 2008, across our North American Limited-Service Lodging segment, we added 168 properties (19,747 rooms) and 21 properties (2,519 rooms) left the system. The properties that left the system were primarily associated with our Fairfield Inn brand.

In 2008, RevPAR for comparable company-operated North American limited-service properties decreased by 4.2 percent to $85.83, occupancy decreased by 2.7 percentage points to 69.4 percent, and average daily rates decreased by 0.5 percent to $123.69.

The $66 million decrease in segment results, compared to 2007, reflected $43 million of lower incentive management fees, $14 million of higher general, administrative, and other expenses, $13 million of lower owned, leased, corporate housing, and other revenue net of direct expenses, and $4 million of lower gains and other income, partially offset by a $10 million increase in base management and franchise fees.

The $10 million increase in base management and franchise fees was largely due to unit growth, partially offset by a decrease in relicensing fees. The $43 million decrease in incentive management fees was largely due to lower property-level revenue and margins and the recognition, in 2007, of $15 million of incentive management fees that were calculated based on prior periods' results, but not earned and due until 2007.

28 Marriott International, Inc. 2008

The $14 million increase in general, administrative, and other expenses reflected a $15 million charge related to a shortfall funding under a guarantee (see the "Other Charges" caption in Footnote No. 20, "Restructuring Costs and Other Charges," for more information). The $13 million decrease in owned, leased, corporate housing, and other revenue net of direct expenses primarily reflected $6 million of franchise agreement termination fees received in 2007, which were primarily associated with Fairfield Inn brand properties that left our system, and $7 million of lower income due to lower revenue and property-level margins associated with weaker demand at certain leased properties.

Cost reimbursements revenue and expenses associated with our North American Limited-Service segment properties totaled $1,541 million in 2008, compared to $1,470 million in 2007.

2007 COMPARED TO 2006

In 2007, across our North American Limited-Service Lodging segment, we added 156 properties (17,517 rooms) and 16 properties (1,853 rooms) left the system. The properties that left the system were primarily associated with our Fairfield Inn brand.

In 2007, RevPAR for comparable company-operated North American limited-service properties increased by 4.8 percent to $89.18, occupancy for these properties decreased by 0.4 percentage points to 72.7 percent, and average daily rates increased by 5.4 percent to $122.63.

The $81 million increase in segment results, compared to 2006, primarily reflected an $83 million increase in base management, incentive management, and franchise fees, a $5 million increase in owned, leased, and other revenue net of direct expenses, a $2 million increase in gains and other income, and a $2 million increase in joint venture equity earnings, partially offset by $11 million of higher general, administrative, and other expenses.

In 2007, we recognized $15 million of incentive management fees that were calculated based on prior years' results but not earned and due until 2007 compared to the recognition of no similar fees in 2006. The additional increase in fees is largely due to higher RevPAR, driven by rate increases, which increased base management and franchise fees, and to productivity improvements, which increased property-level margins and incentive management fees. Additionally, growth in the number of rooms contributed to the increase in base management and franchise fees. The $5 million increase in owned, leased, and other revenue net of direct expenses is primarily a result of hotel franchise agreement termination fees of $6 million received in 2007, which were primarily associated with Fairfield Inn brand properties that left our system and $1 million of similar fees in 2006. The $11 million increase in general, administrative, and other expenses in 2007 primarily reflects the impact of unit growth and development and the write-off of $3 million of deferred contract acquisition costs.

Cost reimbursements revenue and expenses associated with our North American Limited-Service segment properties totaled $1,470 million in 2007, compared to $1,423 million in 2006.

International Lodging includes *International Marriott Hotels & Resorts, International JW Marriott Hotels & Resorts, International Renaissance Hotels & Resorts, International Courtyard, International Fairfield Inn, International Residence Inn,* and *Marriott Executive Apartments.*

				Annual Change	
($ in millions)	2008	2007	2006	2008/2007	2007/2006
Segment revenues	**$1,544**	$1,594	$1,411	−3%	13%
Segment results	**$ 246**	$ 271	$ 237	−9%	14%

2008 COMPARED TO 2007

In 2008, across our International Lodging segment, we added 21 properties (6,619 rooms) and 16 properties (3,905 rooms) left the system, primarily due to quality issues.

In 2008, RevPAR for comparable company-operated international properties increased by 2.6 percent to $131.00, occupancy for these properties decreased by 2.4 percentage points to 72.5 percent, and average daily rates increased by 6.0 percent to $180.81. Results for our international operations were favorable across most regions, but weakened progressively throughout 2008 and especially in the fourth quarter. RevPAR increases compared to the prior year were strongest in the Middle East, Central and Southeast Asia, South America, and Central Europe.

The $25 million decrease in segment results in 2008, compared to the prior year, primarily reflected a $32 million decrease in gains and other income, a $15 million increase in general, administrative, and other expenses, and a decrease of $5 million in joint venture equity earnings, partially offset by an $18 million increase in incentive management fees and an $11 million increase in combined base management and franchise fees. Owned, leased, and other revenue net of direct expenses remained unchanged in 2008 compared to the prior year.

The increase in fees was largely due to higher RevPAR, driven by rate increases and, to a lesser extent, reflected unit growth and cost control plans, which increased property-level margins and incentive management fees.

The $32 million decrease in gains and other income in 2008, compared to 2007, reflected the recognition of gains totaling $9 million in 2008, compared to gains in 2007 of $41 million. The 2007 gains primarily reflected a $10 million gain associated with the sale of a joint venture and a gain totaling $23 million associated with sales of real estate. The $15 million increase in general, administrative, and other expenses reflected higher wage and benefit costs and costs associated with unit growth and development.

Joint venture equity results were lower than the prior year by $5 million primarily reflecting an unfavorable $11 million impact associated with tax law changes in a country in which two joint ventures operate, partially offset by a $5 million favorable impact associated with insurance proceeds received by one of those same joint ventures.

Owned, leased, and other revenue net of direct of expenses remained unchanged and reflected $17 million of lower income, reflecting conversions from owned properties to managed properties, which was completely offset by $11 million of stronger results at some properties, $5 million of higher termination fees, and $1 million of higher branding fees.

Cost reimbursements revenue and expenses associated with our International segment properties totaled $707 million in 2008, compared to $741 million in 2007.

2007 COMPARED TO 2006

In 2007, across our International Lodging segment, we added 20 properties (4,686 rooms) and 31 properties (4,678 rooms) left the system in 2007, primarily due to quality issues.

In 2007, RevPAR for comparable company-operated international properties increased by 8.2 percent to $127.44, occupancy for these properties increased by 0.8 percentage points to 75.7 percent, and average daily rates increased by 7.0 percent to $168.30. Results for our international operations were strong across most regions. RevPAR increases compared to the prior year were particularly strong in Central and Southeast Asia, South America, the Middle East, and Eastern Europe.

The $34 million increase in segment results in 2007 compared to 2006, reflected a $27 million increase in base management,

Marriott International, Inc. 2008 29

incentive management, and franchise fees, an $11 million increase in gains and other income, and a $3 million increase in joint venture equity earnings, partially offset by $7 million of higher general, administrative, and other expenses. Incentive management fees included $2 million for 2007 that were calculated based on prior periods' earnings, but not earned and due until recognized, compared to $10 million of similar fees in 2006.

The increase in fees is largely due to strong demand and higher RevPAR, driven by rate increases and favorable exchange rates. The $11 million increase in gains and other income reflected higher gains in 2007 on real estate sales, compared to the year-ago period, offset by lower gains on the sale of joint ventures. The $7 million increase in general, administrative, and other expenses from 2006 is primarily attributable to costs related to our unit growth and development. Owned, leased, and other revenue net of direct expenses remained flat primarily reflecting hotel management and franchise agreement termination fees of $8 million received in 2007 and $12 million of similar fees in 2006, entirely offset by the improved performance of our owned and leased properties in 2007.

Cost reimbursements revenue and expenses associated with our International segment properties totaled $741 million in 2007, compared to $635 million in 2006.

Luxury Lodging includes *The Ritz-Carlton* and *Bulgari Hotels & Resorts.*

				Annual Change	
($ in millions)	2008	2007	2006	2008/2007	2007/2006
Segment revenues	**$1,659**	$1,576	$1,423	5%	11%
Segment results	**$ 78**	$ 72	$ 63	8%	14%

2008 COMPARED TO 2007

In 2008, across our Luxury Lodging segment, we added four properties (1,195 rooms) and one property (517 rooms) left the system. In addition, we added seven residential products (654 units) in 2008.

In 2008, RevPAR for comparable company-operated luxury properties decreased by 0.1 percent to $225.87, occupancy for these properties decreased by 1.9 percentage points to 69.2 percent, and average daily rates increased by 2.7 percent to $326.63.

The $6 million increase in segment results, compared to 2007, reflected a $7 million increase in base management and incentive management fees and $18 million of higher owned, leased, and other revenue net of direct expenses, partially offset by $8 million of increased general, administrative, and other expenses, an $8 million decrease in joint venture equity earnings, $1 million of restructuring costs recorded in 2008, (see Footnote No. 20, "Restructuring Costs and Other Charges," for additional information), and a $1 million decrease in gains and other income. The increase in fees over the year-ago period reflected new properties added to the system, partially offset by the receipt in 2007 of $5 million of business interruption insurance proceeds associated with hurricanes in prior years.

The $18 million increase in owned, leased, and other revenue net of direct expenses reflected charges of $8 million in 2007 for depreciation expense associated with one property that was reclassified to "held and used," as the property no longer satisfied the criteria to be classified as "held for sale," compared to $6 million of depreciation charges for that same property in 2008, as well as expenses totaling $3 million in 2007 associated with opening a new leased property, $10 million of improved results in 2008 associated with two properties, one of which was being renovated in 2007, and $2 million of increased branding fees in 2008.

The $8 million increase in general, administrative, and other expenses primarily reflected costs associated with unit growth and development as well as bad debt expense related to accounts receivable deemed uncollectible (see the "Other Charges" caption in Footnote No. 20, "Restructuring Costs and Other Charges," for more information).

The $8 million decrease in joint venture equity earnings primarily reflected a $9 million impairment charge associated with a joint venture investment that we determined to be fully impaired in 2008 (see the "Other Charges" caption in Footnote No. 20, "Restructuring Costs and Other Charges," for more information).

Cost reimbursements revenue and expenses associated with our Luxury segment properties totaled $1,350 million in 2008, compared to $1,307 million in 2007.

2007 COMPARED TO 2006

In 2007, across our Luxury Lodging segment, we added 11 properties (2,529 rooms) and one property (273 rooms) left the system. In addition, we added three residential products (347 units) in 2007.

In 2007, RevPAR for comparable company-operated luxury properties increased by 9.4 percent to $227.87, occupancy for these properties increased by 1.8 percentage points to 72.5 percent, and average daily rates increased by 6.6 percent to $314.36.

The $9 million increase in segment results, compared to 2006, reflected a $20 million increase in base management and incentive management fees, partially offset by $6 million of increased general, administrative, and other expenses, $3 million of lower owned, leased, and other revenue net of direct expenses, and $2 million of lower equity joint venture results. Fiscal year 2006 included $2 million of base management fees that were calculated based on prior periods' results, but not earned and due until 2006, compared to no similar fees in 2007. The increase in fees over the prior year reflects stronger RevPAR driven by rate increases, new properties added to the system, the receipt in 2007 of $5 million of business interruption insurance proceeds associated with hurricanes in prior years, the year-over-year favorable impact associated with the reopening, late in 2006, of two properties impacted by the same aforementioned hurricanes and increased branding fees. The $6 million increase in general, administrative, and other expenses is primarily attributable to costs related to our unit growth and development. The $3 million decrease in owned, leased, and other revenue net of direct expenses reflected charges totaling $8 million in 2007 for depreciation expense associated with one property that was reclassified to "held and used," as the property no longer satisfied the criteria to be classified as "held for sale," partially offset by a favorable $3 million impact associated with the opening of a new leased property in 2007.

Cost reimbursements revenue and expenses associated with our Luxury segment properties totaled $1,307 million in 2007, compared to $1,261 million in 2006.

30 Marriott International, Inc. 2008

Timeshare includes our *Marriott Vacation Club, The Ritz-Carlton Club and Residences, Grand Residences by Marriott,* and *Horizons by Marriott Vacation Club* brands.

				Annual Change	
($ in millions)	**2008**	**2007**	**2006**	**2008/2007**	**2007/2006**
Segment Revenues					
Segment revenues	**$1,750**	$2,065	$1,840	−15%	12%
Segment Results					
Base management fee revenue	**$ 42**	$ 43	$ 34		
Timeshare sales and services, net	**89**	350	357		
Restructuring costs	**(28)**	—	—		
Joint venture equity	**11**	10	(2)		
Minority interest	**25**	1	—		
General, administrative, and other expense	**(111)**	(98)	(109)		
Segment results	**$ 28**	$ 306	$ 280	−91%	9%
Sales and Services Revenue					
Development	**$ 953**	$1,208	$1,112		
Services	**336**	315	286		
Financing	**106**	195	171		
Other revenue	**28**	29	8		
Sales and services revenue	**$1,423**	$1,747	$1,577	−19%	11%
Contract Sales					
Timeshare	**$1,081**	$1,221	$1,207		
Fractional	**35**	44	42		
Residential	**10**	(9)	5		
Total company	**1,126**	1,256	1,254		
Timeshare	**—**	33	28		
Fractional	**(6)**	54	68		
Residential	**(44)**	58	282		
Total joint venture	**(50)**	145	378		
Total Timeshare segment contract sales	**$1,076**	$1,401	$1,632	−23%	−14%

2008 COMPARED TO 2007

Timeshare segment contract sales, including sales made by our timeshare joint venture projects, represent sales of timeshare interval, fractional ownership, and residential ownership products before the adjustment of percentage-of-completion accounting. Timeshare segment contract sales decreased by $325 million (23 percent) compared to 2007 to $1,076 million from $1,401 million. The decrease in Timeshare segment contract sales in 2008, compared to the prior year, reflected a $173 million decrease in timeshare sales, an $83 million decrease in residential sales, and a $69 million decrease in fractional sales. The decrease in timeshare contract sales reflected the impact of projects approaching sellout and significantly lower demand. Sales of residential and fractional units were significantly impacted by weak demand, as well as increased cancellation allowances of $115 million recorded in anticipation that a portion of contract revenue previously recorded under the percentage-of-completion method for certain projects will not be realized due to contract cancellations prior to closing (see the "Other Charges" caption of Footnote No. 20, "Restructuring Costs and Other Charges," for additional information).

The $315 million decrease in Timeshare segment revenues to $1,750 million from $2,065 million reflected a $324 million decrease in Timeshare sales and services revenue, and a $1 million decrease in base management fees, partially offset by a $10 million increase in cost reimbursements revenue. The decrease in Timeshare sales and services revenue, compared to the prior year, primarily reflected lower demand for timeshare interval, fractional, and residential projects, lower revenue from projects with limited available inventory in 2008, a decrease of $65 million in note sale gains in 2008, a $32 million impact from the reduced valuation of residual interests, contract cancellation allowances of $17 million, low reportability in 2008 associated with newer projects that have not yet reached revenue recognition reportability thresholds, as well as the recognition, in 2007, of revenues received in prior years for several projects that reached reportability thresholds in 2007. Partially offsetting the decrease was higher revenue associated with the Asia Pacific points program, revenue that became reportable subsequent to the 2007 fiscal year, and increased services revenue. Timeshare segment revenues for 2008 and 2007 included $68 million and $50 million, respectively, of interest income and note sale gains of $16 million and $81 million for 2008 and 2007, respectively.

Segment results of $28 million in 2008 decreased by $278 million from $306 million in 2007, and reflected $261 million of lower Timeshare sales and services revenue net of direct expenses, $28 million of restructuring costs, and $13 million of higher general, administrative, and other expenses, partially offset by a $24 million higher minority interest benefit and $1 million in higher joint venture equity earnings.

The $261 million decrease in Timeshare sales and services revenue net of direct expenses primarily reflected $138 million of lower development revenue net of product costs and marketing and selling costs, $95 million of lower financing revenue net of financing expenses, $34 million of lower reacquired and resales revenue net of expenses, partially offset by $4 million of higher services revenue net of expenses, and $2 million of lower joint venture related expenses. Lower development revenue net of product costs and marketing and selling costs primarily reflected lower demand for timeshare interval, fractional, and residential projects, increased marketing and sales costs, lower revenue from several projects with limited available inventory in 2008, start-up costs in 2008 for newer projects, low reportability in 2008 associated with newer projects that have not yet reached revenue recognition reportability thresholds, revenue recognition for several projects in 2007 that reached reportability thresholds, a $9 million impact from inventory write-downs related to the termination of certain phases of timeshare development in Europe, and a $5 million net impact from contract cancellation allowances (see the "Other Charges" caption of Footnote No. 20, "Restructuring Costs and Other Charges," for additional information). In addition, development revenue net of product costs and marketing and selling costs reflected an impairment charge. We recorded a pretax charge of $22 million ($10 million net of minority interest benefit) in the 2008 third quarter within the "Timeshare-direct" caption of our Consolidated Statements of Income related to the impairment of a fractional and whole ownership real estate project held for development by a joint venture that we consolidate. We made the adjustment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived

Marriott International, Inc. 2008 31

Assets,” to adjust the carrying value of the real estate to its estimated fair value at year-end 2008. The predominant items we considered in our analysis were the downturn in market conditions including contract cancellations, and tightening in the credit markets, especially for jumbo mortgage loans. We estimated the fair value of the inventory utilizing a probability weighted cash flow model that reflected our expectations of future performance discounted at a 10 year risk-free interest rate determined from the yield curve for U.S. Treasury instruments (3.68 percent). The $25 million benefit associated with minority interest reflected our joint venture partner’s portion of the losses of subsidiaries that we consolidate. The $25 million benefit also reflected the impact of the pretax benefit of $12 million in 2008, representing our joint venture partner’s pre-tax share of the $22 million impairment charge.

The $95 million decrease in financing revenue, net of financing costs, primarily reflected $65 million of lower note sale gains in 2008 compared to 2007, mostly attributable to higher note sale volumes in 2007, $42 million of lower residual interest accretion, and $6 million of increased financing costs, partially offset by $18 million of increased interest income. Lower note sale gains of $65 million reflected a $12 million charge in the 2008 fourth quarter related to hedge ineffectiveness on note sale hedges and the $42 million of lower residual interest accretion reflected a $32 million charge in the 2008 fourth quarter related to the reduction in the valuation of residual interests due to an increase in the market rate of interest at which future cash flows were discounted to estimate the fair market value (see the “Other Charges” caption of Footnote No. 20, “Restructuring Costs and Other Charges,” for more information regarding these charges). In 2008 and 2007, we sold notes receivable originated by our Timeshare segment in connection with the sale of timeshare interval and fractional ownership products of $300 million and $520 million, respectively. The $34 million of lower reacquired and resales revenue net of expenses represented increased marketing and selling costs coupled with increased product cost relative to prior year.

The $28 million of restructuring costs represented $14 million in severance costs, $9 million in development cancellations, and $5 million in facility exit costs incurred as a result of restructuring initiatives at the segment (see Footnote No. 20, “Restructuring Costs and Other Charges,” for more information related to these initiatives and the costs incurred). The $13 million increase in general, administrative, and other expenses reflected increased costs associated with wages and benefits. Joint venture equity earnings increased $1 million and reflected $10 million of start-up losses incurred in 2007 for three joint ventures, mostly offset by $7 million of contract cancellation allowances recorded at one joint venture in 2008 (see the “Other Charges” caption of Footnote No. 20, “Restructuring Costs and Other Charges,” for additional information) and $3 million of lower earnings in 2008 at one joint venture.

Cost reimbursements revenue and expenses associated with Timeshare segment properties totaled $285 million in 2008, compared to $275 million in 2007.

2007 COMPARED TO 2006

Timeshare segment contract sales decreased by 14 percent compared to 2006, reflecting fewer residential and fractional sales, partially offset by increased timeshare sales. Contract sales in 2006 reflected particularly strong joint venture residential sales associated with the launch of our San Francisco and Kapalua, Hawaii products.

The $225 million increase in Timeshare segment revenues to $2,065 million from $1,840 million reflected a $170 million increase in timeshare sales and services revenue, a $46 million increase in cost reimbursements revenue, and $9 million of increased base management fees. The increase in timeshare sales and services revenue primarily reflected newer projects that reached reportability thresholds in 2007 and increased services and financing revenue. Higher base management fees reflect the growing number of timeshare resorts under management. Timeshare segment revenues include $50 million and $41 million of interest income for 2007 and 2006, respectively, and note sale gains of $81 million and $77 million for 2007 and 2006, respectively, recorded in our Consolidated Statements of Income on the “Timeshare sales and services” revenue line, associated with Timeshare segment notes receivable.

Segment results of $306 million in 2007 increased by $26 million over 2006 and primarily reflected $9 million of increased base management fees, $12 million of increased joint venture equity results, and $11 million of lower general, administrative, and other expenses, partially offset by $7 million of lower timeshare sales and services revenue net of expenses. Timeshare sales and services revenue net of direct expenses of $350 million decreased by $7 million, compared to the prior year, primarily reflecting flat development revenue net of product costs and marketing and selling costs and $12 million of increased financing revenue net of financing expenses, partially offset by the $15 million reversal of contingency reserves in 2006 and $4 million of lower services revenue net of services expenses. Flat development revenue net of product costs and marketing and selling costs reflected newer projects that reached reportability thresholds in 2007, offset by several other projects that were approaching sell-out. The increase in financing revenue net of financing costs primarily reflected increased accretion, interest income, and higher note sale gains in 2007, compared to 2006. Compared to the prior year, the $12 million increase in joint venture equity results primarily reflected strong demand in 2007 for our products in Kapalua, Hawaii and start-up costs in 2006 associated with that joint venture. The $11 million decrease in general, administrative, and other expenses reflected lower program and systems expenses in 2007.

Cost reimbursements revenue and expenses associated with Timeshare segment properties totaled $275 million in 2007, compared to $229 million in 2006.

HISTORICAL INFORMATION

The following graphs show the number of Timeshare segment owners and the Timeshare segment results for each of the last five fiscal years.

$ 306 391,000 $ 271 $ 280 319,000 343,000 371,000 278,600 $ 203

$ 28

04 05 06 07 08

04 05 06 07 08 TIMESHARE TIMESHARE SEGMENT RESULTS

SEGMENT OWNERS ($ in millions)

Investment in Leveraged Lease

Historically, we had a $23 million investment in an aircraft leveraged lease with Delta Airlines, which we acquired in 1994. The gross investment was comprised of rentals receivable and the residual value of the aircraft offset by unearned income. On

32 Marriott International, Inc. 2008

September 14, 2005, Delta Airlines filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and informed us that it wished to restructure the lease. As a result, our investment was impaired and we had recorded pretax charges of approximately $17 million in 2005 and $1 million in 2006. We recorded an additional $5 million loss related to this investment in fiscal 2007, and have no remaining exposure.

Effective Tax Rate

Tax credits contributed by our synthetic fuel operations have significantly reduced our effective tax rate during the last several years. As we exited the business in November 2007 our effective tax rate increased significantly, thereby reducing our after-tax profits.

DISCONTINUED OPERATIONS

Synthetic Fuel

The tax credits provided under Internal Revenue Code Section 45K were only available for the production and sale of synthetic fuels produced from coal through December 31, 2007. Given high oil prices during 2007 and the anticipated and related phase-out of a significant portion of tax credits available for synthetic fuel produced and sold in 2007, we permanently ceased operations at our synthetic fuel facilities on November 3, 2007 and report this business as a discontinued operation. See Footnote No. 3, “Discontinued Operations-Synthetic Fuel,” in this report for additional information regarding the Synthetic Fuel segment.

2008 COMPARED TO 2007

The synthetic fuel operation generated revenue of $1 million in 2008 and $352 million in 2007. Income from the Synthetic Fuel segment totaled $3 million, net of tax, in 2008, compared to a loss of $1 million in 2007. Income from the Synthetic Fuel segment of $3 million for 2008 primarily reflected the recognition in 2008 of additional tax credits as a result of the determination by the Secretary of the Treasury in 2008 of the Reference Price of a barrel of oil for 2007, partially offset by payments due to third parties based on the amount of additional tax credits.

2007 COMPARED TO 2006

For 2007, the synthetic fuel operation generated revenue of $352 million versus revenue of $165 million for the prior year, primarily reflecting higher production in 2007. Production in 2006 reflected production suspensions instituted in response to high oil prices. Income from the Synthetic Fuel segment declined to a loss of $1 million in 2007 from income of $5 million in 2006, primarily reflecting increased operating losses associated with higher production in 2007, partially offset by increased revenue and increased tax credits associated with higher production and, on the increased operating losses, a higher tax benefit. Results for 2007 also reflect an estimated 70.7 percent phase-out of tax credits due to high oil prices versus a phase-out that was estimated at year-end 2006 to be 39 percent for 2006. Additionally, results in 2007 reflect interest costs of $8 million associated with hedges entered into in response to high oil prices.

SHARE-BASED COMPENSATION

Under our 2002 Comprehensive Stock and Cash Incentive Plan, we award: (1) stock options to purchase our Class A Common Stock (“Stock Option Program”); (2) stock appreciation rights (“SARs”); (3) restricted stock units of our Class A Common Stock; and (4) deferred stock units. We grant awards at exercise prices or strike prices that are equal to the market price of our Class A Common Stock on the date of grant.

During 2008 we granted 5.6 million restricted stock units (2.6 million, most of which were granted in February and had a weighted average grant-date fair value of $35 per unit and 3.0 million were granted in August and had a weighted average grant-date fair value of $26 per unit), 2.7 million Employee SARs (1.8 million, most of which were granted in February and had a weighted average grant-date fair value of $13 per right and 0.9 million were granted in August and had a weighted average grant-date fair value of $10 per right), and 4,000 Non-employee SARs. During that time period, we also granted approximately 218,000 stock options and issued 25,000 deferred stock units. The grants made in August would ordinarily have been made in February 2009, but were accelerated to encourage associate retention in a difficult economic climate. Awards for the most senior executives were not accelerated. See Footnote No. 4, “Share-Based Compensation,” later in this report for additional information.

NEW ACCOUNTING STANDARDS

EITF Issue No. 06-8, “Applicability of the Assessment of a Buyer’s Continuing Investment under FASB Statement No. 66 for Sales of Condominiums”

We adopted the FASB Emerging Issues Task Force (“EITF”) Issue No. 06-8, “Applicability of the Assessment of a Buyer’s Continuing Investment under FASB Statement No. 66 for Sales of Condominiums” (“EITF 06-8”) on December 29, 2007, the first day of our 2008 fiscal year. EITF 06-8 states that in assessing the collectibility of the sales price pursuant to paragraph 37(d) of Financial Accounting Standards (“FAS”) No. 66, “Accounting for Sales of Real Estate” (“FAS No. 66”), an entity should evaluate the adequacy of the buyer’s initial and continuing investment to conclude that the sales price is collectible. If an entity is unable to meet the criteria of paragraph 37, including an assessment of collectibility using the initial and continuing investment tests described in paragraphs 8 through 12 of FAS No. 66, then the entity should apply the deposit method of accounting as described in paragraphs 65 through 67 of FAS No. 66.

Although our adoption of EITF 06-8 had no impact on our wholly owned projects in conjunction with the adoption of EITF 06-8 by one joint venture in which we are a partner, we recorded the cumulative effect of applying EITF 06-8 as a reduction of $5 million to our investment in that joint venture, an increase in deferred tax assets of $2 million, and a reduction of $3 million to the opening balance of our retained earnings. The application of the continuing investment criterion in EITF 06-8 on the collectibility of the sales price could in certain future circumstances delay our ability, or the ability of joint ventures in which we are a partner, to recognize revenues and costs using the percentage-of-completion method of accounting.

Financial Accounting Standards No. 157, “Fair Value Measurements”

We adopted FAS No. 157, “Fair Value Measurements” (“FAS No. 157”), on December 29, 2007, the first day of fiscal year 2008. FAS No. 157 defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157,” which amends FAS No. 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on December 29, 2007, this standard applied prospectively to new fair value measurements of financial instruments and recurring fair value measurements of non-financial assets and non-financial liabilities. On January 3, 2009, the beginning of our 2009

Marriott International, Inc. 2008 33

fiscal year, the standard will also apply to all other fair value measurements. See Footnote No. 5, "Fair Value Measurements," for additional information.

Our servicing assets and residual interests, which are measured using Level 3 inputs (which are described in Footnote No. 5, "Fair Value Measurements") in the FAS No. 157 hierarchy, accounted for 94 percent of the total fair value of our financial assets at year-end 2008, that are required to be measured at fair value using the guidance found in FAS No. 157. We treat the residual interests, including servicing assets, as trading securities under the provisions of FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and accordingly, we recorded realized and unrealized gains or losses related to these assets in the "Timeshare sales and services" revenue caption in our Consolidated Statements of Income.

At the dates of sale and at the end of each reporting period, we estimate the fair value of our residual interests, including servicing assets, using a discounted cash flow model. The implementation of FAS No. 157 did not result in material changes to the models or processes used to value these assets. These transactions may utilize interest rate swaps to protect the net interest margin associated with the beneficial interest. The discount rates we use in determining the fair values of the residual interests are based on the general level of interest rates in the market and the assumed credit risk of the interests retained. We adjust these discount rates quarterly as interest rates and credit spreads in the market vary.

During 2008, we used the following key assumptions to measure the fair value of the residual interests, including servicing assets, at the date of sale: average discount rate of 9.23 percent; average expected annual prepayments, including defaults, of 24.01 percent; expected weighted average life of prepayable notes receivable, excluding prepayments and defaults, of 76 months; and expected weighted average life of prepayable notes receivable, including prepayments and defaults, of 35 months. Our key assumptions are based on experience with notes receivable and servicing assets.

The most significant estimate involved in the measurement process is the discount rate, followed by the default rate and the loan repayment rate. Estimates of these rates are based on management's expectations of future prepayment rates and default rates, reflecting our historical experience, industry trends, current market interest rates, expected future interest rates, and other considerations. Actual repayment rates, default rates, and discount rates could differ from those projected by management due to changes in a variety of economic factors, including prevailing interest rates and the availability of alternative financing sources to borrowers. If actual prepayments of the loans being serviced were to occur more slowly than had been projected, the carrying value of servicing assets could increase and accretion and servicing income would exceed previously projected amounts. If actual default rates or actual discount rates are lower than expected, the carrying value of retained interests could increase and accretion and servicing income would exceed previously projected amounts. If actual prepayments of the loans being serviced occur at a faster pace than we have projected, the carrying value of servicing assets could decrease and accretion and servicing income would be below previously projected amounts. If actual default rates or actual discount rates are higher than we expect, the carrying value of retained interests could decrease and accretion and servicing income would be below previously projected amounts. Accordingly, the retained interests, including servicing assets, actually realized, could differ from the amounts initially recorded.

We completed a stress test on the fair value of the residual interests, including servicing assets, as of the end of 2008 to measure the change in value associated with independent changes in individual key variables. This methodology applied unfavorable changes that would be statistically significant for the key variables of prepayment rate, discount rate, and weighted average remaining term. Before we applied any of these stress test changes, we determined that the fair value of the residual interests, including servicing assets, was $221 million as of year-end 2008.

Applying the stress tests, we concluded that each change to a variable shown in the table below would have the following impact on the valuation of our residual interests at the end of 2008:

	Decrease in Year-End Valuation ($ in millions)	Percentage Decrease
100 basis point increase in the prepayment rate	$3	1.3%
200 basis point increase in the prepayment rate	6	2.6%
100 basis point increase in the discount rate	4	2.0%
200 basis point increase in the discount rate	9	3.9%
Two month decline in the weighted average remaining term	2	0.8%
Four month decline in the weighted average remaining term	4	1.7%

We value our derivatives using valuations that are calibrated to the initial trade prices. Subsequent valuations are based on observable inputs to the valuation model including interest rates and volatilities. We record realized and unrealized gains and losses on these derivative instruments in gains from the sale of timeshare notes receivable, which are recorded within the "Timeshare sales and services" revenue caption in our Consolidated Statements of Income.

Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115"

We adopted FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115" ("FAS No. 159"), on December 29, 2007, the first day of our 2008 fiscal year. This standard permits but does not require entities to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option for any of our financial assets or liabilities in 2008.

EITF Issue No. 07-6, "Accounting for Sales of Real Estate Subject to the Requirements of FASB Statement No. 66, 'Accounting for Sales of Real Estate,' When the Agreement Includes a Buy-Sell Clause"

We adopted EITF Issue No. 07-6, "Accounting for Sales of Real Estate Subject to the Requirements of FASB Statement No. 66, 'Accounting for Sales of Real Estate,' When the Agreement Includes a Buy-Sell Clause" ("EITF 07-6"), on December 29, 2007, the first day of our 2008 fiscal year. EITF 07-6 clarifies whether a buy-sell clause is a prohibited form of continuing involvement that would preclude partial sales treatment under FAS No. 66. EITF 07-6 is effective for new arrangements entered into and assessments of existing transactions originally accounted for under the deposit, profit sharing, leasing, or financing methods for reasons other than

34 Marriott International, Inc. 2008

the exercise of a buy-sell clause performed in fiscal years 2008 and thereafter. The adoption of EITF 07-6 did not have a material impact on our financial statements.

FASB Staff Position FAS No. 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”

We adopted FASB Staff Position (“FSP”) FAS No. 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” in conjunction with our 2008 fiscal year-end. FSP FAS No. 140-4 and FIN 46(R)-8 amends FAS No. 140 to require public entities to provide additional disclosures about transferors’ continuing involvements with transferred financial assets. It also amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. The FSP also requires disclosures by a public enterprise that is a sponsor of a qualifying special-purpose entity (“SPE”) that holds a variable interest in the qualifying SPE but was not the transferor of financial assets to the qualifying SPE and a servicer of a qualifying SPE that holds a significant variable interest in the qualifying SPE but was not the transferor of financial assets to the qualifying SPE. FSP FAS No. 140-4 and FIN 46(R)-8 is effective for year-end 2008 disclosures. The adoption of FSP FAS No. 140-4 and FIN 46(R)-8 did not have a material impact on our financial statements.

FSP EITF 99-20-1 “Amendments to the Impairment Guidance of EITF Issue No. 99-20, ‘Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets’”

We adopted FSP EITF 99-20-1 “Amendments to the Impairment Guidance of EITF Issue No. 99-20, ‘Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets,’” (“FSP EITF 99-20-1”) in conjunction with our 2008 fiscal year-end. FSP EITF 99-20-1 amends EITF Issue No. 99-20 to align the impairment guidance in EITF Issue No. 99-20 with that of FAS No. 115. FAS No. 115 measures impairment based on a determination of whether an other-than-temporary impairment has occurred. Our residual interests in our asset securitizations are recorded at fair value each reporting period. Therefore, the adoption of FSP EITF 99-20-1 did not have a material impact on our financial statements.

Future Adoption of Accounting Standards

Financial Accounting Standards No. 141 (Revised 2007), “Business Combinations”

On December 4, 2007, the FASB issued FAS No. 141 (Revised 2007), “Business Combinations” (“FAS No. 141(R)”). FAS No. 141(R) will significantly change the accounting for business combinations. Under FAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Transaction costs will no longer be included in the measurement of the business acquired. Instead, these costs will be expensed as they are incurred. FAS No. 141(R) also includes a substantial number of new disclosure requirements. FAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which for us begins with our 2009 fiscal year.

Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51”

On December 4, 2007, the FASB issued FAS No. 160,

“Noncontrolling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51” (“FAS No. 160”). FAS No. 160 establishes new accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. FAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. FAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. FAS No. 160 must be applied prospectively for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008, which for us begins with our 2009 fiscal year, except for the presentation and disclosure requirements, which must be applied retrospectively for all periods presented. We are currently evaluating the impact that FAS No. 160 will have on our financial statements.

Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133”

In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“FAS No. 161”). FAS No. 161 requires enhanced disclosure related to derivatives and hedging activities and thereby seeks to improve the transparency of financial reporting. Under FAS No. 161, entities are required to provide enhanced disclosures relating to: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedge items are accounted for under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS No. 133”), and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. FAS No. 161 must be applied prospectively to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under FAS No. 133 for all financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which for us begins with our 2009 fiscal year. We are currently evaluating the impact that FAS No. 161 will have on our financial statements.

LIQUIDITY AND CAPITAL RESOURCES

Cash Requirements and Our Credit Facilities

Although we are predominantly a manager and franchisor of hotel properties, we depend on capital to buy, develop, and improve hotels and to develop timeshare properties. Events over the past several months, including recent failures and near failures of a number of large financial services companies have made the capital markets increasingly volatile. We monitor the status of the capital markets and regularly evaluate the effect that changes in capital

Marriott International, Inc. 2008 35

market conditions may have on our ability to execute our announced growth plans. We also periodically evaluate opportunities to issue and sell additional debt or equity securities, obtain credit facilities from lenders, or repurchase, refinance, or otherwise restructure our long-term debt for strategic reasons, or to further strengthen our financial position.

We are party to a multicurrency revolving credit agreement (the "Credit Facility") that provides for borrowings and letters of credit and has supported our commercial paper program. The Credit Facility provides for $2.5 billion of aggregate borrowings at any one time, and expires on May 14, 2012. Borrowings under the Credit Facility bear interest at the London Interbank Offered Rate (LIBOR) plus a fixed spread. Additionally, we pay quarterly fees on the Credit Facility at a rate based on our public debt rating. For additional information regarding our Credit Facility, including participating financial institutions, see Exhibit 10, "Amended and Restated Credit Agreement," to our Current Report on Form 8-K filed with the SEC on May 16, 2007.

The Credit Facility contains certain covenants, including a single financial covenant that limits the Company's maximum leverage (defined in the credit agreement as Adjusted Total Debt to Consolidated EBITDA) to not more than 4 to 1. Our outstanding public debt does not contain a corresponding financial covenant or a requirement that we maintain certain financial ratios. We currently satisfy the covenants in our Credit Facility and public debt instruments, including being well within the limits under the Credit Facility leverage covenant, and do not expect the covenants to restrict our ability to increase our anticipated borrowing and guarantee levels should we need to do so in the future.

Lehman Commercial Paper, Inc. ("LCPI"), a subsidiary of Lehman Brothers Holdings Inc., which filed for bankruptcy on October 5, 2008, is one of the lenders under the Credit Facility, with a total aggregate funding commitment of $96 million (3.8 percent) of the $2.5 billion in total commitments. LCPI did not fund its share of our fourth quarter 2008 draws under the Credit Facility, and we have no reason to expect that it will do so in the future. Accordingly, the total current effective size of the Credit Facility is approximately $2.4 billion. The loss of $96 million in effective capacity is not material to us, and the Credit Facility, together with cash we expect to generate from operations, remains adequate to meet our short-term and long-term liquidity requirements, finance our long-term growth plans, meet debt service, and fulfill other cash requirements.

At year-end 2008, our available borrowing capacity amounted to $1.443 billion and reflected borrowing capacity of $2.404 billion under our Credit Facility, and our cash balance of $134 million, less letters of credit outstanding totaling $126 million, and less Credit Facility borrowings outstanding of $969 million. We anticipate that this available capacity is adequate to fund our liquidity needs as noted above. In addition, as noted previously, we continue to have ample flexibility under the Credit Facility's covenants, and accordingly expect undrawn bank commitments under the Credit Facility to remain available to us even if business conditions were to deteriorate considerably more than we anticipate.

Until early in the 2008 fourth quarter, we regularly issued short-term commercial paper primarily in the United States and, to a much lesser extent, in Europe. Our commercial paper issuances are subject to the then-current demand for our commercial paper in each of these markets, as we do not have purchase commitments from buyers. Disruptions in the financial markets in September 2008 significantly reduced liquidity in the commercial paper market. Accordingly, in September 2008 we borrowed under the Credit Facility to fund anticipated short-term commercial paper maturities and, to a lesser extent, other general corporate needs, including working capital and capital expenditures, and suspended issuing commercial paper. All of our previously issued commercial paper has matured and been repaid. We anticipate issuing commercial paper when that market stabilizes and issuances can be made on favorable terms. We classify commercial paper as long-term debt based on our ability and intent to refinance it on a long-term basis. We reserve unused capacity under our Credit Facility to repay outstanding commercial paper borrowings in the event that the commercial paper market is not available to us for any reason when outstanding borrowings mature. Fluctuations in the commercial paper market have not affected our liquidity and we do not expect them to do so in the future, given our borrowing capacity under the Credit Facility.

In November 2008 Standard & Poor's changed the outlook on our BBB credit rating to "negative," which resulted in an automatic downgrade in our commercial paper rating from A2 to A3. The market for A3 commercial paper is currently very limited. This limited availability, together with the higher interest costs associated with A3 issuances, currently makes it difficult and expensive for us to access the commercial paper market. Any future downgrades of our debt ratings by Standard & Poor's, Moody's Investor Service, or other similar rating agencies could increase our cost of capital. We cannot assure you that downgrades will not occur in the future.

Cash from Operations

Cash from operations, depreciation expense, and amortization expense for the last three fiscal years are as follows:

($ in millions)	**2008**	2007	2006
Cash from operations	**$641**	$778	$970
Depreciation expense	**155**	162	155
Amortization expense	**35**	35	33

Our ratio of current assets to current liabilities was roughly 1.3 to 1.0 at year-end 2008 and 1.2 to 1.0 at year-end 2007. We minimize working capital through cash management, strict credit-granting policies, aggressive collection efforts, and high inventory turnover. We also have significant borrowing capacity under our Credit Facility should we need additional working capital.

Our ratios of earnings to fixed charges for the last five fiscal years, the calculations of which are detailed in Exhibit 12 to our 2008 Form 10-K, are as follows:

Fiscal Years				
2008	2007	2006	2005	2004
3.1x	4.3x	5.3x	4.6x	4.9x

In response to significantly lower demand for our timeshare products, we have correspondingly reduced our projected capital expenditures for 2009. While our Timeshare segment historically generates positive operating cash flow, year-to-year cash flow varies based on the timing of both cash outlays for the acquisition and development of new resorts and cash received from purchaser financing. We include timeshare reportable sales we finance in cash from operations when we collect cash payments or the notes are sold for cash. The following table shows the net operating activity from our Timeshare segment (which does not include the portion of income from continuing operations from our Timeshare segment). As discussed in the second and third paragraphs following the table, the turmoil in the credit markets hurt the asset securitization market in 2008. Accordingly, we completed only one note sale transaction in 2008, compared with two such transactions in

36 Marriott International, Inc. 2008

each of 2006 and 2007, and accordingly, note sale proceeds and note sale gains were both significantly lower in 2008 than in the prior two years.

($ in millions)	2008	2007	2006
Timeshare segment development in excess of cost of sales	$(299)	$ (55)	$ (83)
New Timeshare segment mortgages, net of collections	(525)	(559)	(537)
Note repurchases	(56)	(30)	(55)
Financially reportable sales less than (in excess of) closed sales	126	(16)	61
Note sale gains	(16)	(81)	(77)
Note sale proceeds	237	515	508
Collection on retained interests in notes sold and servicing fees	102	106	96
Other cash inflows (outflows)	33	(35)	(17)
Net cash outflows from Timeshare segment activity	$(398)	$(155)	$(104)

In June 2008, prior to the end of our second quarter, we sold to a newly formed trust $300 million of notes receivable originated by our Timeshare segment in connection with the sale of timeshare interval and fractional products. On the same day, the trust issued $246 million of the trust's notes. In connection with the sale of notes receivable, we received net proceeds of $237 million. We retained residual interests with a fair value on the day of sale of $93 million. We used the following key assumptions to measure the fair value of the residual interests, including servicing assets, at the date of sale: average discount rate of 9.23 percent; average expected annual prepayments, including defaults, of 24.01 percent; expected weighted average life of prepayable notes receivable, excluding prepayments and defaults, of 76 months; and expected weighted average life of prepayable notes receivable, including prepayments and defaults, of 35 months. Our key assumptions are based on our experience with Timeshare segment notes receivable that we originate. We recorded note sale gains totaling $16 million in 2008, which was net of a $12 million charge related to hedge ineffectiveness.

Less favorable conditions in the asset securitization markets have reduced our gain from Timeshare segment note sales during the past year, as the trusts that purchased our mortgage notes have had to issue debt at higher relative interest rates and, in the second quarter 2008 transaction, we retained a larger residual interest in the trust. For example, in the 2008 second quarter note sale, the trust that purchased our mortgage notes issued AAA rated asset backed notes at a spread of 325 basis points over the 3.935 percent interest swap rate on LIBOR, compared to AAA note spreads of 100 basis points over the 4.782 percent interest swap rate on LIBOR for the 2007 fourth quarter note sale and 30 basis points over the 5.192 percent interest swap rate on LIBOR for the 2007 second quarter note sale. In addition, while the trusts in the fourth and second quarter 2007 securitizations each also issued 15.5 percent of the total principal amount of their asset backed notes at less than AAA ratings, we believed that the market for lower rated notes during the second quarter of 2008 was insufficient to permit issuance of AA, A, and BBB+ rated notes at attractive spreads. Accordingly, we decided to retain a larger residual interest in the trust for the second quarter 2008 transaction rather than having the trust offer lower rated notes. Given the further deterioration in the credit markets during the fourth quarter of 2008, we decided to postpone our planned note sale until 2009.

As of the date this annual report on Form 10-K is filed, the securitization market remains extremely uncertain, and very limited current demand for securitized loans makes that market much more difficult to access than it has been in the past. We believe, nonetheless, that alternatives remain available to us to sell our timeshare notes, record note sale gains, and thereby reduce our timeshare notes receivable balances and improve our cash flow. However, we expect any transaction that we may be able to complete in the near term will be more costly to us, and result in lower note sale gains, if any, relative to the size of the transaction, than those we have experienced in previous years.

Investing Activities Cash Flows

Capital Expenditures and Other Investments. We made capital expenditures of $357 million in 2008, $671 million in 2007, and $529 million in 2006 that included expenditures related to the development and construction of new hotels and acquisitions of hotel properties, as well as improvements to existing properties and systems initiatives. Timeshare segment development expenditures, which are included in "Cash from Operations," as noted in that section, are not reflected in these numbers. Capital expenditures decreased primarily due to a reduction in development spending. We expect that near-term capital expenditures will be lower than 2008 levels. See the discussion of "Development and Financing Risks" within the Risk Factors section of this document for possible impacts of this reduction. Over time, we have sold lodging properties under development subject to long-term management agreements. The ability of third-party purchasers to raise the necessary debt and equity capital depends in part on the perceived risks inherent in the lodging industry and other constraints inherent in the capital markets as a whole. Although we expect to continue to consummate such real estate sales, if we were unable to do so, our liquidity could decrease and we could have increased exposure to the operating risks of owning real estate. We monitor the status of the capital markets and regularly evaluate the potential impact on our business operations of changes in capital market conditions. We also expect to continue to make other selective and opportunistic investments in connection with adding units to our lodging business. These investments include loans and minority equity investments.

Fluctuations in the values of hotel real estate generally have little impact on the overall results of our Lodging and Timeshare segments because: (1) we own less than 1 percent of the total number of hotels that we operate or franchise; (2) management and franchise fees are generally based upon hotel revenues and profits rather than current hotel property values; and (3) our management agreements generally do not terminate upon hotel sale.

Dispositions. Property and asset sales generated cash proceeds of $38 million in 2008, $745 million in 2007, and $798 million in 2006. In 2008, we closed on the sales of two properties, two land parcels, and an interest in an entity that leases four hotels.

Loan Activity. We have made loans to owners of hotels that we operate or franchise, typically to facilitate the development of a new hotel. Based on historical experience, over time we expect these owners to repay the loans in accordance with the loan agreements, or earlier as the hotels mature and capital markets permit. Loan collections and sales, net of advances during 2008 and 2007, amounted to net loan advances of $17 million in 2008 and net loan collections and sales of $75 million in 2007. Lodging senior loans outstanding totaled $2 million, all of which was long-term, at year-end 2008 and $7 million (which included a current portion of $4 million) at year-end 2007. Lodging mezzanine and other loans totaled $236 million (which included a current portion of $15 million) at year-end 2008 and $206 million (which included a current portion of $17 million) at

Marriott International, Inc. 2008 37

year-end 2007. In 2008, our notes receivable balance associated with Lodging senior loans and Lodging mezzanine and other loans, increased by $25 million and primarily reflected the funding and collection of several loans offset by the reserve against one loan.

Equity and Cost Method Investments. Cash outflows of $25 million in 2008, $40 million in 2007, and $95 million in 2006 associated with equity and cost method investments primarily reflects our investments in a number of joint ventures.

Cash from Financing Activities

Debt. Debt increased by $130 million in 2008, to $3,095 million at year-end 2008 from $2,965 million, and reflected $969 million of borrowings under our Credit Facility, mostly offset by the decrease in commercial paper outstanding of $585 million, the repayment, upon maturity, of $91 million of Series E Senior Notes in the 2008 first quarter, repurchase of $109 million of Senior Notes across multiple series, and other debt decreases of $54 million. Debt increased by $1,132 million in 2007, to $2,965 million at year-end 2007 from $1,833 million, due to the issuance of $346 million (book value at issuance) of Series I Senior Notes (described more fully in our 2007 Annual Report on Form 10-K), the issuance of $397 million (book value at issuance) of Series J Senior Notes (described more fully in our 2007 Annual Report on Form 10-K), a net increase in commercial paper outstanding of $270 million and other debt increases of $119 million.

Our financial objectives include diversifying our financing sources, optimizing the mix and maturity of our long-term debt and reducing our working capital. At year-end 2008, our long-term debt had an average interest rate of 4.8 percent and an average maturity of approximately 4.6 years. The ratio of fixed-rate long-term debt to total long-term debt was 0.7 to 1.0 at year-end 2008. At the end of 2008, we had long-term public debt ratings of BBB from Standard and Poor's and Baa2 from Moody's.

See the "Cash Requirements and Our Credit Facilities," caption within this "Liquidity and Capital Resources" section for additional information on our Credit Facility.

In 2008, we repurchased, in the open market, $109 million of our Senior Notes, across multiple series. The debt extinguishment resulted in a gain of $28 million that was recorded for the difference between the purchase price of $77 million and the respective carrying amount of $105 million of the debt.

Share Repurchases. We purchased 11.9 million shares of our Class A Common Stock in 2008 at an average price of $31.18 per share, 41.0 million shares of our Class A Common Stock in 2007 at an average price of $43.32 per share, and 41.5 million shares of our Class A Common Stock in 2006 at an average price of $38.13 per share. We purchase shares in the open market and in privately negotiated transactions. We did not repurchase any shares in the fourth quarter of 2008. As of year-end 2008, 21.3 million shares remained available for repurchase under authorizations from our Board of Directors. We do not expect share repurchase activity in 2009.

The adjacent graph shows our diluted weighted average shares count at year-end for each of the last five fiscal years.


481.0
462.3
430.2
397.3
366.9
04
05
06
07
08
DILUTED SHARES
(in millions)

Dividends. In April 2008, our Board of Directors increased the quarterly cash dividend by 17 percent to $0.0875 per share. Dividends of $115 million were paid in 2008, a 10 percent increase over 2007.

Contractual Obligations and Off Balance Sheet Arrangements

The following table summarizes our contractual obligations as of year-end 2008:

		Payments Due by Period			
Contractual Obligations	Total	Less Than 1 Year	1–3 Years	3–5 Years	After 5 Years
($ in millions)					
Debt [1]	$3,815	$238	$305	$1,910	$1,362
Capital lease obligations [1]	11	1	2	2	6
Operating leases where we are the primary obligor:					
Recourse	1,335	137	248	212	738
Non-recourse	382	16	29	28	309
Operating leases where we are secondarily liable	131	29	54	25	23
Other long-term liabilities	104	—	2	6	96
Total contractual obligations	$5,778	$421	$640	$2,183	$2,534

(1) Includes principal as well as interest payments.

The total amount of unrecognized tax benefits as of year-end 2008 and year-end 2007 was $141 million and $132 million, respectively, and is not reflected in the Contractual Obligations table. As a large taxpayer, we are under continual audit by the IRS and other taxing authorities. It is possible that the amount of the liability for unrecognized tax benefits could change during the next 52-week period, but we do not anticipate that a significant impact to the unrecognized tax benefit balance will occur. See Footnote No. 2, "Income Taxes," for additional information.

The following table summarizes our commitments as of year-end 2008:

		Amount of Commitment Expiration Per Period			
Other Commercial Commitments	Total Amounts Committed	Less Than 1 Year	1–3 Years	3–5 Years	After 5 Years
($ in millions)					
Total guarantees where we are the primary obligor	$298	$—	$ 75	$ 65	$158
Total guarantees where we are secondarily liable	273	—	57	119	97
Total other commercial commitments	$571	$—	$132	$184	$255

38 Marriott International, Inc. 2008

Our guarantees where we are the primary obligor of $298 million listed in the preceding table include $33 million of operating profit guarantees that will not be in effect until the underlying properties open and we begin to operate the properties, along with $3 million of debt service guarantees that will not be in effect until the underlying debt has been funded.

The guarantees in the preceding table for which we are secondarily liable include $206 million of guarantees that we anticipate will expire in the years 2011 through 2013, related to Senior Living Services lease obligations totaling $145 million and lifecare bonds of $61 million for which we are secondarily liable. Sunrise Senior Living, Inc. (“Sunrise”) is the primary obligor of the leases and $9 million of the lifecare bonds, and CNL Retirement Properties, Inc. (“CNL”), which subsequently merged with Health Care Property Investors, Inc., is the primary obligor of $50 million of the lifecare bonds. Five Star is the primary obligor of the remainder of the lifecare bonds. Prior to our sale of the Senior Living Services business in 2003, these preexisting guarantees were guarantees by us of obligations of consolidated Senior Living Services subsidiaries. Sunrise and CNL have indemnified us for any guarantee fundings we may be called on to make in connection with these lease obligations and lifecare bonds. While we currently do not expect to fund under the guarantees, according to recent SEC filings made by Sunrise there has been a significant deterioration in Sunrise’s financial position and access to liquidity; accordingly, Sunrise’s continued ability to meet these guarantee obligations cannot be assured.

The guarantees in the preceding table for which we are secondarily liable include lease obligations for which we became secondarily liable when we acquired the Renaissance Hotel Group N.V. in 1997, consisting of annual rent payments of approximately $6 million and total remaining rent payments through the initial term of approximately $67 million. Most of these obligations expire at the end of 2023. CTF Holdings Ltd. (“CTF”) had originally made available €35 million in cash collateral in the event that we are required to fund under such guarantees (approximately €7 million [$10 million] remained at year-end 2008). As CTF obtains releases from the landlords and these hotels exit the system, our contingent liability exposure of approximately $67 million will decline. Since the time we assumed these guarantees, we have not funded any amounts and we do not expect to fund any amounts under these guarantees in the future.

In addition to the guarantees noted in the preceding table, we have provided a project completion guarantee to a lender for a project with an estimated aggregate total cost of $586 million. Payments for cost overruns for this project will be satisfied by the joint venture through contributions from the partners, and we are liable on a several basis with our partners in an amount equal to our pro rata ownership in the joint venture, which is 34 percent. We do not expect to fund under the guarantee. At year-end 2008, the carrying value of the liabilities associated with this project completion guarantee was $6 million. We have provided a project completion guarantee to another lender for a project with an estimated aggregate total cost of $460 million. Payments for cost overruns for this project will be satisfied by the joint venture through contributions from the partners, and we are liable on a several basis with our partners in an amount equal to our pro rata ownership in the joint venture, which is 20 percent. We do not expect to fund under the guarantee. At year-end 2008, the carrying value of the liabilities associated with this project completion guarantee was $3 million.

In addition to the guarantees described in the preceding paragraphs, in conjunction with financing obtained for specific projects or properties owned by joint ventures in which we are a party, we may provide industry standard indemnifications to the lender for loss, liability or damage occurring as a result of the actions of the other joint venture owner or our own actions.

In addition to the guarantees noted previously, as of year-end 2008, we had extended approximately $10 million of loan commitments to owners of lodging properties, under which we expect to fund approximately $8 million, which expire within one year. We do not expect to fund the remaining $2 million of commitments, which expire in one year.

At year-end 2008, we also had commitments to invest up to $44 million of equity for minority interests in partnerships that plan to purchase North American full-service and limited-service properties or purchase or develop hotel-anchored mixed-use real estate projects, which expire as follows: $34 million within three years; and $10 million after three years. Of the $44 million in commitments, we expect to fund $29 million within one to two years and $15 million within three years. In addition, as of year-end 2008, we had commitments, with no expiration date, to fund up to $25 million in joint ventures for development of new properties of which we expect to fund $13 million within one year and $12 million in one to two years. Also, as of year-end 2008, we had a commitment, with no expiration date, to invest up to $8 million in a joint venture of which we have funded $1 million and have $7 million remaining that we do not expect to fund. And, as of year-end 2008, we had a commitment to invest up to $28 million (€20 million) in a joint venture in which we are a partner. We do not expect to fund under this commitment.

At year-end 2008, we had $126 million of letters of credit outstanding, the majority of which related to our self-insurance programs. Surety bonds issued as of year-end 2008 totaled $465 million, the majority of which were requested by federal, state or local governments related to our lodging operations, including our Timeshare segment and self-insurance programs.

In the normal course of the hotel management business, we enter into purchase commitments to manage the daily operating needs of hotels we manage for owners. Since we are reimbursed from the cash flows of the hotels, these obligations have minimal impact on our net income and cash flow.

RELATED PARTY TRANSACTIONS

Equity Method Investments

We have equity method investments in entities that own properties for which we provide management and/or franchise services and receive fees. In addition, in some cases we provide loans, preferred equity or guarantees to these entities. Our ownership interest in these equity method investments generally varies from 10 to 50 percent. The amount of consolidated retained earnings that represents undistributed earnings attributable to our equity investments totaled $3 million at year-end 2008.

Marriott International, Inc. 2008 39

The following tables present financial data resulting from transactions with these related parties:

Income Statement Data

($ in millions)	2008	2007	2006
Base management fees	**$ 49**	$ 56	$ 62
Franchise fees	**—**	1	2
Incentive management fees	**11**	26	22
Cost reimbursements	**340**	510	649
Total revenue	**$400**	$593	$735
General, administrative, and other	**$ (1)**	$ (4)	$ (1)
Reimbursed costs	**(340)**	(510)	(649)
Gains and other income	**12**	25	28
Interest expense	**4**	1	1
Interest income	**3**	4	4
(Provision for) reversal of provision for loan losses	**—**	(12)	1
Equity in earnings	**15**	15	3
Provision for income taxes	**1**	—	—

Balance Sheet Data

($ in millions)	At Year-End 2008	At Year-End 2007
Current assets-accounts and notes receivable	**$ 23**	$ 42
Deferred development	**3**	2
Contract acquisition costs	**28**	33
Equity and cost method investments	**309**	316
Loans to equity method investees	**50**	21
Other long-term receivables	**7**	—
Long-term deferred tax assets, net	**—**	1
Current liabilities:		
Other payables and accruals	**(9)**	(2)
Other long-term liabilities	**(15)**	(16)

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in accordance with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect reported amounts and related disclosures. Management considers an accounting estimate to be critical if:

- it requires assumptions to be made that were uncertain at the time the estimate was made; and
- changes in the estimate, or different estimates that could have been selected, could have a material effect on our consolidated results of operations or financial condition.

Management has discussed the development and selection of its critical accounting estimates with the Audit Committee of the Board of Directors, and the Audit Committee has reviewed the disclosure presented below relating to them.

Marriott Rewards

Marriott Rewards is our frequent guest loyalty program. Marriott Rewards members earn points based on their monetary spending at our lodging operations, purchases of timeshare interval, fractional ownership, and residential products and, to a lesser degree, through participation in affiliated partners' programs, such as those offered by car rental and credit card companies. Points, which we track on members' behalf, can be redeemed for stays at most of our lodging operations, airline tickets, airline frequent flyer program miles, rental cars, and a variety of other awards; however, points cannot be redeemed for cash. We provide Marriott Rewards as a marketing program to participating properties. We charge the cost of operating the program, including the estimated cost of award redemption, to properties based on members' qualifying expenditures.

We defer revenue received from managed, franchised, and Marriott-owned/leased hotels and program partners equal to the fair value of our future redemption obligation. We determine the fair value of the future redemption obligation based on statistical formulas that project timing of future point redemption based on historical levels, including an estimate of the "breakage" for points that will never be redeemed, and an estimate of the points that will eventually be redeemed. These judgment factors determine the required liability for outstanding points.

Our management and franchise agreements require that we be reimbursed currently for the costs of operating the program, including marketing, promotion, communication with, and performing member services for the Marriott Rewards members. Due to the requirement that properties reimburse us for program operating costs as incurred, we receive and recognize the balance of the revenue from properties in connection with the Marriott Rewards program at the time such costs are incurred and expensed. We recognize the component of revenue from program partners that corresponds to program maintenance services over the expected life of the points awarded. Upon the redemption of points, we recognize as revenue the amounts previously deferred and recognize the corresponding expense relating to the costs of the awards redeemed.

Valuation of Goodwill

We evaluate the fair value of goodwill to assess potential impairments on an annual basis, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. We evaluate the fair value of goodwill at the reporting unit level and make that determination based upon future cash flow projections that assume certain growth projections, which may or may not occur. We record an impairment loss for goodwill when the carrying value of the intangible asset is greater than its estimated fair value.

Loan Loss Reserves

Lodging Senior Loans and Lodging Mezzanine and Other Loans

We measure loan impairment based on the present value of expected future cash flows discounted at the loan's original effective interest rate or the estimated fair value of the collateral. For impaired loans, we establish a specific impairment reserve for the difference between the recorded investment in the loan and the present value of the expected future cash flows, that assumes certain growth projections that may or may not occur, or the estimated fair value of the collateral. We apply our loan impairment policy individually to all

40 Marriott International, Inc. 2008

loans in the portfolio and do not aggregate loans for the purpose of applying such policy. When we determine that a loan is impaired, we recognize interest income on a cash basis. At year-end 2008, our recorded investment in impaired loans was $157 million. We had a $113 million notes receivable reserve representing an allowance for credit losses, leaving $44 million of our investment in impaired loans for which there was no related allowance for credit losses. At year-end 2007, our recorded investment in impaired loans was $112 million. We had a $92 million allowance for credit losses, leaving $20 million of our investment in impaired loans for which there was no related allowance for credit losses. During 2008 and 2007, our average investment in impaired loans totaled $135 million and $102 million, respectively.

Loans to Timeshare Owners

In accordance with the adoption of SOP 04-2 in 2006, we record an estimate of expected uncollectibility on notes receivable that we receive from timeshare purchasers as a reduction of revenue at the time we recognize profit on a timeshare sale. We assess uncollectibility based on pools of receivables, because we hold large numbers of homogeneous timeshare notes receivable. We estimate uncollectibles based on historical activity for similar timeshare notes receivable from 2004 to the current year. We use a technique referred to as static pool analysis, which tracks uncollectibles for each year's sales over the life of those notes. At year-end 2008 and year-end 2007, our allowance for credit losses associated with "Loans to timeshare owners" totaled $35 million and $19 million, respectively.

Legal Contingencies

We are subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. We record an accrual for loss contingencies when a loss is probable and the amount of the loss can be reasonably estimated. We review these accruals each reporting period and make revisions based on changes in facts and circumstances.

Income Taxes

We record the current year amounts payable or refundable, as well as the consequences of events that give rise to deferred tax assets and liabilities based on differences in how those events are treated for tax purposes. We base our estimate of deferred tax assets and liabilities on current tax laws and rates and, in certain cases, business plans and other expectations about future outcomes.

Changes in existing tax laws and rates, their related interpretations, as well as the uncertainty generated by the current economic environment may affect the amount of deferred tax liabilities or the valuation of deferred tax assets over time. Our accounting for deferred tax consequences represents management's best estimate of future events that can be appropriately reflected in the accounting estimates.

OTHER MATTERS

Inflation

Inflation has been moderate in recent years and has not had a significant impact on our businesses.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We are exposed to market risk from changes in interest rates, foreign exchange rates, and debt and equity prices. We manage our exposure to these risks by monitoring available financing alternatives, through development and application of credit granting policies and by entering into derivative arrangements. We do not foresee any significant changes in either our exposure to fluctuations in interest rates or foreign exchange rates or how such exposure is managed in the future.

We are exposed to interest rate risk on our floating-rate notes receivable, our residual interests retained in connection with the sale of Timeshare segment notes receivable and the fair value of our fixed-rate notes receivable. Changes in interest rates also impact our floating-rate long-term debt and the fair value of our fixed-rate long-term debt.

We are also subject to risk from changes in debt and equity prices from our investments in debt securities. We are also subject to risk from changes in equity prices from an investment in common stock, which has a carrying value of $10 million at year-end 2008, which we account for as available-for-sale securities under FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

We use derivative instruments as part of our overall strategy to manage our exposure to market risks associated with fluctuations in interest rates and foreign currency exchange rates. As a matter of policy, we do not use derivatives for trading or speculative purposes.

At year-end 2008, we were party to the following derivative instruments:

- An interest rate swap agreement under which we receive a floating rate of interest and pay a fixed rate of interest. The swap modifies our interest rate exposure by effectively converting a note receivable with a fixed rate to a floating rate. The aggregate notional amount of the swap was $92 million and it matures in 2010.
- Four outstanding interest rate swap agreements to manage interest rate risk associated with the residual interests we retain in conjunction with our timeshare note sales. Historically, we have been required by purchasers and/or rating agencies to utilize interest rate swaps to protect the excess spread within our sold note pools. The aggregate notional amount of the swaps was $111 million, and they expire through 2022.
- Two interest rate swaps to manage interest rate risk associated with forecasted timeshare note sales. The aggregate dollar equivalent of the notional amounts was $149 million at year-end 2008, and they expire in 2012.
- Forward contracts to hedge forecasted transactions for contracts and fees denominated in foreign currencies. The aggregate dollar equivalent of the notional amounts was approximately $89 million, and they expire in 2009 and 2010.
- Forward foreign exchange contracts to manage the foreign currency exposure related to certain monetary assets. The aggregate dollar equivalent of the notional amounts of the forward contracts was $190 million at year-end 2008 and they expire in 2009.
- Forward foreign exchange contracts to manage currency exchange rate volatility associated with certain investments in foreign operations. The contracts offset the gains and losses associated with translation adjustments for various investments in foreign operations. The aggregate dollar equivalent of the notional amounts of the investments remaining at year-end 2008 was $15 million and they expire in 2009.

Marriott International, Inc. 2008 41

The following table sets forth the scheduled maturities and the total fair value of our derivatives and other financial instruments as of year-end 2008:

	Maturities by Period							
($ in millions)	2009	2010	2011	2012	2013	Thereafter	Total Carrying Amount	Total Fair Value
Assets — Maturities represent expected principal receipts, fair values represent assets.								
Timeshare segment notes receivable	$ 81	$ 62	$ 60	$ 58	$ 59	$ 368	$ 688	$ 688
Average interest rate							12.71%	
Fixed-rate notes receivable	$ 5	$ 92	$ —	$ —	$ —	$ 60	$ 157	$ 128
Average interest rate							9.88%	
Floating-rate notes receivable	$ 10	$ 2	$ 12	$ 25	$ —	$ 32	$ 81	$ 83
Average interest rate							4.27%	
Residual interests	$ 87	$ 52	$ 32	$ 20	$ 13	$ 17	$ 221	$ 221
Average interest rate							16.8%	
Liabilities — Maturities represent expected principal payments, fair values represent liabilities.								
Fixed-rate debt	$(115)	$(66)	$(16)	$(352)	$(403)	$(1,136)	$(2,088)	$(1,751)
Average interest rate							5.79%	
Floating-rate debt	$ —	$ —	$ —	$(969)	$ —	$ —	$ (969)	$ (969)
Average interest rate							2.41%	
Derivatives — Maturities represent notional amounts; fair values represent assets (liabilities).								
Interest Rate Swaps:								
Fixed to variable	$ —	$ 93	$ —	$ 149	$ —	$ 88	$ (21)	$ (21)
Average pay rate							4.17%	
Average receive rate							1.89%	
Variable to fixed	$ —	$ —	$ —	$ —	$ —	$ 23	$ 1	$ 1
Average pay rate							3.26%	
Average receive rate							4.01%	
Forward Foreign Exchange Contracts:								
Fixed (EUR) to Fixed (USD)	$ 141	$ —	$ —	$ —	$ —	$ —	$ 1	$ 1
Average Exchange Rate							1.41	
Fixed (GBP) to Fixed (USD)	$ 25	$ —	$ —	$ —	$ —	$ —	$ 3	$ 3
Average Exchange Rate							1.44	
Fixed (HKD) to Fixed (USD)	$ 21	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Average Exchange Rate							0.13	
Fixed (MXN) to Fixed (USD)	$ 15	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Average Exchange Rate							0.07	
Fixed (JPY) to Fixed (USD)	$ 5	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Average Exchange Rate							0.01	
Fixed (CAD) to Fixed (USD)	$ 40	$ —	$ —	$ —	$ —	$ —	$ 2	$ 2
Average Exchange Rate							0.82	
Fixed (THB) to Fixed (USD)	$ 6	$ 24	$ —	$ —	$ —	$ —	$ (2)	$ (2)
Average Exchange Rate							0.03	

42 Marriott International, Inc. 2008

CONSOLIDATED STATEMENTS OF INCOME

Fiscal Years 2008, 2007, and 2006	2008	2007	2006
($ in millions, except per share amounts)			
REVENUES			
Base management fees [1]	**$ 635**	$ 620	$ 553
Franchise fees [1]	**451**	439	390
Incentive management fees [1]	**311**	369	281
Owned, leased, corporate housing, and other revenue	**1,225**	1,240	1,119
Timeshare sales and services (including net note sale gains of $16 million for 2008, $81 million for 2007, and $77 million for 2006)	**1,423**	1,747	1,577
Cost reimbursements [1]	**8,834**	8,575	8,075
	12,879	12,990	11,995
OPERATING COSTS AND EXPENSES			
Owned, leased, and corporate housing-direct	**1,088**	1,062	936
Timeshare-direct	**1,334**	1,397	1,220
Reimbursed costs [1]	**8,834**	8,575	8,075
Restructuring costs	**55**	—	—
General, administrative, and other [1]	**783**	768	677
	12,094	11,802	10,908
OPERATING INCOME	**785**	1,188	1,087
Gains and other income (including gain on debt extinguishment in 2008 of $28 million) [1]	**38**	97	74
Interest expense [1]	**(163)**	(184)	(124)
Interest income [1]	**39**	38	49
(Provision for) reversal of provision for loan losses [1]	**(20)**	(17)	3
Equity in earnings [1]	**15**	15	3
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	**694**	1,137	1,092
Provision for income taxes [1]	**(350)**	(441)	(380)
Minority interest in losses of consolidated subsidiaries, net of tax	**15**	1	—
INCOME FROM CONTINUING OPERATIONS	**359**	697	712
Cumulative effect of change in accounting principle, net of tax	**—**	—	(109)
Discontinued operations, net of tax	**3**	(1)	5
NET INCOME	**$ 362**	$ 696	$ 608
EARNINGS PER SHARE-Basic			
Earnings from continuing operations	**$ 1.02**	$ 1.85	$ 1.76
Losses from cumulative effect of accounting change	**—**	—	(0.27)
Earnings from discontinued operations	**0.01**	—	0.01
Earnings per share	**$ 1.03**	$ 1.85	$ 1.50
EARNINGS PER SHARE-Diluted			
Earnings from continuing operations	**$ 0.98**	$ 1.75	$1.65
Losses from cumulative effect of accounting change	**—**	—	(0.25)
Earnings from discontinued operations	**0.01**	—	0.01
Earnings per share	**$ 0.99**	$ 1.75	$ 1.41
DIVIDENDS DECLARED PER SHARE	**$0.3375**	$0.2875	$0.2400

(1) See Footnote No. 23, "Related Party Transactions," of the Notes to Consolidated Financial Statements for disclosure of related party amounts.

See Notes to Consolidated Financial Statements

Marriott International, Inc. 2008 43

CONSOLIDATED BALANCE SHEETS

Fiscal Year-End 2008 and 2007	2008	2007
($ in millions)		
ASSETS		
Current assets		
Cash and equivalents	$ 134	$ 332
Accounts and notes receivable [(1)]	898	1,148
Inventory	1,981	1,557
Current deferred taxes, net	186	185
Assets held for sale	—	123
Discontinued operations	—	53
Other	169	174
	3,368	3,572
Property and equipment	1,443	1,329
Intangible assets		
Goodwill	875	921
Contract acquisition costs [(1)]	710	635
	1,585	1,556
Equity and cost method investments [(1)]	346	343
Notes receivable		
Loans to equity method investees [(1)]	50	21
Loans to timeshare owners	607	408
Other notes receivable	173	171
	830	600
Other long-term receivables [(1)]	158	176
Deferred taxes, net [(1)]	727	678
Other	446	688
	$ 8,903	$ 8,942
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities		
Current portion of long-term debt	$ 120	$ 175
Accounts payable [(1)]	704	789
Accrued payroll and benefits	633	642
Liability for guest loyalty program	446	421
Timeshare segment deferred revenue	70	101
Other payables and accruals [(1)]	560	748
	2,533	2,876
Long-term debt	2,975	2,790
Liability for guest loyalty program	1,090	971
Self-insurance reserves	204	182
Other long-term liabilities [(1)]	710	661
Minority interest	11	33
Shareholders' equity		
Class A Common Stock	5	5
Additional paid-in-capital	3,590	3,531
Retained earnings	3,565	3,332
Treasury stock, at cost	(5,765)	(5,490)
Accumulated other comprehensive (loss) income	(15)	51
	1,380	1,429
	$ 8,903	$ 8,942

(1) See Footnote No. 23, "Related Party Transactions," of the Notes to Consolidated Financial Statements for disclosure of related party amounts.

See Notes to Consolidated Financial Statements

44 Marriott International, Inc. 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS

Fiscal Years 2008, 2007, and 2006 2008 2007 2006

($ in millions)

OPERATING ACTIVITIES

Net income $ 362 $ 696 $ 608

Adjustments to reconcile to cash provided by operating activities:

Depreciation and amortization 190 197 188

Minority interest (24) (3) (7)

Income taxes 110 (150) (76)

Timeshare activity, net (398) (155) (104)

Liability for guest loyalty program 116 122 113

Cumulative effect of change in accounting principle — — 109

Restructuring costs, net 51 — —

Asset impairments and write-offs 62 13 24

Working capital changes and other 172 58 115

Net cash provided by operating activities 641 778 970

INVESTING ACTIVITIES

Capital expenditures (357) (671) (529)

Dispositions 38 745 798

Loan advances (53) (31) (59)

Loan collections and sales 36 106 121

Equity and cost method investments (25) (40) (95)

Purchase of available-for-sale securities — — (27)

Contract acquisition costs (133) (59) (93)

Sale of available-for-sale securities 22 43 —

Other (11) 32 3

Net cash (used in) provided by investing activities (483) 125 119

FINANCING ACTIVITIES

Commercial paper/credit facility, net 384 258 (188)

Issuance of long-term debt 17 820 352

Repayment of long-term debt (275) (153) (17)

Issuance of Class A Common Stock 51 203 378

Dividends paid (115) (105) (93)

Purchase of treasury stock (434) (1,757) (1,546)

Other 16 (28) 15

Net cash used in financing activities (356) (762) (1,099)

(DECREASE) INCREASE IN CASH AND EQUIVALENTS (198) 141 (10)

CASH AND EQUIVALENTS, beginning of year 332 191 201

CASH AND EQUIVALENTS, end of year $ 134 $ 332 $ 191

Marriott International, Inc. 2008 45

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Fiscal Years 2008, 2007, and 2006	2008	2007	2006
($ in millions)			
Net income	**$362**	$696	$608
Other comprehensive income (loss), net of tax:			
Foreign currency translation adjustments	**(59)**	35	28
Other derivative instrument adjustments	**12**	(2)	—
Unrealized (losses) gains on available-for-sale securities	**(21)**	(8)	27
Reclassification of losses (gains) upon sale of available-for-sale securities	**2**	(18)	—
Total other comprehensive (loss) income	**(66)**	7	55
Comprehensive income	**$296**	$703	$663

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

Fiscal Years 2008, 2007, and 2006

(in millions, except per share amounts)

Common Shares Outstanding		Class A Common Stock	Additional Paid-in-Capital	Deferred Compensation	Retained Earnings	Treasury Stock, at Cost	Accumulated Other Comprehensive Income (Loss)
411.8	Balance at year-end 2005	$5	$3,562	$(137)	$2,500	$(2,667)	$(11)
—	Net income	—	—	—	608	—	—
—	Dividends ($0.2400 per share)	—	—	—	(96)	—	—
19.2	Employee stock plan issuance and other	—	192	—	(152)	343	55
—	Impact of adoption of FAS No. 123(R)	—	(137)	137	—	—	—
(41.5)	Purchase of treasury stock	—	—	—	—	(1,584)	—
389.5	Balance at year-end 2006	5	3,617	—	2,860	(3,908)	44
—	Impact of adoption of FAS No. 156	—	—	—	1	—	—
—	Impact of adoption of FIN 48	—	(121)	—	(34)	—	—
389.5	Opening balance fiscal year 2007	5	3,496	—	2,827	(3,908)	44
—	Net income	—	—	—	696	—	—
—	Dividends ($0.2875 per share)	—	—	—	(107)	—	—
8.6	Employee stock plan issuance and other	—	35	—	(84)	195	7
(41.0)	Purchase of treasury stock	—	—	—	—	(1,777)	—
357.1	Balance at year-end 2007	5	3,531	—	3,332	(5,490)	51
—	Impact of adoption of EITF 06-8	—	—	—	(3)	—	—
357.1	Opening balance for fiscal year 2008	5	3,531	—	3,329	(5,490)	51
—	Net income	—	—	—	362	—	—
—	Dividends ($0.3375 per share)	—	—	—	(118)	—	—
4.4	Employee stock plan issuance and other	—	59	—	(8)	96	(66)
(11.9)	Purchase of treasury stock	—	—	—	—	(371)	—
349.6	Balance at year-end 2008	$5	$3,590	$ —	$3,565	$(5,765)	$(15)

See Notes to Consolidated Financial Statements

46 Marriott International, Inc. 2008

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements present the results of operations, financial position, and cash flows of Marriott International, Inc. (together with its subsidiaries, "we," "us," or the "Company").

The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods, and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

As a result of the discontinuation of our synthetic fuel business on November 3, 2007, the balances and activities of the synthetic fuel reportable segment have been segregated and reported as discontinued operations for all periods presented.

We have reclassified certain prior year amounts to conform to our 2008 presentation. In our opinion, the accompanying consolidated financial statements reflect all normal and recurring adjustments necessary to present fairly our financial position at fiscal year-end 2008 and fiscal year-end 2007 and the results of our operations and cash flows for fiscal years 2008, 2007, and 2006. We have eliminated all material intercompany transactions and balances between entities consolidated in these financial statements.

Fiscal Year

Our fiscal year ends on the Friday nearest to December 31. The fiscal years in the following table encompass a 52-week period, except for 2002 and 2008, which both encompass a 53-week period. Unless otherwise specified, each reference to a particular year means the fiscal year ended on the date shown in the following table, rather than the corresponding calendar year:

Fiscal Year	Fiscal Year-End Date	Fiscal Year	Fiscal Year-End Date
2008	January 2, 2009	2003	January 2, 2004
2007	December 28, 2007	2002	January 3, 2003
2006	December 29, 2006	2001	December 28, 2001
2005	December 30, 2005	2000	December 29, 2000
2004	December 31, 2004	1999	December 31, 1999

Revenue Recognition

Our revenues include: (1) base management and incentive management fees; (2) franchise fees; (3) revenues from lodging properties and other businesses owned or leased by us; (4) timeshare sales and services, which also includes resort rental revenue, interest income associated with our "Loans to timeshare owners," Timeshare segment note securitization gains, and revenue from our points-based use system; and (5) cost reimbursements. Management fees comprise a base fee, which is a percentage of the revenues of hotels, and an incentive fee, which is generally based on hotel profitability. Franchise fees comprise initial application fees and continuing royalties generated from our franchise programs, which permit the hotel owners and operators to use certain of our brand names. Cost reimbursements include direct and indirect costs that are reimbursed to us by lodging properties that we manage or franchise.

Base Management and Incentive Management Fees: We recognize base management fees as revenue when earned in accordance with the contract. In interim periods and at year-end, we recognize incentive management fees that would be due as if the contract were to terminate at that date, exclusive of any termination fees payable or receivable by us.

Franchise Fee Revenue: We recognize franchise fees as revenue in each accounting period as fees are earned from the franchisee.

Owned and Leased Units: We recognize room sales and revenues from other guest services for our owned and leased units when rooms are occupied and services have been rendered.

Timeshare and Fractional Intervals and Condominiums: We recognize sales when: (1) we have received a minimum of 10 percent of the purchase price; (2) the purchaser's period to cancel for a refund has expired; (3) we deem the receivables to be collectible; and (4) we have attained certain minimum sales and construction levels. We defer all revenue using the deposit method for sales that do not meet all four of these criteria. For sales that do not qualify for full revenue recognition as the project has progressed beyond the preliminary stages but has not yet reached completion, all revenue and profit are deferred and recognized in earnings using the percentage of completion method.

Timeshare Points-Based Use System Revenue: As sales under this points-based use system are considered to be the sale of real estate, we recognize these sales when the criteria noted in the "Timeshare and Fractional Intervals and Condominiums" caption are met.

Timeshare Residential (Stand-Alone Structures): We recognize sales under the full accrual method of accounting when we receive our proceeds and transfer title at settlement.

Cost Reimbursements: We recognize cost reimbursements from managed, franchised, and timeshare properties when we incur the related reimbursable costs.

Other Revenue includes third-party licensing fees, other branding fees, land rental income, and other revenue.

Ground Leases

We are both the lessor and lessee of land under long-term operating leases, which include scheduled increases in minimum rents. We recognize these scheduled rent increases on a straight-line basis over the initial lease term.

Real Estate Sales

We account for the sales of real estate in accordance with Financial Accounting Standards ("FAS") No. 66, "Accounting for Sales of Real Estate" ("FAS No. 66"). We reduce gains on sales of real estate by the maximum exposure to loss if we have continuing involvement with the property and do not transfer substantially all of the risks and rewards of ownership. In sales transactions where we retain a management contract, the terms and conditions of the management contract are generally comparable to the terms and conditions of the management contracts obtained directly with third-party owners in competitive bid processes.

Profit Sharing Plan

We contribute to a profit sharing plan for the benefit of employees meeting certain eligibility requirements and electing participation in the plan. Contributions are determined based on a specified percentage of salary deferrals by participating employees. We recognized compensation costs from profit sharing of $111 million in 2008, $107 million in 2007, and $86 million in 2006.

Self-Insurance Programs

We are self-insured for certain levels of property, liability, workers' compensation and employee medical coverage. We accrue estimated

Marriott International, Inc. 2008 47

costs of these self-insurance programs at the present value of pro-jected settlements for known and incurred but not reported claims. We use a discount rate of 3.0 percent to determine the present value of the projected settlements, which we consider to be reason-able given our history of settled claims, including payment patterns and the fixed nature of the individual settlements.

We are subject to a variety of assessments related to our insur-ance activities, including those by state guaranty funds and workers’ compensation second-injury funds. Our liabilities recorded for assess-ments are reflected within the amounts shown in our Consolidated Balance Sheets on the self-insurance reserves line, are not dis-counted, and totaled $4 million and $5 million for year-end 2008 and year-end 2007, respectively. Our liability of $4 million as of year-end 2008 for assessments is expected to be paid by the end of 2009.

Marriott Rewards

Marriott Rewards is our frequent guest loyalty program. Marriott Rewards members earn points based on their monetary spending at our lodging operations, purchases of timeshare interval, fractional ownership, and residential products and, to a lesser degree, through participation in affiliated partners’ programs, such as those offered by car rental and credit card companies. Points, which we track on members’ behalf, can be redeemed for stays at most of our lodging operations, airline tickets, airline frequent flyer program miles, rental cars, and a variety of other awards; however, points cannot be redeemed for cash. We provide Marriott Rewards as a marketing program to participating properties. We charge the cost of operating the program, including the estimated cost of award redemption, to properties based on members’ qualifying expenditures.

We defer revenue received from managed, franchised, and Marriott-owned/leased hotels and program partners equal to the fair value of our future redemption obligation. We determine the fair value of the future redemption obligation based on statistical formu-las that project timing of future point redemption based on historical levels, including an estimate of the “breakage” for points that will never be redeemed, and an estimate of the points that will eventually be redeemed. These judgment factors determine the required liability for outstanding points.

Our management and franchise agreements require that we be reimbursed currently for the costs of operating the program, includ-ing marketing, promotion, communication with, and performing member services for the Marriott Rewards members. Due to the requirement that hotels reimburse us for program operating costs as incurred, we receive and recognize the balance of the revenue from properties in connection with the Marriott Rewards program at the time such costs are incurred and expensed. We recognize the component of revenue from program partners that corresponds to program maintenance services over the expected life of the points awarded. Upon the redemption of points, we recognize as revenue the amounts previously deferred and recognize the corresponding expense relating to the costs of the awards redeemed. Our liability for the Marriott Rewards program was $1,536 million at year-end 2008 and $1,392 million at year-end 2007.

Guarantees

We record a liability for the fair value of a guarantee on the date a guarantee is issued or modified. The offsetting entry depends on the circumstances in which the guarantee was issued. Funding under the guarantee reduces the recorded liability. When no funding is forecasted, the liability is amortized into income on a straight-line basis over the remaining term of the guarantee. On a quarterly basis, we evaluate all material estimated liabilities based on the operating results and the terms of the guarantee. If we conclude that it is probable that we will be required to fund a greater amount than previously estimated, we will record a loss.

Rebates and Allowances

We participate in various vendor rebate and allowance arrangements as a manager of hotel properties. There are three types of programs that are common in the hotel industry that are sometimes referred to as “rebates” or “allowances,” including unrestricted rebates, market-ing (restricted) rebates and sponsorships. The primary business pur-pose of these arrangements is to secure favorable pricing for our hotel owners for various products and services or enhance resources for promotional campaigns co-sponsored by certain ven-dors. More specifically, unrestricted rebates are funds returned to the buyer, generally based upon volumes or quantities of goods purchased. Marketing (restricted) allowances are funds allocated by vendor agreements for certain marketing or other joint promotional initiatives. Sponsorships are funds paid by vendors, generally used by the vendor to gain exposure at meetings and events, which are accounted for as a reduction of the cost of the event.

We account for rebates and allowances as adjustments of the prices of the vendors’ products and services. We show vendor costs and the reimbursement of those costs as reimbursed costs and cost reimbursements revenue, respectively; therefore, rebates are reflected as a reduction of these line items.

Cash and Equivalents

We consider all highly liquid investments with an initial maturity of three months or less at date of purchase to be cash equivalents.

Restricted Cash

Restricted cash, totaling $103 million and $153 million at year-end 2008 and year-end 2007, respectively, is recorded in the “Other long-term assets” line in the accompanying Consolidated Balance Sheets. Restricted cash primarily consists of cash held internation-ally that has not been repatriated due to accounting, statutory, tax and foreign currency risks, and deposits received on timeshare interval, fractional ownership, and residential sales that are held in escrow until the contract is closed.

Assets Held for Sale

We consider properties (other than Timeshare segment interval, fractional ownership, and residential products, which we classify as inventory) to be assets held for sale when all of the following criteria are met:

• management commits to a plan to sell a property;

• it is unlikely that the disposal plan will be significantly modi-fied or discontinued;

• the property is available for immediate sale in its present con-dition;

• actions required to complete the sale of the property have been initiated;

• sale of the property is probable and we expect the com-pleted sale will occur within one year; and

• the property is actively being marketed for sale at a price that is reasonable given its current market value.

Upon designation as an asset held for sale, we record the carry-ing value of each property at the lower of its carrying value or its estimated fair value, less estimated costs to sell, and we cease depreciation.

At year-end 2008, we had no assets held for sale or liabilities related to assets held for sale.

Assets held for sale totaled $123 million at year-end 2007 and consisted of property and equipment. The $123 million total reflected the following segment composition: North American Full-Service-$17 million; North American Limited-Service-$17 million; and Luxury-$89 million. There were no liabilities of assets held for sale at year-end 2007.

48 Marriott International, Inc. 2008

In 2007, we reclassified the balances associated with one property, in conformity with other "held and used" properties, as the property no longer satisfied the criteria to be classified as "held for sale." In conjunction with that reclassification, we recorded depreciation expense of $4 million in 2007 that would have been recognized in 2006 and $4 million in late 2007 that would have been recognized earlier in 2007 had the asset been continuously classified as "held and used."

Loan Loss Reserves

Lodging Senior Loans and Lodging Mezzanine and Other Loans

We measure loan impairment based on the present value of expected future cash flows discounted at the loan's original effective interest rate or the estimated fair value of the collateral. For impaired loans, we establish a specific impairment reserve for the difference between the recorded investment in the loan and the present value of the expected future cash flows or the estimated fair value of the collateral. We apply our loan impairment policy individually to all loans in the portfolio and do not aggregate loans for the purpose of applying such policy. For loans that we have determined to be impaired, we recognize interest income on a cash basis.

Loans to Timeshare Owners

We record an estimate of expected uncollectibility on notes receivable that we receive from timeshare purchasers as a reduction of revenue at the time we recognize profit on a timeshare sale. We assess uncollectibility based on pools of receivables because we hold large numbers of homogeneous timeshare notes receivable. We estimate uncollectibles based on historical activity for similar timeshare notes receivable from 2004 forward. We use a technique referred to as static pool analysis, which tracks uncollectibles for each year's sales over the life of those notes.

Valuation of Goodwill

We evaluate the fair value of goodwill to assess potential impairments on an annual basis, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. We evaluate the fair value of goodwill at the reporting unit level and make that determination based upon future cash flow projections that assume certain growth projections, which may or may not occur. We record an impairment loss for goodwill when the carrying value of the intangible asset is greater than its estimated fair value.

Investments

We consolidate entities that we control. We account for investments in joint ventures using the equity method of accounting when we exercise significant influence over the venture. If we do not exercise significant influence, we account for the investment using the cost method of accounting. We account for investments in limited partnerships and limited liability companies using the equity method of accounting when we own more than a minimal investment. Our ownership interest in these equity method investments varies generally from 10 percent to 50 percent.

The fair value of our available-for-sale securities totaled $10 million and $55 million at year-end 2008 and year-end 2007, respectively. We included net unrealized holding (losses) gains on available-for-sale securities of ($10) million at year-end 2008 and $9 million at year-end 2007 in accumulated other comprehensive income. The amount of net (losses) gains reclassified out of accumulated other comprehensive income as a result of the sale of available-for-sale securities totaled ($2) million and $18 million for 2008 and 2007, respectively. We determined the cost basis of the securities sold using specific identification.

Costs Incurred to Sell Real Estate Projects

We charge the majority of sales and marketing costs we incur to sell timeshares to expense when incurred. Selling and marketing costs deferred were $7 million at year-end 2008 and $6 million at year-end 2007 and are included in the accompanying Consolidated Balance Sheets in the "Other" caption within the "Current assets" section. If a contract is canceled, we charge unrecoverable direct selling and marketing costs to expense and record deposits forfeited as income.

Residual Interests

We periodically sell notes receivable originated by our Timeshare segment in connection with the sale of timeshare interval and fractional products. We continue to service the notes and transfer all proceeds collected to special purpose entities. We retain servicing assets and other interests in the notes and account for these assets and interests as residual interests. The interests are limited to the present value of cash available after paying financing expenses and program fees and absorbing credit losses. We measure our servicing assets using the fair value method. Under the fair value method, we carry servicing assets on the balance sheet at fair value and report the changes in fair value, primarily due to changes in valuation inputs and assumptions and to the collection or realization of expected cash flows, in earnings in the period in which the change occurs. We treat the residual interests, including servicing assets, as "trading" securities under the provisions of FAS No. 115. At the dates of sale and at the end of each reporting period, we estimate the fair value of the residual interests, including servicing assets, using a discounted cash flow model. We report changes in the fair values of these residual interests, including servicing assets, through the accompanying Consolidated Statements of Income.

The most significant estimate involved in the measurement process is the discount rate, followed by the default rate and the loan repayment rate. Estimates of these rates are based on management's expectations of future prepayment rates and default rates, reflecting our historical experience, industry trends, current market interest rates, expected future interest rates, and other considerations. Actual repayment rates, default rates, and discount rates could differ from those projected by management due to changes in a variety of economic factors, including prevailing interest rates and the availability of alternative financing sources to borrowers. If actual prepayments of the loans being serviced occur s more slowly than we project, the carrying value of servicing assets could increase and accretion and servicing income would exceed previously projected amounts. If actual default rates or actual discount rates are lower than we expect, the carrying value of retained interests could increase and accretion and servicing income would exceed previously projected amounts. Accordingly, the residual interests, including servicing assets, actually realized, could differ from the amounts initially recorded.

For additional information regarding residual interests, see Footnote No. 5, "Fair Value Measurements," and Footnote No. 12, "Asset Securitizations."

Derivative Instruments

We use derivative instruments as part of our overall strategy to manage our exposure to market risks associated with fluctuations in interest rates and foreign currency exchange rates. As a matter of policy, we do not use derivatives for trading or speculative purposes.

We record all derivatives at fair value either as assets or liabilities. We recognize, currently in earnings, changes in fair value of derivatives not designated as hedging instruments and of derivatives designated as fair value hedging instruments. We record changes in the fair value of the hedged item in a fair value hedge as an adjustment to the carrying amount of the hedged item and recognize the change in the fair value of the derivative in earnings in the same income statement line item.

Marriott International, Inc. 2008 49

We record the effective portion of changes in fair value of deriva-tives designated as cash flow hedging instruments as a component of other compre-hensive income and report the ineffective portion currently in earnings. We reclassify amounts included in other comprehensive income into earnings in the same period during which the hedged item affects earnings.

Foreign Operations

The U.S. dollar is the functional currency of our consolidated and unconsolidated entities operating in the United States. The functional currency for our consolidated and unconsolidated entities operating outside of the United States is generally the currency of the primary economic environment in which the entity primarily generates and expends cash. For consolidated entities whose functional currency is not the U.S. dollar, we translate their financial statements into U.S. dollars, and we do the same, as needed, for unconsolidated entities whose functional currency is not the U.S. dollar. We translate assets and liabilities at the exchange rate in effect as of the financial state-ment date, and income statement accounts are translated using the weighted average exchange rate for the period. We include transla-tion adjustments from foreign exchange and the effect of exchange rate changes on intercompany transactions of a long-term investment nature as a separate component of shareholders’ equity. We report gains and losses from foreign exchange rate changes related to inter-company receivables and payables that are not of a long-term invest-ment nature, as well as gains and losses from foreign currency transactions, currently in operating costs and expenses, and those amounted to a $6 million loss in 2008, a $2 million loss in 2007, and a $6 million gain in 2006. Gains and other income for 2007 included $6 million attributable to currency translation adjustment gains, net of losses, from the sale or complete or substantially complete liquidation of investments. There were no similar gains or losses in 2008.

New Accounting Standards

EITF Issue No. 06-8, “Applicability of the Assessment of a Buyer’s Continuing Investment under FASB Statement No. 66 for Sales of Condominiums”

We adopted the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 06-8, “Applicability of the Assessment of a Buyer’s Continuing Investment under FASB Statement No. 66 for Sales of Condominiums” (“EITF 06-8”) on December 29, 2007, the first day of our 2008 fiscal year. EITF 06-8 states that in assessing the collectibility of the sales price pursuant to paragraph 37(d) of FAS No. 66, an entity should evaluate the ade-quacy of the buyer’s initial and continuing investment to conclude that the sales price is collectible. If an entity is unable to meet the criteria of paragraph 37, including an assessment of collectibility using the initial and continuing investment tests described in paragraphs 8 through 12 of FAS No. 66, then the entity should apply the deposit method of accounting as described in paragraphs 65 through 67 of FAS No. 66.

Although our adoption of EITF 06-8 had no impact on our wholly owned projects, in conjunction with the adoption of EITF 06-8 by one joint venture in which we are a partner, we recorded the cumu-lative effect of applying EITF 06-8 as a reduction of $5 million to our investment in that joint venture, an increase in deferred tax assets of $2 million, and a reduction of $3 million to the opening balance of our retained earnings. The application of the continuing investment criterion in EITF 06-8 on the collectibility of the sales price could in certain future circumstances delay our ability, or the ability of joint ventures in which we are a partner, to recognize revenues and costs using the percentage-of-completion method of accounting.

Financial Accounting Standards No. 157, “Fair Value Measurements”

We adopted FAS No. 157, “Fair Value Measurements” (“FAS No. 157”), on December 29, 2007, the first day of fiscal year 2008.

FAS No. 157 defines fair value, establishes a methodology for measuring fair value, and expands the required disclosure for fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position No. FAS 157-2, “Effective Date of FASB Statement No. 157,” which amends FAS No. 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Therefore, beginning on December 29, 2007, this standard applied prospec-tively to new fair value measurements of financial instruments and recurring fair value measurements of non-financial assets and non-financial liabilities. On January 3, 2009, the beginning of our 2009 fiscal year, the standard will also apply to all other fair value meas-urements. See Footnote No. 5, “Fair Value Measurements,” for additional information.

Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115”

We adopted FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115” (“FAS No. 159”), on December 29, 2007, the first day of our 2008 fiscal year. This standard permits but does not require entities to measure many financial instruments and certain other items at fair value. We did not elect the fair value measure-ment option for any of our financial assets or liabilities in 2008.

EITF Issue No. 07-6, “Accounting for Sales of Real Estate Subject to the Requirements of FASB Statement No. 66, ‘Accounting for Sales of Real Estate,’ When the Agreement Includes a Buy-Sell Clause”

We adopted EITF Issue No. 07-6, “Accounting for Sales of Real Estate Subject to the Requirements of FASB Statement No. 66, ‘Accounting for Sales of Real Estate,’ When the Agreement Includes a Buy-Sell Clause” (“EITF 07-6”), on December 29, 2007, the first day of our 2008 fiscal year. EITF 07-6 clarifies whether a buy-sell clause is a prohibited form of continuing involvement that would preclude partial sales treatment under FAS No. 66. EITF 07-6 is effective for new arrangements entered into and assessments of existing transactions originally accounted for under the deposit, profit sharing, leasing, or financing methods for reasons other than the exercise of a buy-sell clause performed in 2008 and thereafter. The adoption of EITF 07-6 did not have a material impact on our financial statements.

FASB Staff Position FAS No. 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities”

We adopted FASB Staff Position (“FSP”) FAS No. 140-4 and FIN 46(R)-8 “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” in con-junction with our 2008 fiscal year-end. FSP FAS No. 140-4 and FIN 46(R)-8 amends FAS No. 140 to require public entities to provide additional disclosures about transferors’ continuing involvements with transferred financial assets. It also amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. The FSP also requires disclosures by a public enterprise that is a sponsor of a qualifying special-purpose entity (“SPE”) that holds a variable inter-est in the qualifying SPE but was not the transferor of financial assets to the qualifying SPE and a servicer of a qualifying SPE that holds a significant variable interest in the qualifying SPE but was not the transferor of financial assets to the qualifying SPE. FSP FAS No. 140-4 and FIN 46(R)-8 is effective for year-end 2008 disclosures. The adoption of FSP FAS No. 140-4 and FIN 46(R)-8 did not have a material impact on our financial statements.

50 Marriott International, Inc. 2008

FSP EITF 99-20-1 “Amendments to the Impairment Guidance of EITF Issue No. 99-20, ‘Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets’”

We adopted FSP EITF 99-20-1 “Amendments to the Impairment Guidance of EITF Issue No. 99-20, ‘Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets,’” (“FSP EITF 99-20-1”) in conjunction with our 2008 fiscal year-end. FSP EITF 99-20-1 amends EITF Issue No. 99-20 to align the impairment guidance in EITF Issue No. 99-20 with that of FAS No. 115. FAS No. 115 measures impairment based on a determination of whether an other-than-temporary impairment has occurred. Our residual interests in our asset securi-tizations are recorded at fair value each reporting period. Therefore, the adoption of FSP EITF 99-20-1 did not have a material impact on our financial statements.

Future Adoption of Accounting Standards

Financial Accounting Standards No. 141 (Revised 2007), “Business Combinations”

On December 4, 2007, the FASB issued FAS No. 141 (Revised 2007), “Business Combinations” (“FAS No. 141(R)”). FAS No. 141(R) will significantly change the accounting for business combi-nations. Under FAS No. 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Transaction costs will no longer be included in the measurement of the business acquired. Instead, these costs will be expensed as they are incurred. FAS No. 141(R) also includes a substantial number of new disclosure requirements. FAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which for us begins with our 2009 fiscal year.

Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51”

On December 4, 2007, the FASB issued FAS No. 160,

“Noncontrolling Interests in Consolidated Financial Statements-an Amendment of ARB No. 51” (“FAS No. 160”). FAS No. 160 estab-lishes new accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrol-ling interest (minority interest) as equity in the consolidated financial statements separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. FAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transac-tions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity invest-ment on the deconsolidation date. FAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. FAS No. 160 must be applied prospectively for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, which for us begins with our 2009 fiscal year except for the presentation and disclosure requirements, which must be applied retrospectively for all periods presented. We are currently evaluating the impact that FAS No. 160 will have on our financial statements.

Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133”

In March 2008, the FASB issued FAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“FAS No. 161”). FAS No. 161 requires enhanced disclosure related to derivatives and hedging activities and thereby seeks to improve the transparency of financial reporting. Under FAS No. 161, entities are required to provide enhanced disclosures relat-ing to: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedge items are accounted for under FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS No. 133”), and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. FAS No. 161 must be applied prospectively to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under FAS No. 133 for all financial statements issued for fiscal years and interim periods beginning after November 15, 2008, which for us begins with our 2009 fiscal year. We are currently evaluating the impact that FAS No. 161 will have on our financial statements.

2 INCOME TAXES

We adopted the provisions of FASB Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on December 30, 2006, the first day of fiscal year 2007. As a result of the implementation of FIN 48, we recorded a $155 million increase in the net liability for unrecognized tax positions, which was recorded as an adjustment to the opening balance of retained earn-ings and additional paid-in-capital on December 30, 2006. The total amount of unrecognized tax benefits as of year-end 2008 and year-end 2007 was $141 million and $132 million, respectively. Included in the balances at year-end 2008 and year-end 2007 were $87 mil-lion and $97 million, respectively, of tax positions that, if recognized, would impact the effective tax rate.

The unrecognized tax benefit reconciliation from the beginning balance to the ending balance is as follows:

($ in millions) Amount

Unrecognized tax benefit at beginning of year (December 30, 2006) $244

Change attributable to tax positions taken during a prior period 163

Change attributable to tax positions taken during the current period 5

Decrease attributable to settlements with taxing authorities (279)

Decrease attributable to lapse of statute of limitations (1)

Unrecognized tax benefit at end of year

(December 29, 2007) 132

Change attributable to tax positions taken during a prior period 92

Change attributable to tax positions taken during the current period 5

Decrease attributable to settlements with taxing authorities (86)

Decrease attributable to lapse of statute of limitations (2)

Unrecognized tax benefit at end of year (January 2, 2009) $141

Marriott International, Inc. 2008 51

In accordance with our accounting policy, we recognize accrued interest and penalties related to unrecognized tax benefits as a component of tax expense. This policy did not change as a result of the adoption of FIN 48. Our Consolidated Statement of Income for the year ended January 2, 2009, and our Consolidated Balance Sheet as of that date include interest of $42 million and $29 million, respectively. Our Consolidated Statement of Income for the year ended December 28, 2007, and our Consolidated Balance Sheet as of that date include interest of $18 million and $8 million, respectively.

We file income tax returns, including returns for our subsidiaries, with federal, state, local, and foreign jurisdictions. We are participating in the Internal Revenue Service ("IRS") Compliance Assurance Program ("CAP") for the 2008 and 2007 tax years and we intend to participate for 2009. This program accelerates the examination of key transactions with the goal of resolving any issues before the tax return is filed. Our federal income tax returns have been examined and we have settled all issues for tax years through 2004 with the exception of one 1994 transaction discussed below. The 2005 and 2006 examinations have been completed, and the issues from those years are now at the IRS Appeals Division. Various state, local, and foreign income tax returns are also under examination by taxing authorities.

In 2008, we recorded a $24 million income tax expense primarily related to the treatment of funds received from certain foreign subsidiaries. We are contesting the issue with the IRS for tax years 2005 and 2006. In addition, we recorded a $19 million tax expense in 2008 due primarily to prior years' tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction. The settlement resulted in a $26 million tax refund, which we received during 2008.

We also recorded, in 2008, a $29 million income tax expense primarily related to an unfavorable U.S. Court of Federal Claims decision involving a refund claim associated with a 1994 tax planning transaction. The tax had been paid, and we had filed a refund claim to recover the taxes. We have appealed the ruling.

For 2008, we increased unrecognized tax benefits by $97 million, including increases for the foreign subsidiaries issue as well as the 1994 tax planning transaction issue. For the same period, we decreased unrecognized tax benefits by $88 million related primarily to the settlement of the 1995 leasing transaction. The balance of unrecognized tax benefits was $141 million at year-end 2008.

In 2007, we reached a settlement of issues raised during the IRS' and Department of Labor's examination of the employee stock ownership plan ("ESOP") feature of the Company's Employees' Profit Sharing, Retirement and Savings Plan (the "Plan"). The settlement resulted in an after-tax charge in 2007 totaling $54 million and a reduction in shareholders' equity of $115 million. The $54 million charge included $35 million of excise taxes (impacting general, administrative, and other expense), $13 million of interest expense on those excise taxes, and $6 million of income tax expense primarily reflecting additional interest. As a result of the settlement, we have made cash payments to the U.S. Treasury and state tax jurisdictions of $206 million through year-end 2008. The payments reflect income taxes, excise taxes, and interest charges. No penalties were assessed. For additional information regarding the Plan and the ESOP settlement, see Footnote No. 3, "Income Taxes," in our 2007 Form 10-K.

As a large taxpayer, we are under continual audit by the IRS and other taxing authorities. It is possible that the amount of the liability for unrecognized tax benefits could change during the next 52-week period, but we do not anticipate that a significant impact to the unrecognized tax benefit balance will occur.

Total deferred tax assets and liabilities as of year-end 2008 and year-end 2007, were as follows:

($ in millions)	2008	2007
Deferred tax assets	**$1,048**	$1,013
Deferred tax liabilities	**(135)**	(150)
Net deferred taxes	**$ 913**	$ 863

The tax effect of each type of temporary difference and carry-forward that gives rise to a significant portion of deferred tax assets and liabilities as of year-end 2008 and year-end 2007, were as follows:

($ in millions)	2008	2007
Self-insurance	**$ 25**	$ 27
Employee benefits	**280**	282
Deferred income	**24**	30
Other reserves	**82**	52
Frequent guest program	**113**	105
Tax credits	**237**	300
Net operating loss carry-forwards	**170**	139
Timeshare financing	**(22)**	(47)
Property, equipment, and intangible assets	**(41)**	(45)
Other, net	**83**	58
Deferred taxes	**951**	901
Less: valuation allowance	**(38)**	(38)
Net deferred taxes	**$913**	$863

We claimed approximately $6 million of tax credits in 2008 (treated them as a reduction of 2008 Federal and Hawaii income taxes) associated with investment tax credits that arose in 2008 that we account for using the flow-through method in accordance with APB Opinion No. 4, "Accounting for the Investment Credit." At year-end 2008, we had approximately $10 million of tax credits that expire through 2028, of which $3 million are investment tax credits and $226 million of tax credits that do not expire. We recorded $24 million of net operating loss benefits in 2008. At year-end 2008, we had approximately $749 million of net operating losses, of which $447 million expire through 2028.

We have made no provision for U.S. income taxes or additional foreign taxes on the cumulative unremitted earnings of non-U.S. subsidiaries ($911 million as of year-end 2008) because we consider these earnings to be permanently invested. These earnings could become subject to additional taxes if remitted as dividends, loaned to us or a U.S. affiliate or if we sold our interests in the affiliates. We cannot practically estimate the amount of additional taxes that might be payable on the unremitted earnings. We conduct business in countries that grant a "holiday" from income taxes for 10- and 30-year periods. The holidays expire through 2034. The aggregate amount of taxes not incurred due to tax "holidays" and the related earnings per share impacts are $14 million ($0.04 per diluted share), $14 million ($0.04 per diluted share), and $22 million ($0.05 per diluted share) for 2008, 2007, and 2006, respectively.

52 Marriott International, Inc. 2008

The (provision for) benefit from income taxes consists of:

($ in millions)		2008	2007	2006
Current	— Federal	**$(275)**	$(303)	$(287)
	— State	**(40)**	(59)	(61)
	— Foreign	**(85)**	(61)	(56)
		(400)	(423)	(404)
Deferred	— Federal	**7**	(10)	5
	— State	**8**	1	1
	— Foreign	**35**	(9)	18
		50	(18)	24
		$(350)	$(441)	$(380)

The current tax provision does not reflect the benefits attributable to us relating to the exercise or vesting of employee share-based awards of $21 million in 2008, $114 million in 2007, and $194 million in 2006. Included in the preceding table are tax credits of $9 million in 2008 and $4 million in each of 2007 and 2006. The taxes applicable to other comprehensive income are not material.

A reconciliation of the U.S. statutory tax rate to our effective income tax rate for continuing operations follows:

	2008	2007	2006
U.S. statutory tax rate	**35.0 %**	35.0 %	35.0 %
State income taxes, net of U.S. tax benefit	**2.6**	2.8	2.9
Nondeductible expenses	**0.6**	1.4	0.3
Foreign income	**(1.6)**	(0.9)	(1.8)
IRS activity	**11.2**	—	—
Company owned life insurance	**2.7**	(0.6)	(0.6)
Change in valuation allowance	**—**	—	(1.9)
Tax credits	**(1.2)**	(0.3)	(0.4)
Other, net	**1.1**	1.4	0.7
Effective rate	**50.4 %**	38.8 %	34.2 %

Cash paid for income taxes, net of refunds, was $220 million in 2008, $350 million in 2007, and $169 million in 2006.

3 DISCONTINUED OPERATIONS-SYNTHETIC FUEL

Our synthetic fuel operations consisted of four coal-based synthetic fuel production facilities (the "Facilities"). Because tax credits under Section 45K of the Internal Revenue Code are not available for the production and sale of synthetic fuel produced from coal after calendar year-end 2007, and because we estimated that high oil prices during 2007 would result in the phase-out of a significant portion of the tax credits available for synthetic fuel produced and sold in 2007, on November 3, 2007, we shut down the Facilities and permanently ceased production of synthetic fuel. Accordingly, we now report this business as a discontinued operation.

The tax credits available under the Internal Revenue Code for the production and sale of synthetic fuels were established by Congress to encourage the development of alternative domestic energy sources. Congress deemed that the incentives provided by the tax credits would not be necessary if the price of oil increased beyond certain thresholds as prices would then provide a more natural market for these alternative fuels. As a result, the tax credits available under the Internal Revenue Code for the production and sale of synthetic fuel in any given calendar year were phased out if the Reference Price of a barrel of oil for that year fell within a specified range. The Reference Price of a barrel of oil is an estimate of the annual average wellhead price per barrel of domestic crude oil and was determined for each calendar year by the Secretary of the Treasury by April 1 of the following year. The price range within which the credit was phased out was set in 1980 and was adjusted annually for inflation. In 2007, the Reference Price phase-out range was $56.78 to $71.27. Because the Reference Price of a barrel of oil for 2007 was within that range, at $66.52, there was a 67.2 percent reduction of the tax credits available for synthetic fuel produced and sold in 2007. Income from discontinued operations of $3 million in 2008, primarily reflected the recognition in 2008 of additional tax credits as a result of the determination by the Secretary of the Treasury in 2008 of the Reference Price of a barrel of oil for 2007, partially offset by obligations based on the amount of additional tax credits. The determination resulted in a 67.2 percent reduction of tax credits for the 2007 fiscal year, compared to the reduction of 70.7 percent that had been estimated and recorded in the 2007 fiscal year.

The following tables provide additional income statement and balance sheet information relating to the discontinued synthetic fuel operations.

Income Statement Summary

($ in millions)	2008	2007	2006
Revenue	**$ 1**	$ 352	$165
Operating loss	**$ (4)**	$(113)	$ (76)
Gains and other expense	**—**	(6)	(15)
Interest expense	**—**	(8)	(4)
Loss from discontinued operations before income taxes and minority interest	**(4)**	(127)	(95)
Tax (provision) benefit	**(3)**	46	32
Tax credits	**10**	80	62
Total tax benefit	**7**	126	94
Income (loss) before minority interest	**3**	(1)	(1)
Minority interest	**—**	—	6
Income (loss) from discontinued operations	**$ 3**	$ (1)	$ 5

Balance Sheet Summary

($ in millions)	At Year-End 2008	At Year-End 2007
Other current assets	**$ —**	$ 53
Current liabilities-other payables and accruals	**(3)**	(13)

4 SHARE-BASED COMPENSATION

Under our 2002 Comprehensive Stock and Cash Incentive Plan, we award: (1) stock options to purchase our Class A Common Stock ("Stock Option Program"); (2) stock appreciation rights ("SARs") for our Class A Common Stock; (3) restricted stock units of our Class A Common Stock; and (4) deferred stock units. We grant awards at exercise prices or strike prices that are equal to the market price of our Class A Common Stock on the date of grant.

For all share-based awards FAS No. 123(R) requires that we measure compensation costs related to our share-based payment transactions at fair value on the grant date and that we recognize

Marriott International, Inc. 2008 53

those costs in the financial statements over the vesting period during which the employee provides service in exchange for the award.

During 2008 we granted 5.6 million restricted stock units (2.6 million most of which were granted in February and had a weighted average grant-date fair value of $35 per unit and 3.0 million were granted in August and had a weighted average grant-date fair value of $26 per unit), 2.7 million Employee SARs (1.8 million most of which were granted in February and had a weighted average grant-date fair value of $13 per right and 0.9 million were granted in August and had a weighted average grant-date fair value of $10 per right), and 4,000 Non-employee SARs. During that time period, we also granted approximately 218,000 stock options and issued 25,000 deferred stock units. The grants made in August would ordinarily have been made in February 2009, but were accelerated to encourage associate retention in a difficult economic climate. Awards for the most senior executives were not accelerated.

Under FAS No. 123(R), we recorded share-based compensation expense related to award grants of $112 million in 2008, $104 million in 2007, and $108 million in 2006. Deferred compensation costs related to unvested awards totaled $215 million at year-end 2008 and $162 million at year-end 2007, and the weighted average period over which we expect the deferred compensation costs at year-end 2008 to be recognized is two years.

For share-based compensation grants that occur after the adoption of FAS No. 123(R), (which for us was the first day of fiscal year 2006), FAS No. 123(R) requires that share-based compensation expense be recognized over the period from the grant date to the date on which the award is no longer contingent on the employee providing additional service (the "substantive vesting period"). We continue to follow the stated vesting period for the unvested portion of awards granted prior to adoption of FAS No. 123(R) and follow the substantive vesting period for awards granted after the adoption of FAS No. 123(R).

In accordance with FAS No. 123(R), we present the tax benefits resulting from the exercise or vesting of share-based awards as financing cash flows. Tax benefits resulting from the exercise of share-based awards totaled $21 million, $114 million, and $194 million for 2008, 2007, and 2006, respectively.

The aggregate amount of cash we received from the exercise of stock options granted under share-based payment arrangements was $30 million, $89 million, and $184 million for 2008, 2007, and 2006, respectively.

Restricted Stock Units

We issue restricted stock units under the Comprehensive Plan to certain officers and key employees and those units vest generally over four years in annual installments commencing one year after the date of grant. We recognize compensation expense for the restricted stock units over the service period equal to the fair market value of the stock units on the date of issuance. Upon vesting, restricted stock units convert to shares and are distributed from treasury shares. At year-end 2008 and year-end 2007, we had approximately $192 million and $145 million, respectively, in deferred compensation costs related to restricted stock units. Share-based compensation expense associated with restricted stock units was $85 million, $82 million, and $77 million for 2008, 2007, and 2006, respectively. The weighted average remaining term for restricted stock unit grants outstanding at year-end 2008 was two years. Restricted stock units converted and distributed during 2008, 2007, and 2006, had aggregate intrinsic values of $90 million, $147 million, and $78 million, respectively. The weighted average grant-date fair values of restricted stock units granted in 2008, 2007, and 2006 were $30, $49, and $35, respectively.

Changes in our outstanding restricted stock unit grants in 2008 were as follows:

	Number of Restricted Stock Units (in millions)	Weighted Average Grant-Date Fair Value
Outstanding at year-end 2007	6.7	$37
Granted during 2008	5.6	30
Distributed during 2008	(2.6)	34
Forfeited during 2008	(0.4)	36
Outstanding at year-end 2008	9.3	34

Stock Options and SARs

Employee stock options may be granted to officers and key employees at exercise prices or strike prices equal to the market price of our Class A Common Stock on the date of grant. Non-qualified options generally expire 10 years after the date of grant, except those issued from 1990 through 2000, which expire 15 years after the date of the grant. Most stock options under the Stock Option Program are exercisable in cumulative installments of one quarter at the end of each of the first four years following the date of grant.

We recognized compensation expense associated with employee stock options of $6 million in 2008, $12 million in 2007, and $22 million in 2006. At year-end 2008 and year-end 2007, there was approximately $2 million and $6 million, respectively, in deferred compensation costs related to employee stock options. Upon the exercise of stock options, we issue shares from treasury shares.

Changes in our outstanding Stock Option Program awards in 2008 were as follows:

	Number of Options (in millions)	Weighted Average Exercise Price
Outstanding at year-end 2007	37.7	$17
Granted during 2008	0.2	31
Exercised during 2008	(2.4)	13
Forfeited during 2008	(0.2)	25
Outstanding at year-end 2008	35.3	17

Stock options issued under the Stock Option Program awards outstanding at year-end 2008, were as follows:

	Outstanding			Exercisable		
Range of Exercise Prices	Number of Stock Options (in millions)	Weighted Average Remaining Life (in years)	Weighted Average Exercise Price	Number of Stock Options (in millions)	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
$ 6 to $ 8	1.8	1	$ 7	1.8	$ 7	1
9 to 12	1.4	3	10	1.4	10	3
13 to 18	20.7	5	15	20.6	15	5
19 to 25	9.9	6	22	9.8	22	6
26 to 50	1.5	7	32	1.0	32	7
6 to 50	35.3	5	17	34.6	17	5

54 Marriott International, Inc. 2008

The number of options granted in the last three fiscal years and the associated weighted average grant-date fair values and weighted average exercise prices are noted in the following table:

	2008	2007	2006
Options granted	**218,000**	33,000	24,000
Weighted average grant-date fair value	**$12**	$19	$13
Weighted average exercise price	**$31**	$49	$34

The total intrinsic value of options outstanding at year-end 2008 and year-end 2007 was $88 million and $636 million, respectively, and the total intrinsic value for stock options exercisable as of year-end 2008 and year-end 2007 was $95 million and $624 million, respectively. The total intrinsic value of stock options exercised during 2008, 2007, and 2006 was approximately $42 million, $206 million, and $309 million, respectively.

Employee SARs may be granted to officers and key employees at exercise prices or strike prices equal to the market price of our Class A Common Stock on the date of grant. SARs generally expire 10 years after the date of grant and both vest and are exercisable in cumulative installments of one quarter at the end of each of the first four years following the date of grant. Non-employee SARs may be granted to directors at exercise prices or strike prices equal to the market price of our Class A Common Stock on the date of grant. Non-employee SARs generally expire 10 years after the date of grant and vest upon grant; however, they are generally not exercisable until one year after grant. We first began issuing SARs in 2006. On exercise of SARs, employees or Non-employee directors receive the number of shares of Class A Common Stock equal to the number of SARs that are being exercised multiplied by the quotient of (a) the final value minus the base value, divided by (b) the final value.

We recognized compensation expense associated with Employee SARs and Non-employee SARs of $18 million in 2008, $5 million in 2007, and $3 million in 2006. At the end of 2008 and 2007, we had approximately $19 million and $7 million, respectively, in deferred compensation costs related to SARs. Upon the exercise of SARs, shares are issued from treasury shares.

The number of Employee SARs granted in the last three fiscal years and the associated weighted average base values and weighted average grant-date fair values are noted in the following table:

	2008	2007	2006
Employee SARs granted (in millions)	**2.7**	0.4	0.5
Weighted average base value	**$33**	$49	$34
Weighted average grant-date fair value	**$12**	$19	$13

The number of Non-employee SARs granted in the last three fiscal years and the associated weighted average base values and weighted average grant-date fair values are noted in the following table:

	2008	2007	2006
Non-employee SARs granted	**4,000**	4,000	8,000
Weighted average base value	**$36**	$46	$37
Weighted average grant-date fair value	**$15**	$20	$18

The number of SARs forfeited in 2008 was 184,000. No SARs were forfeited in 2007. The total intrinsic value of SARs outstanding was zero at year-end 2008 and year-end 2007, and the total intrinsic value of SARs exercisable was zero as of year-end 2008 and year-end 2007. No SARs were exercised in 2008. The total intrinsic value of SARs exercised during 2007 was $100,000. No SARs were exercised in 2006.

We use a binomial method to estimate the fair value of each stock option or SAR granted. The assumptions for stock options and employee SARs for 2008, 2007, and 2006 are noted in the following table:

	2008	2007	2006
Expected volatility	**29%**	28%	30%
Dividend yield	**0.80-0.95%**	0.60%	0.60%
Risk-free rate	**3.4-3.9%**	4.8%	4.5%
Expected term (in years)	**6-9**	7	7

The risk-free rates are based on the corresponding U.S. Treasury spot rates for the expected duration at the date of grant, converted to a continuously compounded rate. Non-employee SARs were valued using assumptions within the ranges shown above for Employee SARs, except using an expected term of 10 years.

For Non-employee SARs issued in 2008, 2007, and 2006, the only differences in the assumptions versus employee SARs were the use of risk-free interest rates of 3.9 percent, 4.6 percent, and 5.0 percent, respectively, and for each year's issuances, an expected life of 10 years.

Estimated volatilities for 2008, 2007, and 2006 were based on the historical share-price volatility for a period equal to the stock option's or SAR's expected lives, ending on the day of grant, and calculated based on weekly data. The weighted average expected stock option or SARs terms for 2008, 2007, and 2006 were a product of the lattice-based binomial valuation model that uses suboptimal exercise factors to calculate the expected terms.

Deferred Stock Units

We also issue deferred stock units to Non-employee directors. These Non-employee director deferred stock units vest within one year and are distributed upon election. At year-end 2008 and year-end 2007, there was approximately $203,000 and $227,000, respectively, in deferred costs related to Non-employee director deferred stock units.

The share-based compensation expense, number of deferred stock units granted, weighted average grant-date fair value, and aggregate intrinsic value of Non-employee director deferred stock units are noted in the following table:

	2008	2007	2006
Share-based compensation expense	**$684,000**	$666,000	$492,000
Non-employee director deferred stock units granted	**25,000**	20,000	18,000
Weighted average grant-date fair value (per share)	**$ 33**	$ 46	$ 37
Aggregate intrinsic value (in millions)	**$ 0.4**	$ 0.3	$ 1.7

At year-end 2008 and year-end 2007, there were 233,000 and 218,000, respectively, Non-employee deferred stock units outstanding, and the weighted average grant-date fair value of those outstanding deferred stock units was $24 for each of 2008 and 2007.

Marriott International, Inc. 2008 55

Other Information

Although the Comprehensive Plan also provides for issuance of deferred stock bonus awards, deferred stock awards, and restricted stock awards, our Compensation Policy Committee indefinitely suspended the issuance of deferred bonus stock commencing with our 2001 fiscal year and the issuance of both deferred stock awards and restricted stock awards commencing with the 2003 fiscal year. At year-end 2008 and year-end 2007, there was approximately $2 million and $4 million, respectively, in deferred compensation costs related to these suspended award programs, and the weighted average remaining term was one year for such award grants outstanding at year-end 2008. Share-based compensation expense associated with these suspended award programs was $2 million, $4 million, and $6 million for 2008, 2007, and 2006, respectively.

At year-end 2008, 58 million shares were reserved under the Comprehensive Plan including 39 million shares under the Stock Option Program and Stock Appreciation Right Program.

5 FAIR VALUE MEASUREMENTS

We adopted FAS No. 157 on December 29, 2007, the first day of fiscal year 2008. FAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FAS No. 157 details the disclosures that are required for items measured at fair value.

We have various financial instruments we must measure under FAS No. 157 including: certain marketable securities; derivatives; and servicing assets and residual interests related to our asset securitizations. None of our current non-financial assets or non-financial liabilities must be measured at fair value on a recurring basis. We measure our financial assets and liabilities using inputs from the following three levels of the fair value hierarchy. The three levels are as follows: Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 includes unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability. We develop these inputs based on the best information available, including our own data.

In accordance with the fair value hierarchy, the following table shows the fair value as of year-end 2008, of those financial assets and liabilities that we must measure at fair value and that we classify as “Other current assets,” “Other assets,” and “Other long-term liabilities”:

($ in millions) Fair Value Measurements as of Year-End 2008

Description Balance at Year-End 2008 Level 1 Level 2 Level 3

Assets:

Servicing assets and other residual interests $221 $— $— $221

Marketable securities 10 10 — —

Derivative instruments 4 4 — —

Liabilities:

Derivative instruments (20) — (5) (15)

As discussed in Footnote No. 20, “Restructuring Costs and Other Charges,” we recorded impairment charges during 2008 for some of our inventory and intangible assets. In accordance with the guidance found in FSP No. FAS 157-2, we did not apply the provisions of FAS No. 157 to these impairments.

The following table summarizes the changes in fair value of our Level 3 assets and liabilities for year-end 2008:

Fair Value Measurements of Assets and Liabilities Using Level 3 Inputs

($ in millions) Servicing Assets and Other Residual Interests Derivative Instruments

Beginning balance at

December 29, 2007 $238 $ (5)

Total losses (realized or unrealized) Included in earnings (9) (26)

Included in other comprehensive income — 6

Transfers in or out of Level 3 — —

Purchases, sales, issuances, and settlements (8) 10

Ending balance at January 2, 2009 $221 $(15)

Gains (losses) for 2008 included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date $ (9) $(26)

At the dates of sale and at the end of each reporting period, we estimate the fair value of our residual interests, including servicing assets, using a discounted cash flow model. The implementation of FAS No. 157 did not result in material changes to the models or processes used to value these assets. These transactions may utilize interest rate swaps to protect the net interest margin associated with the beneficial interest. The discount rates we use in determining the fair values of the residual interests are based on the general level of interest rates in the market and the assumed credit risk of the interests retained. We adjust these discount rates quarterly as interest rates and credit spreads in the market vary.

56 Marriott International, Inc. 2008

We treat the residual interests, including servicing assets, as trading securities under the provisions of FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and accordingly, we recorded realized and unrealized gains or losses related to these assets in the "Timeshare sales and services" revenue caption in our Consolidated Statements of Income. During 2008 we recorded trading losses of $9 million, and in 2007 and 2006, we recorded trading gains of $30 million and $19 million, respectively.

During 2008, 2007, and 2006, we used the following key assumptions to measure, at the date of sale, the fair value of the residual interests, including servicing assets: average discount rates of 9.23 percent, 9.02 percent, and 9.22 percent, respectively; average expected annual prepayments, including defaults, of 24.01 percent, 25.02 percent, and 25.22 percent, respectively; expected weighted average life of prepayable notes receivable, excluding prepayments and defaults, of 76 months, 75 months, and 70 months respectively; and expected weighted average life of prepayable notes receivable, including prepayments and defaults, of 35 months, 34 months, and 32 months, respectively. Our key assumptions are based on experience with notes receivable and servicing assets.

We used the following key assumptions in measuring the fair value of the residual interests, including servicing assets, in our 12 outstanding Timeshare note sales as of year-end 2008: an average discount rate of 16.87 percent; an average expected annual prepayment rate, including defaults, of 18.08 percent; an expected weighted average life of prepayable notes receivable, excluding prepayments and defaults, of 59 months; and an expected weighted average life of prepayable notes receivable, including prepayments and defaults, of 35 months.

The most significant estimate involved in the measurement process is the discount rate, followed by the default rate and the loan repayment rate. Estimates of these rates are based on management's expectations of future prepayment rates and default rates, reflecting our historical experience, industry trends, current market interest rates, expected future interest rates, and other considerations. Actual repayment rates, default rates, and discount rates could differ from those projected by management due to changes in a variety of economic factors, including prevailing interest rates and the availability of alternative financing sources to borrowers. If actual prepayments of the loans being serviced were to occur more slowly than had been projected, the carrying value of servicing assets could increase and accretion and servicing income would exceed previously projected amounts. If actual default rates or actual discount rates are lower than expected, the carrying value of retained interests could increase and accretion and servicing income would exceed previously projected amounts. Accordingly, the retained interests, including servicing assets, actually realized, could differ from the amounts initially recorded. If actual prepayments of the loans being serviced occur at a faster pace than we have projected, the carrying value of servicing assets could decrease and accretion and servicing income would be below previously projected amounts. If actual default rates or actual discount rates are higher than we expect, the carrying value of retained interests could decrease and accretion and servicing income would be below previously projected amounts. Accordingly, the retained interests, including servicing assets, actually realized, could differ from the amounts initially recorded.

We completed a stress test on the fair value of the residual interests, including servicing assets, as of the end of 2008 to measure the change in value associated with independent changes in individual key variables. This methodology applied unfavorable changes that would be statistically significant for the key variables of prepayment rate, discount rate, and weighted average remaining term. Before we applied any of these stress test changes, we determined that the fair value of the residual interests, including servicing assets, was $221 million as of year-end 2008.

Applying the stress tests, we concluded that each change to a variable shown in the table below would have the following impact on the valuation of our residual interests at year-end:

	Decrease in Year-End Valuation ($ in millions)	Percentage Decrease
100 basis point increase in the prepayment rate	$3	1.3%
200 basis point increase in the prepayment rate	6	2.6%
100 basis point increase in the discount rate	4	2.0%
200 basis point increase in the discount rate	9	3.9%
Two month decline in the weighted average remaining term	2	0.8%
Four month decline in the weighted average remaining term	4	1.7%

We value our derivatives using valuations that are calibrated to the initial trade prices. Subsequent valuations are based on observable inputs to the valuation model including interest rates and volatilities. We record realized and unrealized gains and losses on these derivative instruments in gains from the sale of timeshare notes receivable, which are recorded within the "Timeshare sales and services" revenue caption in our Consolidated Statements of Income.

During the fourth quarter of 2008, we impaired one equity method investment and three other investments for a total of $25 million. Impairment charges of $9 million were recorded in "Equity in earnings" and $16 million were recorded in "Gains and other income." We used level three inputs in a discounted cash flow model to determine the fair value of these assets. For additional information, see the "Other Charges" caption of Footnote No. 20, "Restructuring Costs and Other Charges."

6 EARNINGS PER SHARE

The table below illustrates the reconciliation of the earnings and number of shares used in the basic and diluted earnings per share calculations.

(in millions, except per share amounts)	2008	2007	2006
Computation of Basic Earnings Per Share			
Income from continuing operations	**$ 359**	$ 697	$ 712
Weighted average shares outstanding	**351.8**	376.1	404.1
Basic earnings per share from continuing operations	**$1.02**	$1.85	$1.76
Computation of Diluted Earnings Per Share			
Income from continuing operations	**$ 359**	$ 697	$ 712
Weighted average shares outstanding	**351.8**	376.1	404.1
Effect of dilutive securities			
Employee stock option and SARs plan	**11.7**	16.8	20.2
Deferred stock incentive plan	**1.6**	1.9	3.4
Restricted stock units	**1.8**	2.5	2.5
Shares for diluted earnings per share	**366.9**	397.3	430.2
Diluted earnings per share from continuing operations	**$0.98**	$1.75	$1.65

Marriott International, Inc. 2008 57

We compute the effect of dilutive securities using the treasury stock method and average market prices during the period. We determine dilution based on earnings from continuing operations.

In accordance with FAS No. 128, "Earnings per Share," we have not included the following stock options and SARs in our calculation of diluted earnings per share because the exercise prices were greater than the average market prices for the applicable periods:

(a) for the year ended January 2, 2009, 3.9 million options and SARs, with exercise prices ranging from $31.05 to $49.03;

(b) for the year ended December 28, 2007, 0.4 million options and SARs, with exercise prices ranging from $45.91 to $49.03; and

(c) for the year ended December 29, 2006, no options or SARs.

7 INVENTORY

Inventory, totaling $1,981 million and $1,557 million as of January 2, 2009, and December 28, 2007, respectively, consists primarily of Timeshare segment interval, fractional ownership, and residential products totaling $1,959 million and $1,536 million as of January 2, 2009, and December 28, 2007, respectively. Inventory totaling $22 million and $21 million as of January 2, 2009, and December 28, 2007, respectively, primarily relates to hotel operating supplies for the limited number of properties we own or lease. We value Timeshare segment interval, fractional ownership, and residential products at the lower of cost or net realizable value and generally value operating supplies at the lower of cost (using the first-in, first-out method) or market. Consistent with recognized industry practice, we classify Timeshare segment interval, fractional ownership, and residential products inventory, which has an operating cycle that exceeds 12 months, as a current asset.

We recorded a pretax charge of $22 million in 2008 within the "Timeshare-direct" caption of our Consolidated Statements of Income related to the impairment of a fractional and whole ownership real estate project held for development by a joint venture that we consolidate. We recorded a pretax benefit of $12 million in 2008 within the "Minority interest" caption of our Consolidated Statements of Income representing our joint venture partner's pretax share of the $22 million impairment charge. Accordingly, the impact to our Timeshare segment was $10 million. We made the adjustment in accordance with FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to adjust the carrying value of the real estate to our estimate of its fair value at year-end 2008. The downturn in market conditions including contract cancellations and tightening in the credit markets, especially for jumbo mortgage loans, were the predominant items considered in our analysis. We estimated the fair value of the inventory utilizing a probability weighted cash flow model containing our expectations of future performance discounted at a 10-year risk-free interest rate determined from the yield curve for U.S. Treasury instruments (3.68 percent).

We also recorded a pretax charge of $9 million in 2008 in the "Timeshare-direct" caption of our Consolidated Statement of Income for write-downs of inventory due to the termination of certain phases of timeshare development in Europe (see the "Other Charges" caption of Footnote No. 20 "Restructuring Costs and Other Charges," for additional information).

8 PROPERTY AND EQUIPMENT

The following table details the composition of our property and equipment balances at year-end 2008 and year-end 2007.

($ in millions)	2008	2007
Land	**$ 469**	$ 399
Buildings and leasehold improvements	**852**	833
Furniture and equipment	**954**	900
Construction in progress	**244**	216
	2,519	2,348
Accumulated depreciation	**(1,076)**	(1,019)
	$1,443	$1,329

We record property and equipment at cost, including interest and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment totaled $55 million in 2008, $49 million in 2007, and $32 million in 2006. We capitalize the cost of improvements that extend the useful life of property and equipment when incurred. These capitalized costs may include structural costs, equipment, fixtures, floor, and wall coverings. We expense all repair and maintenance costs as incurred. We compute depreciation using the straight-line method over the estimated useful lives of the assets (three to 40 years), and we amortize leasehold improvements over the shorter of the asset life or lease term. Depreciation expense totaled $155 million in 2008, $162 million in 2007, and $155 million in 2006.

9 ACQUISITIONS AND DISPOSITIONS

2008 Acquisitions

At year-end 2007, we were party to a venture that developed and marketed fractional ownership and residential products. In 2008, we purchased our partner's interest in that joint venture together with additional land. Cash consideration for this transaction totaled $42 million and we acquired assets and liabilities totaling $80 million and $38 million, respectively, on the date of purchase. In 2008, we also purchased real estate for a timeshare project for a total purchase price of approximately $63 million. Cash consideration totaled approximately $39 million, and non-current liabilities recorded as a result of this transaction were $24 million. In addition, in 2008, we purchased real estate for another timeshare project for cash consideration of $47 million. Also in 2008, we purchased units in an existing building for our timeshare operations for cash consideration of approximately $14 million. We also purchased real estate for another timeshare project for $28 million. Cash consideration totaled approximately $27 million, and we acquired assets and liabilities totaling $28 million and $1 million, respectively, on the date of purchase.

2008 Dispositions

In 2008, we sold, at book value, two limited-service properties and two land parcels for cash proceeds of $33 million, and we received a $22 million equity interest in the entity that purchased one of the land parcels. We accounted for each of the sales under the full accrual method in accordance with FAS No. 66 and each property will continue to operate under our brands pursuant to management or franchise agreements. Also, in 2008, we sold our interest in an entity that leases four hotels. In conjunction with that transaction, we received cash proceeds totaling $5 million, and the sales price of the investment approximated its book value.

58 Marriott International, Inc. 2008

2007 Acquisitions

During 2007, we acquired one full-service property, one limited-service property, and one extended-stay property for cash consideration of $199 million. These three properties were acquired in conjunction with a land assemblage for a large hotel complex that is still in the formative development stage. In addition, we acquired certain land parcels in 2007 for cash consideration of $52 million. Also during 2007, we acquired the fee simple interest in the improvements of three properties and the leasehold interest in the ground underlying the three properties for cash consideration of $58 million. The purchase included one full-service property and two limited-service properties, which were each sold later in the same year.

During the first half of 2007, we were party to a venture that developed and marketed fractional ownership and residential interests. In the second half of 2007, we purchased our partner’s interest in the joint venture for $6 million. In conjunction with that transaction, we acquired assets and liabilities totaling $90 million and $84 million, respectively, on the date of the purchase. During the first half of 2007, we were party to another venture that was established to develop and market timeshare and residential interests. In the second half of 2007, we purchased our partner’s interest in that joint venture, and concurrent with this transaction, we purchased additional land and assets from our partner as well. Aggregate cash and notes payable issued for these transactions totaled $106 million, and we acquired assets and liabilities totaling $182 million and $76 million, respectively, on the date of purchase.

2007 Dispositions

In 2007, we sold nine properties for cash proceeds of $601 million and recognized gains totaling $24 million. We continue to operate eight of the nine properties under long-term agreements. We sold two parcels of land for $55 million in cash proceeds that were under development and recognized a gain of $2 million. We also sold the fee simple interest in the improvements of three properties and the leasehold interest in the ground underlying the three properties, initially acquired in early 2007, for book value and received $58 million in cash proceeds. We continue to manage the properties under long-term agreements. We accounted for each of the foregoing sales under the full accrual method in accordance with FAS No. 66. During the year, we also sold our interests in five joint ventures for cash proceeds of $30 million and recognized gains totaling $13 million. We had other asset sales during the year, which generated proceeds totaling $1 million. Cash flows totaling $745 million for all the preceding dispositions in 2007 are reflected in the “Dispositions” line in our Consolidated Statements of Cash Flows.

In 2007, we also sold land that was under development. Due to a contingency in the sales contract, we accounted for this sale under the deposit method of FAS No. 66. Accordingly, the cash proceeds, totaling $90 million, were reflected in “Other investing activities” in our Consolidated Statements of Cash Flows. In 2008, the contingency was resolved and we recorded a gain of $1 million.

2006 Acquisitions

During 2006, we acquired one full-service property for $130 million including aggregate cash consideration of $46 million plus the assumption of debt. In addition we acquired three other full-service properties for aggregate cash consideration of $134 million. We sold each of the four properties to third-party owners during the 2007 fiscal year.

2006 Dispositions

In 2006 we sold our interest in the 50/50 joint venture with Whitbread PLC (“Whitbread”), which held 46 hotels consisting of more than 8,000 rooms and we received approximately $164 million in cash, net of transaction costs, which was approximately equal to the investment’s book value. We continue to manage the hotels under the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands. We also sold our minority interest in five other joint ventures during 2006 for cash proceeds of $64 million and recognized gains of $43 million. Additionally, one cost method investee redeemed the preferred stock we held for $81 million in cash consideration and we recognized income of $25 million on the redemption.

During 2006 we also sold 10 full-service properties for cash proceeds of $487 million and recognized gains totaling $14 million. We accounted for each of the sales under the full accrual method in accordance with FAS No. 66 and continue to operate eight of the properties under long-term management agreements. The sold properties included eight properties purchased in 2005 from CTF Holdings Ltd. and certain of its affiliates (collectively “CTF”). For additional information regarding the CTF transaction, see the “2005 Acquisitions” caption in Footnote No. 8, “Acquisitions and Dispositions,” in our 2007 Annual Report on Form 10-K. Prior to the sale of one property, we reclassified balances associated with that property in conformity with other “held and used” properties, in the first half of 2006 as the property was not expected to be sold within one year of its classification as “held for sale.” In conjunction with that reclassification, we recorded depreciation expense of $2 million in the first half of 2006 that would have been recognized had the asset been continuously classified as “held and used.” Cash proceeds of $26 million for one hotel sold in 2006 are not reflected in the disposition proceeds of $487 million, as the proceeds were initially recorded as a deposit because of a contingency, and impacted the “Other investing activities” section of our Consolidated Statements of Cash Flows rather than “Dispositions.” The contingency was subsequently resolved and sale accounting was achieved in 2006. Other asset sales generated cash proceeds of $2 million.

Late in 2006, we sold a 75 percent interest in a joint venture to a third party for its book value of $14 million. At the time of the sale, the joint venture’s only asset was a parcel of land. In conjunction with the sale, we made a $25 million bridge loan to the joint venture, which matured in early 2007. Following the guidance found in EITF 98-8, “Accounting for Transfers of Investments That Are in Substance Real Estate,” and FAS No. 66 due to our continuing involvement with the joint venture, we consolidated the joint venture for the period of time that the bridge loan was outstanding. The bridge loan was subsequently repaid and we account for our remaining interest in the joint venture under the equity method as required by APB Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock.” In 1988, the Company as landlord, entered into a 59-year ground lease with a lessee for land that was improved with a hotel that is owned by the lessee. The hotel was previously branded a Marriott property. The lease contained contractual rental increases over the term of the lease and annual ground rent on the land totaled approximately $5 million in 2006. The lease also contained a provision that permitted the lessee, under certain circumstances, to purchase the land for a fixed price. We and the lessee had various discussions in 2006 concerning the land as well as the hotel. During the 2006 second quarter, it became probable that none of the proposed transactions were acceptable to both parties and the lessee indicated its intent to exercise its option to purchase the land. Accordingly, in the 2006 second quarter, we reclassified the land from the “Property and equipment” caption in our Consolidated Balance Sheets to the “Assets held for sale” caption and recorded a $37 million non-cash charge to adjust the carrying amount to net realizable value. We completed the sale of the land, at book value, to the lessee in 2007 and this transaction is reflected in the figures noted earlier for dispositions in 2007.

Marriott International, Inc. 2008 59

10 GOODWILL AND INTANGIBLE ASSETS

The following table details the composition of our goodwill and other intangible assets at year-end 2008 and year-end 2007.

($ in millions)	2008	2007
Contract acquisition costs and other	$1,004	$ 899
Accumulated amortization	(294)	(264)
	$ 710	$ 635
Goodwill	$1,003	$1,049
Accumulated amortization	(128)	(128)
	$ 875	$ 921

We capitalize costs incurred to acquire management, franchise, and license agreements that are both direct and incremental. We amortize these costs on a straight-line basis over the initial term of the agreements, ranging from 15 to 30 years. We evaluate the carrying values of intangible assets for impairment under the provisions of FAS No. 142, "Goodwill and Other Intangible Assets." Amortization expense totaled $35 million for each of 2008 and 2007 and $33 million in 2006. Our estimated aggregate amortization expense for each of the next five fiscal years is as follows: $29 million for 2009; $29 million for 2010; $28 million for 2011; $28 million for 2012; and $28 million for 2013. In 2008, following the guidance found in EITF 93-7, "Uncertainties Related to Income Taxes in a Purchase Business Combination," we recorded a net $46 million reduction of goodwill and a corresponding change to the related net deferred tax liability due to the resolution of tax-related matters and a change in management's estimate of tax basis related to the purchase method of accounting for the Renaissance brand acquisition in 1997.

11 NOTES RECEIVABLE

The following table details the composition of our notes receivable balances at year-end 2008 and year-end 2007.

($ in millions)	2008	2007
Loans to timeshare owners	$688	$476
Lodging senior loans	2	7
Lodging mezzanine and other loans	236	206
	926	689
Less current portion	(96)	(89)
	$830	$600

We classify notes receivable due within one year as current assets in the caption "Accounts and notes receivable" in the accompanying Consolidated Balance Sheets, including $81 million and $68 million, as of year-end 2008 and year-end 2007, respectively, related to "Loans to timeshare owners."

Notes receivable at year-end 2008 were due to us as follows: $96 million in 2009; $156 million in 2010; $72 million in 2011; $83 million in 2012; $59 million in 2013; and $460 million thereafter. The 2008 notes receivable balance is net of unamortized discounts totaling $21 million. The 2007 notes receivable balance is net of unamortized discounts totaling $25 million. Gains from the sale of notes receivable totaled approximately $16 million, $82 million, and $79 million during 2008, 2007, and 2006, respectively.

Lodging Senior Loans and Lodging Mezzanine and Other Loans

We reflect interest income associated with "Lodging senior loans" and "Lodging mezzanine and other loans" in the "Interest income" caption in the accompanying Consolidated Statements of Income. For financial statement purposes we do not accrue interest on "Lodging senior loans" and "Lodging mezzanine and other loans" that are impaired. At year-end 2008, our recorded investment in impaired "Lodging senior loans" and "Lodging mezzanine and other loans" was $157 million. We had a $113 million notes receivable reserve representing an allowance for credit losses, leaving $44 million of our investment in impaired loans for which there was no related allowance for credit losses. At year-end 2007, our recorded investment in impaired "Lodging senior loans" and "Lodging mezzanine and other loans" was $112 million and we had a $92 million allowance for credit losses, leaving $20 million of our investment in impaired loans for which there was no related allowance for credit losses. During 2008 and 2007, our average investment in impaired loans totaled $135 million and $102 million, respectively.

The following table summarizes the activity related to our "Lodging senior loans" and "Lodging mezzanine and other loans" notes receivable reserve for 2006, 2007, and 2008:

($ in millions)	Notes Receivable Reserve
Year-end 2005 balance	$103
Additions	—
Reversals	(5)
Write-offs	(38)
Transfers and other	10
Year-end 2006 balance	70
Additions	11
Reversals	—
Write-offs	—
Transfers and other	11
Year-end 2007 balance	92
Additions	22
Reversals	(5)
Write-offs	(3)
Transfers and other	7
Year-end 2008 balance	$113

Loans to Timeshare Owners

At year-end 2008, the weighted average interest rate for our "Loans to timeshare owners" was 12.7 percent and the stated interest rates associated with these loans ranged from zero to 19.5 percent. We reflect interest income associated with "Loans to timeshare owners" of $68 million, $50 million, and $41 million for 2008, 2007, and 2006, respectively, in the accompanying Consolidated Statements of Income in the "Timeshare sales and services" revenue caption. We do not record accrued interest on "Loans to timeshare owners" that are over 90 days past due. Our recorded investment in "Loans to timeshare owners" on nonaccrual status at year-end 2008 and year-end 2007 totaled $74 million and

60 Marriott International, Inc. 2008

$59 million, respectively. We established the reserve for “Loans to timeshare owners” notes receivable in 2006 in conjunction with the adoption of SOP 04-2.

The following table summarizes the activity related to our “Loans to timeshare owners” notes receivable reserve for 2006, 2007, and 2008:

($ in millions) Notes Receivable Reserve

Year-end 2005 balance $—

Establishment of reserve 25

Additions for current year sales 20

Write-offs (16)

Year-end 2006 balance 29

Additions for current year sales 29

Write-offs (24)

Other (15)

Year-end 2007 balance 19

Additions for current year sales 36

Write-offs (20)

Year-end 2008 balance $35

12 ASSET SECURITIZATIONS

We periodically sell, without recourse, through special purpose entities, notes receivable originated by our Timeshare segment in connection with the sale of timeshare interval and fractional products. We continue to service the notes and transfer all proceeds collected to special purpose entities. We retain servicing assets and other interests in the notes and account for these assets and interests as residual interests. The interests are limited to the present value of cash available after paying financing expenses and program fees and absorbing credit losses. The executed transactions typically include minimal cash reserves established at time of sale as well as default and delinquency triggers, which are monitored on a monthly basis. These special purpose entities are specifically excluded from the scope of FIN 46(R). As such, we have not assessed if we would be deemed the primary beneficiary of these entities and thus be required to consolidated them. Prior to the start of the 2007 fiscal year, we measured servicing assets at the date of sale at their allocated previous carrying amount based on relative fair value, classified those assets as held to maturity under the provisions of FAS No. 115, and recorded those assets at amortized cost.

On December 30, 2006, the first day of fiscal year 2007, we adopted FAS No. 156. In conjunction with the adoption of FAS No. 156, we elected to subsequently measure our servicing assets using the fair value method. Under the fair value method, we carry servicing assets on the balance sheet at fair value, and report the changes in fair value, primarily due to changes in valuation inputs and assumptions and to the collection or realization of expected cash flows, in earnings in the period in which the change occurs.

To determine the fair value of servicing assets, we use a valuation model that calculates the present value of estimated future net servicing income, which is based on the monthly fee we receive for servicing the securitized notes. We use market assumptions in the valuation model, including estimates of prepayment speeds, default rates, and discount rates. We have inherent risk for changes in the fair value of the servicing asset but do not deem the risk significant and therefore, do not use other financial instruments to mitigate this risk.

Effective December 30, 2006, upon the remeasurement of our servicing assets at fair value, we recorded a cumulative-effect adjustment to the 2007 beginning balance of retained earnings of $1 million after-tax ($2 million pretax) in our Consolidated Statements of Shareholders’ Equity. Accordingly, servicing assets totaled $11 million at year-end 2006 and $13 million on the first day of fiscal year 2007. At year-end 2008 and year-end 2007, servicing assets totaled $12 million and $15 million, respectively.

The table below reconciles the servicing assets balance at year-end 2006, to the beginning balance on December 30, 2006.

($ in millions) Servicing Assets

Balance at year-end 2006 (December 29, 2006) $11

Remeasurement upon adoption of FAS No. 156 2

Beginning balance at December 30, 2006 $13

The changes in servicing assets for year-end 2007 and year-end 2008, measured using the fair value method were:

($ in millions) Servicing Assets

Fair value, beginning of period (December 30, 2006) $13

Servicing from securitizations 6

Changes in fair value (1)(4)

Fair value, end of period (December 28, 2007) 15

Servicing from securitizations 3

Changes in fair value (1)(6)

Fair value, end of period (January 2, 2009) $12

(1) Principally represents changes due to collection/realization of expected cash flows over time and changes in fair value due to changes in key variables listed below.

Contractually specified servicing fees, late fees, and ancillary fees earned for 2008, 2007, and 2006 totaled $6 million, $6 million, and $5 million, respectively, and were reflected within the changes in fair value to the servicing assets noted above.

In 2008, 2007, and 2006, we sold notes receivable originated by our Timeshare segment in connection with the sale of timeshare interval and fractional ownership products of $300 million, $520 million, and $530 million, respectively. The 2008, 2007, and 2006 note sales were made to newly formed trusts that, on the same day, issued $246 million, $520 million, and $530 million of the trust’s notes, respectively. In connection with the sale of the notes receivable, we received net proceeds of $237 million in 2008, $515 million in 2007, and $508 million in 2006. We have included gains from the sales of timeshare notes receivable totaling $16 million, net of $12 million of hedge ineffectiveness, in 2008, $81 million in 2007, and $77 million in 2006 within the “Timeshare sales and services” revenue caption in our Consolidated Statements of Income.

Our maximum exposure to loss as a result of our involvement with these special purpose entities is the value of our residual interests and servicing assets.

We had residual interests of $221 million and $238 million, respectively, at year-end 2008 and year-end 2007, which are recorded in the accompanying Consolidated Balance Sheets as other long-term receivables of $134 million and $157 million, respectively, and other current assets of $87 million and $81 million, respectively.

Marriott International, Inc. 2008 61

Cash flows between us and third-party purchasers during 2008, 2007, and 2006, were as follows: net proceeds to us from new timeshare note sales of $237 million, $515 million, and $508 million, respectively; repurchases by us of defaulted loans (over 150 days overdue) of $56 million, $30 million, and $24 million, respectively; repurchases by us of other loans in 2006 of $31 million; servicing fees received by us of $6 million, $6 million, and $5 million, respectively; and cash flows received from our retained interests of $96 million, $100 million, and $91 million, respectively.

At year-end 2008, $1,181 million of principal remained outstanding in 12 special purpose entities formed in connection with our timeshare note sales. Delinquencies of more than 90 days at year-end 2008 amounted to $12 million. The impact to us from delinquencies is limited to our residual interests, which we value based on a discounted cash flow model, as discussed in Footnote No. 5, "Fair Value Measurements." In cases where we choose to repurchase defaulted loans, we have been able to resell timeshare units underlying the defaulted loans without incurring material losses.

See our discussion regarding asset securitizations in the "Cash from Operations" caption of the "Liquidity and Capital Resources" section of this report and, also, see Footnote No. 5, "Fair Value Measurements," in this report for further discussion of our servicing assets and residual interests.

Due to the deterioration in the credit markets during the fourth quarter of 2008, we decided to postpone our planned note sale until 2009.

13 LONG-TERM DEBT

Our long-term debt at year-end 2008 and year-end 2007 consisted of the following:

($ in millions)	2008	2007
Senior Notes:		
Series C, interest rate of 7.875%, face amount of $76, maturing September 15, 2009 (effective interest rate of 8.022%)	$ 76	$ 76
Series E, matured January 15, 2008	–	91
Series F, interest rate of 4.625%, face amount of $348, maturing June 15, 2012 (effective interest rate of 5.014%)	347	349
Series G, interest rate of 5.810%, face amount of $368, maturing November 10, 2015 (effective interest rate of 6.620%)	349	402
Series H, interest rate of 6.200%, face amount of $314, maturing June 15, 2016 (effective interest rate of 6.311%)	314	349
Series I, interest rate of 6.375%, face amount of $338, maturing June 15, 2017 (effective interest rate of 6.454%)	335	346
Series J, interest rate of 5.625%, face amount of $400, maturing February 15, 2013 (effective interest rate of 5.709%)	397	397
Commercial paper	–	585
$2.5B Credit Facility, average interest rate of 2.412% at January 2, 2009	969	–
Other	308	370
	3,095	2,965
Less current portion	(120)	(175)
	$2,975	$2,790

As of year-end 2008, all debt was unsecured.

We are party to a multicurrency revolving credit agreement (the "Credit Facility") that provides for borrowings and letters of credit and supported our commercial paper program. The Credit Facility provides for $2.5 billion of aggregate borrowings at any one time, and expires on May 14, 2012. Borrowings under the Credit Facility bear interest at the London Interbank Offered Rate (LIBOR) plus a fixed spread. Additionally, we pay quarterly fees on the Credit Facility at a rate based on our public debt rating.

Lehman Commercial Paper Inc. ("LCPI"), a subsidiary of Lehman Brothers Holdings Inc., which filed for bankruptcy on October 5, 2008, is one of the lenders under the Credit Facility, with a total aggregate funding commitment of $96 million (3.8 percent) of the $2.5 billion in total commitments. LCPI did not fund its share of our fourth quarter 2008 draws under the Credit Facility, and we have no reason to expect that it will do so in the future. Accordingly, the total current effective size of the Credit Facility is approximately $2.4 billion.

Until early in the 2008 fourth quarter, we regularly issued short-term commercial paper primarily in the United States and, to a much lesser extent, in Europe. Our commercial paper issuances are subject to the then-current demand for our commercial paper in each of these markets, as we do not have purchase commitments from buyers. Disruptions in the financial markets in September 2008 significantly reduced liquidity in the commercial paper market. Accordingly, in September 2008, we borrowed under the Credit Facility to fund anticipated short-term commercial paper maturities and, to a lesser extent, other general corporate needs, including working capital and capital expenditures, and suspended issuing commercial paper. All of our previously issued commercial paper has matured and been repaid. We anticipate issuing commercial paper when that market stabilizes and issuances can be made on favorable terms. We classify commercial paper as long-term debt based on our ability and intent to refinance it on a long-term basis. We reserve unused capacity under our Credit Facility to repay outstanding commercial paper borrowings in the event that the commercial paper market is not available to us for any reason when outstanding borrowings mature. Fluctuations in the commercial paper market have not affected our liquidity and we do not expect them to do so in the future, given our borrowing capacity under the Credit Facility.

Although we are predominantly a manager and franchisor of hotel properties, we depend on capital to buy, develop, and improve hotels and also to develop timeshare properties. Events over the past several months, including recent failures and near failures of a number of large financial service companies, have made the capital markets increasingly volatile. See the "Cash Requirements and Our Credit Facilities" discussion in the "Liquidity and Capital Resources" section of this report for additional information regarding our Credit Facility.

In early 2008, we made a $94 million cash payment of principal and interest to retire, at maturity, all of our outstanding Series E Senior Notes. In the fourth quarter of 2008, we repurchased $109 million of our Senior Notes in the open market, across multiple series. We recorded a gain of $28 million for the debt extinguishment representing the difference between the acquired debt's purchase price of $77 million and its carrying amount of $105 million. The weighted average interest rate on the senior debt that was paid down in 2008 was 6.4 percent.

Aggregate debt maturities at year-end 2008 were: $120 million in 2009; $71 million in 2010; $22 million in 2011; $1,327 million in 2012; $409 million in 2013; and $1,146 million thereafter.

Cash paid for interest, net of amounts capitalized, was $110 million in 2008, $115 million in 2007, and $73 million in 2006.

62 Marriott International, Inc. 2008

14 SELF-INSURANCE RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

The activity in the reserve for losses and loss adjustment expenses is summarized as follows:

($ in millions)	2008	2007
Balance at beginning of year	$274	$271
Less: reinsurance recoverable	(14)	(16)
Net balance at beginning of year	260	255
Incurred related to:		
Current year	117	120
Prior year	(4)	(34)
Total incurred	113	86
Paid related to:		
Current year	(36)	(31)
Prior year	(53)	(50)
Total paid	(89)	(81)
Net balance at end of year	284	260
Add: reinsurance recoverable	12	14
Balance at end of year	$296	$274

The provision for unpaid loss and loss adjustment expenses decreased by $4 million and $34 million in 2008 and 2007, respectively, as a result of changes in estimates from insured events of the prior years due to changes in underwriting experience and frequency and severity trends. The year-end 2008 self-insurance reserve of $296 million is comprised of a current portion of $92 million and long-term portion of $204 million. The year-end 2007 self-insurance reserve of $274 million is comprised of a current portion of $92 million and long-term portion of $182 million.

15 SHAREHOLDERS' EQUITY

Eight hundred million shares of our Class A Common Stock, with a par value of $.01 per share, are authorized, and 10 million shares of preferred stock, without par value, are authorized. As of year-end 2008, there were 349.6 million shares of our Class A Common Stock outstanding and no shares of our preferred stock were outstanding.

Accumulated other comprehensive loss of $15 million at year-end 2008 primarily consisted of losses totaling $10 million associated with available-for-sale securities and losses totaling $13 million associated with foreign currency translation adjustments, partially offset by net gains of $8 million associated with interest rate swap agreement cash flow hedges. Accumulated other comprehensive income of $51 million at year-end 2007 primarily consisted of gains totaling $9 million associated with available-for-sale securities and gains totaling $46 million associated with foreign currency translation adjustments, partially offset by net losses of $4 million associated with interest rate swap agreement cash flow hedges.

16 FAIR VALUE OF FINANCIAL INSTRUMENTS

We believe that the fair values of current assets and current liabilities approximate their reported carrying amounts. The fair values of non-current financial assets, liabilities, and derivatives are shown in the following table.

	At Year-End 2008		At Year-End 2007	
($ in millions)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Notes and other long-term assets	$ 1,138	$ 1,125	$ 1,012	$ 1,018
Long-term debt and other long-term liabilities	$(2,982)	$(2,761)	$(2,967)	$(3,050)
Long-term derivative instruments	$ (20)	$ (20)	$ (7)	$ (7)

We value notes and other receivables based on the expected future cash flows discounted at risk-adjusted rates. We determine valuations for long-term debt and other long-term liabilities based on quoted market prices or expected future payments discounted at risk-adjusted rates.

17 DERIVATIVE INSTRUMENTS

We use derivative instruments as part of our overall strategy to manage our exposure to market risks associated with fluctuations in interest rates and foreign currency exchange rates. As a matter of policy, we do not use derivatives for trading or speculative purposes.

During 2007, we entered into interest rate swap agreements to manage the volatility of the U.S. Treasury component of the interest rate risk associated with the forecasted issuance of our Series I and Series J Senior Notes. During 2006, we entered into an interest rate swap agreement to manage the volatility of the U.S. Treasury component of the interest rate risk associated with the forecasted issuance of our Series H Notes. All three swaps were designated as cash flow hedges under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133") and were terminated upon pricing of the notes. All three swaps were highly effective in offsetting fluctuations in the U.S. Treasury component. Thus, there was no net gain or loss reported in earnings during 2007, or 2006. The net losses for these swaps were $4 million in 2007 associated with the Series I and Series J Senior Notes, and zero in 2006 associated with the Series H notes. The net losses were recorded in other comprehensive income and are being amortized to interest expense using the interest method over the life of the notes.

At year-end 2008, we had four outstanding interest rate swap agreements to manage interest rate risk associated with the residual interests we retain in conjunction with our timeshare note sales. Historically, we were required by purchasers and/or rating agencies to utilize interest rate swaps to protect the excess spread within our sold note pools. The aggregate notional amount of the swaps is $111 million, and they expire through 2022. These swaps are not accounted for as hedges under FAS No. 133. The fair value of the swaps was a net liability of $2 million at year-end 2008 and a net asset of $2 million at year-end 2007. For the outstanding interest rate swaps, we recorded a $4 million net loss during 2008, a $3 million net loss during 2007, and a $1 million net loss during 2006.

Marriott International, Inc. 2008 63

During 2008, 2007, and 2006, we entered into interest rate swaps to manage interest rate risk associated with forecasted timeshare note sales. During 2008, eleven swaps were designated as cash flow hedges under FAS No. 133. The swaps were highly effective in offsetting interest rate fluctuations through the third quarter. In 2008, we terminated nine of those eleven swaps and recognized a $6 million loss in Timeshare sales and services revenue. During the fourth quarter, two of the hedges became ineffective and we recorded a $12 million charge in Timeshare sales and services revenue. The aggregate notional amount of the remaining two swaps is $149 million at year-end 2008 and they expire in 2012. The fair value of the remaining two swaps was a net liability of $13 million at year-end 2008. During 2007, five swaps were designated as cash flow hedges under FAS No. 133 and were highly effective in offsetting interest rate fluctuations. The amount of the ineffectiveness was immaterial. In 2007, we terminated two of those five swaps and recognized no gain or loss from the sales of Timeshare segment notes receivable. The fair value of the remaining three swaps was a net liability of $7 million at year-end 2007. For the outstanding interest rate swaps, we recorded in 2007 a $7 million net loss in other comprehensive income. During 2006, two swaps (the “2006 swaps”) were designated as cash flow hedges under FAS No. 133 and were highly effective in offsetting interest rate fluctuations. In 2006, we terminated the 2006 swaps and recognized a net gain of $1 million in the gains from the sales of Timeshare segment notes receivable.

During 2008, 2007, and 2006, we entered into forward foreign exchange contracts to manage the foreign currency exposure related to certain monetary assets. The aggregate dollar equivalent of the notional amount of the contracts was $190 million at year-end 2008 and they expire in 2009. The forward exchange contracts do not qualify as hedges in accordance with FAS No. 133. The fair value of the forward contracts to hedge monetary assets was zero at year-end 2008 and an asset of $2 million at year-end 2007. We recorded a $7 million gain during 2008, a $10 million loss during 2007, and a $34 million loss in 2006, relating to these forward foreign exchange contracts. The net gains and losses for all years were recorded as general, administrative, and other expense and were offset by income and losses recorded from translating the related monetary assets denominated in foreign currencies into U.S. dollars.

During 2007 and 2006, we entered into foreign exchange option contracts to hedge the potential volatility of earnings and cash flows associated with variations in foreign exchange rates. These contracts have terms of less than one year and are classified as cash flow hedges. Changes in their fair values are recorded as a component of other comprehensive income. The fair value of the option contracts was approximately $1 million at year-end 2007. During 2008, we recognized a $1 million loss related to the termination of contracts that we entered into during prior years. The hedges were highly effective and there was no net gain or loss reported in earnings for 2007 and 2006 due to ineffectiveness.

During 2008 and 2007, we entered into forward foreign exchange contracts to hedge forecasted transactions for contracts and fees denominated in foreign currencies. The aggregate dollar equivalent of the notional amounts of the contracts was $89 million at year-end 2008. These contracts have terms of less than three years and are classified as cash flow hedges. Changes in their fair value are recorded as a component of other comprehensive income. The fair value of the forward contracts was $4 million at year-end 2008 and zero at year-end 2007. The hedges were highly effective and there was no gain or loss, impacting our general, administrative, and other expenses, reported in earnings for 2008 or 2007 due to ineffectiveness. During 2008, we recorded a $1 million loss, impacting general, administrative, and other expenses, related to points paid to enter into these contracts. As of year-end 2008, the deferred gains and losses on existing contracts accumulated in other comprehensive income that we expect to reclassify into earnings over future periods is $6 million.

During 2008, 2007, and 2006, we entered into forward foreign exchange contracts to manage currency exchange rate volatility associated with certain investments in foreign operations. The contracts offset the gains and losses associated with translation adjustments for various investments in foreign operations. Certain contracts were designated as hedges in the net investment of a foreign operation under FAS No. 133. These hedges were highly effective and resulted in a net gain of $1 million for 2008, a net loss of $1 million for 2007, and no net gain or loss for 2006 in the foreign currency translation adjustment section of other comprehensive income. Due to contract terminations in 2008, $1 million that was originally recorded in other comprehensive income was recognized through earnings as a loss. The investments remaining at year-end 2008 had an aggregate dollar equivalent of the notional amount of $15 million and a fair value of zero. No contracts remained at year-end 2007. One contract remained at year-end 2006, which had an aggregate dollar equivalent of the notional amount of $43 million and a fair value of zero. Certain other contracts did not qualify as hedges under FAS No. 133 and resulted in no gain or loss for 2007 and a loss of $17 million for 2006, impacting our general, administrative, and other expenses.

During 2007 and 2006, in response to high oil prices and uncertainty surrounding the potential phase out of tax credits, we entered into oil price hedges in conjunction with our synthetic fuel operation. These hedges do not qualify as cash flow hedges under FAS No. 133. Therefore, changes in the fair values of these instruments are marked-to-market through interest income at each reporting period. Correspondingly, we recorded a net loss of $8 million during 2007 and a net loss of $2 million during 2006. At year-end 2007, hedges with a total fair value of $4 million remained outstanding.

During 2003, we entered into an interest rate swap agreement under which we receive a floating rate of interest and pay a fixed rate of interest. The swap modifies our interest rate exposure by effectively converting a note receivable with a fixed rate to a floating rate. The aggregate notional amount of the swap is $92 million and it matures in 2010. The swap is classified as a fair value hedge under FAS No. 133 and we recognize the change in the fair value of the swap, as well as the change in the fair value of the underlying note receivable, in interest income. The fair value of the swap was a $5 million liability at year-end 2008, a $2 million liability at year-end 2007, and a $1 million asset at year-end 2006. The hedge is highly effective and, therefore, no net gain or loss was reported during 2008, 2007, and 2006.

18 CONTINGENCIES

Guarantees

We issue guarantees to certain lenders and hotel owners primarily to obtain long-term management contracts. The guarantees generally have a stated maximum amount of funding and a term of three to 10 years. The terms of guarantees to lenders generally require us to fund if cash flows from hotel operations are inadequate to cover annual debt service or to repay the loan at the end of the term. The terms of the guarantees to hotel owners generally require us to fund if the hotels do not attain specified levels of operating profit. Guarantee fundings to lenders and hotel owners are generally recoverable as loans repayable to us out of future hotel cash flows and/or proceeds from the sale of hotels. We also enter into project completion guarantees with certain lenders in conjunction with hotels and Timeshare segment properties that we or our joint venture partners are building.

64 Marriott International, Inc. 2008

The maximum potential amount of future fundings for guarantees where we are the primary obligor and the carrying amount of the liability for expected future fundings at year-end 2008, are as follows:

($ in millions) Guarantee Type	Maximum Potential Amount of Future Fundings	Liability for Expected Future Fundings at Year-End 2008
Debt service	$ 38	$ 1
Operating profit	165	27
Other	95	7
Total guarantees where we are the primary obligor	$298	$35

The liability for expected future fundings at year-end 2008, is included in our Consolidated Balance Sheet as follows: $3 million in the "Other payables and accruals" line item and $32 million in the "Other long-term liabilities" line item.

Our guarantees of $298 million listed in the preceding table include $33 million of operating profit guarantees that will not be in effect until the underlying properties open and we begin to operate the properties, along with $3 million of debt service guarantees that will not be in effect until the underlying debt has been funded.

The guarantees of $298 million in the preceding table do not include $206 million of guarantees that we anticipate will expire in the years 2011 through 2013, related to Senior Living Services lease obligations totaling $145 million and lifecare bonds of $61 million for which we are secondarily liable. Sunrise Senior Living, Inc. ("Sunrise") is the primary obligor of the leases and $9 million of the lifecare bonds, and CNL Retirement Properties, Inc. ("CNL"), which subsequently merged with Health Care Property Investors, Inc., is the primary obligor of $50 million of the lifecare bonds. Five Star is the primary obligor of the remainder of the lifecare bonds. Prior to our sale of the Senior Living Services business in 2003, these preexisting guarantees were guarantees by us of obligations of consolidated Senior Living Services subsidiaries. Sunrise and CNL have indemnified us for any guarantee fundings we may be called on to make in connection with these lease obligations and lifecare bonds. While we currently do not expect to fund under the guarantees, according to recent SEC filings made by Sunrise there has been a significant deterioration in Sunrise's financial position and access to liquidity; accordingly, Sunrise's continued ability to meet these guarantee obligations cannot be assured.

The table also does not include lease obligations for which we became secondarily liable when we acquired the Renaissance Hotel Group N.V. in 1997, consisting of annual rent payments of approximately $6 million and total remaining rent payments through the initial term of approximately $67 million. Most of these obligations expire at the end of 2023. CTF Holdings Ltd. ("CTF") had originally made available €35 million in cash collateral in the event that we are required to fund under such guarantees (approximately €7 million [$10 million] remained at year-end 2008). As CTF obtains releases from the landlords and these hotels exit the system, our contingent liability exposure of approximately $67 million will decline. Since the time we assumed these guarantees, we have not funded any amounts and we do not expect to fund any amounts under these guarantees in the future.

In addition to the guarantees noted in the preceding table, we have provided a project completion guarantee to a lender for a project with an estimated aggregate total cost of $586 million. Payments for cost overruns for this project will be satisfied by the joint venture through contributions from the partners, and we are liable on a several basis with our partners in an amount equal to our pro rata ownership in the joint venture, which is 34 percent. We do not expect to fund under the guarantee. At year-end 2008, the carrying value of the liabilities associated with this project completion guarantee was $6 million. We have provided a project completion guarantee to another lender for a project with an estimated aggregate total cost of $460 million. Payments for cost overruns for this project will be satisfied by the joint venture through contributions from the partners, and we are liable on a several basis with our partners in an amount equal to our pro rata ownership in the joint venture, which is 20 percent. We do not expect to fund under the guarantee. At year-end 2008, the carrying value of the liabilities associated with this project completion guarantee was $3 million.

In addition to the guarantees described in the preceding paragraphs, in conjunction with financing obtained for specific projects or properties owned by joint ventures in which we are a party, we may provide industry standard indemnifications to the lender for loss, liability, or damage occurring as a result of the actions of the other joint venture owner or our own actions.

Commitments and Letters of Credit

In addition to the guarantees noted previously, as of year-end 2008, we had extended approximately $10 million of loan commitments to owners of lodging properties, under which we expect to fund approximately $8 million, which expire within one year. We do not expect to fund the remaining $2 million of commitments, which expire in one year.

At year-end 2008, we also had commitments to invest up to $44 million of equity for minority interests in partnerships that plan to purchase North American full-service and limited-service properties or purchase or develop hotel-anchored mixed-use real estate projects, which expire as follows: $34 million within three years; and $10 million after three years. Of the $44 million in commitments, we expect to fund $29 million within one to two years and $15 million within three years. In addition, as of year-end 2008, we had commitments, with no expiration date, to fund up to $25 million in joint ventures for development of new properties of which we expect to fund $13 million within one year and $12 million in one to two years. Also, as of year-end 2008, we had a commitment, with no expiration date, to invest up to $8 million in a joint venture of which we have funded $1 million and have $7 million remaining that we do not expect to fund. And, as of year-end 2008, we had a commitment to invest up to $28 million (€20 million) in a joint venture in which we are a partner. We do not expect to fund under this commitment.

At year-end 2008, we had $126 million of letters of credit outstanding, the majority of which related to our self-insurance programs. Surety bonds issued as of year-end 2008, totaled $465 million, the majority of which were requested by federal, state or local governments related to our lodging operations, including our Timeshare segment and self-insurance programs.

Investment in Leveraged Lease

Historically, we had a $23 million investment in an aircraft leveraged lease with Delta Air Lines, Inc. ("Delta Airlines"), which we acquired in 1994. The gross investment was comprised of rentals receivable and the residual value of the aircraft offset by unearned income. On September 14, 2005, Delta Airlines filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and informed us that it wished to restructure the lease. As a result, our investment was impaired and we had recorded pretax charges of approximately $17 million in 2005 and $1 million in 2006. We recorded an additional $5 million loss related to this investment in fiscal 2007, and have no remaining exposure.

Marriott International, Inc. 2008 65

19 BUSINESS SEGMENTS

We are a diversified hospitality company with operations in five business segments:

- **North American Full-Service Lodging,** which includes the Marriott Hotels & Resorts, Marriott Conference Centers, JW Marriott Hotels & Resorts, Renaissance Hotels & Resorts, and Renaissance ClubSport properties located in the continental United States and Canada;
- **North American Limited-Service Lodging,** which includes the Courtyard, Fairfield Inn, SpringHill Suites, Residence Inn, TownePlace Suites, and Marriott ExecuStay properties located in the continental United States and Canada;
- **International Lodging,** which includes the Marriott Hotels & Resorts, JW Marriott Hotels & Resorts, Renaissance Hotels & Resorts, Courtyard, Fairfield Inn, Residence Inn, and Marriott Executive Apartments properties located outside the continental United States and Canada;
- **Luxury Lodging,** which includes The Ritz-Carlton and Bulgari Hotels & Resorts properties worldwide (together with adjacent residential projects associated with some Ritz-Carlton hotels), as well as Edition, for which no properties are yet open; and
- **Timeshare,** which includes the development, marketing, operation, and sale of Marriott Vacation Club, The Ritz-Carlton Club and Residences, Grand Residences by Marriott, and Horizons by Marriott Vacation Club timeshare, fractional ownership, and residential properties worldwide.

In addition to the segments above, in 2007, we exited the synthetic fuel business, which was formerly a separate segment but which we now report under discontinued operations.

We evaluate the performance of our segments based primarily on the results of the segment without allocating corporate expenses, interest expense, income taxes, or indirect general, administrative, and other expenses. With the exception of the Timeshare segment, we do not allocate interest income to our segments. Because note sales are an integral part of the Timeshare segment, we include note sale gains in our Timeshare segment results. We also include interest income associated with Timeshare segment notes in our Timeshare segment results because financing sales are an integral part of that segment's business. Additionally, we allocate other gains or losses, equity in earnings or losses from our joint ventures, divisional general, administrative, and other expenses, and minority interests in income or losses of consolidated subsidiaries to each of our segments. "Other unallocated corporate" represents that portion of our revenues, general, administrative, and other expenses, equity in earnings or losses, and other gains or losses that are not allocable to our segments.

We aggregate the brands presented within our North American Full-Service, North American Limited-Service, International, Luxury, and Timeshare segments considering their similar economic characteristics, types of customers, distribution channels, the regulatory business environment of the brands and operations within each segment and our organizational and management reporting structure.

Revenues

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 5,631**	$ 5,476	$ 5,196
North American Limited-Service Segment	**2,233**	2,198	2,060
International Segment	**1,544**	1,594	1,411
Luxury Segment	**1,659**	1,576	1,423
Timeshare Segment	**1,750**	2,065	1,840
Total segment revenues	**12,817**	12,909	11,930
Other unallocated corporate	**62**	81	65
	$12,879	$12,990	$11,995

Income from Continuing Operations

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 419**	$ 478	$ 455
North American Limited-Service Segment	**395**	461	380
International Segment	**246**	271	237
Luxury Segment	**78**	72	63
Timeshare Segment	**28**	306	280
Total segment financial results	**1,166**	1,588	1,415
Other unallocated corporate	**(304)**	(287)	(251)
Interest income, provision for loan losses, and interest expense	**(144)**	(163)	(72)
Income taxes	**(359)**	(441)	(380)
	$ 359	$ 697	$ 712

We allocate net minority interest in losses of consolidated subsidiaries to our segments. Accordingly, as of year-end 2008, we allocated net minority interest in losses of consolidated subsidiaries as reflected in our Consolidated Statements of Income as shown in the following table:

Minority Interest

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ —**	$ —	$ 1
International Segment	**(1)**	(1)	(1)
Luxury Segment	**—**	1	—
Timeshare Segment	**25**	1	—
Total segment minority interest	**24**	1	—
Provision for income taxes	**(9)**	—	—
	$ 15	$ 1	$ —

66 Marriott International, Inc. 2008

Equity in Earnings (Losses) of Equity Method Investees

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 3**	$ 3	$ 2
North American Limited-Service Segment	**—**	2	—
International Segment	**(2)**	3	—
Luxury Segment	**(12)**	(4)	(2)
Timeshare Segment	**11**	10	(2)
Total segment equity in earnings (losses)	**—**	14	(2)
Other unallocated corporate	**15**	1	5
	$ 15	$ 15	$ 3

Depreciation and Amortization

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$ 29**	$ 25	$ 24
North American Limited-Service Segment	**20**	23	24
International Segment	**24**	23	23
Luxury Segment	**16**	17	7
Timeshare Segment	**46**	39	39
Total segment depreciation and amortization	**135**	127	117
Other unallocated corporate	**55**	62	61
Discontinued operations	**—**	8	10
	$ 190	$ 197	$ 188

Assets

($ in millions)	At Year-End 2008	At Year-End 2007	At Year-End 2006
North American Full-Service Segment	**$1,287**	$1,322	$1,104
North American Limited-Service Segment	**467**	486	565
International Segment	**832**	855	1,225
Luxury Segment	**715**	748	755
Timeshare Segment	**3,636**	3,142	2,560
Total segment assets	**6,937**	6,553	6,209
Other unallocated corporate	**1,966**	2,336	2,288
Discontinued operations	**—**	53	91
	$8,903	$8,942	$8,588

Equity Method Investments

($ in millions)	At Year-End 2008	At Year-End 2007	At Year-End 2006
North American Full-Service Segment	**$ 16**	$ 16	$ 18
North American Limited-Service Segment	**97**	75	35
International Segment	**56**	62	73
Luxury Segment	**50**	41	17
Timeshare Segment	**80**	99	168
Total segment equity method investments	**299**	293	311
Other unallocated corporate	**10**	23	21
	$309	$316	$332

Goodwill

($ in millions)	At Year-End 2008	At Year-End 2007	At Year-End 2006
North American Full-Service Segment	**$335**	$406	$406
North American Limited-Service Segment	**72**	72	72
International Segment	**298**	273	273
Luxury Segment	**170**	170	170
Total segment goodwill	**$875**	$921	$921

Capital Expenditures

($ in millions)	2008	2007	2006
North American Full-Service Segment	**$117**	$446	$ 75
North American Limited-Service Segment	**13**	36	38
International Segment	**45**	44	215
Luxury Segment	**6**	35	104
Timeshare Segment	**105**	56	28
Total segment capital expenditures	**286**	617	460
Other unallocated corporate	**71**	54	69
	$357	$671	$529

Segment expenses include selling expenses directly related to the operations of the businesses, aggregating $629 million in 2008, $616 million in 2007, and $600 million in 2006. Approximately 89 percent for each of 2008 and 2007 and 90 percent for 2006 of the selling expenses are related to our Timeshare segment.

Marriott International, Inc. 2008 67

The consolidated financial statements include the following related to operations located outside the United States (which are predominately related to our International lodging segment): Revenues of $2,230 million in 2008, $2,287 million in 2007, and $1,869 million in 2006; segment financial results of $253 million in 2008 (13 percent from Europe, 36 percent from the Americas excluding the United States, 23 percent from Asia, 12 percent from the United Kingdom, 13 percent from the Middle East and Africa, and 3 percent from Australia), $341 million in 2007, and $298 million in 2006; and fixed assets of $314 million in 2008 and $257 million in 2007. At year-end 2008 and at year-end 2007, fixed assets located outside the United States are included within the “Property and equipment” caption in our Consolidated Balance Sheets. No individual country, other than the United States, constitutes a material portion of our revenues, financial results or fixed assets.

We estimate that, for the 20-year period from 2009 through 2028, the cost of completing improvements and currently planned amenities for our owned timeshare properties will be approximately $3.5 billion.

20 RESTRUCTURING COSTS AND OTHER CHARGES

During the latter part of 2008, we experienced a significant decline in demand for hotel rooms both domestically and internationally as a result, in part, of the recent failures and near failures of a number of large financial service companies in the fourth quarter of 2008 and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt both domestically and internationally by the downturn in market conditions and particularly the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008. These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, and anticipated losses under guarantees and loans. We responded by implementing certain company-wide cost saving measures with individual company segments and corporate departments implementing further cost saving measures. Upper-level management responsible for the Timeshare segment, hotel operations, development, and above-property level management of the various corporate departments and brand teams individually led these decentralized management initiatives. The various initiatives resulted in aggregate restructuring costs of $55 million that we recorded in the fourth quarter of 2008. We also incurred other charges, including charges for guarantees and reserves for loan losses, and inventory write-downs on Timeshare inventory, reserves on accounts receivable, contract cancellation allowances, a charge related to the valuation of Timeshare residual interests, a charge associated with hedge ineffectiveness related to Timeshare note sale hedges, and asset impairments and other charges, detailed further in “Other Charges.” As part of the restructuring efforts in our Timeshare segment, we reduced and consolidated sales channels in the United States and closed down certain operations in Europe. We recorded Timeshare restructuring costs of $28 million in the 2008 fourth quarter, including: (1) $14 million in severance costs; (2) $5 million in facilities exit costs, primarily associated with noncancelable lease costs in excess of estimated sublease income arising from the reduction in personnel; and (3) $9 million related to the write-off of capitalized costs relating to development projects no longer deemed viable. We expect to complete this restructuring by year-end 2009.

As part of the hotel development restructuring efforts across several of our Lodging segments, we discontinued certain development projects that required our investment. We recorded restructuring costs in the 2008 fourth quarter of $24 million, including: (1) $2 million in severance costs; and (2) $22 million related to the write-off of capitalized costs relating to development projects that we discontinued, including capitalized costs related to owned development of Renaissance ClubSport. We expect to complete this restructuring by year-end 2009.

We also implemented restructuring initiatives by reducing above-property level lodging management personnel and corporate overhead. We incurred 2008 fourth quarter restructuring costs of $3 million primarily reflecting severance costs. We expect to complete this restructuring by year-end 2009.

We have provided detailed information related to these restructuring costs and other charges below.

Restructuring Costs

Severance

These various restructuring initiatives resulted in an overall reduction of 1,021 employees (the majority of whom were terminated by January 2, 2009) across the Company. We recorded a total work-force reduction charge of $19 million related primarily to severance and fringe benefits, which consisted of $14 million for the Timeshare segment, $2 million related to hotel development, and $3 million related to above-property level lodging management and corporate overhead. The charge does not reflect amounts billed out separately to owners for property level severance costs. We also delayed filling vacant positions and reduced staff hours. In connection with these initiatives, we expect to incur an additional $3 million to $4 million related to severance and fringe benefits in 2009 for the Timeshare segment.

Facilities Exit Costs

As a result of workforce reductions and delays in filling vacant positions that were part of the Timeshare segment restructuring, we ceased using certain leased facilities. We recorded a restructuring charge of approximately $5 million associated with these facilities, primarily related to noncancelable lease costs in excess of estimated sublease income. In connection with these initiatives, in 2009, we expect to incur an additional $2 million to $3 million related to ceasing use of additional noncancelable leases.

Development Cancellations

We sometimes incur certain costs associated with the development of hotel and timeshare properties, including legal costs, the cost of land, and planning and design costs. We capitalize these costs as incurred and they become part of the cost basis of the property

68 Marriott International, Inc. 2008

once it is developed. As a result of the sharp downturn in the economy, we decided to discontinue certain development projects that required our investment, including our Renaissance ClubSport real estate development activities. These cancellations do not impact the two Renaissance ClubSport properties that are currently open. As a result of these development cancellations, we expensed $31 million of previously capitalized costs, which consisted of $9 million of costs for the Timeshare segment and $22 million of costs related to hotel development. We do not currently expect to expense any additional capitalized costs in 2009 in connection with these restructuring initiatives.

Other Charges

Charges for Guarantees and Reserves for Loan Losses

We sometimes issue guarantees to lenders and other third parties in connection with some financing transactions and other obligations. We also advance loans to some owners of properties that we manage. As a result of the downturn in the economy, certain hotels have experienced significant declines in profitability and the owners may not be able to meet debt service obligations to us, or in some cases, to third-party lending institutions. In addition, we expect profit levels at a few hotels to drop below guaranteed levels. As a result, based on cash flow projections, we expect to fund under some of our guarantees, which we do not deem recoverable, and we expect that one of the loans made by us will not be repaid according to its original terms. Due to the expected fundings under guarantees that we deemed nonrecoverable, we recorded charges of $16 million in the fourth quarter of 2008 in the “General, administrative, and other” expenses caption in our Consolidated Statements of Income. Due to the expected loan loss, we recorded a charge of $22 million in the fourth quarter of 2008 in the “Provision for loan losses” caption in our Consolidated Statements of Income.

Timeshare Inventory Write-downs

As a result of terminating certain phases of timeshare development in Europe, we recorded an inventory write-down of $9 million in the fourth quarter of 2008. We recorded this charge in the “Timeshare-direct” caption of our Consolidated Statements of Income.

Accounts Receivable-Bad Debts

In the fourth quarter of 2008, we reserved $4 million of accounts receivable, which we deemed uncollectible, generally as a result of the unfavorable hotel operating environment, following an analysis of those accounts. We recorded this charge in the “General, administrative, and other” expenses caption in our Consolidated Statements of Income.

Timeshare Contract Cancellation Allowances

Our financial statements reflect net contract cancellation allowances totaling $12 million recorded in the 2008 fourth quarter in anticipation that a portion of contract revenue and cost previously recorded for certain projects under the percentage-of-completion method will not be realized due to contract cancellations prior to closing. We have an equity method investment in one of these projects, and reflected $7 million of the $12 million in the “Equity in earnings” caption in our Consolidated Statements of Income. The remaining net $5 million of contract cancellation allowances consisted of a reduction in revenue, net of adjustments to product costs and other direct costs, and was recorded in Timeshare sales and services revenue, net of direct costs.

Timeshare Residual Interests Valuation

The fair market value of our residual interest in timeshare notes sold declined in the fourth quarter of 2008 primarily due to an increase in the market rate of interest at which we discount future cash flows to estimate the fair market value of the retained interests. The increase in the market rate of interest reflects deteriorating economic conditions and disruption in the credit markets, which significantly increased the borrowing costs to issuers. As a result of this change, we recorded a $32 million charge in “Timeshare sales and services” caption in our Consolidated Statements of Income to reflect the decrease in the fair value of these residual interests.

Timeshare Hedge Ineffectiveness

Given the significant deterioration in the credit markets, we expect that any potential note sale transactions pursued by the Company in the near term will be materially different from arrangements originally contemplated, and accordingly, the sensitivity of a hedge the Company previously entered into to manage interest rate risk associated with forecasted note sales no longer significantly corresponds to the sensitivity in expected note sale proceeds. Differences include expected legal structures, modifications to priority of cash flow, and higher costs. The change in terms (inputs) used to determine hedge effectiveness for Timeshare’s note sale hedges resulted in the recognition of $12 million in hedge ineffectiveness. We recorded this hedge ineffectiveness as a reduction in note sale gains in the “Timeshare sales and services” caption in our Consolidated Statements of Income.

Asset Impairments and Other Charges

One project that is in development and in which the Company has a joint venture investment was unable to draw on existing financing commitments as a result of the recent turmoil in the capital markets and the bankruptcy of the project’s major lender. As a result, based on our analysis of expected future cash flows, we determined that our investment in that joint venture was fully impaired, and we recorded an impairment charge of $9 million in the “Equity in earnings” caption in our Consolidated Statements of Income.

In addition, as a result of the economic downturn and the inability of certain developers to obtain financing, we also recorded write-offs of other assets ($12 million) related to development costs associated with projects we no longer deem probable in the “General, administrative, and other” expenses caption of our Consolidated Statements of Income.

We also deemed certain cost method tax investments to be other-than-temporarily impaired because we do not expect to receive any future economic benefit from these investments. Accordingly, we recorded an impairment charge of $9 million for those investments in the “Gains and other income” caption of our Consolidated Statements of Income.

Marriott International, Inc. 2008 69

Summary of Restructuring Costs and Other Charges

The following table is a summary of the restructuring costs and other charges we recorded in the fourth quarter of 2008, as well as our remaining liability at the end of the fourth quarter of 2008 and remaining restructuring costs expected to be incurred in 2009 as part of these restructuring initiatives:

($ in millions)	Total Charge	Non-Cash Charge	Cash Payments in the 2008 Fourth Quarter	Restructuring Costs and Other Charges Liability at January 2, 2009	Restructuring Costs Expected to be Incurred in 2009
Severance-Timeshare	$ 14	$ —	$3	$11	$3-4
Facilities exit costs-Timeshare	5	—	—	5	2-3
Development cancellations-Timeshare	9	9	—	—	—
Total restructuring costs-Timeshare	28	9	3	16	5-7
Severance-hotel development	2	—	—	2	—
Development cancellations-hotel development	22	22	—	—	—
Total restructuring costs-hotel development	24	22	—	2	—
Severance-above property-level management	3	—	1	2	—
Total restructuring costs-above property-level management	3	—	1	2	—
Total restructuring costs	$ 55	$ 31	$4	$20	$5-7
Reserves for guarantees and loan losses	38	22	—	16	
Inventory write-downs	9	9	—	—	
Accounts receivable-bad debts	4	4	—	—	
Contract cancellation allowances	12	12	—	—	
Residual interests valuation	32	32	—	—	
Hedge ineffectiveness	12	12	—	—	
Impairment of investments and other	30	30	—	—	
Total other charges	137	121	—	16	
Total restructuring and other charges	$192	$152	$4	$36	

We anticipate that the remaining liability related to the workforce reduction will be substantially paid by the end of 2009 for the Timeshare segment, by the end of 2009 for hotel development, and by the end of 2009 for above-property level management. The amounts related to the space reduction and resulting lease expense due to the consolidation of facilities in the Timeshare segment will be paid over the respective lease terms through 2012. The remaining liability related to expected fundings under guarantees will likely be substantially paid by year-end 2010. The following tables provide further detail on these charges, including a breakdown by segment:

2008 Operating Income Impact

($ in millions)	North American Full-Service Segment	North American Limited-Service Segment	International Segment	Luxury Segment	Timeshare Segment	Other Unallocated Corporate	Total
Severance	$—	$—	$—	$1	$14	$ 4	$ 19
Facilities exit costs	—	—	—	—	5	—	5
Development cancellations	—	—	—	—	9	22	31
Total restructuring costs	—	—	—	1	28	26	55
Charges related to guarantees	1	15	—	—	—	—	16
Inventory write-downs	—	—	—	—	9	—	9
Accounts receivable-bad debts	—	—	—	1	—	3	4
Contract cancellation allowances	—	—	—	—	5	—	5
Residual interests valuation	—	—	—	—	32	—	32
Hedge ineffectiveness	—	—	—	—	12	—	12
Impairment of investments and other	—	—	—	—	—	12	12
Total	$ 1	$15	$—	$2	$86	$41	$145

70 Marriott International, Inc. 2008

2008 Non-Operating Income Impact

($ in millions)	Gains and Other Income	Provision for Loan Losses	Equity in Earnings	Total
Impairment of investments	$9	$—	$ 9	$18
Contract cancellations allowances	—	—	7	7
Reserves for interest and loan losses	—	22	—	22
Total	$9	$22	$16	$47

The following table provides further detail on restructuring costs we expect to incur in 2009, including a breakdown by segment:

2009 Expected Operating Income Impact

($ in millions)	North American Full-Service Segment	North American Limited-Service Segment	International Segment	Luxury Segment	Timeshare Segment	Other Unallocated Corporate	Total
Severance	$—	$—	$—	$—	$3-4	$—	$3-4
Facilities exit costs	—	—	—	—	2-3	—	2-3
Development cancellations	—	—	—	—	—	—	—
Total restructuring costs	$—	$—	$—	$—	$5-7	$—	$5-7

21 VARIABLE INTEREST ENTITIES

In accordance with FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities," we analyze our variable interests including loans, guarantees, and equity investments, to determine if the entity that is party to the variable interest is a variable interest entity. Our analysis includes both quantitative and qualitative reviews. Quantitative analysis is based on the forecasted cash flows of the entity. Qualitative analysis is based on our review of the design of the entity, its organizational structure including decision making ability, and financial agreements. Quantitative and qualitative analyses are also used to determine if we must consolidate a variable interest entity as the primary beneficiary.

We have an equity investment in and a loan receivable due from a variable interest entity that develops and markets fractional ownership and residential interests, and we consolidate the entity as we are the primary beneficiary. The loan we provided to the entity replaced the original senior loan and at year-end 2008 had a balance of $68 million and accrued interest of $15 million. The loan facility is utilized to fund net cash flow of the variable interest entity. The outstanding principal balance increased by $32 million compared to year-end 2007. At year-end 2008, the carrying amount of consolidated assets included within our Consolidated Balance Sheet that are collateral for the variable interest entity's obligations totaled $103 million and comprised $101 million of real estate held for development, property, equipment, and other long-term assets, and $2 million of cash. Further, at year-end 2008, the carrying amount of consolidated liabilities included within our Consolidated Balance Sheet relative to this variable interest entity totaled $17 million. The creditors of the variable interest entity do not have general recourse to our credit.

We utilize several special purpose entities to maintain ownership of real estate in certain jurisdictions in order to facilitate sales within the Asia Pacific Points Club. Although we have no equity ownership in the Club itself, we absorb the variability in the assets of the club to the extent that inventory has not been sold to the ultimate Club Member. We determined that we were the primary beneficiary of these variable interest entities based upon the proportion of variability that we absorb compared to Club Members. At year-end 2007 and 2008, the carrying amount of inventory associated with these variable interest entities was $18 million and $78 million, respectively. The creditors of the special purpose entities do not have general recourse to our credit.

In conjunction with the transaction with CTF described more fully in Footnote No. 9, "Acquisitions and Dispositions," under the caption "2005 Acquisitions" in our 2007 Form 10-K, we manage certain hotels on behalf of four tenant entities 100 percent owned by CTF, which lease the hotels from third-party owners. Due to certain provisions in the management agreements, we account for these contracts as operating leases. At year-end 2008, the number of hotels totaled 14. The entities have minimal equity and minimal assets comprised of hotel working capital. In conjunction with the 2005 transaction, CTF had placed money in a trust account to cover cash flow shortfalls and to meet rent payments. In turn, we released CTF from their guarantees in connection with these properties. The terms of the trust require that the cash flows for the four tenant entities be pooled for purposes of making rent payments and determining cash flow shortfalls. At year-end 2008, the trust account held approximately $28 million. The entities are variable interest entities under FIN 46(R). We do not consolidate the entities because we do not bear the majority of the expected losses. We are secondarily liable (after exhaustion of funds from the trust account) for rent payments for eight of the 14 hotels in the event that there are cash flow shortfalls. Future minimum lease payments through the end of the lease term for these eight hotels totaled approximately $94 million. In addition, we are also secondarily liable for rent payments of up to an aggregate cap of $37 million for the six other hotels in the event that there are cash flow shortfalls.

Marriott International, Inc. 2008 71

22 LEASES

We have summarized our future obligations under operating leases at year-end 2008, below:

Fiscal Year	Minimum Lease Payments
($ in millions)	
2009	$ 153
2010	148
2011	129
2012	124
2013	116
Thereafter	1,047
Total minimum lease payments where we are the primary obligor	$1,717

Most leases have initial terms of up to 20 years and contain one or more renewal options, generally for five- or 10-year periods. These leases provide for minimum rentals and additional rentals based on our operations of the leased property. The total minimum lease payments above include $382 million, representing obligations of consolidated subsidiaries that are non-recourse to us.

Minimum lease payments aggregating $131 million relating to the CTF leases further discussed in Footnote No. 21, "Variable Interest Entities," which are not reflected in the $1,717 million in the preceding table are as follows: $29 million in each of 2009 and 2010; $25 million in 2011; $16 million in 2012; $9 million in 2013; and $23 million thereafter.

The composition of rent expense for the last three fiscal years associated with operating leases is detailed in the following table:

($ in millions)	2008	2007	2006
Minimum rentals	**$283**	$272	$253
Additional rentals	**109**	114	109
	$392	$386	$362

We have summarized our future obligations under capital leases at year-end 2008, in the following table:

Fiscal Year	Minimum Lease Payments
($ in millions)	
2009	$ 1
2010	1
2011	1
2012	1
2013	1
Thereafter	6
Total minimum lease payments	11
Less: Amount representing interest	(5)
Present value of net minimum lease payments	$ 6

The accompanying Consolidated Balance Sheets for year-end 2008 and 2007 included $6 million and $7 million, respectively, in the "Long-term debt" caption that represented the present value of net minimum lease payments associated with capital leases.

23 RELATED PARTY TRANSACTIONS

Equity Method Investments

We have equity method investments in entities that own properties for which we provide management and/or franchise services and receive fees. In addition, in some cases we provide loans, preferred equity or guarantees to these entities. Our ownership interest in these equity method investments generally varies from 10 to 50 percent. The amount of our consolidated retained earnings that represents undistributed earnings attributable to our equity investments totaled $3 million at year-end 2008.

The following tables present financial data resulting from transactions with these related parties:

Income Statement Data

($ in millions)	2008	2007	2006
Base management fees	**$ 49**	$ 56	$ 62
Franchise fees	**—**	1	2
Incentive management fees	**11**	26	22
Cost reimbursements	**340**	510	649
Total revenue	**$400**	$593	$735
General, administrative, and other	**$ (1)**	$ (4)	$ (1)
Reimbursed costs	**(340)**	(510)	(649)
Gains and other income	**12**	25	28
Interest expense	**4**	1	1
Interest income	**3**	4	4
(Provision for) reversal of provision for loan losses	**—**	(12)	1
Equity in earnings	**15**	15	3
Provision for income taxes	**1**	—	—

Balance Sheet Data

($ in millions)	At Year-End 2008	At Year-End 2007
Current assets-accounts and notes receivable	**$23**	$42
Deferred development	**3**	2
Contract acquisition costs	**28**	33
Equity and cost method investments	**309**	316
Loans to equity method investees	**50**	21
Other long-term receivables	**7**	—
Long-term deferred tax assets, net	**—**	1
Current liabilities:		
Other payables and accruals	**(9)**	(2)
Other long-term liabilities	**(15)**	(16)

72 Marriott International, Inc. 2008

Summarized information for the entities in which we have equity method investments is as follows:

Income Statement Data

($ in millions)	2008	2007	2006
Sales	**$1,342**	$1,622	$1,479
Net income	**$ 122**	$ 134	$ 170

Balance Sheet Summary

($ in millions)	At Year-End 2008	At Year-End 2007
Assets (primarily comprised of hotel real estate managed by us)	**$3,669**	$3,856
Liabilities	**$2,532**	$2,536

24 RELATIONSHIP WITH MAJOR CUSTOMER

As of year-end 2008, Host Hotels & Resorts, Inc. ("Host"), formerly known as Host Marriott Corporation, owned or leased 149 lodging properties operated by us under long-term agreements. We recognized revenues from lodging properties owned or leased by Host (which are included in our North American Full-Service, North American Limited-Service, Luxury, and International segments) for the last three fiscal years as shown in the following table:

($ in millions)	2008	2007	2006
Revenues	**$2,539**	$2,580	$2,475

Additionally, Host is a partner in several unconsolidated partnerships that own lodging properties operated by us under long-term agreements. As of year-end 2008, Host was affiliated with 125 such properties operated by us. The revenues associated with those properties (which are included in our North American Full-Service, North American Limited-Service, Luxury, and International segments) that were recognized by the Company for the last three fiscal years are shown in the following table:

($ in millions)	2008	2007	2006
Revenues	**$411**	$350	$353

SHAREHOLDER RETURN PERFORMANCE GRAPH — UNAUDITED

The following graph compares the performance of the Company's Class A Common Stock from January 2, 2004 to the end of fiscal 2008 with the performance of the Standard & Poor's Corporation Composite 500 Index and the Standard & Poor's Hotels, Resorts & Cruise Lines Index. The graph assumes an initial investment of $100 on January 2, 2004, and reinvestment of dividends.

Comparison of Shareholder Returns among Marriott International, Inc., the S&P 500 Index and the S&P 500 Hotels, Resorts & Cruise Lines Index


250
200
150
100
50
0
Dollars
1/2/04
12/31/04
12/30/05
12/29/06
12/28/07
1/2/09
Fiscal Year Ended
Marriott International, Inc.
S&P 500 Hotels Index
S&P 500 Index

	1/2/04	12/31/04	12/30/05	12/29/06	12/28/07	1/2/09
Marriott International, Inc.	100.0	137.4	147.0	210.8	151.7	90.4
S&P 500 Hotels Index	100.0	145.7	147.9	169.6	148.4	82.3
S&P 500 Index	100.0	111.2	116.7	135.1	143.5	92.6

NOTE: At the end of fiscal 2008, the S&P 500 Hotels, Resorts & Cruise Lines Index consisted of Carnival Corporation, Starwood Hotels & Resorts Worldwide Inc., the Company, and Wyndham Worldwide Corporation.

Marriott International, Inc. 2008 73

QUARTERLY FINANCIAL DATA — UNAUDITED

	Fiscal Year 2008 [1, 2]				
($ in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
Revenues [3]	$2,947	$3,185	$2,963	$3,784	$12,879
Operating income [3]	$ 195	$ 313	$ 203	$ 74	$ 785
Income from continuing operations minority interest	$ 122	$ 153	$ 94	$ (10)	$ 359
Discontinued operations, net of tax	(1)	4	—	—	3
Net income	$ 121	$ 157	$ 94	$ (10)	$ 362
Diluted earnings per share from continuing operations	$ 0.33	$ 0.41	$ 0.26	$ (0.03)	$ 0.98
Diluted earnings per share from discontinued operations	—	0.01	—	—	0.01
Diluted earnings per share	$ 0.33	$ 0.42	$ 0.26	$ (0.03)	$ 0.99

	Fiscal Year 2007 [1, 2]				
($ in millions, except per share data)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
Revenues [3]	$2,836	$3,122	$2,943	$4,089	$12,990
Operating income [3]	$ 237	$ 335	$ 210	$ 406	$ 1,188
Income from continuing operations	$ 164	$ 175	$ 122	$ 236	$ 697
Discontinued operations, net of tax	18	32	9	(60)	(1)
Net income	$ 182	$ 207	$ 131	$ 176	$ 696
Diluted earnings per share from continuing operations	$ 0.40	$ 0.43	$ 0.31	$ 0.62	$ 1.75
Diluted earnings per share from discontinued operations	0.04	0.08	0.02	(0.16)	—
Diluted earnings per share	$ 0.44	$ 0.51	$ 0.33	$ 0.46	$ 1.75

(1) The quarters consisted of 12 weeks, except for the fourth quarters of 2008 and 2007, which consisted of 17 weeks and 16 weeks, respectively.

(2) The sum of the earnings per share for the four quarters differs from annual earnings per share due to the required method of computing the weighted average shares in interim periods.

(3) Balances do not reflect the impact of the synthetic fuel business as the impact of that business is now reflected in discontinued operations.

74 Marriott International, Inc. 2008

SELECTED HISTORICAL FINANCIAL DATA — UNAUDITED

The following table presents a summary of selected historical financial data for the Company derived from our financial statements as of and for our last 10 fiscal years.

Since the information in this table is only a summary and does not provide all of the information contained in our financial statements, including the related notes, you should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements.

Fiscal Year (1)

($ in millions, except per share data) 2008 2007 2006 2005 2004 2003 2002 2001 2000 1999

Income Statement Data:

Revenues (2) $12,879 $12,990 $11,995 $11,129 $ 9,778 $ 8,712 $ 8,222 $ 7,768 $ 7,911 $ 7,026

Operating income (2) $ 785 $ 1,188 $ 1,087 $ 699 $ 575 $ 481 $ 455 $ 420 $ 762 $ 621

Income from continuing operations $ 359 $ 697 $ 712 $ 543 $ 487 $ 380 $ 365 $ 269 $ 490 $ 399

Cumulative effect of change in accounting principle (3) — — (109) — — — — — — —

Discontinued operations (4) 3(1) 5 126 109 122(88)(33)(11) 1

Net income $ 362 $ 696 $ 608 $ 669 $ 596 $ 502 $ 277 $ 236 $ 479 $ 400

Per Share Data:

Diluted earnings per share from continuing operations $ 0.98 $ 1.75 $ 1.65 $ 1.17 $ 1.01 $ 0.77 $ 0.72 $ 0.52 $ 0.96 $ 0.75

Diluted losses per share from cumulative effect of accounting change — — (0.25) — — — — — — —

Diluted earnings (losses) per share from discontinued operations 0.01 — 0.01 0.28 0.23 0.25(0.17)(0.06)(0.02) —

Diluted earnings per share $ 0.99 $ 1.75 $ 1.41 $ 1.45 $ 1.24 $ 1.02 $ 0.55 $ 0.46 $ 0.94 $ 0.75

Cash dividends declared per share $0.3375 $0.2875 $0.2400 $0.2000 $0.1650 $0.1475 $0.1375 $0.1275 $0.1175 $0.1075

Balance Sheet Data (at year-end):

Total assets $ 8,903 $ 8,942 $ 8,588 $ 8,530 $ 8,668 $ 8,177 $ 8,296 $ 9,107 $ 8,237 $ 7,324

Long-term debt (2) 2,975 2,790 1,818 1,681 836 1,391 1,553 2,708 1,908 1,570

Shareholders’ equity 1,380 1,429 2,618 3,252 4,081 3,838 3,573 3,478 3,267 2,908

Other Data:

Base management fees (2) $ 635 $ 620 $ 553 $ 497 $ 435 $ 388 $ 379 $ 372 $ 383 $ 352

Franchise fees (2) 451 439 390 329 296 245 232 220 208 180

Incentive management fees (2) 311 369 281 201 142 109 162 202 316 268

Total fees $ 1,397 $ 1,428 $ 1,224 $ 1,027 $ 873 $ 742 $ 773 $ 794 $ 907 $ 800

Fee Revenue-Source:

North America (5) $ 1,038 $ 1,115 $ 955 $ 809 $ 682 $ 592 $ 626 $ 664 $ 779 $ 690

Outside North America 359 313 269 218 191 150 147 130 128 110

Total fees $ 1,397 $ 1,428 $ 1,224 $ 1,027 $ 873 $ 742 $ 773 $ 794 $ 907 $ 800

(1) All fiscal years included 52 weeks, except for 2008 and 2002, which each included 53 weeks. (2) Balances do not reflect the impact of discontinued operations.

(3) We adopted Statement of Position 04-2 “Accounting for Real Estate Time-Sharing Transactions,” in our 2006 first quarter, which we reported in our Consolidated Statements of Income as a cumulative effect of change in accounting principle.

(4) In 2002, we announced our intent to sell, and subsequently did sell, our Senior Living Services business and exited our Distribution Services business. In 2007, we exited our synthetic fuel business. These businesses are now reflected as discontinued operations.

(5) Includes the continental United States and Canada.

$1,428 $1,397

$2,975 $1.75

$2,708 $2,790 $1.65 $1,224

$1,027 $439 $451

$1,908 $1,818 $1.17 $907 $873 $390

$800 $794

$1,681 $1.01 $0.98 $773

$1,570 $1,553 $0.96 $208 $742 $329 $369

$1,391 $311

$0.75 $0.72 $0.77 $180 $220 $232 $296 $281

$245 $201

$836 $0.52 $268 $316 $202 $142 $352

$162 $109

$553 $620 $635

$435 $497

$352 $383 $372 $379 $388

99 00 01 02 03 04 05 06 07 08 99 00 01 02 03 04 05 06 07 08 99 00 01 02 03 04 05 06 07 08

LONG-TERM DEBT

($ in millions)

DILUTED EARNINGS PER SHARE

FROM CONTINUING OPERATIONS

TOTAL FEES

($ in millions)

Franchise Fees

Incentive Management Fees

Base Management Fees

Marriott International, Inc. 2008 75

NON-GAAP FINANCIAL MEASURE RECONCILIATION — UNAUDITED

RETURN ON INVESTED CAPITAL

We report certain financial measures that are not prescribed or authorized by U. S. generally accepted accounting principles ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below, and the accompanying table reconciles the most directly comparable GAAP measures to the non-GAAP measures (identified by a double asterisk) that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest and Taxes. Earnings Before Interest and Taxes ("EBIT") reflects earnings excluding the impact of interest expense and tax expense. EBIT is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies.

Return on Invested Capital. Return on Invested Capital ("ROIC") is calculated as EBIT, divided by average capital investment. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate this metric because it measures how effectively we use the money invested in our lodging operations. The calculation of EBIT adds back to income from continuing operations: 1) the provision for income taxes; 2) the provision for income taxes related to minority interest in losses of consolidated subsidiaries; 3) interest expense; and 4) timeshare interest representing previously capitalized interest that is a component of product cost. The calculation of invested capital adds back to total assets, cumulative goodwill amortization. Beginning with 2002, we stopped amortizing goodwill in conjunction with the adoption of FAS No. 142, "Goodwill and Other Intangible Assets." The calculation of invested capital deducts from total assets: 1) current liabilities as they will be satisfied in the short term; 2) assets associated with discontinued operations net of liabilities because the ROIC metric we analyze is related to our core lodging business (continuing operations); 3) deferred tax assets net of liabilities because the numerator of the calculation is a pre-tax number; and 4) timeshare capitalized interest because the numerator of the calculation is a pre-interest expense number.

The reconciliation of income from continuing operations to earnings before income taxes and interest expense is as follows:

($ in millions)	Fiscal Year 2008	Fiscal Year 2007	Fiscal Year 2006	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2003	Fiscal Year 2002	Fiscal Year 2001	Fiscal Year 2000
Income from continuing operations	**$ 359**	$ 697	$ 712	$ 543	$ 487	$ 380	$ 365	$ 269	$ 490
Add:									
Provision for income taxes	**350**	441	380	284	265	202	240	152	281
Provision for income taxes related to minority interest in losses of consolidated subsidiaries	**9**	—	—	—	—	—	—	—	—
Interest expense	**163**	184	124	106	99	110	86	109	100
Goodwill amortization[1]	**—**	—	—	—	—	—	—	28	29
Timeshare interest[2]	**15**	24	21	24	21	21	17	12	8
Earnings before income taxes and interest expense **	**$ 896**	$ 1,346	$ 1,237	$ 957	$ 872	$ 713	$ 708	$ 570	$ 908

The reconciliation of assets to invested capital is as follows:

($ in millions)	Year-End 2008	Year-End 2007	Year-End 2006	Year-End 2005	Year-End 2004	Year-End 2003	Year-End 2002	Year-End 2001	Year-End 2000	Year-End 1999
Assets	**$ 8,903**	$ 8,942	$ 8,588	$ 8,530	$ 8,668	$ 8,177	$ 8,296	$ 9,107	$ 8,237	$ 7,324
Add:										
Cumulative goodwill amortization	**128**	128	128	128	128	128	128	128	100	71
Current liabilities — discontinued operations	**3**	13	55	63	82	16	380	367	370	317
Less:										
Current liabilities, net of current portion of long-term debt	**(2,413)**	(2,701)	(2,507)	(2,086)	(2,011)	(1,779)	(2,043)	(2,042)	(2,114)	(1,969)
Assets — discontinued operations	**—**	(53)	(91)	(103)	(116)	(83)	(692)	(938)	(953)	(1,167)
Deferred tax assets, net	**(913)**	(863)	(865)	(765)	(559)	(466)	(369)	(128)	(72)	(84)
Timeshare capitalized interest	**(49)**	(19)	(19)	(20)	(21)	(22)	(26)	(17)	(7)	(4)
Invested capital**	**$ 5,659**	$ 5,447	$ 5,289	$ 5,747	$ 6,171	$ 5,971	$ 5,674	$ 6,477	$ 5,561	$ 4,488
Average capital investment**[3]	**$ 5,553**	$ 5,368	$ 5,518	$ 5,959	$ 6,071	$ 5,823	$ 6,076	$ 6,019	$ 5,025	
Return on invested capital**	**16%**	**25%**	**22%**	**16%**	**14%**	**12%**	**12%**	**9%**	**18%**	

*** Denotes a non-GAAP financial measure.*

1. Beginning with 2002, we stopped amortizing goodwill in conjunction with the adoption of FAS No. 142, "Goodwill and Other Intangible Assets." For comparability, we add the amortized portion back for 2001 and 2000.

2. Timeshare interest represents previously capitalized interest that is a component of product cost.

3. Calculated as "Invested capital" for the current year and prior year, divided by two.

76 Marriott International, Inc. 2008

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL STATEMENTS

Management of Marriott International, Inc. is responsible for the integrity and objectivity of the consolidated financial statements and other financial information presented in this annual report. In meeting this responsibility, we maintain a highly developed system of internal controls, policies and procedures, including an internal auditing function.

The consolidated financial statements have been audited by Ernst & Young LLP, independent registered public accounting firm. Its report expresses an informed judgment as to whether management’s financial statements, considered in their entirety, fairly present, in all material respects, our financial position, operating results and cash flows in conformity with U.S. generally accepted accounting principles.

The Board of Directors fulfills its responsibility for the financial statements through its Audit Committee, composed of three directors that are independent of the Company. The committee meets a minimum of four times during the year with the independent registered public accounting firm, representatives of management and the internal auditors to review the scope and results of the internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls. The independent registered public accounting firm and internal auditors have unrestricted access to the Audit Committee, with or without the presence of management.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of Marriott International, Inc. (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting and for the assessment of the effectiveness of internal control over financial reporting. As defined by the Securities and Exchange Commission, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers and effected by the Company’s Board of Directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles.

The Company’s internal control over financial reporting is supported by written policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the Company’s transactions and dispositions of the Company’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of the Company’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In connection with the preparation of the Company’s annual consolidated financial statements, management has undertaken an assessment of the effectiveness of the Company’s internal control over financial reporting as of January 2, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO Framework”). Management’s assessment included an evaluation of the design of the Company’s internal control over financial reporting and testing of the operational effectiveness of those controls.

Based on this assessment, management has concluded that as of January 2, 2009, the Company’s internal control over financial reporting was effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Ernst & Young LLP, the independent registered public accounting firm that audited the Company’s consolidated financial statements included in this report, has issued an attestation report on the effectiveness of the Company’s internal control over financial reporting, a copy of which appears on the next page of this annual report.

Marriott International, Inc. 2008 77

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Marriott International, Inc.:

We have audited Marriott International, Inc.’s internal control over financial reporting as of January 2, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“the COSO criteria”). Marriott International, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Marriott International, Inc. maintained in all material respects, effective internal control over financial reporting as of January 2, 2009, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Marriott International, Inc. as of January 2, 2009 and December 28, 2007, and the related consolidated statements of income, cash flows, comprehensive income and shareholders’ equity for each of the three fiscal years in the period ended January 2, 2009, of Marriott International, Inc. and our report dated February 12, 2009 expressed an unqualified opinion thereon.

McLean, Virginia

February 12, 2009

78 Marriott International, Inc. 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Marriott International, Inc.:

We have audited the accompanying consolidated balance sheets of Marriott International, Inc. as of January 2, 2009 and December 28, 2007, and the related consolidated statements of income, cash flows, comprehensive income and shareholders’ equity for each of the three fiscal years in the period ended January 2, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Marriott International, Inc. as of January 2, 2009 and December 28, 2007, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended January 2, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Marriott International, Inc.’s internal control over financial reporting as of January 2, 2009, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 12, 2009, expressed an unqualified opinion thereon.

McLean, Virginia February 12, 2009

Marriott International, Inc. 2008 79

DIRECTORS AND OFFICERS*

Directors

J.W. MARRIOTT, JR.1

Chairman of the Board and Chief Executive Officer Marriott International, Inc.

JOHN W. MARRIOTT III6

Vice Chairman of the Board, Marriott International, Inc., and Chief Executive Officer JWM Family Enterprises, L.P.

MARY K. BUSH2,3

President

Bush International, LLC.

LAWRENCE W. KELLNER1,4,6

Chairman of the Board and Chief Executive Officer Continental Airlines, Inc.

DEBRA L. LEE4,5

Chairman and Chief Executive Officer BET Networks

GEORGE MUÑOZ2,5

Principal

Muñoz Investment Banking Group, LLC

HARRY J. PEARCE2,5

Chairman

Nortel Networks Corporation

STEVEN S REINEMUND3,4

Dean of Business Wake Forest University

W. MITT ROMNEY6

Former Governor of Massachusetts

WILLIAM J. SHAW5

President and Chief Operating Officer Marriott International, Inc.

LAWRENCE M. SMALL3,6

Former Secretary

The Smithsonian Institution

Director Emeritus

STERLING D. COLTON

Chairman Emeritus The Ritz-Carlton Hotel Company, L.L.C.

WILLIAM R. TIEFEL

Executive Officers

J.W. MARRIOTT, JR.†

Chairman of the Board and Chief Executive Officer

WILLIAM J. SHAW†

President and Chief Operating Officer

ARNE M. SORENSON†

Executive Vice President,

Chief Financial Officer and President Continental European Lodging

CARL T. BERQUIST†

Executive Vice President

Financial Information and Enterprise Risk Management

A. BRADFORD BRYAN, JR.

Executive Vice President Architecture and Construction

ANTHONY G. CAPUANO

Executive Vice President Lodging Development

SIMON F. COOPER†

President and Chief Operating Officer The Ritz-Carlton Hotel Company, L.L.C.

EDWIN D. FULLER†

President and Managing Director Marriott Lodging–International

BANCROFT S. GORDON

Vice President, Senior Counsel and Corporate Secretary

CAROLYN B. HANDLON5

Executive Vice President–Finance and Global Treasurer

DEBORAH MARRIOTT HARRISON

Senior Vice President Government Affairs

KEVIN M. KIMBALL

Executive Vice President–Finance Marriott Lodging

KATHLEEN MATTHEWS5

Executive Vice President

Global Communications and Public Affairs

ROBERT J. MCCARTHY†

President

North American Lodging Operations and Global Brand Management

AMY C. MCPHERSON5

Executive Vice President Global Sales and Marketing

JIMMIE WALTON PASCHALL5

Global Diversity Officer and

Senior Vice President, External Affairs

LAURA E. PAUGH

Senior Vice President–Investor Relations

DAVID A. RODRIGUEZ5,†

Executive Vice President Global Human Resources

EDWARD A. RYAN†

Executive Vice President and General Counsel

JAMES M. SULLIVAN†

Executive Vice President Lodging Development

STEPHEN P. WEISZ†

President

Marriott Vacation Club International

CARL WILSON

Executive Vice President and Chief Information Officer

LEGEND

* All information as of March 10, 2009.

1 Executive Committee

2 Audit Committee

3 Compensation Policy Committee

4 Nominating and Corporate Governance Committee

5 Committee for Excellence

6 Finance Committee

† Executive officer as defined under the Securities Exchange Act of 1934

80 Marriott International, Inc. 2008

CORPORATE INFORMATION

Corporate Headquarters
Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817
301/380-3000
Internet: Marriott.com

Common Stock Listings
The company's Class A Common Stock (ticker symbol: MAR) is listed on the New York Stock Exchange and the Chicago Stock Exchange.

Shareholders of Record
At January 30, 2009, there were 349,860,166 shares of Class A Common Stock outstanding held by 46,504 shareholders of record.

Investor Relations
For information, call: 301/380-6500
Internet: Marriott.com/investor

Independent Registered Public Accounting Firm
Ernst & Young LLP
McLean, Virginia

Annual Meeting of Shareholders
May 1, 2009 —10:30 a.m.
JW Marriott Hotel Washington, DC
1331 Pennsylvania Avenue, NW
Washington, DC 20004

Registrar and Transfer Agent
Shareholder inquiries regarding stock transfers, dividend payments, address changes, enrollment in the company's direct investment plan, lost stock certificates, or other stock account matters should be directed to:

BNY Mellon Shareowner Services
480 Washington Blvd., 29th Floor
Jersey City, NJ 07310
800/311-4816 (U.S. and Canada)
+1 201/680-6693 (International)
Internet: bnymellon.com/shareowner

Common Stock Prices and Dividends

	Stock Price		Dividends Declared
	High	Low	Per Share
2007– First quarter	$51.50	$44.79	$0.0625
– Second quarter	52.00	43.90	0.0750
– Third quarter	48.85	39.70	0.0750
– Fourth quarter	45.10	31.34	0.0750
2008– First quarter	$37.59	$31.17	$0.0750
– Second quarter	37.89	28.33	0.0875
– Third quarter	30.27	22.12	0.0875
– Fourth quarter	30.24	11.88	0.0875

Telephone Numbers
For reservations or information, call:

Marriott Hotels & Resorts 800/228-9290
Renaissance Hotels & Resorts ... 800/468-3571
The Ritz-Carlton Hotel Company, L.L.C. 800/241-3333
JW Marriott Hotels & Resorts 800/228-9290
Bulgari Hotels & Resorts 301/547-4900
Courtyard 800/321-2211
SpringHill Suites 888/287-9400
Fairfield Inn 800/228-2800
Residence Inn 800/331-3131
TownePlace Suites 800/257-3000
Marriott Executive Apartments ... 800/800-5744
Marriott ExecuStay 888/340-2565
Marriott Vacation Club 866/300-3032
The Ritz-Carlton Club 800/941-4386
Grand Residences by Marriott 888/220-2058

Lodging Development Inquiries

TONY CAPUANO
Executive Vice President
North America Full-Service 301/380-3200

LIAM BROWN
Executive Vice President
Select-Service and Extended-Stay, North America 301/380-8735

KEVIN KEARNEY
Executive Vice President
Europe, the Middle East and Africa 41-44-723-5100

PAUL FOSKEY
Executive Vice President
Asia/Pacific 852-2918-6230

LAURENT DE KOUSEMAEKER
Senior Vice President
Caribbean and Latin America 301/380-2340

TIM GRISIUS
Senior Vice President
Mixed Use Development 301/380-3200

RICHARD HOFFMAN
Executive Vice President
Mergers, Acquisitions and Business Development 301/380-1670

SCOTT MELBY
Executive Vice President
Development, Planning and Feasibility 301/380-3200

Internet: MarriottDevelopment.com

CEO and CFO Certifications
As required by the New York Stock Exchange listing rules, our Chief Executive Officer certified to the New York Stock Exchange on May 21, 2008, that he was not aware of any violation by the company of the New York Stock Exchange listing standards as of that date. In addition, our Chief Executive Officer and our Chief Financial Officer have provided certifications with respect to the company's public disclosures as required under Rule 13a-14(a) and Rule 13a-14(b) of the Securities Exchange Act, which certifications were either furnished or filed as Exhibits 31.1, 31.2 and 32 to the company's Annual Report on Form 10-K for fiscal year 2008 filed with the Securities and Exchange Commission.

Other Information
Any shareholder who would like a copy of the company's Annual Report on Form 10-K for fiscal year 2008 may obtain one, without charge, by addressing a request to the Secretary, Marriott International, Inc., Department 52/862, Marriott Drive, Washington, DC 20058. The company's copying costs will be charged if copies of exhibits to the Annual Report on Form 10-K are requested. You may also obtain a copy of the Annual Report on Form 10-K for fiscal year 2008, including exhibits, from the company's Web site at Marriott.com/investor, clicking on "SEC Filings."

Internet Users: We invite you to learn more about Marriott's business and growth opportunities at Marriott.com/investor. Our investor site includes investor presentations, earnings conference calls, press releases, SEC filings, company history, and information about the company's governance and Board of Directors. You may also enroll in our dividend reinvestment plan.

Shareholders may also elect to receive notices of shareholder meetings, proxy materials and annual reports electronically through the Internet. If your shares are registered in your own name, and not in "street name" through a broker or other nominee, simply log in to the Internet site maintained by our transfer agent, BNY Mellon Shareowner Services, at bnymellon.com/shareowner/isd and the step-by-step instructions will prompt you through enrollment.

©Marriott International, Inc. 2009 All rights reserved.

Marriott International, Inc. 2008 81

Marriott® MARRIOTT INTERNATIONAL, INC. 10400 FERNWOOD ROAD BETHESDA, MARYLAND 20817 MARRIOTT.COM

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						Please mark your votes as indicated in this example	☒

ITEM 1– ELECTION OF 11 DIRECTORS				(The Board of Directors recommends a vote FOR each of these nominees)

	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.1 J.W. Marriott, Jr.	☐	☐	☐		1.10 William J. Shaw	☐	☐	☐

1.2 John W. Marriott III	☐	☐	☐		1.11 Lawrence M. Small	☐	☐	☐

1.3 Mary K. Bush	☐	☐	☐		ITEM 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
1.4 Lawrence W. Kellner	☐	☐	☐
1.5 Debra L. Lee	☐	☐	☐

1.6 George Muñoz	☐	☐	☐			FOR	AGAINST	ABSTAIN
1.7 Harry J. Pearce	☐	☐	☐		(The Board of Directors recommends a vote FOR Item 2)	☐	☐	☐

1.8 Steven S Reinemund	☐	☐	☐		ITEM 3 – APPROVAL OF AN AMENDMENT TO THE STOCK AND CASH INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 15 MILLION
1.9 W. Mitt Romney	☐	☐	☐

						FOR	AGAINST	ABSTAIN
					(The Board of Directors recommends a vote FOR Item 3)	☐	☐	☐

		Mark Here for Address Change or Comments SEE REVERSE		☐	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on Thursday, April 30, 2009, the day before the meeting.

MARRIOTT INTERNATIONAL, INC.	INTERNET http://www.proxyvoting.com/mar Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/mar

46438

PROXY	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MARRIOTT INTERNATIONAL, INC.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S), OR IF NO DIRECTION IS INDICATED, “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED.

The undersigned acknowledge(s) receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended January 2, 2009. The undersigned further hereby appoint(s) J.W. Marriott, Jr. and William J. Shaw, and each of them, with power to act without the other and with full power of substitution in each, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marriott International, Inc. (the “Company”) Class A Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 1, 2009 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

If the undersigned has voting rights with respect to shares of Company common stock under the Company’s 401(k) savings plan or the Sodexho 401(k) savings plan, the undersigned hereby direct(s) the trustee of the applicable 401(k) savings plan to vote shares equal to the number of share equivalents allocated to the undersigned’s accounts under the applicable plans in accordance with the instructions given herein. Shares for which the trustee does not receive instructions by 11:59 p.m. Eastern Time, Tuesday, April 28, 2009, will be voted by the trustee in the same proportion as the shares for which valid instructions are received from other participants in the applicable plan.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Ù FOLD AND DETACH HERE Ù

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46438

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